EXECUTION COPY

STRUCTURED ASSET SECURITIES CORPORATION, as Depositor,

AURORA LOAN SERVICES LLC, as Master Servicer,

and

U.S. BANK NATIONAL ASSOCIATION, as Trustee

TRUST AGREEMENT

Dated as of November 1, 2006

STRUCTURED ADJUSTABLE RATE MORTGAGE LOAN TRUST
MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 2006-11

Exhibit A	Forms of Certificates
Exhibit B-1	Form of Initial Certification
Exhibit B-2	Form of Interim Certification
Exhibit B-3	Form of Final Certification
Exhibit B-4	Form of Endorsement
Exhibit C	Request for Release of Documents and Receipt
Exhibit D-l	Form of Residual Certificate Transfer Affidavit (Transferee)
Exhibit D-2	Form of Residual Certificate Transfer Affidavit (Transferor)
Exhibit E	Servicing Agreements
Exhibit F	Form of Rule 144A Transfer Certificate
Exhibit G	Form of Purchaser’s Letter for Institutional Accredited Investors
Exhibit H	Form of ERISA Transfer Affidavit
Exhibit I	Monthly Remittance Advice
Exhibit J	Monthly Electronic Data Transmission
Exhibit K	Custodial Agreements
Exhibit L-1	Form of Transfer Certificate for Transfer from Restricted Global Security to Regulation S Global Security
Exhibit L-2	Form of Transfer Certificate for Transfer from Regulation S Global Security to Restricted Global Security
Exhibit M	Cap Agreement
Exhibit N	Swap Agreement
Exhibit O	Servicing Criteria to be Addressed in Assessment of Compliance
Exhibit P-1	Additional Form 10-D Disclosure
Exhibit P-2	Additional Form 10-K Disclosure
Exhibit P-3	Additional Form 8-K Disclosure
Exhibit P-4	Additional Disclosure Notification
Exhibit Q-1	Form of Back-up Sarbanes-Oxley Certification
Exhibit Q-2	Form of Certification to be Provided by the Trustee
Exhibit R	Transaction Parties

Schedule A Mortgage Loan Schedule

This TRUST AGREEMENT, dated as of November 1, 2006 (the “Agreement”), is by and among STRUCTURED ASSET SECURITIES CORPORATION, a Delaware corporation, as depositor (the “Depositor”), AURORA LOAN SERVICES LLC, as master servicer (the “Master Servicer”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”).

PRELIMINARY STATEMENT

The Depositor has acquired the Mortgage Loans from Lehman Brothers Holdings Inc. (the “Seller”), and at the Closing Date is the owner of the Mortgage Loans and the other property being conveyed by it to the Trustee hereunder for inclusion in the Trust Fund. On the Closing Date, the Depositor will acquire the Certificates from the Trust Fund as consideration for its transfer to the Trust Fund of the Mortgage Loans and the other property constituting the Trust Fund. The Depositor has duly authorized the execution and delivery of this Agreement to provide for the conveyance to the Trustee of the Mortgage Loans and the other property constituting the Trust Fund. All covenants and agreements made by the Seller in the Mortgage Loan Sale Agreement and by the Depositor, the Master Servicer and the Trustee herein with respect to the Mortgage Loans and the other property constituting the Trust Fund are for the benefit of the Holders from time to time of the Certificates and, to the extent provided herein, any NIMS Insurer and the Swap Counterparty. The Depositor, the Trustee and the Master Servicer are entering into this Agreement, and the Trustee is accepting the Trust Fund created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

As provided herein, the Trustee shall elect that the Trust Fund (other than (i) the Swap Agreement, (ii) the Supplemental Interest Trust, (iii) the Group I Interest Rate Cap Agreement, (iv) the Pool 1 Basis Risk Reserve Fund, (v) the rights to receive Prepayment Penalty Amounts distributable to the Class P Certificates, (vi) the Funding Account and Class 1-X Account and (vii) the Lower Tier Interests) be treated for federal income tax purposes as comprising five real estate mortgage investment conduits (each a “REMIC” or, in the alternative, the “SWAP REMIC,” “REMIC I-1,” “REMIC I-2,” “REMIC II-1” and “REMIC II-2”). Each Group I Certificate, the Class 1-X Certificate and the Class S-X Certificate represents ownership of one or more regular interests in REMIC I-2 for purposes of the REMIC Provisions. In addition, each Group I Certificate represents (i) the right to receive payments with respect to Excess Interest and payments from proceeds of the Swap Agreement and Group I Interest Rate Cap Agreement and (ii) the obligation to make payments in respect of Class I Shortfalls. The Class R-I Certificate represents ownership of the sole Class of residual interest in each of the SWAP REMIC, REMIC I-1 and REMIC I-2 for purposes of the REMIC Provisions. Each Group II Certificate represents ownership of regular interests in REMIC II-2 for purposes of the REMIC Provisions. The Class R-II Certificate represents ownership of the sole Class of residual interest in each of REMIC II-1 and REMIC II-2 for purposes of the REMIC Provisions.

Group I REMICs

REMIC I-2 shall hold as its assets the several Classes of uncertificated REMIC I-1 Regular Interests and each such REMIC I-1 Regular Interest is hereby designated as a regular interest in REMIC I-1. REMIC I-1 shall hold as its assets the several Classes of uncertificated SWAP REMIC Regular Interests and each such SWAP REMIC Regular Interest is hereby designated as a regular interest in the SWAP REMIC. The SWAP REMIC shall hold as its assets the property of the Trust Fund related to Mortgage Group I other than (i) the Swap Agreement, (ii) the Supplemental Interest Trust, (iii) the Group I Interest Rate Cap Agreement, (iv) the Pool 1 Basis Risk Reserve Fund, (v) the rights to receive Prepayment Penalty Amounts distributable to the Class P Certificates, (vi) the Funding Account and Class 1-X Account and (vii) the Lower Tier Interests.

The SWAP REMIC

The following table sets forth (or describes) the Class designations, interest rate and initial principal amount for each Class of SWAP REMIC Interests:

Class Designation	Initial Principal Balance	Interest Rate
SW-Z	$12,753,153.290	(1)
SW2A	$6,151,293.000	(2)
SW2B	$6,151,293.000	(3)
SW3A	$5,933,965.500	(2)
SW3B	$5,933,965.500	(3)
SW4A	$5,724,315.000	(2)
SW4B	$5,724,315.000	(3)
SW5A	$5,522,069.500	(2)
SW5B	$5,522,069.500	(3)
SW6A	$5,326,966.500	(2)
SW6B	$5,326,966.500	(3)
SW7A	$5,138,756.000	(2)
SW7B	$5,138,756.000	(3)
SW8A	$4,957,193.000	(2)
SW8B	$4,957,193.000	(3)
SW9A	$4,782,043.000	(2)
SW9B	$4,782,043.000	(3)
SW10A	$4,613,080.000	(2)
SW10B	$4,613,080.000	(3)
SW11A	$4,450,085.000	(2)
SW11B	$4,450,085.000	(3)
SW12A	$4,292,848.000	(2)
SW12B	$4,292,848.000	(3)
SW13A	$4,892,512.500	(2)
SW13B	$4,892,512.500	(3)
SW14A	$4,688,253.000	(2)
SW14B	$4,688,253.000	(3)
SW15A	$4,492,519.500	(2)
SW15B	$4,492,519.500	(3)
SW16A	$4,304,956.500	(2)

SW16B	$4,304,956.500	(3)
SW17A	$4,125,222.500	(2)
SW17B	$4,125,222.500	(3)
SW18A	$3,952,990.000	(2)
SW18B	$3,952,990.000	(3)
SW19A	$3,787,948.000	(2)
SW19B	$3,787,948.000	(3)
SW20A	$3,629,794.500	(2)
SW20B	$3,629,794.500	(3)
SW21A	$3,478,242.500	(2)
SW21B	$3,478,242.500	(3)
SW22A	$3,333,017.500	(2)
SW22B	$3,333,017.500	(3)
SW23A	$3,193,854.500	(2)
SW23B	$3,193,854.500	(3)
SW24A	$3,060,500.000	(2)
SW24B	$3,060,500.000	(3)
SW25A	$3,418,841.500	(2)
SW25B	$3,418,841.500	(3)
SW26A	$3,252,416.500	(2)
SW26B	$3,252,416.500	(3)
SW27A	$3,094,091.000	(2)
SW27B	$3,094,091.000	(3)
SW28A	$2,943,472.000	(2)
SW28B	$2,943,472.000	(3)
SW29A	$2,800,184.000	(2)
SW29B	$2,800,184.000	(3)
SW30A	$2,663,869.000	(2)
SW30B	$2,663,869.000	(3)
SW31A	$2,534,190.000	(2)
SW31B	$2,534,190.000	(3)
SW32A	$2,410,822.000	(2)
SW32B	$2,410,822.000	(3)
SW33A	$2,293,459.000	(2)
SW33B	$2,293,459.000	(3)
SW34A	$2,181,808.500	(2)
SW34B	$2,181,808.500	(3)
SW35A	$2,075,592.500	(2)
SW35B	$2,075,592.500	(3)
SW36A	$1,974,546.000	(2)
SW36B	$1,974,546.000	(3)
SW37A	$1,878,418.000	(2)
SW37B	$1,878,418.000	(3)
SW38A	$1,786,969.500	(2)
SW38B	$1,786,969.500	(3)

SW38B	$1,786,969.500	(3)
SW39A	$1,700,011.000	(2)
SW39B	$1,700,011.000	(3)
SW40A	$1,617,245.000	(2)
SW40B	$1,617,245.000	(3)
SW41A	$1,538,507.000	(2)
SW41B	$1,538,507.000	(3)
SW42A	$1,463,602.500	(2)
SW42B	$1,463,602.500	(3)
SW43A	$1,392,343.500	(2)
SW43B	$1,392,343.500	(3)
SW44A	$1,324,476.500	(2)
SW44B	$1,324,476.500	(3)
SW45A	$1,259,994.000	(2)
SW45B	$1,259,994.000	(3)
SW46A	$1,198,650.500	(2)
SW46B	$1,198,650.500	(3)
SW47A	$1,140,292.500	(2)
SW47B	$1,140,292.500	(3)
SW48A	$1,084,775.000	(2)
SW48B	$1,084,775.000	(3)
SW49A	$1,031,991.500	(2)
SW49B	$1,031,991.500	(3)
SW50A	$981,744.500	(2)
SW50B	$981,744.500	(3)
SW51A	$933,944.000	(2)
SW51B	$933,944.000	(3)
SW52A	$888,686.500	(2)
SW52B	$888,686.500	(3)
SW53A	$845,440.000	(2)
SW53B	$845,440.000	(3)
SW54A	$804,272.500	(2)
SW54B	$804,272.500	(3)
SW55A	$765,101.000	(2)
SW55B	$765,101.000	(3)
SW56A	$727,867.500	(2)
SW56B	$727,867.500	(3)
SW57A	$692,437.500	(2)
SW57B	$692,437.500	(3)
SW58A	$658,746.000	(2)
SW58B	$658,746.000	(3)
SW59A	$12,860,712.000	(2)
SW59B	$12,860,712.000	(3)
SW-R	(4)	(4)

(1) The interest rate on the Class SW-Z Interest shall be a per annum rate equal to the Group I Net WAC.

(2) For any Distribution Date, the interest rate on each SWAP REMIC Regular Interest ending with the designation “A” shall be a per annum rate equal to 2 times the Group I Net WAC, subject to a maximum rate of 2 times the REMIC Swap Rate for such Distribution Date.

(3) For any Distribution Date, the interest rate on each SWAP REMIC Regular Interest ending with the designation “B” shall be a per annum rate equal to the greater of (x) the excess, if any, of (i) 2 times the Group I Net WAC over (ii) 2 times the REMIC Swap Rate for such Distribution Date and (y) 0.00%.

(4) The Class SW-R Interest shall have no principal amount and shall bear no interest. It shall be represented by the Class R-I Certificate.

REMIC I-1

The following table sets forth (or describes) the Class designation, interest rate, and initial principal amount for each Class of REMIC I-1 Interests.

Class		Initial Class Principal	Class of
Designation	Interest Rate	Amount	Certificates
LTI1-1A1	(1)	(2)	1-A1
LTI1-1A2	(1)	(2)	1-A2
LTI1-M1	(1)	(2)	M-1
LTI1-M2	(1)	(2)	M-2
LTI1-M3	(1)	(2)	M-3
LTI1-M4	(1)	(2)	M-4
LTI1-M5	(1)	(2)	M-5
LTI1-M6	(1)	(2)	M-6
LTI1-M7	(1)	(2)	M-7
LTI1-X	(1)	(3)	N/A
LTI1-IO	(4)	(4)	N/A
LTI1-R	(5)	(5)	N/A

(1) The interest rate with respect to any Distribution Date (and the related Accrual Period) for each of these REMIC I-1 Interests is a per annum rate equal to the weighted average of the interest rates on the SWAP REMIC Regular Interests for such Distribution Date, provided however, that for any Distribution Date on which the Class LTI1-IO Interest is entitled to a portion of interest accruals on a SWAP REMIC Regular Interest ending with a designation “A” as described in footnote 4 below, such weighted average shall be computed by first subjecting the rate on such SWAP REMIC Regular Interest to a cap equal to Swap LIBOR for such Distribution Date.

(2) The initial principal amount for each of these REMIC I-1 Interests equals 50% of the initial principal amount of the Corresponding Class of Certificates.

(3) This interest shall have an initial principal balance equal to the excess of (i) the Aggregate Loan Balance for Pool 1 as of the Cut-off Date over (ii) the aggregate initial principal balance of the REMIC I-1 Marker Classes.

(4) The Class LTI1-IO Interest is an interest-only class that does not have a principal balance. For only those Distribution Dates listed in the first column of the table below, the Class LTI1-IO shall be entitled to interest accrued on the SWAP REMIC Regular Interest listed in the second column below at a per annum rate equal to the excess, if any, of (i) the interest rate for such SWAP REMIC Regular Interest for such Distribution Date over (ii) Swap LIBOR for such Distribution Date.

Distribution Date	SWAP REMIC Regular Interest
2	Class SW2A
2-3	Class SW3A
2-4	Class SW4A
2-5	Class SW5A
2-6	Class SW6A
2-7	Class SW7A
2-8	Class SW8A
2-9	Class SW9A
2-10	Class SW10A
2-11	Class SW11A
2-12	Class SW12A
2-13	Class SW13A
2-14	Class SW14A
2-15	Class SW15A
2-16	Class SW16A
2-17	Class SW17A
2-18	Class SW18A
2-19	Class SW19A
2-20	Class SW20A
2-21	Class SW21A
2-22	Class SW22A
2-23	Class SW23A
2-24	Class SW24A
2-25	Class SW25A
2-26	Class SW26A
2-27	Class SW27A
2-28	Class SW28A
2-29	Class SW29A
2-30	Class SW30A
2-31	Class SW31A
2-32	Class SW32A
2-33	Class SW33A
2-34	Class SW34A
2-35	Class SW35A
2-36	Class SW36A
2-37	Class SW37A
2-38	Class SW38A
2-39	Class SW39A
2-40	Class SW40A
2-41	Class SW41A
2-42	Class SW42A
2-43	Class SW43A
2-44	Class SW44A
2-45	Class SW45A
2-46	Class SW46A
2-47	Class SW47A
2-48	Class SW48A
2-49	Class SW49A
2-50	Class SW50A
2-51	Class SW51A
2-52	Class SW52A
2-53	Class SW53A
2-54	Class SW54A
2-55	Class SW55A
2-56	Class SW56A
2-57	Class SW57A
2-58	Class SW58A
2-59	Class SW59A

(5)	The Class LTI1-R Interest is the sole Class of residual interest in REMIC I-1. It does not have an interest rate or a principal balance. It shall be represented by the Class R-I Certificate.

REMIC I-2

The following table sets forth (or describes) the Class designation, interest rate, and initial principal amount for each Class of REMIC I-2 Interests.

	Interest	Initial Class Principal	Class of Related
Class Designation	Rate	Amount	Certificates
LTI2-1A1	(1)	$308,857,000	1-A1
LTI2-1A2	(1)	$34,318,000	1-A2
LTI2-M1	(1)	$5,773,000	M-1
LTI2-M2	(1)	$1,804,000	M-2
LTI2-M3	(1)	$1,804,000	M-3
LTI2-M4	(1)	$1,804,000	M-4
LTI2-M5	(1)	$1,804,000	M-5
LTI2-M6	(1)	$1,984,000	M-6
LTI2-M7	(1)	$1,804,000	M-7
Uncertificated Class 1-X Interest	(2)	(2)	N/A
LTI2-IO	(3)	(3)	N/A
Residual I Interest	(4)	(4)	N/A

(1) The interest rate with respect to any Distribution Date (and the related Accrual Period) for each of these REMIC I-2 Interests is a per annum rate equal to the Certificate Interest Rate for the Related Certificates, provided that in lieu of the Pool 1 Net Funds Cap set forth in the applicable Certificate Interest Rate, the Group I Net Rate (as adjusted, in the case of any such REMIC I-2 Interest the Class of Related Certificates of which accrues interest on the basis of a 360-day year consisting of twelve 30-day months, to reflect accruals on the basis of a 360-day year consisting of twelve 30-day months) shall be used.

(2) The Uncertificated Class 1-X Interest shall have an initial principal balance equal to $905,044.29. The Uncertificated Class 1-X Interest shall accrue interest on a notional balance equal to the Class 1-X Notional Balance at a rate equal to the Class 1-X Interest Rate. The Uncertificated Class 1-X Interest shall be represented by the Class 1-X Certificates.

(3) The Class LTI2-IO Interest shall have no principal amount and will not have an interest rate, but will be entitled to 100% of the interest accrued with respect to the Class LTI1-IO Interest. The Class LTI2-IO Interest shall be represented by the Class S-X Certificates.

(4) The Residual Interest is the sole Class of residual interest in REMIC I-2. It does not have an interest rate or a principal balance.

Group II REMICs

REMIC II-1

REMIC II-1 shall hold as its assets all rights related to Mortgage Group II (other than rights to Prepayment Penalty Amounts).

Each of the REMIC II-1 Interests set forth below (other than the Class LTII1-R Interest) is referred to herein as a REMIC II-1 Regular Interest and is hereby designated as a regular interest in REMIC II-1. The Class LTII1-R Interest is hereby designated as the sole class of residual interest in REMIC II-1.

The following table specifies the class designation, interest rate, principal amount and related Mortgage Pool for each class of REMIC II-1 Interests:

REMIC II-1 Class Designation	Interest Rate	Initial Class or Principal Amount	Related Mortgage Pool or Mortgage Pools
LTII1-2A	(1)	$29,412.1123	Pool 2
LTII1-2B	(2)	$534,753.1123	Pool 2
LTII1-3A	(1)	$70,957.8549	Pool 3
LTII1-3B	(3)	$1,290,017.8549	Pool 3
LTII1-Z	(1)	$180,551,955.7856	N/A
LTII1-R	(4)	(4)	N/A

(1)
For any Distribution Date, the interest rate for these interests shall be a per annum rate equal to the weighted average of the Net Mortgage Rates of all the Mortgage Loans in Mortgage Group II at the beginning of the related Due Period, weighted on the basis of their respective Scheduled Principal Balances.

(2)	For any Distribution Date, the interest rate for the Class LTII1-2B Interest shall be the Net WAC for Pool 2 for such Distribution Date.

(3)	For any Distribution Date, the interest rate for the Class LTII1-3B Interest shall be the Net WAC for Pool 3 for such Distribution Date.

(4)
The Class LTII1-R Interest shall represent the sole class of residual interest in REMIC II-1. The Class LTII1-R Interest will not have a principal amount or an interest rate. The Class LTII1-R Interest shall be represented by the Class R Certificate.

Distributions shall be deemed to be made to the REMIC II-1 Regular Interests first, so as to keep the uncertificated principal balance of each REMIC II-1 Regular Interest ending with the designation “B” equal to 1% of the aggregate Scheduled Principal Balance of the Mortgage Loans in the related Mortgage Pool; second, to each REMIC II-1 Regular Interest ending with the designation “A” so that the uncertificated principal balance of each such REMIC II-1 Regular Interest is equal to 1% of the excess of (x) the aggregate Scheduled Principal Balance of the Mortgage Loans in the related Mortgage Pool over (y) the aggregate Class Principal Amounts of the Certificate Group related to such Mortgage Pool (except that if 1% of any such excess is greater than the principal amount of the corresponding REMIC II-1 Regular Interest ending with the designation “A”, the least amount of principal shall be distributed to such REMIC II-1 Regular Interests such that the REMIC II-1 Subordinated Balance Ratio is maintained); and finally, any remaining principal to the Class LTII1-Z Interest. Realized Losses shall be applied after all distributions have been made on each Distribution Date first, so as to keep the uncertificated principal balance of each REMIC II-1 Regular Interest ending with the designation “B” equal to 1% of the aggregate Scheduled Principal Balance of the Mortgage Loans in the related Mortgage Pool; second, to each REMIC II-1 Regular Interest ending with the designation “A” so that the uncertificated principal balance of each such REMIC II-1 Regular Interest is equal to 1% of the excess of (x) the aggregate Scheduled Principal Balance of the Mortgage Loans in the related Mortgage Pool over (y) the aggregate Class Principal Amounts of the Certificate Group related to such Mortgage Pool (except that if 1% of any such excess is greater than the principal amount of the corresponding REMIC II-1 Regular Interest ending with the designation “A”, the least amount of Realized Losses shall be allocated to such REMIC II-1 Regular Interests such that the REMIC II-1 Subordinated Balance Ratio is maintained); and third, the remaining Realized Losses shall be allocated to the Class LTII1-Z Interest. All computations with respect to any REMIC II-1 Interest shall be taken out to eight decimal places.

If on any Distribution Date there is an increase in the Certificate Principal Amount of any Class of Group II Certificates as a result of the proviso in the definition of Certificate Principal Amount, then, prior to distributions of principal and allocations of losses on such Distribution Date with respect to REMIC II-1, there shall be a corresponding increase in the principal amount of the REMIC II-1 Regular Interests, with such increase allocated among the REMIC II-1 Regular Interests as follows: (i) first, to each REMIC II-1 Regular Interest ending with the designation “B” so as to keep the uncertificated principal balance of such REMIC II-1 Regular Interest equal to 1% of the aggregate Scheduled Principal Balance of the Mortgage Loans in the related Mortgage Pool, (ii) second, to each REMIC II-1 Regular Interest ending with the designation “A”, so that the uncertificated principal balance of each such REMIC II-1 Regular Interest is as close as possible to (but does not exceed) 1% of the excess of (x) the aggregate Scheduled Principal balance of the Mortgage Loans in the related Mortgage Pool over (y) the aggregate Class Principal Amounts of the Certificate Group related to such Mortgage Pool; provided, however, that (a) the REMIC II-1 Subordinated Balance Ratio is maintained and (b) amounts allocated to any REMIC II-1 Regular Interest pursuant to this clause (ii) shall not exceed the amount of any previous realized losses allocated to such REMIC II-1 Regular Interest not previously offset by distributions or increases in the principal amount of such REMIC II-1 Regular Interest and (iii) finally, all remaining increases are allocated to the Class LTII1-Z Interest.

REMIC II-2

REMIC II-2 shall hold as its assets the several classes of uncertificated REMIC II-1 Regular Interests.

Each of the Group II Certificates (other than the Class R-II Certificates) is referred to herein as a REMIC II-2 Regular Interest and is hereby designated as a regular interest in REMIC II-2. The Class LTII2-R Interest is hereby designated as the sole class of residual interest in REMIC II-2. The Class LTII2-R Interest shall be represented by the Class R Certificate. The entitlement of the Class R-II Certificate to payments of principal and interest shall be attributable to its representation of the Class LTII2-R Interest.

The REMIC II-2 Regular Interests and the Class LTII2-R Interest are referred to herein as the REMIC II-2 Interests.

All calculations of interest on each regular interest in the SWAP REMIC, REMIC I-1 and REMIC I-2 will be made on an “actual/360” basis. All calculations of interest on each regular interest in REMIC II-1 and REMIC II-2 will be made on a “30/360” basis.

The Certificates

The following table specifies the Class designation, Certificate Interest Rate or initial Class Principal Amount or Class Notional Amount, and minimum denomination (by dollar amount or Percentage Interest) for each Class of Certificates representing the interests in the Trust Fund created hereunder.

Class Designation	Certificate Interest Rate	Initial Class Principal Amount or Class Notional Amount	Minimum Denomination
Class 1-A1	(1)	$308,857,000	$25,000
Class 1-A2	(2)	$34,318,000	$25,000
Class 2-A1	(3)	$44,652,000	$25,000
Class 2-A2	(3)	$5,882,000	$25,000
Class 3-A1	(4)	$107,716000	$25,000
Class 3-A2	(4)	$14,190,000	$25,000
Class M-1	(5)	$5,773,000	$25,000
Class M-2	(6)	$1,804,000	$25,000
Class M-3	(7)	$1,804,000	$25,000
Class M-4	(8)	$1,804,000	$25,000
Class M-5	(9)	$1,804,000	$25,000
Class M-6	(10)	$1,984,000	$25,000
Class M-7	(11)	$1,804,000	$25,000
Class B1-II	(12)	$4,014,000	$100,000
Class B2-II	(12)	$2,372,000	$100,000
Class B3-II	(12)	$1,368,000	$100,000
Class B4-II	(12)	$912,000	$250,000
Class B5-II	(12)	$729,000	$250,000
Class B6-II	(12)	$641,996	$250,000
Class R-II	(3)	$100	$100
Class P-I	(13)	(10)	25%
Class P-II	(14)	(11)	25%
Class P-III	(15)	(12)	25%
Class 1-X	(16)	(16)	25%
Class R-I	(17)	(17)	100%
Class C-X	(18)	(18)	25%
Class S-X	(19)	(19)	25%
Class C	(20)	(20)	25%

(1)
For any Distribution Date, the Certificate Interest Rate on the Class 1-A1 Certificates shall be a per annum rate equal to the lesser of (i) LIBOR plus 0.160% (the “1-A1 Margin”) and (ii) the Pool 1 Net Funds Cap for such Distribution Date; provided, that if the Mortgage Loans and related property are not purchased pursuant to Section 7.01(b) on the Initial Optional Termination Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class 1-A1 Certificates will be LIBOR plus 0.320%.

(2)
For any Distribution Date, the Certificate Interest Rate on the Class 1-A2 Certificates shall be a per annum rate equal to the lesser of (i) LIBOR plus 0.240% (the “1-A2 Margin”) and (ii) the Pool 1 Net Funds Cap for such Distribution Date; provided, that if the Mortgage Loans and related property are not purchased pursuant to Section 7.01(b) on the Initial Optional Termination Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class 1-A2 Certificates will be LIBOR plus 0.480%.

(3)	For any Distribution Date, the Certificate Interest Rate on the Class 2-A1, Class 2-A2 and Class R-II Certificates shall be a per annum rate equal to the Net WAC for Pool 2 for such Distribution Date.

(4)	For any Distribution Date, the Certificate Interest Rate on the Class 3-A1 and Class 3-A2 Certificates shall be a per annum rate equal to the Net WAC for Pool 3 for such Distribution Date.

(5)
For any Distribution Date, the Certificate Interest Rate on the Class M-1 Certificates shall be a per annum rate equal to the lesser of (i) LIBOR plus 0.280% (the “M-1 Margin”) and (ii) the Pool 1 Net Funds Cap for such Distribution Date; provided, that if the Mortgage Loans and related property are not purchased pursuant to Section 7.01(b) on the Initial Optional Termination Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class M-1 Certificates will be LIBOR plus 0.420%.

(6)
For any Distribution Date, the Certificate Interest Rate on the Class M-2 Certificates shall be a per annum rate equal to the lesser of (i) LIBOR plus 0.320% (the “M-2 Margin”) and (ii) the Pool 1 Net Funds Cap for such Distribution Date; provided, that if the Mortgage Loans and related property are not purchased pursuant to Section 7.01(b) on the Initial Optional Termination Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class M-2 Certificates will be LIBOR plus 0.480%.

(7)
For any Distribution Date, the Certificate Interest Rate on the Class M-3 Certificates shall be a per annum rate equal to the lesser of (i) LIBOR plus 0.390% (the “M-3 Margin”) and (ii) the Pool 1 Net Funds Cap for such Distribution Date; provided, that if the Mortgage Loans and related property are not purchased pursuant to Section 7.01(b) on the Initial Optional Termination Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class M-3 Certificates will be LIBOR plus 0.585%.

(8)
For any Distribution Date, the Certificate Interest Rate on the Class M-4 Certificates shall be a per annum rate equal to the lesser of (i) LIBOR plus0.450% (the “M-4 Margin”) and (ii) the Pool 1 Net Funds Cap for such Distribution Date; provided, that if the Mortgage Loans and related property are not purchased pursuant to Section 7.01(b) on the Initial Optional Termination Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class M-4 Certificates will be LIBOR plus 0.675%.

(9)
For any Distribution Date, the Certificate Interest Rate on the Class M-5 Certificates shall be a per annum rate equal to the lesser of (i) LIBOR plus 0.850% (the “M-5 Margin”) and (ii) the Pool 1 Net Funds Cap for such Distribution Date; provided, that if the Mortgage Loans and related property are not purchased pursuant to Section 7.01(b) on the Initial Optional Termination Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class M-5 Certificates will be LIBOR plus 1.275%.

(10)
For any Distribution Date, the Certificate Interest Rate on the Class M-6 Certificates shall be a per annum rate equal to the lesser of (i) LIBOR plus 1.750% (the “M-6 Margin”) and (ii) the Pool 1 Net Funds Cap for such Distribution Date; provided, that if the Mortgage Loans and related property are not purchased pursuant to Section 7.01(b) on the Initial Optional Termination Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class M-6 Certificates will be LIBOR plus 2.625%.

(11)
For any Distribution Date, the Certificate Interest Rate on the Class M-7 Certificates shall be a per annum rate equal to the lesser of (i) LIBOR plus 1.750% (the “M-7 Margin”) and (ii) the Pool 1 Net Funds Cap for such Distribution Date; provided, that if the Mortgage Loans and related property are not purchased pursuant to Section 7.01(b) on the Initial Optional Termination Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class M-7 Certificates will be LIBOR plus 2.625%.

(12)
For any Distribution Date, the Certificate Interest Rate on the Class B1-II, Class B2-II, Class B3-II, Class B4-II, Class B5-II and Class B6-II Certificates shall be a per annum rate equal to the Pool 2-3 Underlying Subordinate Rate for such Distribution Date.

(13)	The Class P-I Certificates will be entitled to receive Prepayment Penalty Amounts paid by borrowers upon voluntary full or partial prepayment of the Mortgage Loans in Pool 1.

(14)	The Class P-II Certificates will be entitled to receive Prepayment Penalty Amounts paid by borrowers upon voluntary full or partial prepayment of the Mortgage Loans in Pool 2.

(15)	The Class P-III Certificates will be entitled to receive Prepayment Penalty Amounts paid by borrowers upon voluntary full or partial prepayment of the Mortgage Loans in Pool 3.

(16)
The Class 1-X Certificates shall have an initial principal balance of $905,044.29. For each Distribution Date, the Class 1-X Certificate shall be entitled to the Class 1-X Current Interest. Unpaid interest on the Class 1-X Certificates shall not itself bear interest.

(17)
The Class R-I Certificate will be issued without a Certificate Principal Amount and will not bear interest at a stated rate. The Class R-I Certificate represents ownership of the residual interest in REMIC I-2, as well as ownership of the Class SW-R Interest and Class LTI1-R Interest.

(18)	For purposes of the REMIC Provisions, the Class C-X Certificate shall represent beneficial ownership of the Group I Interest Rate Cap Agreement.

(19)
The Class S-X Certificates shall represent an interest-only regular interest in REMIC I-2 and shall represent beneficial ownership of the Supplemental Interest Trust Account, including the Swap Agreement.

(20)
The Class C Certificates will be issued without a Certificate Principal Amount and will not bear interest at a stated rate. The Class C Certificates shall be entitled to receive all reinvestment income on amounts on deposit in the Class 1-X Account and amounts on deposit in the Class 1-X Account on the Distribution Date as described herein as provided in Section 5.12.

As of the Cut-off Date, the Mortgage Loans had an aggregate Scheduled Principal Balance of $543,334,141.01.

For purposes hereof, each pool of Mortgage Loans constitutes a fully separate and distinct sub-trust.

In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer and the Trustee hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01. Definitions.

The following words and phrases, unless the context otherwise requires, shall have the following meanings:

10-K Filing Deadline: As defined in Section 6.20(e)(i).

Accepted Servicing Practices: With respect to any Mortgage Loan, as applicable, either (x) those customary mortgage servicing or master servicing practices of prudent mortgage servicing institutions that service or master service mortgage loans of the same type and quality as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, to the extent applicable to the Trustee (as successor master servicer) or the Master Servicer or (y) as provided in the applicable Servicing Agreement, to the extent applicable to the related Servicer.

Accountant: A person engaged in the practice of accounting who (except when this Agreement provides that an Accountant must be Independent) may be employed by or affiliated with the Depositor or an Affiliate of the Depositor.

Accretion Directed Certificate: Not applicable.

Accretion Termination Date: Not applicable.

Accrual Amount: Not applicable.

Accrual Certificate: Not applicable.

Accrual Component: Not applicable.

Accrual Period: With respect to any Distribution Date and for each Class of Group I Certificates, the period beginning with the immediately preceding Distribution Date (or from November 25, 2006 in the case of the first Distribution Date) and ending the day immediately preceding the related Distribution Date. With respect to any Distribution Date and for each Class of Group II Certificates, the calendar month immediately preceding the month in which the related Distribution Date occurs. All calculations of interest on each class of Group I Certificates will be made on the basis of a 360 day year and the actual number of days in the related Accrual Period. All calculations of interest on each class of Group II Certificates will be made on the basis of a 360-day year and twelve 30-day months.

Accrued Certificate Interest: As to any Class of Group II Certificates and any Distribution Date, the amount of interest accrued at its Certificate Interest Rate during the related Accrual Period on (in the case of each Class other than any Class of Notional Certificates) the related Class Principal Amount immediately prior to such Distribution Date or, in the case of any Class of Notional Certificates, the Class Notional Amount for such Distribution Date, as reduced by such Class’s share of the interest portion of (i) any Excess Losses for the related Mortgage Pool or Mortgage Pools for such Distribution Date and (ii) any Relief Act Reduction for the related Mortgage Pool or Mortgage Pools for such Distribution Date, in each case allocable among the Senior Certificates of the related Certificate Group and the related Subordinate Certificates proportionately based on (1) in the case of the Senior Certificates, the Accrued Certificate Interest otherwise distributable thereon, and (2) in the case of the Group II Subordinate Certificates interest accrued (at the Underlying Subordinate Rate for the relevant Mortgage Pool) on their respective Apportioned Principal Balances. All calculations of interest on each Class of Group II Certificates shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. The interest shall accrue during the related Accrual Period.

Act: As defined in Section 3.03(c).

Additional Collateral: None.

Additional Collateral Servicing Agreement: None.

Additional Form 10-D Disclosure: As defined in Section 6.20(d)(i).

Additional Form 10-K Disclosure: As defined in Section 6.20(e)(i).

Additional Servicer: Each affiliate of each Servicer that Services any of the Mortgage Loans and each Person who is not an affiliate of the any Servicer, who Services 10% or more of the Mortgage Loans.

Additional Termination Event: As defined in the Swap Agreement.

Advance: An advance of the aggregate of payments of principal and interest, (net of the applicable Master Servicing Fee, in the event that an advance is made by Master Servicer, and the applicable Servicing Fee), on one or more Mortgage Loans that were due on the Due Date in the related Due Period and not received as of the close of business on the related Determination Date, required to be made by a Servicer or by the Master Servicer on behalf of a Servicer (or by the Trustee as successor master servicer in accordance with Section 6.14) pursuant to Section 5.04.

Adverse REMIC Event: Either (i) loss of status as a REMIC, within the meaning of Section 860D of the Code, for any group of assets identified as a REMIC in the Preliminary Statement to this Agreement, or (ii) imposition of any tax, including the tax imposed under Section 860F(a)(1) on prohibited transactions, and the tax imposed under Section 860G(d) on certain contributions to a REMIC, on any REMIC created hereunder to the extent such tax would be payable from assets held as part of the Trust Fund.

Affected Party: As defined in the Swap Agreement.

Affiliate: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Aggregate Master Servicing Compensation: Not applicable.

Aggregate Principal Balance: The aggregate of the Scheduled Principal Balances for all Mortgage Loans at any date of determination.

Aggregate Subordinate Percentage: With respect to any Distribution Date, the sum of the Class Principal Amounts of the Group I Subordinate Certificates or the Group II Subordinate Certificates, as applicable, immediately prior to such date divided by the sum of the Pool Balances for all of the Mortgage Pools in the related Mortgage Group for the immediately preceding Distribution Date (or, in the case of the first Distribution Date, the Cut-off Date).

Aggregate Voting Interests: The aggregate of the Voting Interests of all the Certificates under this Agreement.

Agreement: This Trust Agreement and all amendments and supplements hereto.

AP Percentage: Not applicable.

AP Principal Distribution Amount: Not applicable.

Applicants: As defined in Section 8.02(b).

Apportioned Principal Balance: For any class of Group II Subordinate Certificates for any Distribution Date, the Class Principal Amount of that class immediately prior to that Distribution Date multiplied by a fraction, the numerator of which is the applicable Group Subordinate Amount for that date and the denominator of which is the sum of the Group Subordinate Amounts for each Mortgage Pool in Mortgage Group II for that date.

Appraised Value: With respect to any Mortgage Loan, the amount set forth in an appraisal made in connection with the origination of such Mortgage Loan as the value of the related Mortgaged Property.

Associated Mortgage Loan: Not applicable.

Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Trustee, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering the Mortgage Loans secured by Mortgaged Properties located in the same jurisdiction, if permitted by law; provided, however, that the Trustee shall not be responsible for determining whether any such assignment is in recordable form.

Aurora: Aurora Loan Services LLC or its successors in interest, in its capacity as a Servicer.

Authenticating Agent: Any authenticating agent appointed by the Trustee pursuant to Section 6.10.

Authorized Officer: Not applicable.

Available Basis Risk Amount: Not Applicable.

Available Distribution Amount: As to each Mortgage Pool and on any Distribution Date, the sum of the following amounts:

(i) the total amount of all cash received by the Master Servicer through the Remittance Date applicable to each Servicer and deposited with the Trustee by the Master Servicer by the Deposit Date for such Distribution Date on the Mortgage Loans of such Mortgage Pool (including proceeds of any Insurance Policy and any other credit support relating to such Mortgage Loans and including any Subsequent Recovery), plus all Advances made by the Master Servicer or any Servicer (or the Trustee, solely in its capacity as successor Master Servicer) for such Distribution Date and Mortgage Pool, any Compensating Interest Payment for such date and Mortgage Pool, any amounts received with respect to any Additional Collateral, if any, or any surety bond, if any, related thereto and any amounts paid by any Servicer in respect of Prepayment Interest Shortfalls in respect of the related Mortgage Loans for such date, but not including:

(A) all amounts distributed pursuant to Section 5.02 on prior Distribution Dates;

(B) all Scheduled Payments of principal and interest collected but due on a date subsequent to the related Due Period;

(C) all Principal Prepayments received or identified by the applicable Servicer after the applicable Prepayment Period (together with any interest payments received with such prepayments to the extent that they represent the payment of interest accrued on the related Mortgage Loans for the period subsequent to the applicable Prepayment Period);

(D) any other unscheduled collection, including Net Liquidation Proceeds, Subsequent Recoveries and Insurance Proceeds, received by the Master Servicer after the applicable Prepayment Period;

(E) all fees and amounts due or reimbursable to the Master Servicer, the Trustee (or its custodian), the Custodian or a Servicer pursuant to the terms of this Agreement, the applicable Custodial Agreement or the applicable Servicing Agreement related specifically to such Mortgage Pool or if applicable to all Mortgage Pools, then the pro rata portion of any such amounts based on the Pool Balance of such Mortgage Pool and the Aggregate Principal Balance;

(F) [Reserved];

(G) [Reserved];

(H) Prepayment Interest Excess, to the extent not offset by Prepayment Interest Shortfalls; and

(ii) any other payment made by the Master Servicer, any Servicer, the Trustee, (solely as successor master servicer) the Seller, the Depositor, or any other Person with respect to such Distribution Date (including the Purchase Price or PPTL Purchase Price with respect to any Mortgage Loan purchased by the Seller, the Depositor or any other Person).

Back-Up Certification: As defined in Section 6.20(e)(iv).

Balloon Mortgage Loan: Not applicable.

Balloon Payment: Not applicable.

Bankruptcy: As to any Person, the making of an assignment for the benefit of creditors, the filing of a voluntary petition in bankruptcy, adjudication as a bankrupt or insolvent, the entry of an order for relief in a bankruptcy or insolvency proceeding, the seeking of reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief, or seeking, consenting to or acquiescing in the appointment of a trustee, receiver or liquidator, dissolution, or termination, as the case may be, of such Person pursuant to the provisions of either the United States Bankruptcy Code of 1986, as amended, or any other similar state laws.

Bankruptcy Coverage Termination Date: As to any Mortgage Pool, the Distribution Date on which the applicable Bankruptcy Loss Limit has been reduced to zero (or less than zero).

Bankruptcy Loss Limit: As of the Cut-off Date, $152,695.93 for Mortgage Group II, which amounts shall each be reduced from time to time by the amount of Bankruptcy Losses that are allocated to the related Certificates until the applicable Bankruptcy Coverage Termination Date.

Bankruptcy Losses: With respect to the Mortgage Loans in the related Mortgage Pool, losses that are incurred as a result of Deficient Valuations and any reduction, in a bankruptcy proceeding, of the amount of the Scheduled Payment on a Mortgage Loan other than as a result of a Deficient Valuation.

Basis Risk Payment: With respect to any Distribution Date, the excess, if any, of (A) the sum of (1) any Basis Risk Shortfall for such Distribution Date and (2) any Unpaid Basis Risk Shortfall for such Distribution Date less any proceeds received under the Group I Interest Rate Cap Agreement to the extent payable pursuant to Section 5.02(e)(iv)(A) for such Distribution Date over (B) the amount of payments of Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls made pursuant to Section 5.02(f)(vi) for such Distribution Date. The amount of the Basis Risk Payment for any Distribution Date, however, cannot exceed the amount of Monthly Excess Cashflow that would be distributable to the Class 1-X Certificate pursuant to Section 5.02(e) hereof on such Distribution Date (as determined under the definition of “Class 1-X Distributable Amount” without regard to the Basis Risk Payment for such Distribution Date).

Basis Risk Shortfall Protected Certificate: Not applicable.

Basis Risk Shortfall: With respect to any Distribution Date and the Group I Certificates, the amount by which the amount of interest calculated at the Certificate Interest Rate applicable to such Class for such date, determined without regard to the Pool 1 Net Funds Cap for such date, exceeds the amount of interest calculated at the Pool 1 Net Funds Cap.

Blanket Mortgage: Not applicable.

Book-Entry Certificates: Beneficial interests in Certificates designated as “Book-Entry Certificates” in this Agreement, ownership and transfers of which shall be evidenced or made through book entries by a Clearing Agency as described in Section 3.09; provided, that after the occurrence of a condition whereupon book-entry registration and transfer are no longer permitted and Definitive Certificates are to be issued to Certificate Owners, such Book-Entry Certificates shall no longer be “Book-Entry Certificates.” As of the Closing Date, all of the Classes of Certificates listed in the table in the Preliminary Statement entitled “The Certificates,” other than the Class R, Class 1-X, Class C-X, Class S-X and Class P Certificates, will constitute Book-Entry Certificates.

Business Day: Any day other than (i) a Saturday or a Sunday, (ii) a day on which banking institutions in Colorado, Minnesota, Maryland, New York or, if other than New York, the city in which the Corporate Trust Office of the Trustee is located, or (iii) with respect to any Remittance Date or any Servicer reporting date, the States specified in the definition of “Business Day” in the applicable Servicing Agreement, are authorized or obligated by law or executive order to be closed.

Cap Counterparty: Lehman Brothers Special Financing Inc.

Carryforward Interest: For any class of Group I Certificates and any Distribution Date, the sum of (1) the amount, if any, by which (x) the sum of (A) Current Interest for such class for the immediately preceding Distribution Date and (B) any unpaid Carryforward Interest for such class from previous Distribution Dates exceeds (y) the amount distributed in respect of interest on such class on such immediately preceding Distribution Date and (2) interest on such amount for the related Accrual Period at the applicable Certificate Interest Rate.

Certificate: Any one of the certificates signed and countersigned by the Trustee in substantially the forms attached hereto as Exhibit A.

Certificate Account: The account maintained by the Trustee in accordance with the provisions of Section 4.04.

Certificate Group: The Group 1 Certificates (which are related to Pool 1), the Group 2 Certificates (which are related to Pool 2) and the Group 3 Certificates (which are related to Pool 3), as applicable.

Certificate Interest Rate: With respect to each Class of Certificates and any Distribution Date, the applicable per annum rate specified or determined as provided in the Preliminary Statement hereto.

Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

Certificate Principal Amount: With respect to any Group I Certificate other than a Notional Certificate, at the time of determination, the maximum specified dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the initial principal amount set forth on the face of such Certificate (plus, in the case of any Negative Amortization Certificate, any Deferred Interest allocated thereto on previous Distribution Dates, and plus, in the case of any Accrual Certificate, its Percentage Interest of any related Accrual Amount for each previous Distribution Date), less the amount of all amounts previously distributed on that Certificate in respect of principal prior to such Distribution Date, as further reduced by any Pool 1 Applied Loss Amount previously allocated hereto; provided, however, that on each Distribution Date on which a Subsequent Recovery is distributed, the Certificate Principal Amount of any class of Group I Certificates whose Certificate Principal Amount has previously been reduced by application of a Pool 1 Applied Loss Amount will be increased, in order of seniority, by an amount (to be applied pro rata to all Certificates of such class) equal to the lesser of (1) any Deferred Amount for each such class immediately prior to such Distribution Date and (2) the total amount of any Subsequent Recovery distributed on such Distribution Date to such Certificateholders, after application (for this purpose) to any more senior classes of such Certificates. With respect to any Group II Certificate other than a Notional Certificate, at the time of determination, the maximum specified dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the initial principal amount set forth on the face of such Certificate (plus, in the case of any Negative Amortization Certificate, any Deferred Interest allocated thereto on previous Distribution Dates, and plus, in the case of any Accrual Certificate, its Percentage Interest of any related Accrual Amount for each previous Distribution Date), as reduced by the amount of all principal distributions previously made with respect to such Certificate, and all Realized Losses allocated to such Certificate and, in the case of a Subordinate Certificate, any Subordinate Certificate Writedown Amount allocated to such Certificates; provided, however, that on any Distribution Date on which a Subsequent Recovery for a Mortgage Pool in Mortgage Group II is distributed, the Certificate Principal Amount of any Class of related Certificates then outstanding for which any Realized Loss or any Subordinate Certificate Writedown Amount has been applied will be increased, in order of seniority, by an amount equal to the lesser of (i) the amount the Class of Certificates has been reduced by any Realized Losses or any Subordinate Certificate Writedown Amount which have not been previously offset by any Subsequent Recovery pursuant to this proviso and (ii) the total amount of any Subsequent Recovery for such Mortgage Pool distributed on such date to Certificateholders (as reduced (x) by increases in the Certificate Principal Amount of more senior Classes of Certificates related to such Mortgage Pool on such Distribution Date and (y) to reflect a proportionate amount of what would (but for this clause (y) have been the increases in the Certificate Principal Amount of Classes of Certificates related to such Mortgage Pool of equal seniority on such Distribution Date). For purposes of Article V hereof, unless specifically provided to the contrary, Certificate Principal Amounts shall be determined as of the close of business of the immediately preceding Distribution Date, after giving effect to all distributions made on such date. Notional Certificates are issued without Certificate Principal Amounts.

Certificate Register and Certificate Registrar: The register maintained and the registrar appointed pursuant to Section 3.02.

Certification Parties: As defined in Section 6.20(e)(iv).

Certifying Person: As defined in Section 6.20(e)(iv).

Class: All Certificates bearing the same class designation, and, in the case of each REMIC, all interests bearing the same designation.

Class 1-X Account: An account established as part of the Trust Fund pursuant to Section 5.12 of this Agreement but which is not an asset of any of the REMICs for the benefit of the Class 1-X Certificates.

Class 1-X Account Termination Date: The Distribution Date in November 2009.

Class 1-X Current Interest: For any Distribution Date, the interest accrued during the related Accrual Period on the Class 1-X Notional Balance at the Class 1-X Interest Rate.

Class 1-X Distributable Amount: On any Distribution Date, the excess of (i) the sum of (x) $905,044.29 and (y) the aggregate Class 1-X Current Interest for such Distribution Date and all prior Distribution Dates over (ii) the sum of (w) the aggregate payments in respect of Excess Interest for such Distribution Date and all prior Distribution Dates, (x) all prior distributions to the Class 1-X Certificate under Section 5.02(e)(vii) hereof and (y) all payments treated as distributed by REMIC I-2 to the Class 1-X Certificates then paid to the Class S-X Certificateholder as described in Section 10.01(o)(ii).

Class 1-X Interest Rate: For any Distribution Date, the excess of (i) the weighted average of the interest rates on the REMIC I-1 Regular Interests (other than the Class LTI1-IO Interest) over (ii) two times the weighted average of the interest rates on the REMIC I-1 Regular Interests (other than the Class LTI1-IO Interest) (treating for purposes of this clause (ii) the interest rate on each of the REMIC I-1 Marker Classes as being capped at the interest rate of the Related REMIC I-2 Interest of the Corresponding Classes of Certificates (as adjusted, if necessary, to reflect accruals on the basis of the actual number of days in the Accrual Period for the LIBOR Certificates) and treating the interest rate on the Class LTI1-X Interest as capped at zero). The average described in the preceding sentence shall be weighted on the basis of the respective principal balances of the REMIC I-1 Regular Interests immediately prior to such Distribution Date.

Class 1-X Notional Balance: With respect to any Distribution Date (and the related Accrual Period), the aggregate principal balance of the REMIC I-1 Regular Interests (other than the Class LTI1-IO Interest) immediately prior to such Distribution Date.

Class AP Certificate: None.

Class AP Deferred Amount: Not applicable.

Class B Certificate: Any Class B1-II, Class B2-II, Class B3-II, Class B4-II, Class B5-II and Class B6-II Certificate.

Class C Distributable Amount: For each Distribution Date on and prior to the Distribution Date occurring on the Class 1-X Account Termination Date, an amount equal to the lesser of (a) aggregate investment earnings on the Class 1-X Account for the related Collection Period and (b) the amount on deposit in the Class 1-X Account on such Distribution Date, after taking into account any payments made from the Class 1-X Account on such Distribution Date to the Class 1-X Certificates. On the Distribution Date occurring on the Class 1-X Account Termination Date, an amount equal to the entire amount remaining on deposit in the Class 1-X Account after making the payments set forth in the preceding sentence.

Class C Mortgage Loan: Any Mortgage Loan which has become a Liquidated Mortgage Loan on or prior to the Collection Period ending on November 1, 2009.

Class I Shortfalls: As defined in Section 10.01(o)(ii) hereof.

Class Notional Amount: With respect to each Class of Notional Certificates the applicable class notional amount calculated as provided in the Preliminary Statement hereto.

Class P Certificate: Any Class P-I, Class P-II and P-III Certificate.

Class Percentage: With respect to each Class of Subordinate Certificates, for each Distribution Date, the percentage obtained by dividing the Class Principal Amount of such Class immediately prior to such Distribution Date by the sum of the Class Principal Amounts of all Certificates related to the same Mortgage Group immediately prior to such date.

Class Principal Amount: With respect to each Class of Certificates other than any Class of Notional Certificates or the Class R-I, Class 1-X, Class C-X, Class S-X and Class P Certificates, the aggregate of the Certificate Principal Amounts of all Certificates of such Class at the date of determination. With respect to each Class of Notional Certificates, Class R-I, Class 1-X, Class C-X, Class S-X and Class P Certificates, zero.

Class R Certificate: Any Class R-I and Class R-II Certificate.

Class R-I Certificate: The Class R-I Certificate executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A and evidencing the ownership of the sole class of residual interest in REMIC I-2 as well as ownership of the Class LTI1-R Interest in REMIC I-1 and the Class SW-R Interest in the SWAP REMIC.

Class R-II Certificate: The Class R-II Certificate executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A and evidencing the ownership of the sole class of residual interest in REMIC II-2 as well as ownership of the Class LTII1-R Interest in REMIC II-1.

Clearing Agency: An organization registered as a “clearing agency” pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. As of the Closing Date, the Clearing Agency shall be The Depository Trust Company.

Clearing Agency Participant: A broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

Clearstream: Clearstream Banking, société anonyme, and any successor thereto.

Closing Date: November 30, 2006.

Code: The Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

Collateral Account: A separate account that may be established and maintained by the Trustee pursuant to Section 5.09.

Collection Account: A separate account established and maintained by the Master Servicer pursuant to Section 4.01.

Collection Period: With respect to any Distribution Date, the period commencing on the second day of the month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

Commission: The Securities and Exchange Commission.

Compensating Interest Payment: With respect to any Distribution Date, an amount equal to the aggregate amount of any Prepayment Interest Shortfalls required to be paid by the Servicers with respect to such Distribution Date. The Master Servicer shall not be responsible to make any Compensating Interest Payment.

Component: Not applicable.

Component Certificate: Not applicable.

Component Notional Amount: Not applicable.

Component Principal Amount: Not applicable.

Component Writedown Amount: Not applicable.

Controlling Person: With respect to any Person, any other Person who “controls” such Person within the meaning of the Securities Act.

Conventional Loan: Not applicable.

Converted Mortgage Loan: Not applicable.

Convertible Mortgage Loan: Not applicable.

Cooperative Corporation: The entity that holds title (fee or an acceptable leasehold estate) to the real property and improvements constituting the Cooperative Property and which governs the Cooperative Property, which Cooperative Corporation must qualify as a Cooperative Housing Corporation under Section 216 of the Code.

Cooperative Loan: Any Mortgage Loan secured by Cooperative Shares and a Proprietary Lease.

Cooperative Loan Documents: As to any Cooperative Loan, (i) the Cooperative Shares, together with a stock power in blank; (ii) the original executed Security Agreement and the assignment of the Security Agreement endorsed in blank; (iii) the original executed Proprietary Lease and the assignment of the Proprietary Lease endorsed in blank; (iv) the original executed Recognition Agreement and the assignment of the Recognition Agreement (or a blanket assignment of all Recognition Agreements) endorsed in blank; (v) the executed UCC-1 financing statement with evidence of recording thereon, which has been filed in all places required to perfect the security interest in the Cooperative Shares and the Proprietary Lease; and (vi) executed UCC-3 financing statements (or copies thereof) or other appropriate UCC financing statements required by state law, evidencing a complete and unbroken line from the mortgagee to the Trustee with evidence of recording thereon (or in a form suitable for recordation).

Cooperative Property: The real property and improvements owned by the Cooperative Corporation, that includes the allocation of individual dwelling units to the holders of the Cooperative Shares of the Cooperative Corporation.

Cooperative Shares: Shares issued by a Cooperative Corporation.

Cooperative Unit: A single-family dwelling located in a Cooperative Property.

Corporate Trust Office: With respect to the Trustee, the principal corporate trust office of the Trustee located at Corporate Trust Services, One Federal Street, Third Floor, Boston, Massachusetts 02110, Attention: SARM 2006-11, or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor, the Master Servicer or the principal corporate trust office of any successor Trustee.

Corresponding Class: The Class of Certificates that corresponds to a class of Lower Tier Interests in REMIC I-1 and as described in the Preliminary Statement.

Credit Score: With respect to any Mortgage Loan, a numerical assessment of default risk with respect to the Mortgagor under such Mortgage Loan, determined on the basis of a methodology developed by Fair, Isaac & Co., Inc.

Credit Support Depletion Date: The Distribution Date on which, after giving effect to all distributions on such date, the aggregate Certificate Principal Amount of the Group II Subordinate Certificates is reduced to zero.

Credit Support Percentage: As to any Class of Subordinate Certificates (other than the lowest ranking Class) and any Distribution Date, the sum of the Class Percentages of all Classes of Certificates that rank lower in priority than such Class (without giving effect to distributions on such date).

Current Interest: For any Group II Certificates and any Distribution Date, the aggregate amount of interest accrued at the applicable Certificate Interest Rate during the related Accrual Period on the Class Principal Amount of such Class immediately prior to such Distribution Date.

Custodial Agreement: Each custodial agreement attached as Exhibit K hereto, and any custodial agreement subsequently executed by the Trustee substantially in the form thereof.

Custodian: Each custodian appointed by the Trustee pursuant to a Custodial Agreement, and any successor thereto. The initial Custodians are Deutsche Bank National Trust Company, LaSalle Bank National Association, U.S. Bank National Association and Wells Fargo Bank, N.A.

Cut-off Date: November 1, 2006.

Cut-off Date Aggregate Principal Balance: Not applicable.

Debt Service Reduction: With respect to any Mortgage Loan, a reduction of the Scheduled Payment that the related Mortgagor is obligated to pay on any Due Date as a result of any proceeding under Bankruptcy law or any similar proceeding. The principal portion of Debt Service Reductions will not be allocated in reduction of the Certificate Principal Amounts of any Certificates.

Defaulting Party: As defined in the Swap Agreement.

Deferred Amount: For each Distribution Date and for each class of Group I Certificates, the amount by which the aggregate of Pool 1 Applied Loss Amounts previously applied in reduction of the Class Principal Amount thereof exceeds (y) the sum of (1) the aggregate of amounts previously distributed in reimbursement thereof and (2) the amount by which the Class Principal Amount of such class has been increased due to any Subsequent Recovery.

Deferred Interest: None.

Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under such Mortgage Loan, which valuation results from a proceeding under Bankruptcy law or any similar proceeding.

Definitive Certificate: A Certificate of any Class issued in definitive, fully registered, certificated form.

Deleted Loan REMIC: Not Applicable.

Deleted Loan REMIC Interest: Not Applicable.

Deleted Loan REMIC Regular Interest: Not Applicable.

Deleted Mortgage Loan: A Mortgage Loan that is repurchased from the Trust Fund pursuant to the terms hereof or as to which one or more Qualifying Substitute Mortgage Loans are substituted therefor.

Deposit Date: With respect to each Distribution Date, the Business Day immediately preceding such Distribution Date.

Depositor: Structured Asset Securities Corporation, a Delaware corporation having its principal place of business in New York, or its successors in interest.

Designated Rate: Not applicable.

Determination Date: With respect to each Distribution Date, the Remittance Date immediately preceding such Distribution Date.

Direct Obligations: As defined in the definition of Eligible Investments.

Discount Mortgage Loan: None.

Disqualified Organization: Either (i) the United States, (ii) any state or political subdivision thereof, (iii) any foreign government, (iv) any international organization, (v) any agency or instrumentality of any of the foregoing, (vi) any tax-exempt organization (other than a cooperative described in section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code unless such organization is subject to the tax imposed by section 511 of the Code, (vii) any organization described in section 1381(a)(2)(C) of the Code, (viii) any “electing large partnership” described in section 775 of the Code, or (ix) any other entity designated as a Disqualified Organization by relevant legislation amending the REMIC Provisions and in effect at or proposed to be effective as of the time of the determination. In addition, a corporation will not be treated as an instrumentality of the United States or of any state or political subdivision thereof if all of its activities are subject to tax and, with the exception of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by such governmental unit.

Distressed Mortgage Loan: Any Mortgage Loan which is more than 90 days delinquent or for which the Servicer has accepted a deed in lieu of foreclosure.

Distribution Date: The 25th day of each month, or, if such 25th day is not a Business Day, the next succeeding Business Day commencing in December 2006.

DTC: The Depository Trust Company.

Due Date: With respect to any Mortgage Loan, the date on which a Scheduled Payment is due under the related Mortgage Note.

Due Period: With respect to any Distribution Date, the period commencing on the second day of the month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

Eligible Account: Either (i) an account or accounts maintained with a federal or state chartered depository institution or trust company acceptable to the Rating Agencies or (ii) an account or accounts the deposits in which are insured by the FDIC to the limits established by such corporation, provided that any such deposits not so insured shall be maintained in an account at a depository institution or trust company whose commercial paper or other short term debt obligations (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short term debt or deposit obligations of such holding company or depository institution, as the case may be) have been rated by each Rating Agency in its highest short-term rating category, or (iii) a segregated trust account or accounts (which shall be a “special deposit account”) maintained with the Trustee or any other federal or state chartered depository institution or trust company, acting in its fiduciary capacity, in a in a manner acceptable to the Trustee, any NIMS Insurer and the Rating Agencies. Eligible Accounts may bear interest.

Eligible Investments: Any one or more of the following obligations or securities:

(i) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America (“Direct Obligations”);

(ii) federal funds, or demand and time deposits in, certificates of deposits of, or bankers’ acceptances issued by, any depository institution or trust company (including U.S. subsidiaries of foreign depositories and the Trustee or any agent of the Trustee acting in its respective commercial capacity) incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state banking authorities, so long as at the time of investment or the contractual commitment providing for such investment the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short-term debt or deposit obligations of such holding company or deposit institution, as the case may be) have been rated by each Rating Agency in its highest short-term rating category or one of its two highest long-term rating categories;

(iii) repurchase agreements collateralized by Direct Obligations or securities guaranteed by GNMA, FNMA or FHLMC with any registered broker/dealer subject to Securities Investors’ Protection Corporation jurisdiction or any commercial bank insured by the FDIC, if such broker/dealer or bank has an uninsured, unsecured and unguaranteed obligation rated by each Rating Agency in its highest short-term rating category;

(iv) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which have a credit rating from each Rating Agency, at the time of investment or the contractual commitment providing for such investment, at least equal to one of the two highest short-term credit ratings of each Rating Agency; provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust Fund to exceed 20% of the sum of the Aggregate Principal Balance and the aggregate principal amount of all Eligible Investments in the Certificate Account; provided, further, that such securities will not be Eligible Investments if they are published as being under review with negative implications from either Rating Agency;

(v) commercial paper (including both non interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 180 days after the date of issuance thereof) rated by each Rating Agency in its highest short-term rating category;

(vi) a Qualified GIC;

(vii) certificates or receipts representing direct ownership interests in future interest or principal payments on obligations of the United States of America or its agencies or instrumentalities (which obligations are backed by the full faith and credit of the United States of America) held by a custodian in safekeeping on behalf of the holders of such receipts; and

(viii) any other demand, money market fund, common trust fund or time deposit or obligation, or interest-bearing or other security or investment (including those managed or advised by the Trustee or any Affiliate thereof) approved by the NIMS Insurer , (A) rated in the highest rating category by each Rating Agency (if rated by such Rating Agency) or (B) that would not adversely affect the then current rating by either Rating Agency of any of the Certificates or the NIM Securities and has a short term rating of at least “A-1” or its equivalent by each Rating Agency. Such investments in this subsection (viii) may include money market mutual funds or common trust funds, including any fund for which U.S. Bank National Association, in its capacity other than as Trustee, the Master Servicer or an affiliate thereof serves as an investment advisor, administrator, shareholder servicing agent, and/or custodian or subcustodian, notwithstanding that (i) U.S. Bank National Association, the Trustee, the Master Servicer or any Affiliate thereof charges and collects fees and expenses from such funds for services rendered, (ii) U.S. Bank National Association, the Trustee, the Master Servicer, or any Affiliate thereof charges and collects fees and expenses for services rendered pursuant to this Agreement, and (iii) services performed for such funds and pursuant to this Agreement may converge at any time. U.S. Bank National Association or an Affiliate thereof is hereby authorized to charge and collect from the Trust Fund such fees as are collected from all investors in such funds for services rendered to such funds (but not to exceed investment earnings thereon);

provided, however, that (x) no such instrument shall be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations and (y) each such investment must be a “permitted investment” within the meaning of Section 860G(a)(5) of the Code.

ERISA: The Employee Retirement Income Security Act of 1974, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Labor regulations issued pursuant thereto in temporary or final form.

ERISA-Qualifying Underwriting: A best efforts or firm commitment underwriting or private placement that would satisfy the requirements of the Underwriter’s Exemption, except, in relevant part, for the requirement that the certificates have received a rating at the time of acquisition that is in one of the three (or four, in the case of a “designated transaction”) highest generic rating categories by at least one of the Rating Agencies.

ERISA-Restricted Certificate: Any Class P-I, Class P-II, Class P-III, Class B4-II, Class B5-II or Class B6-II Certificate and any other Certificate, as long as the acquisition and holding of such Certificate is not covered by and exempt under the Underwriter’s Exemption.

ERISA-Restricted Swap Certificate: Any Group I Certificate.

Escrow Account: Any account established and maintained by a Servicer pursuant to the applicable Servicing Agreement.

Euroclear: Euroclear S.A./N.V., as operator of the Euroclear System.

Event of Default: Any one of the conditions or circumstances enumerated in Section 6.14(a).

Excess Interest: On any Distribution Date, for each Class of Group I Certificates, the excess, if any, of (1) the amount of interest such Class of Certificates is entitled to receive on such Distribution Date (other than amounts received from proceeds of the Swap Agreement or the Group I Interest Rate Cap Agreement) over (2) the amount of interest such Class of Certificates would have been entitled to receive on such Distribution Date at an interest rate equal to the REMIC Pass-Through Rate.

Excess Loss: Any Bankruptcy Loss, or portion thereof, in excess of the then-applicable Bankruptcy Loss Limit, any Fraud Loss, or portion thereof, in excess of the then-applicable Fraud Loss Limit, and any Special Hazard Loss, or portion thereof, in excess of the then-applicable Special Hazard Loss Limit.

Excess REMIC Payments: Not applicable.

Exchange Act: The Securities Exchange Act of 1934, as amended.

Exchange Act Signing Party: Either the Depositor or the Master Servicer, to be determined by mutual agreement between such parties.

Extended Period: As defined in Section 10.04(b).

FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

FHLMC: The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

Final Scheduled Distribution Date: For the Certificates, the Distribution Date in December 2036.

Financial Intermediary: Not applicable.

Fitch: Fitch Ratings, Inc., or any successor in interest.

FNMA: The Federal National Mortgage Association, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

Form 8-K Disclosure Information: As defined in Section 6.20(f)(i).

Form 10-K Certification: The certification required pursuant to Rule 13a-14 under the Exchange Act.

Fraud Loss: Any Realized Loss on a Liquidated Mortgage Loan sustained by reason of a default arising from fraud, dishonesty or misrepresentation in connection with the related Mortgage Loan, as reported by the applicable Servicer to the Master Servicer.

Fraud Loss Limit: With respect to any Distribution Date (x) prior to the first anniversary of the Cut-off Date, $3,649,541.93 for Mortgage Group II, less the aggregate of Fraud Losses in Mortgage Group II since the Cut-off Date, (y) from the first anniversary to the fifth anniversary of the Cut-off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Limit as of the most recent anniversary of the Cut-off Date and (b) 1.00% of the aggregate principal balance of all the Mortgage Loans in Mortgage Group II as of the most recent anniversary of the Cut-off Date less (2) the aggregate of Fraud Losses in Mortgage Group II since the most recent anniversary of the Cut-off Date. On or after the fifth anniversary of the Cut-off Date, the Fraud Loss Limit shall be zero.

Funding Account: The account defined in Section 5.06 herein.

Funding Amount: The amount paid by the Depositor to the Trustee for deposit into the Funding Account on the Closing Date pursuant to Section 5.06, which amount is $170,864.08. The Funding Amount is calculated as the scheduled principal balance as of the Cut-off Date of a mortgage loan that was removed from Pool 1 prior to the Closing Date ($170,000.00) plus 30 days accrued interest on that amount ($864.08). For purposes of distributions to Certificateholders pursuant to Section 5.06, the Funding Amount with respect to Pool 1 shall equal a principal amount of $170,000.00 plus thirty (30) days accrued interest on such principal amount at the Net WAC for Pool 1 for the first Distribution Date. To the extent that the total amount on deposit in the Funding Account exceeds the Funding Amount, such excess shall be distributed to the Depositor as described in Section 5.06.

Global Securities: The global certificates representing the Book-Entry Certificates.

GNMA: The Government National Mortgage Association, a wholly owned corporate instrumentality of the United States within HUD.

Grantor Trust: Each of the “grantor trusts” (within the meaning of the Grantor Trust Provisions) described in Section 10.01 herein.

Grantor Trust Assets: Any Prepayment Penalty Amounts collected with respect to Pool 1, Pool 2 or Pool 3.

Grantor Trust Provisions: Subpart E of Subchapter J of the Code, including Treasury regulation section 301.7701-4(c)(2).

Group 1: All of the Group 1 Certificates.

Group 1 Certificate: Any Class 1-A1 or Class 1-A2 Certificates. The Group 1 Certificates are related to Pool 1.

Group 2: All of the Group 2 Certificates.

Group 2 Certificate: Any Class R-II, Class 2-A1 or Class 2-A2 Certificates. The Group 2 Certificates are related to Pool 2.

Group 3: All of the Group 3 Certificates.

Group 3 Certificate: Any Class 3-A1 and Class 3-A2. The Group 3 Certificates are related to Pool 3.

Group I Certificate: Any of the Class 1-A1, Class 1-A2, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates.

Group I Interest Rate Cap Agreement: An interest rate cap agreement entered into on the Closing Date by the Trustee, not individually but solely in its capacity as Trustee of the Trust Fund, with the Cap Counterparty, for the benefit of the Group I Certificates.

Group I Net Rate: The per annum rate set forth in footnote 1 to the description of REMIC I-1 in the Preliminary Statement hereto (such rate being based on the weighted average of the interest rates on the SWAP REMIC Regular Interests as adjusted and as set forth in such footnote).

Group I Net WAC: With respect to any Distribution Date (and the related Accrual Period), a per annum rate equal to (a) a fraction, expressed as a percentage, the numerator of which is the product of (i) the Optimal Interest Remittance Amount for Pool 1 for such date and (ii) 12, and the denominator of which is the Aggregate Loan Balance for Pool 1 as of the first day of the related Collection Period (not including for this purpose Mortgage Loans for which prepayments in full have been received and distributed in the month prior to that Distribution Date), multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Accrual Period related to such Distribution Date.

Group I Senior Certificate: Any of the Class 1-A1 or Class 1-A2 Certificates.

Group I Senior Priority: The priority of distributions on the Group 1 Certificates described in Section 5.02(c)(i).

Group I Subordinate Certificate: Any of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates.

Group I Subordinate Priority: To the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, sequentially in that order.

Group II Certificate: Any of the Class R-II, Class 2-A1, Class 2-A2, Class 3-A1, Class 3-A2, Class B1-II, Class B2-II, Class B3-II, Class B4-II, Class B5-II or Class B6-II Certificates.

Group II Senior Certificate: Any of the Class 2-A1, Class 2-A2, Class 3-A1, Class 3-A2 and Class R-II Certificates.

Group II Senior Principal Distribution Amount: For each Certificate Group (other than the Group 1 Certificates) and any Distribution Date, the sum of the following amounts:

(i) the product of (a) the related Senior Percentage for such date and (b) the principal portion of each Scheduled Payment (without giving effect to any Debt Service Reduction occurring prior to the Bankruptcy Coverage Termination Date), on each Mortgage Loan in the related Mortgage Pool due during the related Due Period;

(ii) the product of (a) the related Senior Prepayment Percentage for such date and (b) each of the following amounts: (1) each Principal Prepayment on the Mortgage Loans in the related Mortgage Pool collected during the related Prepayment Period, (2) each other unscheduled collection, including any Subsequent Recovery, Insurance Proceeds and Net Liquidation Proceeds (other than with respect to any Mortgage Loan in the related Mortgage Pool that was finally liquidated during the related Prepayment Period) representing or allocable to recoveries of principal in the related Mortgage Pool received during the related Prepayment Period, and (3) the principal portion of all proceeds of the purchase of any Mortgage Loan in the related Mortgage Pool (or, in the case of a permitted substitution, amounts representing a principal adjustment) actually received by the Trustee with respect to the related Prepayment Period;

(iii) with respect to unscheduled recoveries allocable to principal of any Mortgage Loan in the related Mortgage Pool that was finally liquidated during the related Prepayment Period, the lesser of (a) the related Net Liquidation Proceeds allocable to principal and (b) the product of the related Senior Prepayment Percentage for such date and the Scheduled Principal Balance of such related Mortgage Loan at the time of liquidation; and

(iv) any amounts described in clauses (i) through (iii) for any previous Distribution Date that remain unpaid.

If on any Distribution Date the Class Principal Amount of each Class of Senior Certificates in any Certificate Group has been reduced to zero, the Group II Senior Principal Distribution Amount for such Certificate Group for such date (following such reduction) and each subsequent Distribution Date shall be zero.

Group II Senior Priority: Not Applicable.

Group II Subordinate Certificate: Any of the Class B1-II, Class B2-II, Class B3-II, Class B4-II, Class B5-II or Class B6-II Certificates.

Group Subordinate Amount: With respect to any Mortgage Pool in Mortgage Group II and any Distribution Date, the excess, if any, of the Pool Balance of such Mortgage Pool for the immediately preceding Distribution Date (or in the case of the first Distribution Date, the aggregate Scheduled Principal Balance of the Mortgage Loans in such Mortgage Pool as of the Cut-off Date) over the sum of the aggregate of the Certificate Principal Amounts of the Senior Certificates of the related Certificate Group immediately prior to the related Distribution Date.

Holder or Certificateholder: The registered owner of any Certificate as recorded on the books of the Certificate Registrar except that, solely for the purposes of taking any action or giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor, the Trustee, the Master Servicer, the Cap Counterparty, any Servicer, or any Affiliate thereof shall be deemed not to be outstanding in determining whether the requisite percentage necessary to effect any such consent has been obtained, except that, in determining whether the Trustee and any NIMS Insurer shall be protected in relying upon any such consent, only Certificates which a Responsible Officer of the Trustee knows to be so owned shall be disregarded. The Trustee and any NIMS Insurer may request and conclusively rely on certifications by the Depositor, the Master Servicer, any Servicer or the Cap Counterparty, in determining whether any Certificates are registered to an Affiliate of the Depositor, the Master Servicer, such Servicer or the Cap Counterparty, respectively.

HUD: The United States Department of Housing and Urban Development, or any successor thereto.

Indenture: An indenture relating to the issuance of notes secured by the Class 1-X Certificates (or any portion thereof) which may or may not be guaranteed by a NIMS Insurer.

Independent: When used with respect to any Accountants, a Person who is “independent” within the meaning of Rule 2-01(b) of the Securities and Exchange Commission’s Regulation S-X. When used with respect to any other Person, a Person who (a) is in fact independent of another specified Person and any Affiliate of such other Person, (b) does not have any material direct financial interest in such other Person or any Affiliate of such other Person, and (c) is not connected with such other Person or any Affiliate of such other Person as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

Initial LIBOR Rate: 5.320%.

Initial MTA Rate: Not applicable.

Initial Net Mortgage Rate: Not applicable.

Initial Senior Enhancement Percentage: 5.00% for Mortgage Group I and 5.50% for Mortgage Group II.

Insurance Policy: Any Primary Mortgage Insurance Policy and any standard hazard insurance policy, flood insurance policy, earthquake insurance policy or title insurance policy relating to the Mortgage Loans or the Mortgaged Properties, to be in effect as of the Closing Date or thereafter during the term of this Agreement.

Insurance Proceeds: Amounts paid by the insurer under any Insurance Policy, other than amounts (i) to cover expenses incurred by or on behalf of the applicable Servicer in connection with procuring such proceeds, (ii) to be applied to restoration or repair of the related Mortgaged Property or (iii) required to be paid over to the Mortgagor pursuant to law or the related Mortgage Note.

Interest Distribution Amount: Not applicable.

Interest Remittance Amount: For any Distribution Date and Pool 1, an amount equal to (a) the sum of (1) all interest collected (other than Payaheads) or advanced in respect of Scheduled Payments on the Mortgage Loans in Pool 1 during the related Collection Period by the Servicers, the Master Servicer or the Trustee (solely in its capacity as successor master servicer) minus (x) the Servicing Fee with respect to such Mortgage Loans in Pool 1 and (y) previously unreimbursed Advances, unreimbursed servicing advances and other amounts due to the Master Servicer, the Servicers or the Trustee (solely in its capacity as successor master servicer) with respect to such Mortgage Loans in Pool 1, to the extent allocable to interest, (2) all Compensating Interest paid by the Servicers with respect to such Mortgage Loans in Pool 1 with respect to the related Prepayment Period (or in the case of Mortgage Loans serviced by Aurora, the related Collection Period), (3) the portion of any purchase price or Substitution Amount paid with respect to such Mortgage Loans in Pool 1 during the related Prepayment Period (or in the case of Mortgage Loans serviced by Aurora, the related Collection Period) allocable to interest and (4) all Net Liquidation Proceeds and any other recoveries collected with respect to such Mortgage Loans in Pool 1 during the related Prepayment Period (or in the case of Mortgage Loans serviced by Aurora, the related Collection Period), to the extent allocable to interest, as reduced by (b) any costs, expenses or liabilities related to such Mortgage Pool and reimbursable to the Master Servicer, any Servicer, the Custodians and the Trustee.

Interest Shortfall: With respect to any Class of Certificates and any Distribution Date, any Accrued Certificate Interest not distributed (or added to principal) with respect to any previous Distribution Date, other than any Net Prepayment Interest Shortfalls.

Intervening Assignments: The original intervening assignments of the Mortgage, notice of transfer or equivalent instrument.

IRS: The Internal Revenue Service.

Latest Possible Maturity Date: The Distribution Date in December 2036.

Lehman Brothers Holdings: Lehman Brothers Holdings Inc., or any successor in interest.

LIBOR: With respect to the first Accrual Period, the Initial LIBOR Rate. With respect to each subsequent Accrual Period, a per annum rate determined on the LIBOR Determination Date in the following manner by the Trustee on the basis of the “Interest Settlement Rate” set by the British Bankers’ Association (the “BBA”) for one-month United States dollar deposits, as such rates appear on the Telerate Page 3750, as of 11:00 a.m. (London time) on such LIBOR Determination Date.

If on such a LIBOR Determination Date, the BBA’s Interest Settlement Rate does not appear on the Telerate Page 3750 as of 11:00 a.m. (London time), or if the Telerate Page 3750 is not available on such date, the Trustee will obtain such rate from Reuters’ “page LIBOR 01” or Bloomberg’s page “BBAM.” If such rate is not published for such LIBOR Determination Date, LIBOR for such date will be the most recently published Interest Settlement Rate. In the event that the BBA no longer sets an Interest Settlement Rate, the Trustee will designate an alternative index that has performed, or that the Trustee expects to perform, in a manner substantially similar to the BBA’s Interest Settlement Rate. The Trustee will select a particular index as the alternative index only if it receives an Opinion of Counsel (a copy of which shall be furnished to any NIMS Insurer), which opinion shall be an expense reimbursed from the Certificate Account pursuant to Section 4.04, that the selection of such index will not cause any of the REMICs to lose their classification as REMICs for federal income tax purposes.

The establishment of LIBOR by the Trustee and the Trustee’s subsequent calculation of the Certificate Interest Rate applicable to the LIBOR Certificates for the relevant Accrual Period, in the absence of manifest error, will be final and binding.

LIBOR Available Funds Cap: Not applicable.

LIBOR Business Day: Any day on which banks in London, England and The City of New York are open and conducting transactions in foreign currency and exchange.

LIBOR Certificate: Any Group I Certificate.

LIBOR Component: Not applicable.

LIBOR Determination Date: The second LIBOR Business Day immediately preceding the commencement of each Accrual Period (other than the first Accrual Period) for any LIBOR Certificates.

Liquidated Mortgage Loan: Any defaulted Mortgage Loan as to which the Master Servicer or the applicable Servicer has determined that all amounts that it expects to recover on behalf of the Trust Fund from or on account of such Mortgage Loan have been recovered.

Liquidation Expenses: Expenses that are incurred by the Master Servicer or any Servicer in connection with the liquidation of any defaulted Mortgage Loan and are not recoverable under the applicable Primary Mortgage Insurance Policy, including, without limitation, foreclosure and rehabilitation expenses, legal expenses and unreimbursed amounts expended pursuant to Sections 9.06, 9.16 or 9.22.

Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee’s sale, foreclosure sale or otherwise, or the sale of the related Mortgaged Property (including any Additional Collateral) if the Mortgaged Property (including such Additional Collateral) is acquired in satisfaction of the Mortgage Loan, including any amounts remaining in the related Escrow Account.

Loan-to-Value Ratio: With respect to any Mortgage Loan, the ratio of the principal balance of such Mortgage Loan at origination, or such other date as is specified, to the Original Value thereof.

Losses: As defined in Section 10.03.

Lower Tier Interest: Any of the SWAP REMIC Interests, REMIC I-1 Interests or REMIC II-1 Interests.

M-1 Principal Distribution Amount: For any Distribution Date, an amount equal, on or after the Pool 1 Stepdown Date and as long as a Pool 1 Trigger Event is not in effect with respect to such Distribution Date, to the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Group I Senior Certificates, after giving effect to distributions on such Distribution Date, and (ii) the Class Principal Amount of the Class M-1 Certificates immediately prior to such Distribution Date exceeds (y) the M-1 Target Amount.

M-1 Target Amount: For any Distribution Date, an amount equal to the lesser of (a) the product of (1) 93.20% and (2) the Pool Balance of Pool 1 for such Distribution Date determined as of the last day of the related Collection Period and (b) the amount, if any, by which (1) the Pool Balance of Pool 1 for such Distribution Date determined as of the last day of the related Collection Period exceeds (2) the Pool 1 Overcollateralization Floor.

M-2 Principal Distribution Amount: For any Distribution Date, an amount equal, on or after the Pool 1 Stepdown Date and as long as a Pool 1 Trigger Event is not in effect with respect to such Distribution Date, to the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Group I Senior Certificates and Class M-1 Certificates, after giving effect to distributions on such Distribution Date, and (ii) the Class Principal Amount of the Class M-2 Certificates immediately prior to such Distribution Date exceeds (y) the M-2 Target Amount.

M-2 Target Amount: For any Distribution Date, an amount equal to the lesser of (a) the product of (1) 94.20% and (2) the Pool Balance of Pool 1 for such Distribution Date determined as of the last day of the related Collection Period and (b) the amount, if any, by which (1) the Pool Balance of Pool 1 for such Distribution Date determined as of the last day of the related Collection Period exceeds (2) the Pool 1 Overcollateralization Floor.

M-3 Principal Distribution Amount: For any Distribution Date, an amount equal, on or after the Pool 1 Stepdown Date and as long as a Pool 1 Trigger Event is not in effect with respect to such Distribution Date, to the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Group I Senior Certificates and Class M-1 and Class M-2 Certificates, after giving effect to distributions on such Distribution Date, and (ii) the Class Principal Amount of the Class M-3 Certificates immediately prior to such Distribution Date exceeds (y) the M-3 Target Amount.

M-3 Target Amount: For any Distribution Date, an amount equal to the lesser of (a) the product of (1) 95.20% and (2) the Pool Balance of Pool 1 for such Distribution Date determined as of the last day of the related Collection Period and (b) the amount, if any, by which (1) the Pool Balance of Pool 1 for such Distribution Date determined as of the last day of the related Collection Period exceeds (2) the Pool 1 Overcollateralization Floor.

M-4 Principal Distribution Amount: For any Distribution Date, an amount equal, on or after the Pool 1 Stepdown Date and as long as a Pool 1 Trigger Event is not in effect with respect to such Distribution Date, to the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Group I Senior Certificates and Class M-1, Class M-2 and Class M-3 Certificates, after giving effect to distributions on such Distribution Date, and (ii) the Class Principal Amount of the Class M-4 Certificates immediately prior to such Distribution Date exceeds (y) the M-4 Target Amount.

M-4 Target Amount: For any Distribution Date, an amount equal to the lesser of (a) the product of (1) 96.20% and (2) the Pool Balance of Pool 1 for such Distribution Date determined as of the last day of the related Collection Period and (b) the amount, if any, by which (1) the Pool Balance of Pool 1 for such Distribution Date determined as of the last day of the related Collection Period exceeds (2) the Pool 1 Overcollateralization Floor.

M-5 Principal Distribution Amount: For any Distribution Date, an amount equal, on or after the Pool 1 Stepdown Date and as long as a Pool 1 Trigger Event is not in effect with respect to such Distribution Date, to the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Group I Senior Certificates and Class M-1, Class M-2, Class M-3 and Class M-4 Certificates, after giving effect to distributions on such Distribution Date, and (ii) the Class Principal Amount of the Class M-5 Certificates immediately prior to such Distribution Date exceeds (y) the M-5 Target Amount.

M-5 Target Amount: For any Distribution Date, an amount equal to the lesser of (a) the product of (1) 97.20% and (2) the Pool Balance of Pool 1 for such Distribution Date determined as of the last day of the related Collection Period and (b) the amount, if any, by which (1) the Pool Balance of Pool 1 for such Distribution Date determined as of the last day of the related Collection Period exceeds (2) the Pool 1 Overcollateralization Floor.

M-6 Principal Distribution Amount: For any Distribution Date, an amount equal, on or after the Pool 1 Stepdown Date and as long as a Pool 1 Trigger Event is not in effect with respect to such Distribution Date, to the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Group I Senior Certificates and Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates, after giving effect to distributions on such Distribution Date, and (ii) the Class Principal Amount of the Class M-6 Certificates immediately prior to such Distribution Date exceeds (y) the M-6 Target Amount.

M-6 Target Amount: For any Distribution Date, an amount equal to the lesser of (a) the product of (1) 98.30% and (2) the Pool Balance of Pool 1 for such Distribution Date determined as of the last day of the related Collection Period and (b) the amount, if any, by which (1) the Pool Balance of Pool 1 for such Distribution Date determined as of the last day of the related Collection Period exceeds (2) the Pool 1 Overcollateralization Floor.

M-7 Principal Distribution Amount: For any Distribution Date, an amount equal, on or after the Pool 1 Stepdown Date and as long as a Pool 1 Trigger Event is not in effect with respect to such Distribution Date, to the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Group I Senior Certificates and Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates, after giving effect to distributions on such Distribution Date, and (ii) the Class Principal Amount of the Class M-7 Certificates immediately prior to such Distribution Date exceeds (y) the M-7 Target Amount.

M-7 Target Amount: For any Distribution Date, an amount equal to the lesser of (a) the product of (1) 99.30% and (2) the Pool Balance of Pool 1 for such Distribution Date determined as of the last day of the related Collection Period and (b) the amount, if any, by which (1) the Pool Balance of Pool 1 for such Distribution Date determined as of the last day of the related Collection Period exceeds (2) the Pool 1 Overcollateralization Floor.

Maintenance: Not applicable.

Master Servicer: Aurora Loan Services LLC, or any successor in interest, or if any successor master servicer shall be appointed as herein provided, then such successor master servicer.

Master Servicing Fee: As to any Distribution Date and each Mortgage Loan, an amount equal to the product of the Master Servicing Fee Rate and the Scheduled Principal Balance of such Mortgage Loan as of the first day of the related Due Period. The Master Servicing Fee for any Mortgage Loan shall be payable in respect of any Distribution Date solely from the interest portion of the Scheduled Payment or other payment or recovery with respect to such Mortgage Loan.

Master Servicing Fee Rate: With respect to each Mortgage Loan (other than any Participation), 0.000% per annum.

Material Defect: As defined in Section 2.02(c) hereof.

MERS: Mortgage Electronic Registration Systems, Inc., a Delaware corporation, or any successor in interest thereto.

MERS Mortgage Loan: Any Mortgage Loan as to which the related Mortgage, or an Assignment of Mortgage, has been or will be recorded in the name of MERS, as agent for the holder from time to time of the Mortgage Note.

Moody’s: Moody's Investors Services, Inc, or any successor in interest.

Mortgage: A mortgage, deed of trust or other instrument encumbering a fee simple interest in real property securing a Mortgage Note, together with improvements thereto.

Mortgage 100SM Loan: Not applicable.

Mortgage File: The mortgage documents listed in Section 2.01(b) pertaining to a particular Mortgage Loan required to be delivered to the Trustee or a Custodian pursuant to this Agreement.

Mortgage Group: Either of Mortgage Group I or Mortgage Group II.

Mortgage Group I: Pool 1.

Mortgage Group II: Pool 2 and Pool 3 collectively.

Mortgage Loan: A Mortgage and the related notes or other evidences of indebtedness secured by each such Mortgage conveyed, transferred, sold, assigned to or deposited with the Trustee pursuant to Section 2.01 or Section 2.05, including without limitation, each Mortgage Loan listed on the Mortgage Loan Schedule, as amended from time to time. In addition, as used herein the term “Mortgage Loan” includes the Participations, except where otherwise specified or where the context requires otherwise.

Mortgage Loan Sale Agreement: The agreement, dated as of November 1, 2006, for the sale of certain Mortgage Loans by Lehman Brothers Holdings to the Depositor.

Mortgage Loan Schedule: The schedule attached hereto as Schedule A, which shall identify each Mortgage Loan, as such schedule may be amended from time to time to reflect the addition of Mortgage Loans to, or the deletion of Mortgage Loans from, the Trust Fund. The Mortgage Loan Schedule shall include, among other information agreed upon by the Depositor, the Master Servicer, the applicable Servicer and the Trustee, data fields specifying the terms and method of calculation of any Prepayment Penalty Amount with respect to each Mortgage Loan. The Depositor shall be responsible for providing the Trustee and the Master Servicer with all amendments to the Mortgage Loan Schedule.

Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage under a Mortgage Loan.

Mortgage Pool: Any of Pool 1, Pool 2 or Pool 3.

Mortgage Rate: As to any Mortgage Loan, the per annum rate at which interest accrues on such Mortgage Loan.

Mortgaged Property: Either of (x) the fee simple interest in real property, together with improvements thereto including any exterior improvements to be completed within 120 days of disbursement of the related Mortgage Loan proceeds, or (y) in the case of a Cooperative Loan, the related Cooperative Shares and Proprietary Lease, securing the indebtedness of the Mortgagor under the related Mortgage Loan.

Mortgagor: The obligor on a Mortgage Note.

Negative Amortization: Not applicable.

Negative Amortization Certificate: None.

Net Liquidation Proceeds: With respect to any Liquidated Mortgage Loan, the related Liquidation Proceeds net of unreimbursed expenses incurred in connection with liquidation or foreclosure and unreimbursed Advances, Servicing Advances and Servicing Fees received and retained in connection with the liquidation of such Mortgage Loan.

Net Mortgage Rate: With respect to any Mortgage Loan, the Mortgage Rate thereof reduced by the sum of the applicable Master Servicing Fee Rate, Trustee Fee Rate, Servicing Fee Rate and any mortgage insurance premium rate (if applicable).

Net Prepayment Interest Shortfall: With respect to any Deposit Date, the excess, if any, of any Prepayment Interest Shortfalls with respect to the Mortgage Loans in such Mortgage Pool for such date over the sum of any amounts paid by the applicable Servicer with respect to such shortfalls and any amount that is required to be paid by the Master Servicer in respect of such shortfalls pursuant to this Agreement.

Net Swap Payment: With respect to each Distribution Date, the net payment required to be made pursuant to the terms of the Swap Agreement, which net payment shall not take into account any Swap Termination Payment, and any unpaid amounts due on previous Swap Payment Dates and accrued interest thereon as provided in the Swap Agreement, as calculated by the Swap Counterparty and furnished to the Trustee.

Net WAC: With respect to each Mortgage Pool or portion thereof and any Distribution Date, the weighted average of Net Mortgage Rates of the Mortgage Loans in the related Mortgage Pool or portion thereof at the beginning of the related Due Period, weighted on the basis of their Scheduled Principal Balances at the beginning of the related Due Period.

NIM Redemption Amount: As defined in Section 7.01(b).

NIM Securities: Any net interest margin securities issued subsequent to the Closing Date by an owner trust or other special purpose entity, the principal assets of such trust or other entity including the Class 1-X and Class P-I Certificates and the payments received thereon, which principal assets back such securities.

NIMS Agreement: Any agreement pursuant to which any NIM Securities are issued.

NIMS Insurer: One or more insurers issuing financial guaranty insurance policies in connection with the issuance of NIM Securities.

Non-AP Percentage: Not applicable.

Non-AP Senior Certificate: Not applicable.

Non-Book-Entry Certificate: Any Certificate other than a Book-Entry Certificate.

Non-Discount Mortgage Loan: None.

Non-MERS Mortgage Loan: Any Mortgage Loan other than a MERS Mortgage Loan.

Non-permitted Foreign Holder: As defined in Section 3.03(f).

Non-U.S. Person: Any person other than (i) a citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust. Notwithstanding the last clause of the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as U.S. Persons prior to such date, may elect to continue to be U.S. Persons.

Notional Amount: With respect to any Notional Certificate and any Distribution Date, such Certificate’s Percentage Interest of the Class Notional Amount of such Class of Certificates for such Distribution Date.

Notional Certificate: Not applicable.

Notional Component: Not applicable.

Offering Document: Either of the private placement memorandum dated November 29, 2006 relating to the Class B4-II, Class B5-II and Class B6-II Certificates or the Prospectus.

Officer’s Certificate: A certificate signed by the Chairman of the Board, any Vice Chairman, the President, any Vice President or any Assistant Vice President of a Person, and in each case delivered to the Trustee.

One-Year MTA: Not applicable.

Opinion of Counsel: A written opinion of counsel, reasonably acceptable in form and substance to the Trustee, and who may be in-house or outside counsel to the Depositor, the Master Servicer or the applicable Servicer but which must be Independent outside counsel with respect to any such opinion of counsel concerning the transfer of any Residual Certificate or concerning certain matters with respect to ERISA, or the taxation, or the federal income tax status, of each REMIC. For purpose of Section 2.01(c)(i), the Opinion of Counsel referred to therein may take the form of a memorandum of law or other acceptable assurance.

Original Credit Support Percentage: With respect to any Class of Subordinate Certificates, the Credit Support Percentage with respect to such Class on the Closing Date.

Original Group Subordinate Amount: As to either of Pool 2 or Pool 3, the Group Subordinate Amount for such Mortgage Pool as of the first Distribution Date.

Original Value: The lesser of (a) the Appraised Value of a Mortgaged Property at the time the related Mortgage Loan was originated and (b) if the Mortgage Loan was made to finance the acquisition of the related Mortgaged Property, the purchase price paid for the Mortgaged Property by the Mortgagor at the time the related Mortgage Loan was originated.

Originators: ABN AMRO Mortgage Group Inc., the Bank, Colonial Savings Bank, F.A., Countrywide and other banks, savings and loans associations and other mortgage lending institutions.

Parent PowerSM Loan: Not applicable.

Participation Agreement: Not applicable.

Participation: Not applicable.

Participation Schedule: Not applicable.

Participation Master Servicer: Not applicable.

Paying Agent: Any paying agent appointed pursuant to Section 3.08.

PCAOB: The Public Company Accounting Oversight Board.

Percentage Interest: With respect to any Certificate and the related Class, such Certificate’s percentage interest in the undivided beneficial ownership interest in the Trust Fund evidenced by all Certificates of the same Class as such Certificate. With respect to any Certificate other than a Notional Certificate or the Class 1-X, Class C-X, Class S-X, Class P and Class R Certificates, the Percentage Interest evidenced thereby shall equal the initial Certificate Principal Amount thereof divided by the initial Class Principal Amount of all Certificates of the same Class. With respect to any Notional Certificate and any Class 1-X, Class C-X, Class S-X, Class P and Class R Certificates, the Percentage Interest evidenced thereby shall be as specified on the face thereof.

Permitted Servicing Amendment: Any amendment to any Servicing Agreement pursuant to Section 11.03(a)(iii) hereunder in connection with any servicing transfer or transfer of any servicing rights.

Permitted Transferee: As defined in Section 3.03(f).

Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Plan: As defined in Section 3.03(d).

Placement Agent: Lehman Brothers Inc.

Plan Asset Regulations: Not applicable.

Pledged Asset Loan-to-Value Ratio: Not applicable.

Pledged Asset Mortgage Loan: Not applicable.

Pool 1: The aggregate of the Mortgage Loans identified on the Mortgage Loan Schedule as being included in Pool 1.

Pool 1 Applied Loss Amount: For any Distribution Date, after giving effect to all Realized Losses incurred with respect to the Pool 1 Mortgage Loans during the related Collection Period and distributions of principal on such Distribution Date, the amount by which the aggregate Class Principal Amount of the Group I Certificates exceeds the Pool Balance of the Pool 1 Mortgage Loans for such Distribution Date.

Pool 1 Basis Risk Reserve Fund: A reserve fund into which any amount of Pool 1 Monthly Excess Cashflow and any amounts received under the Group I Interest Rate Cap Agreement are deposited in order to pay Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls relating to the Group I Certificates.

Pool 1 Cumulative Loss Trigger Event: A Pool 1 Cumulative Loss Trigger Event will have occurred if on any Distribution Date, the fraction, expressed as a percentage, obtained by dividing (x) the aggregate amount of cumulative Realized Losses incurred on the Pool 1 Mortgage Loans from the Cut-off Date through the last day of the related Collection Period by (y) the Cut-off Date Balance of the Pool 1 Mortgage Loans, exceeds the following applicable percentages with respect to such Distribution Date:

Distribution Date	Loss Percentage
December 2008 through November 2009	0.20% for the first month plus an additional 1/12th of 0.25% for each month thereafter

December 2009 through November 2010	0.45% for the first month plus an additional 1/12th of 0.30% for each month thereafter

December 2010 through November 2011	0.75% for the first month plus an additional 1/12th of 0.25% for each month thereafter

December 2011 through November 2012	1.00% for the first month plus an additional 1/12th of 0.25% for each month thereafter

December 2012 and thereafter	1.25%

Pool 1 Delinquency Event: A Delinquency Event will have occurred if on any Distribution Date, the Pool 1 Rolling Three Month Delinquency Rate as of the last day of the immediately preceding month equals or exceeds 30% of the Pool 1 Senior Enhancement Percentage for such Distribution Date.

Pool 1 Delinquency Rate: For any month, the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of all Pool 1 Mortgage Loans which are 60 or more days delinquent (including all foreclosures, bankruptcies and REO Properties) as of the close of business on the last day of such month, and the denominator of which is the Pool Balance for Pool 1 as of the close of business on the last day of such month.

Pool 1 Initial Optional Termination Date: The Distribution Date following the month in which the Pool Balance for Pool 1 initially declines to less than 10% of the Pool Balance for Pool 1 as of the Cut-off Date.

Pool 1 Monthly Excess Cashflow: For any Distribution Date, an amount equal to the sum of (i) the Pool 1 Monthly Excess Interest for such Distribution Date, (ii) the Pool 1 Overcollateralization Release Amount for such Distribution Date and (iii) any remaining Principal Distribution Amount for Pool 1 for such Distribution Date, available for distribution pursuant to Section 5.02(c)(i)(E) or Section 5.02(c)(ii)(K) hereof.

Pool 1 Monthly Excess Interest: With respect to any Distribution Date, the amount of any Interest Remittance Amount for Pool 1 remaining after application pursuant to clauses (i) through (iv) of Section 5.02(b) on such date.

Pool 1 Net Funds Cap: With respect to any Distribution Date an annual rate equal to (a) a fraction, expressed as a percentage, the numerator of which is the product of (i) the excess, if any, of (x) the Pool 1 Optimal Interest Remittance Amount for such date over (y) the amount of any Net Swap Payment or Swap Termination Payment (not due to a Swap Counterparty Trigger Event) owed to the Swap Counterparty on the related Swap Payment Date and (ii) 12, and the denominator of which is the Pool Balance for Pool 1 as of the first day of the related Collection Period (not including for this purpose Mortgage Loans for which prepayments in full have been received and distributed in the month prior to that Distribution Date), multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Accrual Period related to such Distribution Date.

Pool 1 Optimal Interest Remittance Amount: For each Distribution Date, the product of (A) (x) the weighted average of the Net Mortgage Rates for the Pool 1 Mortgage Loans based on their Scheduled Principal Balances as of the first day of the related Collection Period divided by (y) 12 and (B) the Pool Balance for Pool 1 as of the first day of the related Collection Period (not including for this purpose Pool 1 Mortgage Loans for which prepayments in full have been received and distributed in the month prior to that Distribution Date).

Pool 1 Overcollateralization Amount: For any Distribution Date, the amount, if any, by which (x) the Pool Balance for Pool 1 for such Distribution Date exceeds (y) the aggregate Class Principal Amount of the Group I Certificates after giving effect to distributions on such Distribution Date.

Pool 1 Overcollateralization Deficiency: For any Distribution Date, the amount, if any, by which (x) the Pool 1 Targeted Overcollateralization Amount exceeds (y) the Pool 1 Overcollateralization Amount for such Distribution Date, calculated for this purpose after giving effect to the reduction on such Distribution Date of the Certificate Principal Amounts of the Group I Certificates resulting from the distribution of the Principal Distribution Amount relating to Pool 1, but prior to allocation of any Pool 1 Applied Loss Amount on such Distribution Date to the Group I Certificates.

Pool 1 Overcollateralization Floor: An amount equal to 0.35% of the Pool Balance for Pool 1 as of the Cut-off Date.

Pool 1 Overcollateralization Release Amount: For any Distribution Date, an amount equal to the lesser of (x) the Principal Remittance Amount related to the Pool 1 Mortgage Loans for such Distribution Date and (y) the amount, if any, by which (1) the Pool 1 Overcollateralization Amount for such date (calculated for this purpose on the basis of the assumption that 100% of the Principal Remittance Amount for Pool 1 for such date is applied in reduction of the Certificate Principal Amounts of the Group I Certificates) exceeds (2) the Pool 1 Targeted Overcollateralization Amount.

Pool 1 Purchase Price: An amount equal to the sum of (a) 100% of the aggregate outstanding principal balance of the Pool 1 Mortgage Loans plus accrued interest thereon at the applicable Mortgage Rate from the date as to which interest was last paid to (but not including) the Due Date in the Collection Period immediately preceding the related Distribution Date, (b) the fair market value of all other property being purchased relating to the Pool 1 Mortgage Loans (reduced, in the case of REO Property relating to the Pool 1 Mortgage Loans, by (1) reasonably anticipated disposition costs and (2) any amount by which the fair market value as so reduced exceeds the outstanding principal balance of the related Mortgage Loan plus accrued interest thereon at the applicable Mortgage Rate), (c) any unreimbursed servicing advances and amounts due to the Trustee, Master Servicer, Servicers and Custodians related to Pool 1 for the related Distribution Date and (d) any Swap Termination Payment payable to the Swap Counterparty due to the exercise of the Master Servicer’s option to purchase the Pool 1 Mortgage Loans.

Pool 1 Rolling Three Month Delinquency Rate: For any Distribution Date, an amount equal to the average of the Pool 1 Delinquency Rates for each of the three (or one and two, in the case of the first and second Distribution Dates, respectively) immediately preceding months.

Pool 1 Senior Enhancement Percentage: For any Distribution Date, the fraction, expressed as a percentage, the numerator of which is the sum of the aggregate Class Principal Amount of the Group I Subordinate Certificates and the Pool 1 Overcollateralization Amount (which, for purposes of this definition only, shall not be less than zero and assuming for purposes of this definition that the Principal Distribution Amount has been distributed on such Distribution Date and no Pool 1 Trigger Event has occurred) and the denominator of which is the Pool Balance for Pool 1 for such Distribution Date, in each case after giving effect to distributions on such Distribution Date.

Pool 1 Senior Principal Distribution Amount: For any Distribution Date an amount equal to (a) prior to the Pool 1 Stepdown Date or if a Pool 1 Trigger Event is in effect with respect to such Distribution Date, 100% of the Principal Distribution Amount for Pool 1 and (b) on or after the Pool 1 Stepdown Date and as long as a Pool 1 Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the aggregate Class Principal Amount of each class of Group I Senior Certificates immediately prior to that Distribution Date exceeds (y) the Pool 1 Senior Target Amount.

Pool 1 Senior Target Amount: For any Distribution Date, an amount equal to the lesser of (a) the product of (1) 90.00% and (2) the Pool Balance for Pool 1 for such Distribution Date determined as of the last day of the related Collection Period and (b) the amount, if any, by which (1) the Pool Balance for Pool 1 for such Distribution Date determined as of the last day of the related Collection Period exceeds (2) the Pool 1 Overcollateralization Floor.

Pool 1 Stepdown Date: The earlier of (x) the first Distribution Date following the Distribution Date on which the Class Principal Amounts of the Group I Senior Certificates have each been reduced to zero and (y) the later to occur of (1) the Distribution Date in December 2009 and (2) the first Distribution Date on which the Pool 1 Senior Enhancement Percentage (calculated for this purpose after giving effect to payments or other recoveries in respect of the Pool 1 Mortgage Loans during the related Collection Period, but before giving effect to distributions on any Group I Certificates on such Distribution Date) is greater than or equal to 10.00%.

Pool 1 Target Amount: For any Distribution Date, an amount equal to the Pool Balance for Pool 1 as of such Distribution Date minus the Pool 1 Targeted Overcollateralization Amount for such Distribution Date.

Pool 1 Targeted Overcollateralization Amount: For any Distribution Date (x) prior to the Pool 1 Stepdown Date an amount equal to $1,262,999 (i.e., 0.35% of the Pool Balance for Pool 1 as of the Cut-off Date) and (y) for any Distribution Date on or after the Pool 1 Stepdown Date, the greater of (1) the lesser of (a) $1,262,999 and (b) the product of 0.70% of the Pool Balance for Pool 1 as of the last day of the Collection Period and (2) the Pool 1 Overcollateralization Floor; provided, however, for any Distribution Date on or after the Pool 1 Stepdown Date and for which a Pool 1 Trigger Event is in effect, the Pool 1 Targeted Overcollateralization Amount will be equal to the Pool 1 Targeted Overcollateralization Amount in effect for the immediately preceding Distribution Date.

Pool 1 Trigger Event: A Pool 1 Trigger Event will have occurred if on any Distribution Date, either a Pool 1 Delinquency Event or a Pool 1 Cumulative Loss Trigger Event is in effect for such Distribution Date.

Pool 2: The aggregate of the Mortgage Loans identified on the Mortgage Loan Schedule as being included in Pool 2.

Pool 2-3 Underlying Subordinate Rate: The weighted average of the Underlying Subordinate Rate for Pool 2 and Pool 3 weighted by the corresponding Group Subordinate Amounts.

Pool 3: The aggregate of the Mortgage Loans identified on the Mortgage Loan Schedule as being included in Pool 3.

Pool Balance: As to each Mortgage Pool and any Distribution Date, the sum of the Scheduled Principal Balance of the Mortgage Loans included in such Mortgage Pool.

Pool Subordinate Amount: Not Applicable.

Prepayment Interest Excess: With respect to any Distribution Date and any Principal Prepayment in full received on the Mortgage Loans serviced by Aurora from the first day through the sixteenth day of the month during which such Distribution Date occurs, all amounts paid in respect of interest at the applicable Net Mortgage Rate on such Principal Prepayment in full.

Prepayment Interest Shortfall: With respect to any Distribution Date and (x) any Principal Prepayment in part and, with respect to those Mortgage Loans serviced by Servicers other than Aurora, any Principal Prepayment in full, (y) any Principal Prepayment in full with respect to those Mortgage Loans serviced by Aurora if received on or after the seventeenth day of the month immediately preceding the month of such Distribution Date but on or before the last day of the month immediately preceding the month of such Distribution Date and (z) any Principal Prepayment in full or in part with respect to those Mortgage Loans serviced by Countrywide Home Loans Servicing LP if received on or after the second day of the month immediately preceding the month of such Distribution Date but on or before the last day of the month immediately preceding the month of such Distribution Date, the difference between (i) one full month’s interest at the applicable Mortgage Rate (after giving effect to any applicable Relief Act Reduction), as reduced by the applicable Servicing Fee Rate and the Master Servicing Fee Rate on the outstanding principal balance of such Mortgage Loan immediately prior to such prepayment and (ii) the amount of interest actually received with respect to such Mortgage Loan in connection with such Principal Prepayment.

Prepayment Penalty Amounts: With respect to any Distribution Date, all premiums or charges paid by the obligors under the related Mortgage Notes due to Principal Prepayments collected by the applicable Servicer during the immediately preceding Prepayment Period, if any.

Prepayment Period: For each Distribution Date and for any Principal Prepayment in part or in full (including any liquidation) (except Principal Prepayments in part or in full received by Countrywide Home Loans Servicing LP and Principal Prepayments in full received by Aurora), the calendar month immediately preceding the month in which such Distribution Date occurs. For each Distribution Date and a Principal Prepayment in full (including any liquidation) received by Aurora, the period from the seventeenth (or, in the case of the first Distribution Date, the first) day of the month immediately preceding the month of such Distribution Date through the sixteenth day of the month of such Distribution Date. For each Distribution Date and for a Principal Prepayment in part or in full (including any liquidation) received by Countrywide Servicing related to each Distribution Date, the 2nd day (or, in the case of the first Distribution Date, the 1st) of the calendar month immediately preceding the month in which such Distribution Date occurs through the first day of the calendar month in which such Distribution Date occurs.

Primary Mortgage Insurance Policy: Mortgage guaranty insurance, if any, on an individual Mortgage Loan, as evidenced by a policy or certificate.

Principal Amount Schedules: Not applicable.

Principal Distribution Amount: For any Distribution Date and Pool 1, an amount equal to the Principal Remittance Amount for such date for such Mortgage Pool minus the Pool 1 Overcollateralization Release Amount, if any, for such Distribution Date.

Principal Only Certificate: Not applicable.

Principal Prepayment: Any Mortgagor payment of principal (other than a Balloon Payment) or other recovery of principal on a Mortgage Loan that is recognized as having been received or recovered in advance of its scheduled Due Date and applied to reduce the principal balance of the Mortgage Loan in accordance with the terms of the Mortgage Note or the applicable Servicing Agreement.

Principal Remittance Amount: For any Distribution Date and Pool 1, an amount equal to (a) the sum of (1) all principal collected (other than Payaheads) or advanced in respect of Scheduled Payments on the Mortgage Loans in Pool 1 during the related Collection Period by the related Servicers or the Master Servicer (less unreimbursed Advances due to the Master Servicer, any Servicer or the Trustee (solely in its capacity as successor master servicer) with respect to such Mortgage Loans, to the extent allocable to principal, and any unreimbursed servicing advances), (2) all prepayments in full or in part received on the Mortgage Loans in Pool 1 during the related Prepayment Period (or in the case of Mortgage Loans serviced by Aurora, the related Collection Period), (3) the outstanding principal balance of each Mortgage Loan in Pool 1 that was repurchased by the Seller or the related Transferor during the related Prepayment Period (or, in the case of Mortgage Loans serviced by Aurora, the related Collection Period) or the NIMS Insurer (in the case of certain Mortgage Loans 90 days or more delinquent), (4) the principal portion of any Substitution Amount paid with respect to any replaced Mortgage Loan in Pool 1 during the related Prepayment Period (or, in the case of Mortgage Loans serviced by Aurora, the related Collection Period) allocable to principal and (5) all Net Liquidation Proceeds, Insurance Proceeds and any other recoveries collected with respect to the Mortgage Loans in Pool 1 during the related Prepayment Period (or, in the case of Mortgage Loans serviced by Aurora, the related Collection Period), to the extent allocable to principal, minus (b) any other costs, expenses or liabilities reimbursable to the Master Servicer, a Servicer, the Custodians and the Trustee as applicable to such Mortgage Pool from the Interest Remittance Amount described in clause (b) of the definition thereof and not reimbursed therefrom or otherwise.

Proceeding: Not applicable.

Proprietary Lease: With respect to any Cooperative Unit, a lease or occupancy agreement between a Cooperative Corporation and a holder of related Cooperative Shares.

Prospectus: The prospectus supplement dated November 29, 2006, together with the accompanying prospectus dated September 13, 2006, relating to the Senior Certificates and the Subordinate Certificates.

Purchase Price: With respect to the repurchase of a Mortgage Loan pursuant to this Agreement, an amount equal to the sum of (a) 100% of the unpaid principal balance of such Mortgage Loan, (b) accrued interest thereon at the Mortgage Rate, from the date as to which interest was last paid to (but not including) the Due Date immediately preceding the next Distribution Date, (c) any unreimbursed Servicing Advances with respect to such Mortgage Loan and (d) any costs and damages incurred by the Trust Fund (or the Trustee) in connection with any violation by such Mortgage Loan of any predatory- or abusive-lending law. The Master Servicer or the applicable Servicer (or the Trustee, if applicable) shall be reimbursed from the Purchase Price for any Mortgage Loan or related REO Property for any Advances made with respect to such Mortgage Loan that are reimbursable to the Master Servicer, such Servicer or the Trustee under this Agreement or the applicable Servicing Agreement, as well as any unreimbursed Servicing Advances and accrued and unpaid Master Servicing Fees or Servicing Fees, as applicable.

QIB: As defined in Section 3.03(c).

Qualified GIC: A guaranteed investment contract or surety bond providing for the investment of funds in the Collection Account or the Certificate Account and insuring a minimum, fixed or floating rate of return on investments of such funds, which contract or surety bond shall:

(a) be an obligation of an insurance company or other corporation whose long-term debt is rated by each Rating Agency in one of its two highest rating categories or, if such insurance company has no long-term debt, whose claims paying ability is rated by each Rating Agency in one of its two highest rating categories, and whose short-term debt is rated by each Rating Agency in its highest rating category;

(b) provide that the Trustee may exercise all of the rights under such contract or surety bond without the necessity of taking any action by any other Person;

(c) provide that if at any time the then current credit standing of the obligor under such guaranteed investment contract is such that continued investment pursuant to such contract of funds would result in a downgrading of any rating of the Certificates or the NIM Securities, the Trustee shall terminate such contract without penalty and be entitled to the return of all funds previously invested thereunder, together with accrued interest thereon at the interest rate provided under such contract to the date of delivery of such funds to the Trustee;

(d) provide that the Trustee’s interest therein shall be transferable to any successor trustee hereunder; and

(e) provide that the funds reinvested thereunder and accrued interest thereon be returnable to the Collection Account or the Certificate Account, as the case may be, not later than the Business Day prior to any Distribution Date.

Qualified Insurer: Not applicable.

Qualifying Substitute Mortgage Loan: In the case of a Mortgage Loan substituted for a Deleted Mortgage Loan, a Mortgage Loan that, on the date of substitution, (i) has a Scheduled Principal Balance (together with that of any other mortgage loan substituted for the same Deleted Mortgage Loan) as of the Due Date in the month in which such substitution occurs not in excess of the Scheduled Principal Balance of the related Deleted Mortgage Loan, provided, however, that, to the extent that the Scheduled Principal Balance of such Mortgage Loan is less than the Scheduled Principal Balance of the related Deleted Mortgage Loan, then such differential in principal amount, together with interest thereon at the applicable Mortgage Rate net of the applicable Master Servicing Fee and the applicable Servicing Fee from the date as to which interest was last paid through the end of the Due Period in which such substitution occurs, shall be paid by the party effecting such substitution to the Master Servicer for deposit into the Collection Account, and shall be treated as a Principal Prepayment hereunder; (ii) has a Net Mortgage Rate not lower than the Net Mortgage Rate of the related Deleted Mortgage Loan and will be a Discount Mortgage Loan if the Deleted Mortgage Loan was a Discount Mortgage Loan or a Non-Discount Mortgage Loan if the Deleted Mortgage Loan was a Non-Discount Mortgage Loan; (iii) has a remaining stated term to maturity not more than eighteen months longer than, and not more than eighteen months shorter than, the remaining term to stated maturity of the related Deleted Mortgage Loan; (iv) (A) has a Loan-to-Value Ratio as of the date of such substitution of not greater than 80%, provided, however, that if the related Deleted Mortgage Loan has a Loan-to-Value Ratio of greater than 80%, then the Loan-to-Value Ratio of such substitute Mortgage Loan may be greater than 80% but shall not be greater than the Loan-to-Value Ratio of the related Deleted Mortgage Loan and (B) the addition of such substitute Mortgage Loan does not increase the weighted average Loan-to-Value Ratio of the related Mortgage Pool by more than 5%; (v) will comply with all of the representations and warranties relating to Mortgage Loans set forth herein, as of the date as of which such substitution occurs; (vi) is not a Cooperative Loan unless the related Deleted Mortgage Loan was a Cooperative Loan; (vii) if applicable, has the same index as and a margin not less than that of the related Deleted Mortgage Loan; (viii) has not been delinquent for a period of more than 30 days more than once in the twelve months immediately preceding such date of substitution; (ix) is covered by a Primary Mortgage Insurance Policy if the related Deleted Mortgage Loan is so covered, and the Loan-to-Value Ratio of such Mortgage Loan is greater than 80%; (x) has a Credit Score not greater than 20 points lower than the Credit Score of the related Deleted Mortgage Loan, provided, however, that if the Deleted Mortgage Loan does not have a Credit Score, then such substitute Mortgage Loan shall have a Credit Score equal to or greater than 700; (xi) has its initial adjustment date after the related Reset Date; and (xii) has a gross margin no less than the related Deleted Mortgage Loan. In the event that either one mortgage loan is substituted for more than one Deleted Mortgage Loan or more than one mortgage loan is substituted for one or more Deleted Mortgage Loans, then (a) the Scheduled Principal Balance referred to in clause (i) above shall be determined such that the aggregate Scheduled Principal Balance of all such substitute Mortgage Loans shall not exceed the aggregate Scheduled Principal Balance of all Deleted Mortgage Loans and (b) each of (1) the rate referred to in clause (ii) above, (2) the remaining term to stated maturity referred to in clause (iii) above, (3) the Loan-to-Value Ratio referred to in clause (iv) above and (4) the Credit Score referred to in clause (x) above shall be determined on a weighted average basis, provided that the final scheduled maturity date of any Qualifying Substitute Mortgage Loan shall not exceed the Final Scheduled Distribution Date of any Class of Certificates. Whenever a Qualifying Substitute Mortgage Loan is substituted for a Deleted Mortgage Loan pursuant to this Agreement, the party effecting such substitution shall certify such qualification in writing to the Trustee and the Master Servicer.

Rating Agency: Any of Fitch, Moody's or S&P.

Realized Loss: (a) with respect to each Liquidated Mortgage Loan, an amount equal to (i) the unpaid principal balance of such Mortgage Loan as of the date of liquidation, plus (ii) interest at the applicable Net Mortgage Rate from the date as to which interest was last paid up to the last day of the month of such liquidation, minus (iii) Liquidation Proceeds received, net of amounts that are reimbursable to the Master Servicer or the applicable Servicer with respect to such Mortgage Loan (other than Advances of principal and interest) including expenses of liquidation or (b) with respect to each Mortgage Loan that has become the subject of a Deficient Valuation, the difference between the unpaid principal balance of such Mortgage Loan immediately prior to such Deficient Valuation and the unpaid principal balance of such Mortgage Loan as reduced by the Deficient Valuation. In determining whether a Realized Loss on a Liquidated Mortgage Loan is a Realized Loss of interest or principal, Liquidation Proceeds shall be allocated, first, to payment of expenses related to such Liquidated Mortgage Loan, then to accrued unpaid interest and finally to reduce the principal balance of the Mortgage Loan.

Recognition Agreement: With respect to any Cooperative Loan, an agreement between the related Cooperative Corporation and the originator of such Mortgage Loan to establish the rights of such originator in the related Cooperative Property.

Record Date: With respect to any Distribution Date and the Group I Certificates, the close of business on the Business Day immediately preceding such Distribution Date. With respect to any Distribution Date and the Group II Certificates, the close of business on the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

Redemption Certificate: None.

Reference Banks: Not applicable.

Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may otherwise be provided by the Commission or its staff from time to time; and all references to any rule, item, section or subsection of, or definition or term contained in, Regulation AB mean such rule, item, section, subsection, definition or term, as the case may be, or any successor thereto, in each case as the same may be amended from time to time.

Regulation S: Regulation S promulgated under the Act or any successor provision thereto, in each case as the same may be amended from time to time; and all references to any rule, section or subsection of, or definition or term contained in, Regulation S means such rule, section, subsection, definition or term, as the case may be, or any successor thereto, in each case as the same may be amended from time to time.

Regulation S Global Security: The meaning specified in Section 3.01(c).

Related Certificates: For any REMIC I-2 Interest, the Class of Certificates set forth on the same row in the table under “REMIC I-2” in the Preliminary Statement hereto.

Related REMIC I-2 Interest: For any Related Certificates, the REMIC I-2 Interest set forth on the same row in the table under “REMIC I-2” in the Preliminary Statement hereto.

Relevant Servicing Criteria: The Servicing Criteria applicable to each party, as set forth on Exhibit O attached hereto. Multiple parties can have responsibility for the same Relevant Servicing Criteria. With respect to a Servicing Function Participant engaged by the Master Servicer, the Trustee, each Custodian or each Servicer, the term “Relevant Servicing Criteria” may refer to a portion of the Relevant Servicing Criteria applicable to such parties.

Relief Act Reduction: With respect to any Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon as a result of application of the Servicemembers Civil Relief Act or any similar state law, any amount by which interest collectible on such Mortgage Loan for the Due Date in the related Due Period is less than interest accrued thereon for the applicable one-month period at the Mortgage Rate without giving effect to such reduction.

REMIC: Each of the SWAP REMIC, REMIC I-1, REMIC I-2, REMIC II-1 and REMIC II-2, as described in the Preliminary Statement hereto.

REMIC I-1: REMIC I-1 as described in the Preliminary Statement hereto.

REMIC I-1 Interest: Any one of the classes of REMIC I-1 Regular Interests and the Class LTI1-R Interest as described in the Preliminary Statement hereto.

REMIC I-1 Marker Classes: Any of the REMIC I-1 Regular Interests other than the Class LTI1-X Interest and other than the Class LTI1-IO Interest.

REMIC I-1 Regular Interest: Each of the REMIC I-1 Interests other than the Class LTI1-R Interest.

REMIC I-2: REMIC I-2 as described in the Preliminary Statement hereto.

REMIC I-2 Interest: Any one of the classes of REMIC I-2 Interests as described in the Preliminary Statement hereto.

REMIC I-2 Regular Interest: Any of the REMIC I-2 Interests other than the Residual Interest. Alternatively, any of the REMIC regular interests represented by (i) the rights associated with any Class of Group I Certificates other than the rights to payments in respect of Excess Interest or the rights to payments from proceeds of the Swap Agreement or Group I Interest Rate Cap Agreement (and disregarding any obligation to make payments in respect of Class I Shortfalls), (ii) the Uncertificated Class 1-X Interest and (iii) the Class LTI2-IO Interest.

REMIC II-1: REMIC II-1 as described in the Preliminary Statement hereto.

REMIC II-1 Interest: Any one of the classes of REMIC II-1 Interests as described in the Preliminary Statement hereto.

REMIC II-1 Regular Interest: Each of the REMIC II-1 Interests other than the Class LTII1-R Interest.

REMIC II-1 Subordinated Balance Ratio: As of any Distribution Date, the ratio among the uncertificated principal balances of each of the REMIC II-1 Regular Interests ending with the designation “A” that is equal to the ratio among, with respect to each such REMIC II-1 Regular Interest, the excess of (x) the aggregate Scheduled Principal Balance of the Mortgage Loans in the related Mortgage Pool over (y) the aggregate Class Principal Amounts of the Senior Certificates of the Certificate Group related to such Mortgage Pool (after giving effect to distributions on such Distribution Date).

REMIC II-2: REMIC II-2 as described in the Preliminary Statement hereto.

REMIC II-2 Interest: Any one of the classes of REMIC II-2 Interests as described in the Preliminary Statement hereto.

REMIC II-2 Regular Interest: Each of the REMIC II-2 Interests other than the Class LTII2-R Interest.

REMIC Pass-Through Rate: For any Distribution Date, the Group I Net Rate for such Distribution Date (as adjusted, in the case of any Class of Certificates or REMIC I-2 Interest that accrues interest on the basis of a 360-day year consisting of twelve 30-day months, to reflect accruals on such basis).

REMIC Provisions: The provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations, including proposed regulations and rulings, and administrative pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

REMIC Swap Rate: For each Distribution Date (and the related Accrual Period), a per annum rate equal to the rate used to compute the monthly gross amount due to the Swap Counterparty under the Swap Agreement for such Distribution Date (such rate, as described in the Prospectus, being the Rate of Payment set forth in Annex C of the Prospectus).

Remittance Date: The day in each month on which each Servicer is required to remit payments to the account maintained by the Master Servicer, as specified in the applicable Servicing Agreement, which is the 18th day of each month (or if such 18th day is not a Business Day, the next succeeding Business Day).

REO Property: A Mortgaged Property acquired by the Trust Fund through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan or otherwise treated as having been acquired pursuant to the REMIC Provisions.

Reportable Event: As defined in Section 6.20(f)(i).

Reporting Servicer: As defined in Section 6.20(e)(i).

Repurchase Price: As defined in Section 7.01.

Reserve Interest Rate: Not applicable.

Reset Date: Not applicable.

Residual Certificate: Any Class R Certificate.

Residual I Interest: An interest in REMIC I-2 that is entitled to all distributions on the Class R-I Certificate other than distributions in respect of the Class SW-R Interest and Class LTI1-R Interest.

Responsible Officer: When used with respect to the Trustee, Vice President, Assistant Vice President, the Secretary, any assistant secretary, or any officer, working in its Corporate Trust Office and having direct responsibility for the administration of this Agreement and any other officer to whom a matter arising under this Agreement may be referred.

Restricted Certificate: Any Class B4-II, Class B5-II, Class B6-II, Class P, Class 1-X, Class C-X, Class S-X or Class R Certificate but excluding any Regulation S Global Security.

Restricted Global Security: As defined in Section 3.01(c).

Rounding Account: Not applicable.

Rules: As defined in Section 6.20(d).

S&P: Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., or any successor in interest.

Sarbanes-Oxley Act: The Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission’s staff).

Sarbanes-Oxley Certification: A written certification covering the activities of all Servicing Function Participants and signed by an officer of the Exchange Act Signing Party that complies with the Sarbanes-Oxley Act, as amended from time to time.

Scheduled Payment: Each scheduled payment of principal and interest (or of interest only, if applicable) to be paid by the Mortgagor on a Mortgage Loan, as reduced (except where otherwise specified herein) by the amount of any related Debt Service Reduction (excluding all amounts of principal and interest that were due on or before the Cut-off Date whenever received) and, in the case of an REO Property, an amount equivalent to the Scheduled Payment that would have been due on the related Mortgage Loan if such Mortgage Loan had remained in existence. In the case of any bi-weekly payment Mortgage Loan, all payments due on such Mortgage Loan during any Due Period shall be deemed collectively to constitute the Scheduled Payment due on such Mortgage Loan in such Due Period.

Scheduled Principal Amount: Not applicable.

Scheduled Principal Balance: With respect to (i) any Mortgage Loan as of any Distribution Date, the principal balance of such Mortgage Loan at the close of business on the Cut-off Date, after giving effect to principal payments due on or before the Cut-off Date, whether or not received, less an amount equal to principal payments due after the Cut-off Date and on or before the Due Date in the related Due Period, whether or not received from the Mortgagor or advanced by the applicable Servicer or the Master Servicer, and all amounts allocable to unscheduled principal payments (including Principal Prepayments, Net Liquidation Proceeds, Insurance Proceeds and condemnation proceeds, in each case to the extent identified and applied prior to or during the applicable Prepayment Period) and (ii) any REO Property as of any Distribution Date, the Scheduled Principal Balance of the related Mortgage Loan on the Due Date immediately preceding the date of acquisition of such REO Property (reduced by any amount applied as a reduction of principal on the Mortgage Loan). With respect to any Mortgage Loan as of the Cut-off Date, as specified in the Mortgage Loan Schedule or the Participation Schedule, as the case may be.

Security Agreement: With respect to any Cooperative Loan, the agreement between the owner of the related Cooperative Shares and the originator of the related Mortgage Note that defines the terms of the security interest in such Cooperative Shares and the related Proprietary Lease.

Seller: Lehman Brothers Holdings or any successor in interest.

Senior Certificate: Any Group 1 Certificate, Group 2 Certificate or Group 3 Certificates.

Senior Enhancement Percentage: With respect to any Distribution Date, the fraction, expressed as a percentage, the numerator of which is the sum of the aggregate Class Principal Amount of the Group I Subordinate Certificates and the Pool 1 Overcollateralization Amount (which amount, for purposes of this definition only, shall not be less than zero and assuming for purposes of this definition that the Principal Distribution Amount has been distributed on such Distribution Date and no Pool 1 Trigger Event has occurred) and the denominator of which is the Pool Balance for Pool 1 for such Distribution Date, in each case after giving effect to distributions on such Distribution Date.

Senior Percentage: With respect to each of Pool 2 and Pool 3 and any Distribution Date, the percentage equivalent of the fraction, the numerator of which is the aggregate of the Certificate Principal Amounts of the Group 2 Certificates, in the case of Pool 2 or the Group 3 Certificates, in the case of Pool 3.

Senior Prepayment Percentage: With respect to each of Pool 2 and Pool 3 for any Distribution Date occurring during the seven years beginning on the first Distribution Date, 100%, except as described herein below. With respect to each of Pool 2 and Pool 3 for any Distribution Date occurring on or after the seventh anniversary of the first Distribution Date, the related Senior Percentage plus the following percentage of the related Subordinate Percentage for such Distribution Date: for any Distribution Date in the first year thereafter, 70%; for any Distribution Date in the second year thereafter, 60%; for any Distribution Date in the third year thereafter, 40%; for any Distribution Date in the fourth year thereafter, 20%; and for any subsequent Distribution Date, 0%; provided, however, (i) if on any of the foregoing Distribution Dates the Senior Enhancement Percentage for Mortgage Group II is less than the Initial Senior Enhancement Percentage, the Senior Prepayment Percentage for each Mortgage Pool in Mortgage Group II on such Distribution Date shall once again equal 100%, (ii) unless the condition described in clause (i) has occurred, if on any Distribution Date before the Distribution Date in November 2009, prior to giving effect to any distributions on such Distribution Date, the Senior Enhancement Percentage for Mortgage Group II for such Distribution Date is greater than or equal to twice the related Initial Senior Enhancement Percentage, then the Senior Prepayment Percentage for each Mortgage Pool in Mortgage Group II for such Distribution Date will equal the related Senior Percentage plus 50% of the related Subordinate Percentage for such Mortgage Pool and (iii) unless the condition described in clause (i) has occurred, if on any Distribution Date on or after the Distribution Date in December 2009, prior to giving effect to any distributions on such Distribution Date, the Senior Enhancement Percentage for Mortgage Group II for such Distribution Date is greater than or equal to twice the related Initial Senior Enhancement Percentage, then the Senior Prepayment Percentage for each Mortgage Pool in Mortgage Group II on such Distribution Date will equal the related Senior Percentage.

Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage for any Mortgage Pool in Mortgage Group II below the respective levels in effect for the most recent prior period set forth in the paragraph above (calculated without regard to clause (ii) or clause (iii) of the paragraph above) shall be effective on any Distribution Date if, as of the first Distribution Date as to which any such decrease applies, (i) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates of all Mortgage Loans in the related Mortgage Pool that were delinquent 60 days or more (including for this purpose any Mortgage Loans in foreclosure and the Scheduled Payments that would have been due on Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust Fund if the related Mortgage Loan had remained in existence) is greater than or equal to 50% of the applicable Group Subordinate Amount immediately prior to such Distribution Date or (ii) cumulative Realized Losses with respect to the Mortgage Loans in the related Mortgage Pool exceed (a) with respect to each Distribution Date prior to the third anniversary of the first Distribution Date, 20% of the related Original Group Subordinate Amount, (b) with respect to each Distribution Date on or after the third anniversary and prior to the eighth anniversary of the first Distribution Date, 30% of the related Original Group Subordinate Amount, (c) with respect to each Distribution Date on or after the eighth anniversary and prior to the ninth anniversary of the first Distribution Date, 35% of the related Original Group Subordinate Amount, (d) with respect to each Distribution Date on or after the ninth anniversary and prior to the tenth anniversary of the first Distribution Date, 40% of the related Original Group Subordinate Amount, (e) with respect to each Distribution Date on or after the tenth anniversary and prior to the eleventh anniversary of the first Distribution Date, 45% of the related Original Group Subordinate Amount, and (f) with respect to each Distribution Date on or after the eleventh anniversary of the first Distribution Date or thereafter, 50% of the related Original Group Subordinate Amount. After the Class Principal Amount of each Class of Senior Certificates in any Certificate Group has been reduced to zero, the Senior Prepayment Percentage for the related Mortgage Pool shall be 0%.

Senior Principal Distribution Amount: Not applicable.

Servicer: Any Servicer that has entered into any of the Servicing Agreements attached as Exhibit E hereto, or any successor in interest. Initially, the Servicers are ABN AMRO Mortgage Group, Inc., Aurora, Colonial Savings Bank, F.A. and Countrywide Home Loans Servicing LP.

Service(s)(ing): In accordance with Regulation AB, the act of managing or collecting payments on the Mortgage Loans or any other assets of the Trust Fund by an entity that meets the definition of “servicer’ set forth in Item 1101 of Regulation AB. For clarification purposes, any uncapitalized occurrence of this term shall have the meaning commonly understood by participants in the residential mortgage-backed securitization market.

Servicing Advances: Expenditures incurred by a Servicer in connection with the liquidation or foreclosure of a Mortgage Loan which are eligible for reimbursement under the applicable Servicing Agreement.

Servicing Agreement: Each Servicing Agreement between a Servicer and the Seller, dated as of November 1, 2006, attached hereto in Exhibit E, and any other servicing agreement entered into between a successor servicer and the Seller or the Trustee pursuant to the terms hereof.

Servicing Criteria: The “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

Servicing Fee: With respect to each Servicer, the Servicing Fee specified in the applicable Servicing Agreement and set forth on the Mortgage Loan Schedule.

Servicing Fee Rate: With respect to a Servicer, the Servicing Fee specified in the applicable Servicing Agreement.

Servicing Function Participant: Any Subservicer, Subcontractor or any other Person, other than each Servicer, each Custodian, the Master Servicer, the Trustee and the Paying Agent that is participating in the servicing function within the meaning of Regulation AB, unless such Person’s activities relate only to 5% or less of the Mortgage Loans.

Servicing Officer: Any officer of the Master Servicer involved in or responsible for the administration and servicing or master servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by the Master Servicer to the Trustee, as such list may from time to time be amended.

Similar Law: As defined in Section 3.03(d).

Special Hazard Loss: With respect to the Mortgage Loans, (x) any Realized Loss arising out of any direct physical loss or damage to a Mortgaged Property which is caused by or results from any cause, exclusive of any loss covered by a hazard policy or a flood insurance policy required to be maintained in respect of such Mortgaged Property and any loss caused by or resulting from (i) normal wear and tear, (ii) conversion or other dishonest act on the part of the Trustee, the Master Servicer, any Servicer or any of their agents or employees, or (iii) errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues, or (y) any Realized Loss arising from or related to the presence or suspected presence of hazardous wastes, or hazardous substances on a Mortgaged Property unless such loss is covered by a hazard policy or flood insurance policy required to be maintained in respect of such Mortgaged Property, in any case, as reported by any Servicer to the Master Servicer.

Special Hazard Loss Limit: As of the Cut-off Date, $4,518,397.53 for Pool 2 and Pool 3, which amount shall each be reduced from time to time to an amount equal on any Distribution Date to the lesser of (a) the greatest of (i) 1% of the aggregate of the Scheduled Principal Balances of the related Mortgage Loans; (ii) twice the Scheduled Principal Balance of the related Mortgage Loan having the highest Scheduled Principal Balance, and (iii) the aggregate Scheduled Principal Balances of the related Mortgage Loans secured by Mortgaged Properties located in the single California postal zip code area having the highest aggregate Scheduled Principal Balance of Mortgage Loans of any such postal zip code area and (b) such Special Hazard Loss Limit as of the Closing Date less the amount, if any, of Special Hazard Losses incurred with respect to the related Mortgage Loans since the Closing Date.

Specified Rating: Not applicable.

Sponsor: Lehman Brothers Holdings Inc. and any successor in interest thereto.

Startup Day: The day designated as such pursuant to Section 10.01(b) hereof.

Subcontractor: Any third-party or Affiliated vendor, subcontractor or other Person utilized by a Servicer, a Custodian, the Master Servicer, a Subservicer or the Trustee that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities market) of the Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to the Mortgage Loans under direction and authority of such Servicer, Custodian, Master Servicer, Subservicer or Trustee.

Subordinate Certificate: Any Class B Certificate.

Subordinate Certificate Writedown Amount: As to any Distribution Date, with respect to the Group II Certificates, the amount by which (i) the sum of the Class Principal Amounts of all the Certificates related to Pool 2 and Pool 3 (after giving effect to the distribution of principal and the allocation of Realized Losses in reduction of the Certificate Principal Amounts of the Certificates related to Pool 2 and Pool 3 on such Distribution Date) exceeds (ii) the aggregate Scheduled Principal Balance of the Mortgage Loans in Pool 2 and Pool 3 for such Distribution Date.

Subordinate Class Percentage: With respect to any Distribution Date and any Class of Subordinate Certificates, the percentage obtained by dividing the Class Principal Amount of such Class immediately prior to such Distribution Date by the aggregate Certificate Principal Amount of all Subordinate Certificates related to the same Mortgage Group immediately prior to such Distribution Date.

Subordinate Component Percentage: Not applicable.

Subordinate Floating Rate Certificate Shortfall: Not applicable.

Subordinate LIBOR Certificate: Not applicable.

Subordinate Percentage: With respect to each Mortgage Pool and any Distribution Date, the difference between 100% and the related Senior Percentage for such Distribution Date.

Subordinate Prepayment Percentage: With respect to each of Pool 2 and Pool 3 and any Distribution Date, the difference between 100% and the related Senior Prepayment Percentage for such Distribution Date.

Subordinate Principal Distribution Amount: For each Mortgage Pool and any Distribution Date, the sum of the following:

(i) the product of (a) the related Subordinate Percentage for such date and (b) the principal portion of each Scheduled Payment (without giving effect to any Debt Service Reduction occurring prior to the applicable Bankruptcy Coverage Termination Date) on each Mortgage Loan in the related Mortgage Pool due during the related Due Period;

(ii) the product of (a) the related Subordinate Prepayment Percentage for such date and (b) each of the following amounts: (1) each Principal Prepayment on the Mortgage Loans in the related Mortgage Pool collected during the related Prepayment Period, (2) each other unscheduled collection, including Subsequent Recoveries, Insurance Proceeds and Net Liquidation Proceeds (other than with respect to any Mortgage Loan in the related Mortgage Pool that was finally liquidated during the related Prepayment Period) representing or allocable to recoveries of principal in the related Mortgage Pool received during the related Prepayment Period, and (3) the principal portion of all proceeds of the purchase of any Mortgage Loan in the related Mortgage Pool (or, in the case of a permitted substitution, amounts representing a principal adjustment) actually received by the Trustee with respect to the related Prepayment Period;

(iii) with respect to unscheduled recoveries allocable to principal of any Mortgage Loan in the related Mortgage Pool that was finally liquidated during the related Prepayment Period, the related Net Liquidation Proceeds allocable to principal less any related amount paid pursuant to subsection (iii) of the definition of Group II Senior Principal Distribution Amount for the related Certificate Group; and

(iv) any amounts described in clauses (i) through (iii) for any previous Distribution Date that remain unpaid.

Subsequent Recovery: The amount, if any, recovered by the related Servicer or the Master Servicer with respect to a Liquidated Mortgage Loan with respect to which a Realized Loss has been incurred after liquidation and disposition of such Mortgage Loan.

Subservicer: Any Person that (i) is considered to be a Servicing Function Participant, (ii) services Mortgage Loans on behalf of any Servicer or Additional Servicer, and (iii) is responsible for the performance (whether directly or through subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Servicer, Master Servicer or the Trustee under this Agreement, the Servicing Agreements, the Custodial Agreements or other Servicing agreements entered into with respect to some or all of the Mortgage Loans, that are identified in Item 1122(d) of Regulation AB.

Substitution Amount: The amount, if any, by which the Scheduled Principal Balance of a Deleted Mortgage Loan exceeds the Scheduled Principal Balance of the related Qualifying Substitute Mortgage Loan, or aggregate Scheduled Principal Balance, if applicable, plus unpaid interest thereon, any related unpaid Advances or Servicing Advances or unpaid Servicing Fees and the amount of any costs and damages incurred by the Trust Fund associated with a violation of any applicable federal, state or local predatory or abusive lending law in connection with the origination of such Deleted Mortgage Loan.

Supplemental Interest Trust: The corpus of a trust created pursuant to Section 5.08 of this Agreement and designated as the “Supplemental Interest Trust,” consisting of the Swap Agreement and the Supplemental Interest Trust Account.

Supplemental Interest Trust Account: The account created pursuant to Section 5.08 of this Agreement.

Supplemental Interest Trust Amount: With respect to any Swap Payment Date, the sum of any Net Swap Payment and any Swap Termination Payment deposited into the Supplemental Interest Trust Account.

Surety: Not applicable.

Surety Bond: Not applicable.

Swap Agreement: The interest rate swap agreement documented pursuant to the ISDA Master Agreement, together with a schedule, confirmation and credit support annex, between the Trustee, on behalf of the Supplemental Interest Trust, and the Swap Counterparty.

Swap Counterparty: The counterparty to the Supplemental Interest Trust under the Swap Agreement, and any successor in interest or assigns. Initially, the Swap Counterparty shall be Swiss Re Financial Products Corporation.

Swap Counterparty Trigger Event: A Swap Counterparty Trigger Event shall have occurred if any of (i) a Swap Default with respect to which the Swap Counterparty is a Defaulting Party, (ii) a Termination Event with respect to which the Swap Counterparty is the sole Affected Party or (iii) an Additional Termination Event with respect to which the Swap Counterparty is the sole Affected Party has occurred.

Swap Default: Any of the circumstances constituting an “Event of Default” under the Swap Agreement.

Swap Early Termination: The occurrence of an early termination date under the Swap Agreement.

Swap LIBOR: With respect to any Distribution Date (and the related Accrual Period), the product of (i) the Floating Rate Option (as defined under “Floating Amounts” in the Swap Agreement) for the related Swap Payment Date and (ii) two, as calculated by the Swap Counterparty and furnished to the Trustee.

Swap Payment Date: For so long as the Swap Agreement is in effect or any amounts remain unpaid thereunder, the Business Day immediately preceding each Distribution Date.

SWAP REMIC: As described in the Preliminary Statement hereto.

SWAP REMIC Interests: Any one of the classes of SWAP REMIC Interests described in the Preliminary Statement hereto.

SWAP REMIC Regular Interests: Any of the SWAP REMIC Interests other than the Class SW-R Interest.

Swap Termination Payment: Upon the designation of an “Early Termination Date” as defined in the Swap Agreement, the payment required to be made by the Supplemental Interest Trust to the Swap Counterparty, or by the Swap Counterparty to the Supplemental Interest Trust, as applicable, pursuant to the terms of the Swap Agreement, and any unpaid amounts due on previous Swap Payment Dates and accrued interest thereon as provided in the Swap Agreement, as calculated by the Swap Counterparty and furnished to the Trustee.

Tax Matters Person: The “tax matters person” as specified in the REMIC Provisions.

Telerate Page 3750: The display currently so designated as “Page 3750” on the Moneyline Telerate Service (or such other page selected by the Trustee as may replace Page 3750 on that service for the purpose of displaying daily comparable rates on prices).

Termination Event: As defined in the Swap Agreement.

Title Insurance Policy: A title insurance policy maintained with respect to a Mortgage Loan.

Total Distribution Amount: With respect to any Distribution Date, the sum of (i) the Interest Remittance Amount for all three Mortgage Pools for such date; (ii) the Principal Remittance Amount for all three Mortgage Pools for such date; and (iii) the Prepayment Penalty Amounts.

Transfer Agreement: As defined in the Mortgage Loan Sale Agreement.

Transferor: Each seller of Mortgage Loans to Lehman Brothers Holdings pursuant to a Transfer Agreement.

Trust Fund: The corpus of the trust created pursuant to this Agreement, consisting of the Mortgage Loans, the assignment of the Depositor’s rights under the Mortgage Loan Sale Agreement and the Participation Agreement, the Participations, the Additional Collateral, such amounts as shall from time to time be held in the Pool 1 Basis Risk Reserve Fund, the Collection Account, the Certificate Account, any Escrow Account, the Insurance Policies, any REO Property and the other items referred to in, and conveyed to the Trustee under, Section 2.01(a). The legal entity name of the Trust Fund shall be Structured Adjustable Rate Mortgage Loan Trust Mortgage Pass-Through Certificates, Series 2006-11.

Trust Rate: Not applicable.

Trust REMIC: Any REMIC created hereunder.

Trustee: U.S. Bank National Association, a national banking association, not in its individual capacity, but solely in its capacity as trustee for the benefit of the Certificateholders under this Agreement, and any successor thereto, and any corporation or national banking association resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee as may from time to time be serving as successor trustee hereunder.

Trustee Fee: As to any Distribution Date and each Mortgage Loan, an amount equal to the product of the Trustee Fee Rate and the Scheduled Principal Balance of such Mortgage Loan as of the first day of the related Due Period.

Trustee Fee Rate: 0.0090% per annum.

Uncertificated Class 1-X Interest: An uncertificated regular interest in REMIC I-2 with an initial principal balance equal to the excess of (i) the aggregate Scheduled Principal Balance of Mortgage Group I as of the Cut-off Date over (ii) the aggregate initial principal amounts of the Group I Certificates and bearing interest on a each Distribution Date in an amount equal to the Class 1-X Current Interest for such Distribution Date; provided, however, that such interest shall have no obligation or right to make or receive any payments treated as paid or received by the Class 1-X Certificates pursuant to interest rate cap agreements or notional principal contracts under Section 10.01.

Undercollateralization Distribution: As defined in Section 5.02(m).

Undercollateralized Group: With respect to any Distribution Date, the Senior Certificates of any Certificate Group as to which the aggregate Certificate Principal Amount thereof, after giving effect to distributions pursuant to Section 5.02(d) on such date, is greater than the Pool Balance of the related Mortgage Pool for such Distribution Date.

Underlying Subordinate Rate: For Pool 1, the Pool 1 Net WAC; for Pool 2, the Pool 2 Net WAC; and for Pool 3, the Pool 3 Net WAC.

Underwriter’s Exemption: Prohibited Transaction Exemption 91-14, 56 Fed. Reg. 7413 (1991), as amended (or any successor thereto), or any substantially similar administrative exemption granted by the U.S. Department of Labor.

Unpaid Basis Risk Shortfall: With respect to any Distribution Date and any Class of Group I Certificates, the aggregate of all Basis Risk Shortfalls with respect to such Class remaining unpaid from previous Distribution Dates, plus interest accrued thereon at the applicable Certificate Interest Rate computed without regard to the Pool 1 Net Funds Cap.

Unpaid Subordinate Floating Rate Certificate Shortfall: Not applicable.

Voting Interests: The portion of the voting rights of all the Certificates that is allocated to any Certificate for purposes of the voting provisions of this Agreement. At all times during the term of this Agreement until the Class Notional Amount of each Class of Notional Certificates has been reduced to zero, 94% of all Voting Interests shall be allocated to the Group I and Group II Certificates, 1% shall be allocated to each of the Class P-I, Class P-II, Class P-III, Class R-I and Class R-II Certificates, and 0.33% of all Voting Interests shall be allocated to each of the Class 1-X, Class C-X and Class S-X Certificates, while they remain outstanding. Voting Interests allocated to the Notional Certificates shall be allocated among the Classes of such Certificates (and among the Certificates of each such Class) in proportion to their Class Notional Amounts (or Notional Amounts). Voting Interests shall be allocated among the Class P-I, Class P-II and Class P-III Certificates in proportion to their Percentage Interest. Voting Interests shall be allocated among the other Classes of Certificates (and among the Certificates of each such Class) in proportion to their Class Principal Amounts (or Certificate Principal Amounts).

Section 1.02. Calculations Respecting Mortgage Loans.

Calculations required to be made pursuant to this Agreement with respect to any Mortgage Loan in the Trust Fund shall be made based upon current information as to the terms of the Mortgage Loans and reports of payments received from the Mortgagor on such Mortgage Loans and distributions to be made to the Certificateholders as supplied to the Trustee by the Master Servicer. The Trustee shall not be required to recompute, verify or recalculate the information supplied to it by the Master Servicer.

Section 1.03. Rights of the NIMS Insurer

Each of the rights of any NIMS Insurer set forth in this Agreement shall exist so long as (i) the NIMS Insurer has undertaken to guarantee certain payments of NIM Securities issued pursuant to the Indenture and (ii) the NIM Securities issued pursuant to the Indenture remain outstanding or the NIMS Insurer is owed amounts in respect of its guarantee of payment on such notes; provided, however, the NIMS Insurer shall not have any rights hereunder (except pursuant to Section 11.03 and any rights to indemnification hereunder in the case of clause (ii) below) so long as (i) the NIMS Insurer has not undertaken to guarantee certain payments of notes issued pursuant to the Indenture or (ii) any default has occurred and is continuing under the insurance policy issued by the NIMS Insurer with respect to such notes.

ARTICLE II

DECLARATION OF TRUST;
ISSUANCE OF CERTIFICATES

Section 2.01. Creation and Declaration of Trust Fund; Conveyance of Mortgage Loans.

(a) Concurrently with the execution and delivery of this Agreement, the Depositor does hereby transfer, assign, set over, deposit with and otherwise convey to the Trustee, without recourse, subject to Sections 2.02, 2.04, 2.05 and 2.06, in trust, all the right, title and interest of the Depositor in and to the Mortgage Loans (including the Participations). Such conveyance includes, without limitation, the right to all distributions of principal and interest received on or with respect to the Mortgage Loans on and after the Cut-off Date (other than payments of principal and interest due on or before such date), and all such payments due after such date but received prior to such date and intended by the related Mortgagors to be applied after such date, together with all of the Depositor’s right, title and interest in and to the Collection Account and all amounts from time to time credited to and the proceeds of the Collection Account, the Certificate Account and all amounts from time to time credited to and the proceeds of the Certificate Account, any Escrow Account established pursuant to Section 9.06 hereof and the Pool 1 Basis Risk Reserve Fund and all amounts from time to time credited to and the proceeds of any such Escrow Account, any REO Property and the proceeds thereof, the Depositor’s rights under any Insurance Policies related to the Mortgage Loans, and the Depositor’s security interest in any collateral pledged to secure the Mortgage Loans, including the Mortgaged Properties and any Additional Collateral, and any proceeds of the foregoing, to have and to hold, in trust; and the Trustee declares that, subject to the review provided for in Section 2.02, it (or a Custodian on its behalf) has received and shall hold the Trust Fund, as trustee, in trust, for the benefit and use of the Holders of the Certificates and for the purposes and subject to the terms and conditions set forth in this Agreement, and, concurrently with such receipt, the Certificates have been executed, authenticated and delivered to or upon the order of the Depositor, in exchange for the Trust Fund, in the authorized denominations evidencing the entire ownership of the Trust Fund.

Concurrently with the execution of this Agreement, the Swap Agreement and Cap Agreement shall be delivered to the Trustee. In connection therewith, the Depositor hereby directs the Trustee (solely in its capacity as such) and the Trustee is hereby authorized to enter into, execute and deliver the Cap Agreement and the Swap Agreement (on behalf of the Supplemental Interest Trust) for the benefit of, the Holders of the Group I Certificates. The Seller, the Master Servicer, the Depositor, the Servicers and the Certificateholders (by their acceptance of such Group I Certificates) acknowledge and agree that the Trustee is executing and delivering the Cap Agreement and the Swap Agreement solely in its capacity as Trustee of the Supplemental Interest Trust and the Trust Fund and not in its individual capacity. The Trustee shall have no duty or responsibility to enter into any other interest rate swap agreement upon the expiration or termination of the Cap Agreement and the Swap Agreement.

Concurrently with the execution and delivery of this Agreement, the Depositor does hereby assign to the Trustee all of its rights and interest under the Mortgage Loan Sale Agreement; including all rights of the Seller under the applicable Servicing Agreement and any related Transfer Agreement (other than first payment date default or early pay date default rights against the Transferor) to the extent assigned under the Mortgage Loan Sale Agreement. The Trustee hereby accepts such assignment, and shall be entitled to exercise all rights of the Depositor under the Mortgage Loan Sale Agreement as if, for such purpose, it were the Depositor. The Trustee is hereby directed to execute and deliver the Servicing Agreement (to the extent it is a party thereto) and to perform in accordance therewith.

It is agreed and understood by the Depositor and the Trustee (and the Seller has so represented and recognized in the Mortgage Loan Sale Agreement) that it is not intended that any Mortgage Loan to be included in the Trust Fund that is a “High-Cost Mortgage Loan” as defined under any applicable federal law or state or local regulation, ordinance or law.

The foregoing sale, transfer, assignment, set-over, deposit and conveyance and the assignment and transfer with respect to Additional Collateral does not and is not intended to result in creation or assumption by the Trustee of any obligation of the Depositor, the Seller, or any other Person in connection with the Mortgage Loans, the Servicing Agreements or any other agreement or instrument relating thereto except as specifically set forth herein.

In addition, with respect to any Pledged Asset Mortgage Loan, the Depositor does hereby transfer, assign, set-over and otherwise convey to the Trustee without recourse (except as provided herein) (i) its rights as assignee under any security agreements, pledge agreements or guarantees relating to the Additional Collateral supporting any Pledged Asset Mortgage Loan, (ii) its security interest in and to any Additional Collateral, (iii) its right to receive payments in respect of any Pledged Asset Mortgage Loan pursuant to the Additional Collateral Servicing Agreement, and (iv) its rights as beneficiary under the surety bond in respect of any Pledged Asset Mortgage Loan. Notwithstanding anything to the contrary in this Agreement, the Trust Fund shall not obtain title to or beneficial ownership of any Additional Collateral as a result of or in lieu of the disposition thereof or otherwise.

(b) In connection with such transfer and assignment, the Depositor does hereby deliver to, and deposit with, or cause to be delivered to and deposited with, the Trustee, and/or the Custodian acting on the Trustee’s behalf, the following documents or instruments with respect to each Mortgage Loan (each a “Mortgage File”) so transferred and assigned (other than the Participations):

(i) with respect to each Mortgage Loan, the original Mortgage Note endorsed without recourse in proper form to the order of the Trustee, or in blank (in each case, with all necessary intervening endorsements as applicable);

(ii) the original of any guarantee, security agreement or pledge agreement relating to any Additional Collateral and executed in connection with the Mortgage Note, assigned to the Trustee;

(iii) with respect to each Mortgage Loan other than a Cooperative Loan, the original recorded Mortgage with evidence of recording indicated thereon and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon or, if such Mortgage or power of attorney has been submitted for recording but has not been returned from the applicable public recording office, has been lost or is not otherwise available, a copy of such Mortgage or power of attorney, as the case may be, certified to be a true and complete copy of the original submitted for recording. If, in connection with any Mortgage Loan, the Depositor cannot deliver the Mortgage with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost, the Depositor shall deliver or cause to be delivered to the Trustee (or the applicable Custodian), in the case of a delay due to recording, a true copy of such Mortgage, pending delivery of the original thereof, together with an Officer’s Certificate of the Depositor certifying that the copy of such Mortgage delivered to the Trustee (or the applicable Custodian) is a true copy and that the original of such Mortgage has been forwarded to the public recording office, or, in the case of a Mortgage that has been lost, a copy thereof (certified as provided for under the laws of the appropriate jurisdiction) and a written Opinion of Counsel acceptable to the Trustee and the Depositor that an original recorded Mortgage is not required to enforce the Trustee’s interest in the Mortgage Loan;

(iv) the original of each assumption, modification or substitution agreement, if any, relating to the Mortgage Loans, or, as to any assumption, modification or substitution agreement which cannot be delivered on or prior to the Closing Date because of a delay caused by the public recording office where such assumption, modification or substitution agreement has been delivered for recordation, a photocopy of such assumption, modification or substitution agreement, pending delivery of the original thereof, together with an Officer’s Certificate of the Depositor certifying that the copy of such assumption, modification or substitution agreement delivered to the Trustee (or the applicable Custodian) is a true copy and that the original of such agreement has been forwarded to the public recording office;

(v) with respect to each Non-MERS Mortgage Loan other than a Cooperative Loan, the original Assignment of Mortgage, in form and substance acceptable for recording. The Mortgage shall be assigned either (A) in blank, without recourse or (B) to “U.S. Bank National Association, as Trustee of the Structured Adjustable Rate Mortgage Loan Trust Mortgage Pass Through Certificates, Series 2006-11,” without recourse for each Mortgage Loan;

(vi) if applicable, such original intervening assignments of the Mortgage, notice of transfer or equivalent instrument (each, an “Intervening Assignment”), as may be necessary to show a complete chain of assignment from the originator, or, in the case of an Intervening Assignment that has been lost, a written Opinion of Counsel acceptable to the Trustee that such original Intervening Assignment is not required to enforce the Trustee’s interest in the Mortgage Loans;

(vii) the original Primary Mortgage Insurance Policy or certificate, if private mortgage guaranty insurance is required;

(viii) with respect to each Mortgage Loan other than a Cooperative Loan, the original mortgagee title insurance policy or attorney’s opinion of title and abstract of title;

(ix) the original of any security agreement, chattel mortgage or equivalent instrument executed in connection with the Mortgage or as to any security agreement, chattel mortgage or their equivalent instrument that cannot be delivered on or prior to the Closing Date because of a delay caused by the public recording office where such document has been delivered for recordation, a photocopy of such document, pending delivery of the original thereof, together with an Officer’s Certificate of the Depositor certifying that the copy of such security agreement, chattel mortgage or their equivalent instrument delivered to the Trustee (or the applicable Custodian) is a true copy and that the original of such document has been forwarded to the public recording office; and

(x) with respect to any Cooperative Loan, the Cooperative Loan Documents.

The parties hereto acknowledge and agree that the form of endorsement attached hereto as Exhibit B-4 is intended to effect the transfer to the Trustee, for the benefit of the Certificateholders, of the Mortgage Notes and the Mortgages.

With respect to each Participation, the Depositor does hereby deliver to, and deposit with, or cause to be delivered to and deposited with, the Trustee, and/or any Custodian acting on the Trustee’s behalf, a copy of the Participation Agreement and the original Participation issued to the Trustee.

(c) (1) Assignments of Mortgage with respect to each Non-MERS Mortgage Loan other than a Cooperative Loan shall be recorded; provided, however, that such Assignments need not be recorded if, in the Opinion of Counsel (which must be from Independent counsel) acceptable to the Trustee, the Rating Agencies and any NIMS Insurer, recording in such states is not required to protect the Trustee’s interest in the related Non-MERS Mortgage Loans. Subject to the preceding sentence, as soon as practicable after the Closing Date (but in no event more than 3 months thereafter except to the extent delays are caused by the applicable recording office), the Master Servicer (or the applicable Custodian), at the expense of the Depositor and with the cooperation of the applicable Servicer, shall cause to be properly recorded by such Servicer in each public recording office where the related Mortgages are recorded each Assignment of Mortgage referred to in subsection (b)(v) above with respect to a Non-MERS Mortgage Loan. With respect to each Cooperative Loan, the Master Servicer (or the applicable Custodian), at the expense of the Depositor and with the cooperation of the applicable Servicer, shall cause such Servicer to take such actions as are necessary under applicable law in order to perfect the interest of the Trustee in the related Mortgaged Property.

(ii) With respect to each MERS Mortgage Loan, the Master Servicer (or its applicable Custodian), at the expense of the Depositor and with the cooperation of the applicable Servicer, shall cause to be taken such actions by such Servicer as are necessary to cause the Trustee to be clearly identified as the owner of each such Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

(d) In instances where a Title Insurance Policy is required to be delivered to the Trustee, or to the applicable Custodian on behalf of the Trustee, under clause (b)(viii) above and is not so delivered, the Depositor will provide a copy of such Title Insurance Policy to the Trustee, or to the applicable Custodian on behalf of the Trustee, as promptly as practicable after the execution and delivery hereof, but in any case within 180 days of the Closing Date.

(e) For Mortgage Loans (if any) that have been prepaid in full after the Cut-off Date and prior to the Closing Date, the Depositor, in lieu of delivering the above documents, herewith delivers to the Trustee, or to the applicable Custodian on behalf of the Trustee, an Officer’s Certificate which shall include a statement to the effect that all amounts received in connection with such prepayment that are required to be deposited in the applicable Collection Account pursuant to Section 4.01 have been so deposited. All original documents that are not delivered to the Trustee or the applicable Custodian on behalf of the Trustee shall be held by the Master Servicer or the applicable Servicer in trust for the benefit of the Trustee and the Certificateholders.

(f) Upon execution of this Agreement, the Depositor hereby delivers to the Trustee and the Trustee acknowledges a receipt of the Mortgage Loan Sale Agreement and the Servicing Agreement.

Section 2.02. Acceptance of Trust Fund by Trustee: Review of Documentation for Trust Fund.

(a) The Trustee or the applicable Custodian on behalf of the Trustee, by execution and delivery hereof, acknowledges receipt of the Participations and the Mortgage Files pertaining to the Mortgage Loans listed on the Mortgage Loan Schedule, subject to review thereof by the Trustee, or by the applicable Custodian on behalf of the Trustee, under this Section 2.02. The Trustee, or the applicable Custodian on behalf of the Trustee, will execute and deliver to the Trustee, the Depositor, the Master Servicer and any NIMS Insurer on the Closing Date an Initial Certification in the form annexed hereto as Exhibit B-1 (or in the form annexed to the applicable Custodial Agreement as Exhibit B-1, as applicable).

(b) Within 45 days after the Closing Date, the Trustee, or the applicable Custodian, on behalf of the Trustee, will, for the benefit of Holders of the Certificates and any NIMS Insurer, review each Mortgage File to ascertain that all required documents set forth in Section 2.01 have been received and appear on their face to contain the requisite signatures by or on behalf of the respective parties thereto, and shall deliver to the Trustee, the Depositor, the Master Servicer and any NIMS Insurer an Interim Certification in the form annexed hereto as Exhibit B-2 (or in the form annexed to the applicable Custodial Agreement as Exhibit B-2, as applicable) to the effect that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan prepaid in full or any Mortgage Loan specifically identified in such certification as not covered by such certification), (i) all of the applicable documents specified in Section 2.01(b) are in its possession and (ii) such documents have been reviewed by it and appear to relate to such Mortgage Loan. The Trustee, or the applicable Custodian on behalf of the Trustee, shall make sure that the documents are executed and endorsed, but shall be under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that the same are valid, binding, legally effective, properly endorsed, genuine, enforceable or appropriate for the represented purpose or that they have actually been recorded or are in recordable form or that they are other than what they purport to be on their face. Neither the Trustee nor any Custodian shall have any responsibility for verifying the genuineness or the legal effectiveness of or authority for any signatures of or on behalf of any party or endorser.

(c) If in the course of the review described in paragraph (b) above the Trustee or the applicable Custodian discovers any document or documents constituting a part of a Mortgage File that is missing, does not appear regular on its face (i.e., is mutilated, damaged, defaced, torn or otherwise physically altered) or appears to be unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule (each, a “Material Defect”), the Trustee, or the applicable Custodian on behalf of the Trustee, shall promptly identify the Mortgage Loan to which such Material Defect relates in the Interim Certificate delivered to the Trustee, the Depositor, the Master Servicer and any NIMS Insurer. Within 90 days of its receipt of such notice, the Depositor shall be required to cure such Material Defect (and, in such event, the Depositor shall provide the Trustee with an Officer’s Certificate confirming that such cure has been effected). If the Depositor does not so cure such Material Defect, it shall, if a loss has been incurred with respect to such Mortgage Loan that would, if such Mortgage Loan were not purchased from the Trust Fund, constitute a Realized Loss, and such loss is attributable to the failure of the Depositor to cure such Material Defect, repurchase the related Mortgage Loan from the Trust Fund at the Purchase Price. A loss shall be deemed to be attributable to the failure of the Depositor to cure a Material Defect if, as determined by the Depositor, upon mutual agreement with the Servicer acting in good faith, absent such Material Defect, such loss would not have been incurred. Within the two-year period following the Closing Date, the Depositor may, in lieu of repurchasing a Mortgage Loan pursuant to this Section 2.02, substitute for such Mortgage Loan a Qualifying Substitute Mortgage Loan subject to the provisions of Section 2.05. The failure of the Trustee or the applicable Custodian to give the notice contemplated herein within 45 days after the Closing Date shall not affect or relieve the Depositor of its obligation to repurchase any Mortgage Loan pursuant to this Section 2.02 or any other Section of this Agreement requiring the repurchase of Mortgage Loans from the Trust Fund.

(d) Within 180 days following the Closing Date, the Trustee, or the applicable Custodian, shall deliver to the Trustee, the Depositor, the Master Servicer and any NIMS Insurer a Final Certification substantially in the form annexed hereto as Exhibit B-3 (or in the form annexed to the applicable Custodial Agreement as Exhibit B-3, as applicable) evidencing the completeness of the Mortgage Files in its possession or control, with any exceptions noted thereto.

(e) Nothing in this Agreement shall be construed to constitute an assumption by the Trust Fund, the Trustee or the Certificateholders of any unsatisfied duty, claim or other liability on any Mortgage Loan or to any Mortgagor.

(f) Each of the parties hereto acknowledges that the applicable Custodian shall hold the related Mortgage Files and shall perform the applicable review of the Mortgage Loans and deliver the respective certifications thereof as provided in this Section 2.02 and the related Custodial Agreement.

Section 2.03. Representations and Warranties of the Depositor.

(a) The Depositor hereby represents and warrants to the Trustee, for the benefit of Certificateholders and to the Master Servicer as of the Closing Date or such other date as is specified, that:

(i) the Depositor is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and has full corporate power and authority to own its property, to carry on its business as presently conducted, to enter into and perform its obligations under this Agreement, and to create the trust pursuant hereto;

(ii) the execution and delivery by the Depositor of this Agreement have been duly authorized by all necessary corporate action on the part of the Depositor; neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Depositor or its properties or the certificate of incorporation or bylaws of the Depositor;

(iii) the execution, delivery and performance by the Depositor of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except such as has been obtained, given, effected or taken prior to the date hereof;

(iv) this Agreement has been duly executed and delivered by the Depositor and, assuming due authorization, execution and delivery by the Trustee and the Master Servicer, constitutes a valid and binding obligation of the Depositor enforceable against it in accordance with its terms except as such enforceability may be subject to (A) applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally and (B) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law;

(v) there are no actions, suits or proceedings pending or, to the knowledge of the Depositor, threatened or likely to be asserted against or affecting the Depositor, before or by any court, administrative agency, arbitrator or governmental body (A) with respect to any of the transactions contemplated by this Agreement or (B) with respect to any other matter which in the judgment of the Depositor will be determined adversely to the Depositor and will if determined adversely to the Depositor materially and adversely affect it or its business, assets, operations or condition, financial or otherwise, or adversely affect its ability to perform its obligations under this Agreement; and

(vi) immediately prior to the transfer and assignment of the Mortgage Loans to the Trustee, the Depositor was the sole owner of record and holder of each Mortgage Loan, and the Depositor had good and marketable title thereto, and had full right to transfer and sell each Mortgage Loan to the Trustee free and clear, subject only to (1) liens of current real property taxes and assessments not yet due and payable and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute, (2) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the related Mortgaged Property is located and specifically referred to in the lender’s Title Insurance Policy or attorney’s opinion of title and abstract of title delivered to the originator of such Mortgage Loan, and (3) such other matters to which like properties are commonly subject which do not, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage, of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and had full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement.

(b) The representations and warranties of each Transferor with respect to the related Mortgage Loans in the applicable Transfer Agreement, which have been assigned to the Trustee hereunder, were made as of the date specified in the applicable Transfer Agreement (or underlying agreement, if such Transfer Agreement is in the form of an assignment of a prior agreement). To the extent that any fact, condition or event with respect to a Mortgage Loan constitutes a breach of both (i) a representation or warranty of the applicable Transferor under the applicable Transfer Agreement and (ii) a representation or warranty of Lehman Brothers Holdings under the Mortgage Loan Sale Agreement, the only right or remedy of the Trustee or of any Certificateholder shall be the Trustee’s right to enforce the obligations of the applicable Transferor under any applicable representation or warranty made by it. Lehman Brothers Holdings shall have no obligation or liability with respect to any breach of a representation or warranty made by it with respect to the Mortgage Loans if the fact, condition or event constituting such breach also constitutes a breach of a representation or warranty made by the applicable Transferor in the applicable Transfer Agreement, without regard to whether such Transferor fulfills its contractual obligations in respect of such representation or warranty. The Depositor shall have no obligation or liability with respect to any breach of any representation or warranty with respect to the Mortgage Loans (except as set forth in Section 2.03(a)(vi)) under any circumstances.

Section 2.04. Discovery of Breach.

It is understood and agreed that the representations and warranties (i) set forth in Section 2.03, (ii) of Lehman Brothers Holdings set forth in the Mortgage Loan Sale Agreement and assigned to the Trustee by the Depositor hereunder and (iii) of each Transferor, assigned by Lehman Brothers Holdings to the Depositor pursuant to the Mortgage Loan Sale Agreement and assigned to the Trustee by the Depositor hereunder shall each survive delivery of the Mortgage Files and the Assignment of Mortgage of each Mortgage Loan to the Trustee and shall continue throughout the term of this Agreement. Upon discovery by any of the Depositor, any NIMS Insurer, the Master Servicer or the Trustee of a breach of any of such representations and warranties that adversely and materially affects the value of the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties; provided, to the extent that knowledge of such breach with respect to any Mortgage Loan is known by any officer, director, employee or agent of Aurora acting in any capacity other than as Master Servicer hereunder, the Master Servicer shall not be deemed to have knowledge of any such breach until an officer of the Master Servicer has actual knowledge thereof. Within 90 days of the discovery of a breach of any representation or warranty given or assigned to the Trustee by the Depositor, any Transferor, or Lehman Brothers Holdings, the Depositor, such Transferor, or Lehman Brothers Holdings, as applicable, shall either (a) cure such breach in all material respects, (b) repurchase such Mortgage Loan or any property acquired in respect thereof from the Trustee at the Purchase Price or (c) within the two year period following the Closing Date, substitute a Qualifying Substitute Mortgage Loan for the affected Mortgage Loan. In the event of discovery of a breach of any representation and warranty of any Transferor assigned to the Trustee, the Trustee shall enforce its rights under the applicable Transfer Agreement and the Mortgage Loan Sale Agreement for the benefit of Certificateholders. As provided in the Mortgage Loan Sale Agreement, if any Transferor substitutes a mortgage loan for a Mortgage Loan for which there is a breach of any representations and warranties in the related Transfer Agreement which adversely and materially affects the value of such Mortgage Loan and such substitute mortgage loan is not a Qualifying Substitute Mortgage Loan, under the terms of the Mortgage Loan Sale Agreement, Lehman Brothers Holdings will, in exchange for such substitute Mortgage Loan, (i) provide the applicable Purchase Price for the affected Mortgage Loan or (ii) within two years of the Closing Date, substitute such affected Mortgage Loan with a Qualifying Substitute Mortgage Loan.

Section 2.05. Repurchase, Purchase or Substitution of Mortgage Loans.

(a) With respect to any Mortgage Loan repurchased by the Depositor pursuant to this Agreement, by Lehman Brothers Holdings pursuant to the Mortgage Loan Sale Agreement or by any Transferor pursuant to the applicable Transfer Agreement, the principal portion of the funds received by the Master Servicer in respect of such repurchase of a Mortgage Loan will be considered a Principal Prepayment and shall be deposited in the Collection Account pursuant to Section 4.01. The Trustee, upon receipt of the full amount of the Purchase Price for a Deleted Mortgage Loan, or certification from the Master Servicer that it is in receipt of such amount, or upon receipt of notification from the related Custodian that it received the Mortgage File for a Qualifying Substitute Mortgage Loan substituted for a Deleted Mortgage Loan (and any applicable Substitution Amount), shall release or cause to be released to the Depositor, Lehman Brothers Holdings or the applicable Transferor, as applicable, the related Mortgage File for the Deleted Mortgage Loan and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as shall be necessary to vest in such party or its designee or assignee title to any Deleted Mortgage Loan released pursuant hereto, free and clear of all security interests, liens and other encumbrances created by this Agreement, which instruments shall be prepared by the Trustee (or a Custodian), and the Trustee shall have no further responsibility with respect to the Mortgage File relating to such Deleted Mortgage Loan. The Seller indemnifies and holds the Trust Fund, the Master Servicer, the Trustee, the Depositor and each Certificateholder harmless against any and all taxes, claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that the Trust Fund, the Trustee, the Master Servicer, the Depositor and any Certificateholder may sustain in connection with any actions of the Seller relating to a repurchase of a Mortgage Loan other than in compliance with the terms of this Section 2.05 and the Mortgage Loan Sale Agreement, to the extent that any such action causes an Adverse REMIC Event.

(b) With respect to each Qualifying Substitute Mortgage Loan to be delivered to the Trustee (or the applicable Custodian) pursuant to the terms of this Article II in exchange for a Deleted Mortgage Loan: (i) the Depositor, the applicable Transferor, or Lehman Brothers Holdings, as applicable, must deliver to the Trustee (or the applicable Custodian) the Mortgage File for the Qualifying Substitute Mortgage Loan containing the documents set forth in Section 2.01(b) along with a written certification certifying as to the delivery of such Mortgage File and containing the granting language set forth in Section 2.01(a); and (ii) the Depositor will be deemed to have made, with respect to such Qualifying Substitute Mortgage Loan, each of the representations and warranties made by it with respect to the related Deleted Mortgage Loan. As soon as practicable after the delivery of any Qualifying Substitute Mortgage Loan hereunder, the Master Servicer, at the expense of the Depositor and at the direction and with the cooperation of the applicable Servicer, shall (i) with respect to a Qualifying Substitute Mortgage Loan that is a Non-MERS Mortgage Loan, cause the Assignment of Mortgage to be recorded by such Servicer if required pursuant to Section 2.01(c)(i), or (ii) with respect to a Qualifying Substitute Mortgage Loan that is a MERS Mortgage Loan, cause to be taken such actions by such Servicer as are necessary to cause the Trustee to be clearly identified as the owner of each such Mortgage Loan on the records of MERS if required pursuant to Section 2.01(c)(ii).

(c) Notwithstanding any other provision of this Agreement, the right to substitute Mortgage Loans pursuant to this Article II shall be subject to the additional limitations that no substitution of a Qualifying Substitute Mortgage Loan for a Deleted Mortgage Loan shall be made unless the Trustee and the NIMS Insurer have received an Opinion of Counsel (at the expense of the party seeking to make the substitution) that, under current law, such substitution will not (A) affect adversely the status of any REMIC established hereunder as a REMIC, or of the related “regular interests” as “regular interests” in any such REMIC, or (B) cause any such REMIC to engage in a “prohibited transaction” or “prohibited contribution” pursuant to the REMIC Provisions. The Depositor shall cause the Mortgage Loan Schedule to be amended in accordance with the terms of this Agreement.

Section 2.06. Grant Clause.

It is intended that the conveyance of the Depositor’s right, title and interest in and to property constituting the Trust Fund pursuant to this Agreement shall constitute, and shall be construed as, a sale of such property and not a grant of a security interest to secure a loan. However, if such conveyance is deemed to be in respect of a loan, it is intended that: (i) the rights and obligations of the parties shall be established pursuant to the terms of this Agreement; (ii) the Depositor hereby grants to the Trustee for the benefit of the Holders of the Certificates a first priority security interest to secure repayment of an obligation in an amount equal to the aggregate Class Principal Amount of the Certificates in all of the Depositor’s right, title and interest in, to and under, whether now owned or hereafter acquired, the Trust Fund and the Supplemental Interest Trust and all proceeds of any and all property constituting the Trust Fund and the Supplemental Interest Trust to secure payment of the Certificates (such security interest being, to the extent of the assets that constitute the Supplemental Interest Trust, pari passu with the security interest as provided in clause (iv) below; (iii) this Agreement shall constitute a security agreement under applicable law; and (iv) the Swap Counterparty shall be deemed, during the term of such agreement and while such agreement is the property of the Trustee, to have a security interest in all of the assets that constitute the Supplemental Interest Trust, but only to the extent of such Swap Counterparty’s right to payment under the Swap Agreement (such security interest being pari passu with the security interest as provided in clause (ii) above). If such conveyance is deemed to be in respect of a loan and the trust created by this Agreement terminates prior to the satisfaction of the claims of any Person holding any Certificate, the security interest created hereby shall continue in full force and effect and the Trustee shall be deemed to be the collateral agent for the benefit of such Person, and all proceeds shall be distributed as herein provided.

ARTICLE III

THE CERTIFICATES

Section 3.01. The Certificates.

(a) The Certificates shall be issuable in registered form only and shall be securities governed by Article 8 of the New York Uniform Commercial Code. The Book-Entry Certificates will be evidenced by one or more certificates, beneficial ownership of which will be held in the dollar denominations in Certificate Principal Amount or Notional Principal Amount or in the Percentage Interests, specified herein. Each Class of Book-Entry Certificates shall be issued in the minimum denominations in Certificate Principal Amount (or Notional Amount) or Percentage Interest specified in the Preliminary Statement hereto and in integral multiples of $1 or 5% (in the case of Certificates issued in Percentage Interests) in excess thereof. Each Class of Non-Book Entry Certificates other than the Residual Certificate shall be issued in definitive, fully registered form in the minimum denominations in Certificate Principal Amount (or Notional Amount) specified in the Preliminary Statement hereto and in integral multiples of $1 in excess thereof. The Class R-II Certificate shall be issued as a single Certificate and maintained in definitive, fully registered form in a minimum denomination equal to $100. Each of the Class P, Class 1-X, Class C-X and Class S-X Certificates shall be maintained in definitive, fully registered form in a minimum denomination equal to 25% of the Percentage Interest of such Class of Certificates. The Certificates may be issued in the form of typewritten certificates. One Certificate of each Class of Certificates other than any Class of Residual Certificates may be issued in any denomination in excess of the minimum denomination.

(b) The Certificates shall be executed by manual or facsimile signature by an authorized officer of the Trustee. Each Certificate shall, on original issue, be authenticated by the Trustee upon the order of the Depositor upon receipt by the Trustee of the Mortgage Files described in Section 2.01. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein, executed by an authorized officer of the Trustee or the Authenticating Agent, if any, by manual signature, and such certification upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. At any time and from time to time after the execution and delivery of this Agreement, the Depositor may deliver Certificates executed by the Depositor to the Trustee or the Authenticating Agent for authentication and the Trustee or the Authenticating Agent shall authenticate and deliver such Certificates as in this Agreement provided and not otherwise.

(c) The Class B4-II, Class B5-II or Class B6-II Certificates offered and sold in reliance on the exemption from registration under Rule 144A under the Act shall be issued initially in the form of one or more permanent global Certificates in definitive, fully registered form without interest coupons with the applicable legends set forth in Exhibit A added to the forms of such Certificates (each, a “Restricted Global Security”), which shall be deposited on behalf of the subscribers for such Certificates represented thereby with the Trustee, as custodian for DTC and registered in the name of a nominee of DTC, duly executed and authenticated by the Trustee or the Authenticating Agent as hereinafter provided. The aggregate principal amounts of the Restricted Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee or DTC or its nominee, as the case may be, as hereinafter provided.

The Class B4-II, Class B5-II or Class B6-II Certificates sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of one or more permanent global Certificates in definitive, fully registered form without interest coupons with the applicable legends set forth in Exhibit A hereto added to the forms of such Certificates (each, a “Regulation S Global Security”), which shall be deposited on behalf of the subscribers for such Certificates represented thereby with the Trustee, as custodian for DTC and registered in the name of a nominee of DTC, duly executed and authenticated by the Trustee and the Authenticating Agent as hereinafter provided. The aggregate principal amounts of the Regulation S Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee or DTC or its nominee, as the case may be, as hereinafter provided.

(d) The Class B4-II, Class B5-II or Class B6-II Certificates sold to an “accredited investor” complying with the transfer provision set forth in Section 3.03 under Rule 501(a)(1), (2), (3) or (7) under the Act shall be issued initially in the form of one or more Definitive Certificates.

Section 3.02. Registration.

The Trustee is hereby appointed, and hereby accepts its appointment as, the initial Certificate Registrar in respect of the Certificates and shall maintain books for the registration and for the transfer of Certificates (the “Certificate Register”). The Trustee may appoint a bank or trust company to act as Certificate Registrar. A registration book shall be maintained for the Certificates collectively. The Certificate Registrar may resign or be discharged or removed and a new successor may be appointed in accordance with the procedures and requirements set forth in Sections 6.06 and 6.07 hereof with respect to the resignation, discharge or removal of the Trustee and the appointment of a successor trustee. The Certificate Registrar may appoint, by a written instrument delivered to the Holders and the Master Servicer, any bank or trust company to act as co-registrar under such conditions as the Certificate Registrar may prescribe; provided, however, that the Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment.

Section 3.03. Transfer and Exchange of Certificates.

(a) A Certificate (other than Book-Entry Certificates which shall be subject to Section 3.09 hereof) may be transferred by the Holder thereof only upon presentation and surrender of such Certificate at the office of the Certificate Registrar duly endorsed or accompanied by an assignment duly executed by such Holder or his duly authorized attorney in such form as shall be satisfactory to the Certificate Registrar. Upon the transfer of any Certificate in accordance with the preceding sentence, the Trustee shall execute, and the Trustee or any Authenticating Agent shall authenticate and deliver to the transferee, one or more new Certificates of the same Class and evidencing, in the aggregate, the same aggregate Certificate Principal Amount or Percentage Interest as the Certificate being transferred. No service charge shall be made to a Certificateholder for any registration of transfer of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer of Certificates.

(b) A Certificate may be exchanged by the Holder thereof for any number of new Certificates of the same Class, in authorized denominations, representing in the aggregate the same Certificate Principal Amount or Percentage Interest as the Certificate surrendered, upon surrender of the Certificate to be exchanged at the office of the Certificate Registrar duly endorsed or accompanied by a written instrument of transfer duly executed by such Holder or his duly authorized attorney in such form as is satisfactory to the Certificate Registrar. Certificates delivered upon any such exchange will evidence the same obligations, and will be entitled to the same rights and privileges, as the Certificates surrendered. No service charge shall be made to a Certificateholder for any exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any exchange of Certificates. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, and the Trustee or any Authenticating Agent shall authenticate, date and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

(c) By acceptance of a Restricted Certificate or a Regulation S Global Security, whether upon original issuance or subsequent transfer, each Holder of such a Certificate acknowledges the restrictions on the transfer of such Certificate set forth thereon and agrees that it will transfer such a Certificate only as provided herein. In addition, each Holder of a Regulation S Global Security shall be deemed to have represented and warranted to the Trustee, the Certificate Registrar and any of their respective successors that: (i) such Person is not a U.S. person within the meaning of Regulation S and was, at the time the buy order was originated, outside the United States and (ii) such Person understands that such Certificates have not been registered under the Securities Act of 1933, as amended (the “Act”), and that (x) until the expiration of the 40-day distribution compliance period (within the meaning of Regulation S), no offer, sale, pledge or other transfer of such Certificates or any interest therein shall be made in the United States or to or for the account or benefit of a U.S. person (each as defined in Regulation S), (y) if in the future it decides to offer, resell, pledge or otherwise transfer such Certificates, such Certificates may be offered, resold, pledged or otherwise transferred only (A) to a person which the seller reasonably believes is a “qualified institutional buyer” (a “QIB”) as defined in Rule 144A under the Act, that is purchasing such Certificates for its own account or for the account of a qualified institutional buyer to which notice is given that the transfer is being made in reliance on Rule 144A or (B) in an offshore transaction (as defined in Regulation S) in compliance with the provisions of Regulation S, in each case in compliance with the requirements of this Agreement; and it will notify such transferee of the transfer restrictions specified in this Section.

The following restrictions shall apply with respect to the transfer and registration of transfer of a Restricted Certificate to a transferee that takes delivery in the form of a Definitive Certificate:

(i) The Certificate Registrar shall register the transfer of a Restricted Certificate if the requested transfer is (x) to the Depositor or the Placement Agent, an affiliate (as defined in Rule 405 under the Act) of the Depositor or the Placement Agent or (y) being made to a QIB by a transferor that has provided the Certificate Registrar with a certificate in the form of Exhibit F hereto; and

(ii) The Certificate Registrar shall register the transfer of a Restricted Certificate if the requested transfer is being made to an “accredited investor” under Rule 501(a)(1), (2), (3) or (7) under the Act by a transferor who furnishes to the Certificate Registrar a letter of the transferee substantially in the form of Exhibit G hereto.

(d)  No transfer of an ERISA-Restricted Swap Certificate shall be registered unless the Trustee and the Certificate Registrar shall have received a representation substantially in the form of Exhibit H hereto that either (i) the transferee is not, and is not acting for, on behalf of or with any assets of, an employee benefit plan or other arrangement subject to Title I of ERISA or plan subject to Section 4975 of the Code, or (ii) until the termination of the Swap Agreement, the acquisition and holding of such Certificate are eligible for exemptive relief under any of Section 408(b)(17) of ERISA or Section 4975(d)(20) of the Code, Prohibited Transaction Class Exemption (“PTCE”) 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 or PTCE 96-23, each as it may be amended from time to time. No Transfer of an ERISA-Restricted Certificate or a Residual Certificate will be registered unless the Trustee, the Certificate Registrar and the Depositor receive (A) a representation as set forth in Exhibit D-1 for Residual Certificates or Exhibit H for ERISA-Restricted Certificates to the effect that such transferee is not an employee benefit plan or arrangement subject to Title I of ERISA, a plan subject to Section 4975 of the Code or a plan subject to any provisions under any federal, state, local, non-U.S. or other laws or regulations that are substantively similar to the foregoing provisions of ERISA or the Code (“Similar Law”) (collectively, a “Plan”), and is not directly or indirectly acquiring the Class R Certificate for, on behalf of, or with any assets of any such Plan, or (B) solely in the case of ERISA-Restricted Certificates (I) if the Certificate has been the subject of an ERISA-Qualifying Underwriting, a representation as set forth in Exhibit H that such transferee is an insurance company that is acquiring the Certificate with assets contained in an “insurance company general account,” as defined in Section V(e) of PTCE 95-60, and the acquisition and holding of the Certificate are covered and exempt under Sections I and III of PTCE 95-60, or (II) solely in the case of an ERISA-Restricted Certificate that is a Definitive Certificate, an Opinion of Counsel satisfactory to the Trustee, the Certificate Registrar and the Depositor, and upon which the Trustee, the Certificate Registrar and the Depositor shall be entitled to rely, to the effect that the acquisition and holding of such Certificate will not constitute or result in a nonexempt prohibited transaction under ERISA or the Code, or a violation of Similar Law, and will not subject the Trustee, the Certificate Registrar, the Master Servicer or the Depositor to any obligation in addition to those expressly undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Certificate Registrar, the Master Servicer or the Depositor.

Except in the case of a Definitive Certificate, the representations set forth in the preceding two paragraphs, other than clause (B)(II) in the immediately preceding paragraph, shall be deemed to have been made to the Trustee, the Certificate Registrar and the Depositor by the transferee’s acceptance of an ERISA-Restricted Swap Certificate, ERISA-Restricted Certificate or Residual Certificate (or the acceptance by a Certificate Owner of the beneficial interest in any Class of ERISA-Restricted Swap Certificate, ERISA-Restricted Certificate or Residual Certificate). The Trustee, the Certificate Registrar and the Depositor shall not have any obligation to monitor transfers of Book-Entry Certificates or Restricted Global Securities that are ERISA-Restricted Swap Certificate, ERISA-Restricted Certificates or Residual Certificates or any liability for transfers of such Certificates in violation of the transfer restrictions.

Notwithstanding any other provision herein to the contrary, any purported transfer of an ERISA-Restricted Swap Certificate, ERISA-Restricted Certificate or Residual Certificate to or on behalf of a Plan without the delivery to the Trustee, the Certificate Registrar and the Depositor of a representation or an Opinion of Counsel satisfactory to the Trustee, the Certificate Registrar and the Depositor as described above shall be void and of no effect and the next preceding permitted beneficial owner will be treated as the beneficial owner of that Certificate, retroactive to the date of transfer to the purported beneficial owner. The Trustee, the Certificate Registrar and the Depositor shall not have any liability to any Person for any registration or transfer of any ERISA-Restricted Swap Certificate, ERISA-Restricted Certificate or Residual Certificate that is in fact not permitted by this Section 3.03(d) and the Trustee, the Certificate Registrar and the Depositor shall not have any liability for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Certificate Registrar in accordance with the foregoing requirements. The Trustee, the Certificate Registrar and the Depositor shall be entitled, but not obligated, to recover from any Holder of any ERISA-Restricted Swap Certificate, ERISA-Restricted Certificate or Residual Certificate that was in fact a Plan and that held such Certificate in violation of this Section 3.03(d) all payments made on such ERISA-Restricted Certificate at and after the time it commenced such holding. Any such payments so recovered shall be paid and delivered to the last preceding Holder of such Certificate that is not a Plan.

(e) As a condition of the registration of transfer or exchange of any Certificate, the Certificate Registrar may require the certified taxpayer identification number of the owner of the Certificate and the payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith; provided, however, that the Certificate Registrar shall have no obligation to require such payment or to determine whether or not any such tax or charge may be applicable. No service charge shall be made to the Certificateholder for any registration, transfer or exchange of a Certificate.

(f) Notwithstanding anything to the contrary contained herein, no Residual Certificate may be owned, pledged or transferred, directly or indirectly, by or to (i) a Disqualified Organization or (ii) an individual, corporation or partnership or other person unless, in the case of clause (ii), such person is (A) not a Non-U.S. Person or (B) is a Non-U.S. Person that holds a Residual Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form W-8ECI or successor form at the time and in the manner required by the Code (any such person who is not covered by clause (A) or (B) above is referred to herein as a “Non-permitted Foreign Holder”).

Prior to and as a condition of the registration of any transfer, sale or other disposition of a Residual Certificate, the proposed transferee shall deliver to the Trustee an affidavit in substantially the form attached hereto as Exhibit D-1 representing and warranting, among other things, that such transferee is neither a Disqualified Organization, an agent or nominee acting on behalf of a Disqualified Organization, nor a Non-permitted Foreign Holder (any such transferee, a “Permitted Transferee”), and the proposed transferor shall deliver to the Trustee an affidavit in substantially the form attached hereto as Exhibit D-2. In addition, the Trustee may (but shall have no obligation to) require, prior to and as a condition of any such transfer, the delivery by the proposed transferee of an Opinion of Counsel, addressed to the Depositor, the Master Servicer, any NIMS Insurer and the Trustee satisfactory in form and substance to the Depositor, that such proposed transferee or, if the proposed transferee is an agent or nominee, the proposed beneficial owner, is not a Disqualified Organization, agent or nominee thereof, or Non-permitted Foreign Holder. Notwithstanding the registration in the Certificate Register of any transfer, sale, or other disposition of a Residual Certificate to a Disqualified Organization, an agent or nominee thereof, or Non-permitted Foreign Holder, such registration shall be deemed to be of no legal force or effect whatsoever and such Disqualified Organization, agent or nominee thereof, or Non-permitted Foreign Holder shall not be deemed to be a Certificateholder for any purpose hereunder, including, but not limited to, the receipt of distributions on such Residual Certificate. Neither the Trustee nor the Certificate Registrar shall be under any liability to any person for any registration or transfer of a Residual Certificate to a Disqualified Organization, agent or nominee thereof, or Non-permitted Foreign Holder or for the maturity of any payments due on such Residual Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of the Agreement, so long as the transfer was effected in accordance with this Section 3.03(f), unless a Responsible Officer of the Trustee or the Certificate Registrar shall have actual knowledge at the time of such transfer or the time of such payment or other action that the transferee is a Disqualified Organization, agent or nominee thereof, or Non-permitted Foreign Holder. The Trustee or the Certificate Registrar shall be entitled to recover from any Holder of a Residual Certificate that was a Disqualified Organization, agent or nominee thereof, or Non-permitted Foreign Holder at the time it became a Holder or any subsequent time it became a Disqualified Organization, agent or nominee thereof, or Non-permitted Foreign Holder, all payments made on such Residual Certificate at and after either such times (and all costs and expenses, including but not limited to attorneys’ fees, incurred in connection therewith). Any payment (not including any such costs and expenses) so recovered by the Trustee or the Certificate Registrar shall be paid and delivered to the last preceding Holder of such Residual Certificate.

If any purported transferee shall become a registered Holder of a Residual Certificate in violation of the provisions of this Section 3.03(f), then upon receipt of written notice to the Trustee or the Certificate Registrar that the registration of transfer of such Residual Certificate was not in fact permitted by this Section 3.03(f), the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of such registration of transfer of such Residual Certificate. Neither the Trustee nor the Certificate Registrar shall be under any liability to any Person for any registration of transfer of a Residual Certificate that is in fact not permitted by this Section 3.03(f), for making any payment due on such Certificate to the registered Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered upon receipt of the affidavit described in the preceding paragraph of this Section 3.03(f).

(g) Each Holder of a Residual Certificate, by such Holder’s acceptance thereof, shall be deemed for all purposes to have consented to the provisions of this section.

(h) Notwithstanding any provision to the contrary herein, so long as a Global Security representing any of the Class B4-II, Class B5-II or Class B6-II Certificates remains outstanding and is held by or on behalf of DTC, transfers of a Global Security representing any such Certificates, in whole or in part, shall only be made in accordance with Section 3.01 and this Section 3.03(h).

(i) Subject to clauses (ii) and (iii) of this Section 3.03(h), transfers of a Global Security representing any of the Class B4-II, Class B5-II or Class B6-II Certificates shall be limited to transfers of such Global Security, in whole or in part, to nominees of DTC or to a successor of DTC or such successor’s nominee.

(ii) Restricted Global Security to Regulation S Global Security. If a holder of a beneficial interest in a Restricted Global Security deposited with or on behalf of DTC wishes at any time to exchange its interest in such Restricted Global Security for an interest in a Regulation S Global Security, or to transfer its interest in such Restricted Global Security to a Person who wishes to take delivery thereof in the form of an interest in a Regulation S Global Security, such holder, provided such holder is not a U.S. person, may, subject to the rules and procedures of DTC, exchange or cause the exchange of such interest for an equivalent beneficial interest in the Regulation S Global Security. Upon receipt by the Certificate Registrar, of (I) instructions from DTC directing the Certificate Registrar, to be credited a beneficial interest in a Regulation S Global Security in an amount equal to the beneficial interest in such Restricted Global Security to be exchanged but not less than the minimum denomination applicable to such holder’s Certificates held through a Regulation S Global Security, (II) a written order given in accordance with DTC’s procedures containing information regarding the participant account of DTC and, in the case of a transfer pursuant to and in accordance with Regulation S, the Euroclear or Clearstream account to be credited with such increase and (III) a certificate in the form of Exhibit L-1 hereto given by the holder of such beneficial interest stating that the exchange or transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Securities, including that the holder is not a U.S. person, and pursuant to and in accordance with Regulation S, the Certificate Registrar, shall reduce the principal amount of the Restricted Global Security and increase the principal amount of the Regulation S Global Security by the aggregate principal amount of the beneficial interest in the Restricted Global Security to be exchanged, and shall instruct Euroclear or Clearstream, as applicable, concurrently with such reduction, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Regulation S Global Security equal to the reduction in the principal amount of the Restricted Global Security.

(iii) Regulation S Global Security to Restricted Global Security. If a holder of a beneficial interest in a Regulation S Global Security deposited with or on behalf of DTC wishes at any time to transfer its interest in such Regulation S Global Security to a Person who wishes to take delivery thereof in the form of an interest in a Restricted Global Security, such holder may, subject to the rules and procedures of DTC, exchange or cause the exchange of such interest for an equivalent beneficial interest in a Restricted Global Security. Upon receipt by the Certificate Registrar, of (I) instructions from DTC directing the Certificate Registrar, to cause to be credited a beneficial interest in a Restricted Global Security in an amount equal to the beneficial interest in such Regulation S Global Security to be exchanged but not less than the minimum denomination applicable to such holder’s Certificates held through a Restricted Global Security, to be exchanged, such instructions to contain information regarding the participant account with DTC to be credited with such increase, and (II) a certificate in the form of Exhibit L-2 hereto given by the holder of such beneficial interest and stating, among other things, that the Person transferring such interest in such Regulation S Global Security reasonably believes that the Person acquiring such interest in a Restricted Global Security is a QIB, is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A under the Act and in accordance with any applicable securities laws of any State of the United States or any other jurisdiction, then the Certificate Registrar, will reduce the principal amount of the Regulation S Global Security and increase the principal amount of the Restricted Global Security by the aggregate principal amount of the beneficial interest in the Regulation S Global Security to be transferred and the Certificate Registrar, shall instruct DTC, concurrently with such reduction, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Restricted Global Security equal to the reduction in the principal amount of the Regulation S Global Security.

(iv) Other Exchanges. In the event that a Global Security is exchanged for Certificates in definitive registered form without interest coupons, pursuant to Section 3.09(c) hereof, such Certificates may be exchanged for one another only in accordance with such procedures as are substantially consistent with the provisions above (including certification requirements intended to insure that such transfers comply with Rule 144A, comply with Rule 501(a)(1), (2), (3) or (7) or are to Non-U.S. Persons in compliance with Regulation S under the Act, as the case may be), and as may be from time to time adopted by the Certificate Registrar.

(v) Restrictions on U.S. Transfers. Transfers of interests in the Regulation S Global Security to U.S. persons (as defined in Regulation S) shall be limited to transfers made pursuant to the provisions of Section 3.03(h)(iii).

Section 3.04. Cancellation of Certificates.

Any Certificate surrendered for registration of transfer or exchange shall be cancelled and retained in accordance with normal retention policies with respect to cancelled certificates maintained by the Trustee or the Certificate Registrar.

Section 3.05. Replacement of Certificates.

If (i) any Certificate is mutilated and is surrendered to the Trustee or any Authenticating Agent or (ii) the Trustee or any Authenticating Agent receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and there is delivered to any NIMS Insurer and the Trustee or the Authenticating Agent such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Depositor and any Authenticating Agent that such destroyed, lost or stolen Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and the Trustee or the Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Certificate Principal Amount. Upon the issuance of any new Certificate under this Section 3.05, the Trustee and Authenticating Agent may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee or the Authenticating Agent) connected therewith. Any replacement Certificate issued pursuant to this Section 3.05 shall constitute complete and indefeasible evidence of ownership in the applicable Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

Section 3.06. Persons Deemed Owners.

Subject to the provisions of Section 3.09 with respect to Book-Entry Certificates, the Depositor, the Master Servicer, the Trustee, any NIMS Insurer, the Certificate Registrar and any agent of any of them may treat the Person in whose name any Certificate is registered upon the books of the Certificate Registrar as the owner of such Certificate for the purpose of receiving distributions pursuant to Sections 5.01 and 5.02 and for all other purposes whatsoever, and neither the Depositor, the Master Servicer, the Trustee, any NIMS Insurer, the Certificate Registrar nor any agent of any of them shall be affected by notice to the contrary.

Section 3.07. Temporary Certificates.

(a) Pending the preparation of Definitive Certificates, upon the order of the Depositor, the Trustee shall execute and the Trustee or Authenticating Agent shall authenticate and deliver temporary Certificates that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the Definitive Certificates in lieu of which they are issued and with such variations as the authorized officers executing such Certificates may determine, as evidenced by their execution of such Certificates.

(b) If temporary Certificates are issued, the Depositor will cause Definitive Certificates to be prepared without unreasonable delay. After the preparation of Definitive Certificates, the temporary Certificates shall be exchangeable for Definitive Certificates upon surrender of the temporary Certificates at the office or agency of the Certificate Registrar without charge to the Holder. Upon surrender for cancellation of any one or more temporary Certificates, the Trustee shall execute, authenticate and deliver in exchange therefor a like aggregate Certificate Principal Amount of Definitive Certificates of the same Class in the authorized denominations. Until so exchanged, the temporary Certificates shall in all respects be entitled to the same benefits under this Agreement as Definitive Certificates of the same Class.

Section 3.08. Appointment of Paying Agent.

(a) The Trustee hereby appoints itself as Paying Agent. The Trustee may appoint a successor Paying Agent, acceptable to the NIMS Insurer, for the purpose of making distributions to Certificateholders hereunder. The Trustee shall cause such Paying Agent (if other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent will hold all sums held by it for the payment to Certificateholders in an Eligible Account in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to the Certificateholders. All funds remitted by the Trustee to any such Paying Agent for the purpose of making distributions shall be paid to Certificateholders on each Distribution Date and any amounts not so paid shall be returned on such Distribution Date to the Trustee. If the Paying Agent is not the Trustee, the Trustee shall cause the funds to be remitted to the Paying Agent on or before the Business Day prior to each Distribution Date, by wire transfer in immediately available funds, the funds to be distributed on such Distribution Date.

(b) Any Paying Agent shall be either a bank or trust company or otherwise authorized under law to exercise corporate trust powers. A Paying Agent shall comply with its reporting obligations under Regulation AB with respect to the Trust Fund in form and substance similar to those of the Trustee pursuant to Sections 6.20, and the related assessment of compliance shall cover, at a minimum, the matters indicated as obligations with respect to the Paying Agent on Exhibit O attached hereto. In addition, the Paying Agent (if other than the Trustee) shall notify the Sponsor, the Master Servicer and the Depositor within five (5) calendar days of knowledge thereof (i) of any legal proceedings pending against the Paying Agent of the type described in Item 1117 (§ 229.1117) of Regulation AB, (ii) any merger, consolidation or sale of substantially all of the assets of the Paying Agent and (iii) if the Paying Agent shall become (but only to the extent not previously disclosed) at any time an Affiliate of any of the parties listed on Exhibit R hereto or any of their Affiliates.

(c) Any Paying Agent (if other than the Trustee) agrees to indemnify the Depositor, the Trustee and the Master Servicer, and each of their respective directors, officers, employees and agents and the Trust Fund and hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon the failure by such Paying Agent to deliver any information, report or certification when and as required under Section 6.20 and Section 9.25(a), provided, however, that this sentence shall not apply if the Paying Agent is the Trustee. This indemnification shall survive the termination of this Agreement or the termination of such Paying Agent hereunder.

Section 3.09. Book-Entry Certificates.

(a) Each Class of Book-Entry Certificates, upon original issuance, shall be issued in the form of one or more typewritten Certificates representing the Book-Entry Certificates, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Depositor. The Book-Entry Certificates shall initially be registered on the Certificate Register in the name of the nominee of the Clearing Agency, and no Certificate Owner will receive a Definitive Certificate representing such Certificate Owner’s interest in the Book-Entry Certificates, except as provided in Section 3.09(c). Unless Definitive Certificates have been issued to Certificate Owners of Book-Entry Certificates pursuant to Section 3.09(c):

(i) the provisions of this Section 3.09 shall be in full force and effect;

(ii) the Depositor, the Master Servicer, the Paying Agent, the Certificate Registrar and the Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on the Book-Entry Certificates) as the authorized representatives of the Certificate Owners and the Clearing Agency shall be responsible for crediting the amount of such distributions to the accounts of such Persons entitled thereto, in accordance with the Clearing Agency’s normal procedures;

(iii) to the extent that the provisions of this Section 3.09 conflict with any other provisions of this Agreement, the provisions of this Section 3.09 shall control; and

(iv) the rights of Certificate Owners shall be exercised only through the Clearing Agency and the Clearing Agency Participants and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency and/or the Clearing Agency Participants. Unless and until Definitive Certificates are issued pursuant to Section 3.09(c), the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal of and interest on the Book-Entry Certificates to such Clearing Agency Participants.

(b) Whenever notice or other communication to the Certificateholders is required under this Agreement, unless and until Definitive Certificates shall have been issued to Certificate Owners pursuant to Section 3.09(c), the Trustee shall give all such notices and communications specified herein to be given to Holders of the Book-Entry Certificates to the Clearing Agency.

(c) If (i) (A) the Depositor advises the Certificate Registrar in writing that the Clearing Agency is no longer willing or able to discharge properly its responsibilities with respect to the Book-Entry Certificates, and (B) the Trustee or the Depositor is unable to locate a qualified successor, (ii) the Depositor, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) after the occurrence of an Event of Default, Certificate Owners representing beneficial interests aggregating not less than 50% of the Class Principal Amount of a Class of Book-Entry Certificates identified as such to the Trustee by an Officer’s Certificate from the Clearing Agency advise the Trustee and the Clearing Agency through the Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Certificate Owners of a Class of Book-Entry Certificates, the Trustee shall notify the Clearing Agency to effect notification to all Certificate Owners, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of the Book-Entry Certificates by the Clearing Agency, accompanied by registration instructions from the Clearing Agency for registration, the Trustee shall issue the Definitive Certificates. Neither the Depositor nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Clearing Agency shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable, with respect to such Definitive Certificates and the Trustee shall recognize the holders of the Definitive Certificates as Certificateholders hereunder.

ARTICLE IV

ADMINISTRATION OF THE TRUST FUND

Section 4.01. Collection Account.

(a) On the Closing Date, the Master Servicer shall open and shall thereafter maintain a segregated account held in trust (the “Collection Account”), entitled “Aurora Loan Services LLC, as Master Servicer, in trust for the benefit of the Holders of Structured Adjustable Rate Mortgage Loan Trust Mortgage Pass-Through Certificates, Series 2006-11.” The Collection Account shall relate solely to the Certificates issued by the Trust Fund hereunder, and funds in such Collection Account shall not be commingled with any other monies.

(b) The Collection Account shall be an Eligible Account. If an existing Collection Account ceases to be an Eligible Account, the Master Servicer shall establish a new Collection Account that is an Eligible Account within 30 days and transfer all funds on deposit in such existing Collection Account into such new Collection Account.

(c) The Master Servicer shall give to the Trustee and any NIMS Insurer prior written notice of the name and address of the depository institution at which the Collection Account is maintained and the account number of such Collection Account. No later than 1:00 p.m. New York City time on each Deposit Date, the entire amount on deposit in the Collection Account (subject to permitted withdrawals set forth in Section 4.02), not including any amounts which are to be excluded from the Available Distribution Amount for such Distribution Date pursuant to clauses (A) through (H) of paragraph (i) of the definition thereof (other than any amounts due or reimbursable to the Trustee or the Custodians pursuant to this Agreement), shall be remitted to the Trustee for deposit into the Certificate Account by wire transfer in immediately available funds. The Master Servicer, at its option (but with prior notice to Trustee), may choose to make daily remittances from the Collection Account to the Trustee for deposit into the Certificate Account.

(d) The Master Servicer shall deposit or cause to be deposited into the Collection Account, no later than the second Business Day following the Closing Date, any amounts representing Scheduled Payments on the Mortgage Loans due after the Cut-off Date and received by the Master Servicer on or before the Closing Date. Thereafter, the Master Servicer shall deposit or cause to be deposited in the Collection Account on the earlier of the applicable Remittance Date and two Business Days following receipt thereof, the following amounts received or payments made by it (other than in respect of principal of and interest on the Mortgage Loans due on or before the Cut-Off Date):

(i) all payments on account of principal, including Principal Prepayments and late collections, on the Mortgage Loans;

(ii) all payments on account of interest on the Mortgage Loans (other than payments due prior to the Cut-off Date), net of the applicable Servicing Fee and Master Servicing Fee with respect to each such Mortgage Loan, but only to the extent of the amount permitted to be withdrawn or withheld from the Collection Account in accordance with Sections 5.04 and 9.21;

(iii) any unscheduled payment or other recovery with respect to a Mortgage Loan not otherwise specified in this paragraph (d), including any Subsequent Recovery, all Net Liquidation Proceeds with respect to the Mortgage Loans and REO Property, and all amounts received in connection with the operation of any REO Property, net of any unpaid Servicing Fees and Master Servicing Fees with respect to such Mortgage Loans, but only to the extent of the amount permitted to be withdrawn or withheld from the Collection Account in accordance with Sections 5.04 and 9.21;

(iv) all Insurance Proceeds;

(v) all Advances made by the Master Servicer or the applicable Servicer pursuant to Section 5.04 or the applicable Servicing Agreement;

(vi) all Prepayment Penalty Amounts;

(vii) all proceeds of any Mortgage Loan purchased by any Person; and

(viii) the Purchase Price or PPTL Purchase Price of any Mortgage Loan repurchased by the Depositor, the Seller, the Master Servicer or any other Person, and any Substitution Amount related to any Qualifying Substitute Mortgage Loan and any purchase price paid by any NIMS Insurer for the purchase of any Distressed Mortgage Loan under Section 7.04.

(e) Funds in the Collection Account may be invested in Eligible Investments (selected by and at the written direction of the Master Servicer) which shall mature not later than one Business Day prior to the Deposit Date (except that if such Eligible Investment is an obligation of the Trustee or the Paying Agent, if other than the Trustee, and such Collection Account is maintained with the Trustee or the Paying Agent, if other than the Trustee, then such Eligible Investment shall mature not later than such applicable Deposit Date), and any such Eligible Investment shall not be sold or disposed of prior to its maturity. All such Eligible Investments shall be made in the name of the Master Servicer in trust for the benefit of the Trustee and Holders of Structured Adjustable Rate Mortgage Loan Trust, Mortgage Pass-Through Certificates, Series 2006-11. All income and gain realized from any such investment shall be for the benefit of the Master Servicer, while such Collection Account is maintained by the Master Servicer, and shall be subject to its withdrawal or order from time to time and shall not be part of the Trust Fund. The amount of any losses incurred in respect of any such investments shall be deposited in such Collection Account by the Master Servicer out of its own funds, without any right of reimbursement therefor, immediately as realized. The foregoing requirements for deposit in the Collection Account are exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments of interest on funds in the Collection Account and payments in the nature of late payment charges or assumption fees need not be deposited by the Master Servicer in the Collection Account and may be retained by the Master Servicer or the applicable Servicer as additional servicing compensation. If the Master Servicer deposits in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Collection Account.

Section 4.02. Application of Funds in the Collection Account.

(a) The Master Servicer may, from time to time, make, or cause to be made, withdrawals from the Collection Account for the following purposes:

(i) to reimburse itself or any Servicer for Advances made by it or by such Servicer pursuant to Section 5.04 or the applicable Servicing Agreement; the Master Servicer’s right to reimburse itself pursuant to this subclause (i) is limited to amounts received on or in respect of particular Mortgage Loans (including, for this purpose, Liquidation Proceeds and amounts representing Insurance Proceeds with respect to the property subject to the related Mortgage) which represent late recoveries (net of the applicable Servicing Fee and the Master Servicing Fee) of payments of principal or interest respecting which any such Advance was made, it being understood, in the case of any such reimbursement, that the Master Servicer’s or Servicer’s right thereto shall be prior to the rights of the Certificateholders;

(ii) to reimburse itself or any Servicer for any Advances or Servicing Advances made by it or by such Servicer that it or such Servicer determines in good faith will not be recoverable from amounts representing late recoveries of payments of principal or interest respecting the particular Mortgage Loan as to which such Advance or Servicing Advance was made or from Liquidation Proceeds or Insurance Proceeds with respect to such Mortgage Loan, it being understood, in the case of any such reimbursement, that such Master Servicer’s or Servicer’s right thereto shall be prior to the rights of the Certificateholders;

(iii) to reimburse itself or any Servicer from Liquidation Proceeds for Liquidation Expenses and for amounts expended by it pursuant to Sections 9.20 and 9.22(a) or the applicable Servicing Agreement in good faith in connection with the restoration of damaged property and, to the extent that Liquidation Proceeds after such reimbursement exceed the unpaid principal balance of the related Mortgage Loan, together with accrued and unpaid interest thereon at the applicable Mortgage Rate less the applicable Servicing Fee and the Master Servicing Fee for such Mortgage Loan to the Due Date next succeeding the date of its receipt of such Liquidation Proceeds, to pay to itself out of such excess the amount of any unpaid assumption fees, late payment charges or other Mortgagor charges on the related Mortgage Loan and to retain any excess remaining thereafter as additional servicing compensation, it being understood, in the case of any such reimbursement or payment, that such Master Servicer’s or Servicer’s right thereto shall be prior to the rights of the Certificateholders;

(iv) in the event it has elected not to pay itself the Master Servicing Fee out of any Mortgagor payment on account of interest or other recovery with respect to a particular Mortgage Loan prior to the deposit of such Mortgagor payment or recovery in the Collection Account, to pay to itself the Master Servicing Fee for each Distribution Date and any unpaid Master Servicing Fees for prior Distribution Dates, as reduced pursuant to Section 5.05, from any Mortgagor payment as to interest or such other recovery with respect to that Mortgage Loan, as is permitted by this Agreement;

(v) to reimburse itself or any Servicer for expenses incurred by and recoverable by or reimbursable to it or such Servicer pursuant to Section 9.04, 9.06, 9.16 or 9.22(a) or pursuant to the applicable Servicing Agreement (to the extent such reimbursement constitutes “unanticipated expenses” within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii)), and to reimburse itself for any expenses reimbursable to it pursuant to Section 10.01(c);

(vi) to pay to the applicable Person, with respect to each Mortgage Loan or REO Property acquired in respect thereof that has been repurchased by such Person pursuant to this Agreement, all amounts received thereon and not distributed on the date on which the related repurchase was effected;

(vii) subject to Section 5.04, to pay to itself income earned on the investment of funds deposited in the Collection Account;

(viii)  to make payments to the Trustee on each Deposit Date for deposit into the Certificate Account in the amounts and in the manner provided for in Section 4.04;

(ix) to make payment to itself, the Trustee and others pursuant to any provision of this Agreement and to reimburse any Custodian pursuant to the applicable Custodial Agreement, but only to the extent that the items reimbursed constitute “unanticipated expenses” within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii);

(x) to withdraw funds deposited in error in the Collection Account;

(xi) to clear and terminate any Collection Account pursuant to Section 7.02;

(xii)  to reimburse the Trustee and a successor Master Servicer (solely in its capacity as successor master servicer), for any fee or advance occasioned by a termination of the Master Servicer, and the assumption of such duties by the Trustee or a successor master servicer appointed by the Trustee pursuant to Section 6.14, in each case to the extent not reimbursed by the terminated Master Servicer, it being understood, in the case of any such reimbursement or payment, that the right of the Master Servicer or the Trustee thereto shall be prior to the rights of the Certificateholders; and

(xiii)  to reimburse any Servicer for such amounts as are due thereto under the applicable Servicing Agreement and have not been retained by or paid to such Servicer to the extent provided in such Servicing Agreement provided such amounts are Servicing Fees or “unanticipated expenses” within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii).

If provided in the related Servicing Agreement, each Servicer shall be entitled to retain as additional servicing compensation any Prepayment Interest Excess (to the extent not offset by Prepayment Interest Shortfalls). The Servicers of the Participations shall be entitled to retain as additional servicing compensation any Prepayment Penalty Amounts received with respect to the Participations.

In connection with withdrawals pursuant to subclauses (i), (ii), (iii), (iv) and (vi) above, the Master Servicer’s or Servicer’s entitlement thereto is limited to collections or other recoveries on the related Mortgage Loan. The Master Servicer shall therefore keep and maintain a separate accounting for each Mortgage Loan it master services for the purpose of justifying any withdrawal from the Collection Account it maintains pursuant to such subclause (i), (ii), (iii), (iv) and (vi).

In the event that the Master Servicer fails on any Deposit Date to remit to the Trustee any amounts required to be so remitted to the Trustee pursuant to sub-clause (viii) by such date, the Master Servicer shall pay the Trustee, for the account of the Trustee, interest calculated at the “prime rate” (as published in the “Money Rates” section of The Wall Street Journal) on such amounts not timely remitted for the period from and including that Deposit Date to but not including the related Distribution Date. The Master Servicer shall only be required to pay the Trustee interest for the actual number of days such amounts are not timely remitted (e.g., one day’s interest, if such amounts are remitted one day after the Deposit Date).

(b) The Trustee shall afford the NIMS Insurer upon reasonable notice, during normal business hours, access to all records maintained by the Trustee in respect of its duties hereunder and access to officers of the Trustee responsible for performing such duties. The Trustee shall cooperate fully with the NIMS Insurer and shall make available to the NIMS Insurer for review and copying at the expense of the NIMS Insurer, such books, documents or records as may be requested with respect to the Trustee’s duties hereunder. The NIMS Insurer shall not have any responsibility or liability for any action or failure to act by the Trustee and are not obligated to supervise the performance of the Trustee under this Agreement or otherwise. The Trustee shall also afford the NIMS Insurer, upon reasonable notice, during normal business hours, access to the Mortgage Files and shall cause the Master Servicer and the Servicer to provide such access to the Mortgage Files.

Section 4.03. Reports to Certificateholders.

(a) On each Distribution Date, the Trustee shall prepare (based solely on information provided by the Master Servicer, the Swap Counterparty or any Cap Counterparty) and shall make available to the Swap Counterparty, the Certificateholders and any NIMS Insurer a written report setting forth the following information, by Mortgage Pool and Certificate Group (on the basis of Mortgage Loan level information obtained from the applicable Servicer and the Master Servicer):

(i) the aggregate amount of the distribution to be made on such Distribution Date to the Holders of each Class of Certificates, other than any Class of Notional Certificates, to the extent applicable, allocable to principal on the Mortgage Loans, including any Subsequent Recovery, Liquidation Proceeds and Insurance Proceeds, stating separately the amount attributable to scheduled principal payments and unscheduled payments in the nature of principal in each Mortgage Pool;

(ii) the aggregate amount of the distribution to be made on such Distribution Date to the Holders of each Class of Certificates allocable to interest, including any Accrual Amount added to the Class Principal Amount of any Class of Accrual Certificates;

(iii) the amount, if any, of any distributions to the Holders of the Class P-I, Class P-II, Class P-III, Class 1-X, Class C-X, Class S-X, Class R-I and Class R-II Certificates on such Distribution Date, stated separately, and the aggregate amounts, if any, of distributions to the Holders of the Class P-I, Class P-II, Class P-III, Class 1-X, Class C-X, Class S-X, Class R-I and Class R-II Certificates on all Distribution Dates, stated separately;

(iv) (a) the aggregate amount of any Advances required to be made as of the end if the month immediately preceding the month in which such Distribution Date occurs by or on behalf of the Master Servicer or any Servicer (or, if applicable, the Trustee, solely in its capacity as successor master servicer) with respect to such Distribution Date, (b) the aggregate amount of such Advances actually made, and (c) the amount, if any, by which (A) above exceeds (B) above;

(v) the Aggregate Principal Balance of the Mortgage Loans and the Pool Balance of each Mortgage Pool for such Distribution Date, after giving effect to payments allocated to principal reported under clause (i) above;

(vi) the Class Principal Amount (or Class Notional Amount) of each Class of Certificates, to the extent applicable, as of such Distribution Date after giving effect to payments allocated to principal reported under clause (i) above (and to the addition of any Accrual Amount in the case of any Class of Accrual Certificates), separately identifying any reduction of any of the foregoing Certificate Principal Amounts due to Realized Losses;

(vii) any Realized Losses realized with respect to the Mortgage Loans (x) in the applicable Prepayment Period and (y) in the aggregate since the Cut-off Date, stating separately the amount of Special Hazard Losses, Fraud Losses and Bankruptcy Losses and the aggregate amount of such Realized Losses, and the remaining Special Hazard Loss Amount, Fraud Loss Amount and Bankruptcy Loss Amount;

(viii) the amount of the Master Servicing Fees, Servicing Fees and Trustee Fee paid during the Due Period to which such distribution relates;

(ix) the number and aggregate Scheduled Principal Balance of Mortgage Loans (not including a Liquidated Mortgage Loan as of the end of the Prepayment Period), as reported to the Trustee by the Master Servicer, (a) remaining outstanding, (b) delinquent one month, (c) delinquent two months, (d) delinquent three or more months and (e) as to which foreclosure proceedings have been commenced as of the close of business on the last Business Day of the calendar month immediately preceding the month in which such Distribution Date occurs;

(x) the delinquency method (MBA) that is used to calculate the information provided under (ix) above;

(xi) the deemed aggregate principal balance of all REO Properties (not including a Liquidated Mortgage Loan as of the end of the Prepayment Period) as of the close of business on the last Business Day of the calendar month immediately preceding the month in which such Distribution Date occurs; with respect to substitution of Mortgage Loans in the preceding calendar month, the aggregate Scheduled Principal Balance of all such Deleted Mortgage Loans, and of all Qualifying Substitute Mortgage Loans;

(xii) the aggregate outstanding Interest Shortfalls and Net Prepayment Interest Shortfalls, if any, for each Class of Certificates, after giving effect to the distribution made on such Distribution Date;

(xiii) the Certificate Interest Rate applicable to such Distribution Date with respect to each Class of Certificates;

(xiv) the Interest Remittance Amount, the Principal Remittance Amount, the Principal Distribution Amount and the Overcollateralization Release Amount applicable to such Distribution Date;

(xv) if applicable, the amount of any shortfall (i.e., the difference between the aggregate amounts of principal and interest which Certificateholders would have received if there were sufficient available amounts in the Certificate Account and the amounts actually distributed);

(xvi) the Overcollateralization Amount after giving effect to the distributions made on such Distribution Date;

(xvii) the amount of any Overcollateralization Deficiency after giving effect to the distributions made in such Distribution Date;

(xviii) the level of LIBOR and the Certificate Interest Rate of each of the LIBOR Certificates;

(xix) the amount of any Net Swap Payment to the Supplemental Interest Trust made pursuant to Section 5.02, any Net Swap Payment to the Swap Counterparty made pursuant to Section 5.02, any Swap Termination Payment to the Supplemental Interest Trust made pursuant to Sections 5.02 and any Swap Termination Payment to the Swap Counterparty made pursuant to Section 5.02; and

(xx) the amount of any payments made by the Cap Counterparty to the Trust Fund under the Cap Agreements.

In the case of information furnished pursuant to subclauses (i), (ii) and (vi) above, the amounts shall (except with respect to the Class 1-X, Class C-X and Class S-X Certificates) be expressed as a dollar amount per $1,000 of original principal amount of Certificates.

In addition to the information listed above for any year in which the Depositor is subject to Exchange Act Reporting with respect to the Certificates, such Distribution Date report shall also include such other information as is required by Form 10-D, including but not limited to, the information required by Item 1121 (§ 229.1121) of Regulation AB to the extent that the Trustee shall have received any such information from the Depositor, the Sponsor, the Master Servicer, the Servicer, any Custodian, any cap counterparty or any Subservicer or Subcontractor therefor, as applicable, no later than four Business Days prior to the Distribution Date.

The Trustee shall make such report and additional loan level information (and, at its option, any additional files provided by the Master Servicer containing the same information in an alternative format) provided to it by the Master Servicer, Swap Counterparty and Cap Counterparty available each month to Certificateholders, any NIMS Insurer, Swap Counterparty, Cap Counterparty and the Rating Agencies via the Trustee’s internet website. The Trustee’s internet website shall initially be located at http://trustinvestorreporting.com and assistance in using the website can be obtained by emailing the Trustee’s customer service desk at ct.information.delivery@usbank.com. Such parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Trustee shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Trustee shall provide timely and adequate notification to all above parties regarding any such changes.

The foregoing information and reports shall be prepared and determined by the Trustee based solely on Mortgage Loan data provided to the Trustee by the Master Servicer (in a format attached hereto as Exhibit J as mutually agreed to by the Trustee and the Master Servicer, Swap Counterparty and Cap Counterparty ) no later than 2:00 p.m. Eastern Time four Business Days prior to the Distribution Date. In preparing or furnishing information to be provided by the Trustee, the Master Servicer shall be entitled to rely conclusively on the accuracy and completeness of the information or data (i) regarding the Mortgage Loans and the related REO Property that has been provided to the Master Servicer by the Servicer and (ii) regarding the Cap Agreement and the Swap Agreement that has been provided to the Trustee by the Cap Counterparty and the Swap Counterparty, respectively. The Trustee shall be entitled to conclusively rely on the accuracy and completeness of (i) the Mortgage Loan data provided by the Master Servicer and shall have no liability for any errors or omissions in such Mortgage Loan data or other information, and (ii) the information and data provided to the Trustee by the Cap Counterparty and Swap Counterparty, and the Trustee shall not be obligated to verify, recompute, reconcile or recalculate any such information or data.

(b) Upon the reasonable advance written request of any Certificateholder that is a savings and loan, bank or insurance company, which request, if received by the Trustee, will be promptly forwarded to the Master Servicer, the Master Servicer shall provide, or cause to be provided, (or, to the extent that such information or documentation is not required to be provided by a Servicer under the applicable Servicing Agreement, shall use reasonable efforts to obtain such information and documentation from such Servicer, and provide) to such Certificateholder such reports and access to information and documentation regarding the Mortgage Loans as such Certificateholder may reasonably deem necessary to comply with applicable regulations of the Office of Thrift Supervision or its successor or other regulatory authorities with respect to the NIM Securities or an investment in the Certificates; provided, however, that the Master Servicer shall be entitled to be reimbursed by such Certificateholder for such Master Servicer’s actual expenses incurred in providing such reports and access.

(c) Within 90 days, or such shorter period as may be required by statute or regulation, after the end of each calendar year, the Trustee shall, have prepared and shall make available, upon written request, to each Person who at any time during the calendar year was a Certificateholder of record, and to any NIMs Insurer and make available to Certificate Owners (identified as such by the Clearing Agency) in accordance with applicable regulations, a report summarizing the items provided to Certificateholders pursuant to Section 4.03(a) on an annual basis as may be required to enable such Holders to prepare their federal income tax returns; provided, however that this Section 4.03(c) shall not be applicable where relevant reports or summaries are required elsewhere in this Agreement. Such information shall include the amount of original issue discount accrued on each Class of Certificates and information regarding the expenses of the Trust Fund. The Trustee shall be deemed to have satisfied this requirement if it forwards such information in any other format permitted by the Code. The Master Servicer shall provide the Trustee with such Mortgage Loan level information as is necessary for the Trustee to prepare such reports.

(d) The Trustee shall prepare and file with the Internal Revenue Service (“IRS”), on behalf of the Trust Fund, an application for an employer identification number on IRS Form SS-4 or by any other acceptable method. The Trustee shall also file a Form 8811 as required. The Trustee, upon receipt from the IRS of the Notice of Taxpayer Identification Number Assigned, shall upon request promptly forward a copy of such notice to the Master Servicer and the Depositor. The Trustee shall furnish any other information that is required by the Code and regulations thereunder to be made available to Certificateholders. The Master Servicer shall provide the Trustee with such information as is necessary for the Trustee to comply with the foregoing, to the extent such information is readily available.

Section 4.04. Certificate Account.

(a) The Trustee shall establish and maintain in its name, as trustee, a trust account (the “Certificate Account”), to be held in trust for the benefit of the Certificateholders until disbursed pursuant to the terms of this Agreement. The Certificate Account shall be an Eligible Account. If the existing Certificate Account ceases to be an Eligible Account, the Trustee shall establish a new Certificate Account that is an Eligible Account within 20 Business Days and transfer all funds on deposit in such existing Certificate Account into such new Certificate Account. The Certificate Account shall relate solely to the Certificates issued hereunder and funds in the Certificate Account shall be held separate and apart from and shall not be commingled with any other monies including, without limitation, other monies of the Trustee held under this Agreement.

(b) The Trustee shall cause to be deposited into the Certificate Account on the day on which, or, if such day is not a Business Day, the Business Day immediately following the day on which, any monies are remitted by the Master Servicer to the Trustee all such amounts. The Trustee shall make withdrawals from the Certificate Account only for the following purposes:

(i) to withdraw amounts deposited in the Certificate Account in error;

(ii) to pay itself the Trustee Fee and any investment income earned with respect to funds in the Certificate Account invested in Eligible Investments as set forth in subsection (c) below, and to make payments to itself and others prior to making distributions pursuant to Section 5.02 for any expenses or other indemnification owing to itself and others pursuant to any provision of this Agreement or any Custodial Agreement (to the extent payment of such expenses or other indemnification constitutes “unanticipated expenses” within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii));

(iii) to make payments of the Master Servicing Fee (to the extent not already withheld or withdrawn from the Collection Account by the Master Servicer) to the Master Servicer;

(iv) to make distributions to the Certificateholders pursuant to Article V; and

(v) to clear and terminate the Certificate Account pursuant to Section 7.02.

(c) The Trustee may invest, or cause to be invested, funds held in the Certificate Account, which funds, if invested, shall be invested in Eligible Investments (which may be obligations of the Trustee). All such investments must mature no later than the next Distribution Date, and shall not be sold or disposed of prior to their maturity. All such Eligible Investments will be made in the name of the Trustee (in its capacity as such) or its nominee. All income and gain realized from any such investment shall be paid to the Trustee and shall be subject to its withdrawal on order from time to time. The amount of any losses incurred in respect of any such investments shall be paid by the Trustee for deposit in the Certificate Account out of its own funds, without any right of reimbursement therefor, immediately as realized. Funds held in the Certificate Account that are not invested shall be held in cash.

(d) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Eligible Investment, or if a default occurs in any other performance required under any Eligible Investment, the Trustee may and, subject to Section 6.01 and Section 6.02(iv), upon the request of the NIMS Insurer, shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

ARTICLE V

DISTRIBUTIONS TO HOLDERS OF CERTIFICATES

Section 5.01. Distributions Generally.

(a) Subject to Section 7.01 with respect to the final distribution on the Certificates, on each Distribution Date the Trustee or the Paying Agent shall make distributions in accordance with this Article V. Such distributions shall be made by wire transfer if the Certificateholder has provided the Trustee with wire instructions or by check mailed to the address of such Certificateholder as it appears in the books of the Trustee if the Certificateholder has not provided the Trustee with wire instructions in immediately available funds to an account specified in the request and at the expense of such Certificateholder; provided, however, that the final distribution in respect of any Certificate shall be made only upon presentation and surrender of such Certificate at the Corporate Trust Office. Wire transfers may be made at the expense of the Holder requesting such wire transfer by deducting a wire transfer fee from the related distribution. Notwithstanding such final payment of principal of any of the Certificates, each Residual Certificate will remain outstanding until the termination of each REMIC and the payment in full of all other amounts due with respect to the Residual Certificate and at such time such final payment in retirement of the Residual Certificate will be made only upon presentation and surrender of such Certificate at the Corporate Trust Office of the Certificate Registrar. If any payment required to be made on the Certificates is to be made on a day that is not a Business Day, then such payment will be made on the next succeeding Business Day.

(b) All distributions or allocations made with respect to Certificateholders within each Class on each Distribution Date shall be allocated among the outstanding Certificates in such Class equally in proportion to their respective initial Certificate Principal Amounts (or initial Notional Amounts or Percentage Interests).

(c) The Trustee shall make payments to Certificateholders and the Swap Counterparty and any other person pursuant to this Article V based solely on the information set forth in the monthly report furnished by the Trustee in accordance with Section 4.03(a), and shall be entitled to conclusively rely on such information and reports, and on the calculations contained therein, when making distributions to Certificateholders and the Swap Counterparty. The Trustee shall have no liability for any errors in such reports or information, and shall not be required to verify, recompute, reconcile or recalculate any such information or data.

Section 5.02. Distributions from the Certificate Account.

(a) On each Distribution Date, the Trustee (or any successor Paying Agent on behalf of the Trustee) shall withdraw from the Certificate Account the Total Distribution Amount (excluding all Prepayment Penalty Amounts) and shall allocate such amount to the interests issued in respect of each REMIC and shall distribute such amount as specified in this Section.

(b) On each Distribution Date (or, with respect to clause (ii) below, on the related Swap Payment Date), the Trustee shall distribute the Interest Remittance Amount for Pool 1 as follows:

(i) to the Trustee, the payment of the Trustee Fee allocable to Pool 1 for such Distribution Date;

(ii) for deposit into the Supplemental Interest Trust Account, any Net Swap Payment or Swap Termination Payment (not due to a Swap Counterparty Trigger Event) owed to the Swap Counterparty (including amounts remaining unpaid from previous Distribution Dates);

(iii) concurrently, pro rata, to the Group I Senior Certificates, Current Interest and any Carryforward Interest for such classes for such Distribution Date (any shortfall in Current Interest and Carryforward Interest to be allocated between such Classes in proportion to the amount of Current Interest and Carryforward Interest that would otherwise be distributable thereon);

(iv)  to the Group I Subordinate Certificates in accordance with the Group I Subordinate Priority, Current Interest and Carryforward Interest for such classes for such Distribution Date; and

(v) for application as part of Monthly Excess Cashflow for such Distribution Date, pursuant to Section 5.02(e) below, any such Interest Remittance Amount for Pool 1 remaining undistributed for such Distribution Date.

(c) The Principal Distribution Amount for Pool 1 will be distributed on each Distribution Date (or, with respect to clause (i)(B) below, on the related Swap Payment Date), as follows:

(i) On each Distribution Date (a) prior to the Pool 1 Stepdown Date or (b) on or after the Pool 1 Stepdown Date and with respect to which a Pool 1 Trigger Event is in effect, until the aggregate Certificate Principal Amount of the Group 1 Certificates equals the Pool 1 Target Amount for such Distribution Date, the Trustee shall distribute the Principal Distribution Amount for Pool 1 in the following order of priority:

(A) to the Trustee, the payment of the Trustee Fee allocable to Pool 1 for such Distribution Date (to the extent not distributed pursuant to Section 5.02(b) above);

(B) for deposit into the Supplemental Interest Trust Account, any Net Swap Payment or Swap Termination Payment (not due to a Swap Counterparty Trigger Event) owed to the Swap Counterparty (to the extent not distributed pursuant to Section 5.02(b) above);

(C) concurrently to the Group I Senior Certificates, pro rata, as follows:

(1) to the Class 1-A1 Certificates, until the Class Principal Amount of such Class has been reduced to zero;

(2) to the Class 1-A2 Certificates, until the Class Principal Amount of such Class has been reduced to zero;

(D) to the Group I Subordinate Certificates, in accordance with the Group I Subordinate Priority, until the Class Principal Amount of each such Class has been reduced to zero; and

(E) for application as part of Pool 1 Monthly Excess Cashflow for such Distribution Date, pursuant to Section 5.02(e) below, any such Principal Distribution Amount for Pool 1 remaining undistributed after application pursuant to clauses (A) through (D) above.

(ii) On each Distribution Date (a) on or after the Pool 1 Stepdown Date and (b) with respect to which a Pool 1 Trigger Event is not in effect, the Trustee shall distribute the Principal Distribution Amount for Pool 1 for such Distribution Date in the following order of priority:

(A) to the Trustee, the payment of the Trustee Fee allocable to Pool 1 for such Distribution Date (to the extent not distributed pursuant to Section 5.02(b) above);

(B) for deposit into the Supplemental Interest Trust Account, any Net Swap Payment or Swap Termination Payment (not due to a Swap Counterparty Trigger Event) owed to the Swap Counterparty (to the extent not deposited previously from the Interest Remittance Amount for Pool 1 in accordance with class (b) above);

(C) (1) so long as any of the Group I Subordinate Certificates are outstanding, to the Group I Senior Certificates, in accordance with the Group I Senior Priority, in an amount equal to the lesser of (x) the excess, if any, of (a) the Principal Distribution Amount for Pool 1 for such Distribution Date over (b) the amount distributed on such Distribution Date pursuant to clauses (A) and (B) above, and (y) the Pool 1 Senior Principal Distribution Amount for such Distribution Date until the Class Principal Amount of each such class has been reduced to zero; or (2) otherwise to the Group I Senior Certificates, in accordance with the Group I Senior Priority, the excess of (A) the Principal Distribution Amount for Pool 1 for such Distribution Date over (B) the amount distributed with respect to such Distribution Date pursuant to clauses (A) and (B) above, in each case until the Class Principal Amount of each such class has been reduced to zero;

(D) to the Class M-1 Certificates, an amount equal to the lesser of (x) the excess, if any, of (a) the Principal Distribution Amount for Pool 1 for such Distribution Date over (b) the amount distributed on such Distribution Date pursuant to clauses (A) through (C) above, and (y) the M-1 Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such Class has been reduced to zero;

(E) to the Class M-2 Certificates, an amount equal to the lesser of (x) the excess, if any, of (a) the Principal Distribution Amount for Pool 1 for such Distribution Date over (b) the amount distributed on such Distribution Date pursuant to Clauses (A) through (D) above, and (y) the M-2 Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such Class has been reduced to zero;

(F) to the Class M-3 Certificates, an amount equal to the lesser of (x) the excess, if any, of (a) the Principal Distribution Amount for Pool 1 for such Distribution Date over (b) the amount distributed on such Distribution Date pursuant to Clauses (A) through (E) above, and (y) the M-3 Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such Class has been reduced to zero;

(G) to the Class M-4 Certificates, an amount equal to the lesser of (x) the excess, if any, of (a) the Principal Distribution Amount for Pool 1 for such Distribution Date over (b) the amount distributed on such Distribution Date pursuant to clauses (A) through (F) above, and (y) the M-4 Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such Class has been reduced to zero;

(H) to the Class M-5 Certificates, an amount equal to the lesser of (x) the excess, if any, of (a) the Principal Distribution Amount for Pool 1 for such Distribution Date over (b) the amount distributed on such Distribution Date pursuant to clauses (A) through (G) above, and (y) the M-5 Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such Class has been reduced to zero;

(I) to the Class M-6 Certificates, an amount equal to the lesser of (x) the excess, if any, of (a) the Principal Distribution Amount for Pool 1 for such Distribution Date over (b) the amount distributed on such Distribution Date pursuant to clauses (A) through (H) above, and (y) the M-6 Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such Class has been reduced to zero;

(J) to the Class M-7 Certificates, an amount equal to the lesser of (x) the excess, if any, of (a) the Principal Distribution Amount for Pool 1 for such Distribution Date over (b) the amount distributed on such Distribution Date pursuant to clauses (A) through (I) above, and (y) the M-7 Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such Class has been reduced to zero; and

(K) for application as part of Pool 1 Monthly Excess Cashflow for such Distribution Date pursuant to Section 5.02(e) below, any such Principal Distribution Amount for Pool 1 remaining undistributed after application pursuant to clauses (A) through (J) above.

(d) On each Distribution Date, the Available Distribution Amount for each of Pool 2 and Pool 3 will be allocated among the Classes of Senior Certificates relating to that Mortgage Pool, and among the Classes of the Group II Subordinate Certificates as follows:

(i) from the Available Distribution Amount for each such Mortgage Pool, to the Trustee, the payment of the Trustee Fee allocable to that Mortgage Pool for such Distribution Date;

(ii) from the Available Distribution Amount for each such Mortgage Pool, to payment of Accrued Certificate Interest on each Class of Senior Certificates of the related Certificate Group, as reduced by such Class’s allocable share of any Net Prepayment Interest Shortfalls for the related Mortgage Pool for such Distribution Date; provided, however, that any shortfall in available amounts for either such Mortgage Pool will be allocated among the classes of the related Certificate Group, in proportion to the amount of such interest (as so reduced) that would otherwise be distributable thereon;

(iii) from the Available Distribution Amount for each such Mortgage Pool, to payment of any outstanding Interest Shortfalls on each Class of Senior Certificates of the related Certificate Group, as reduced by such Class’s allocable share of any Net Prepayment Interest Shortfalls for the related Mortgage Pool for such Distribution Date; provided, however, that any shortfall in available amounts for either such Mortgage Pool will be allocated among the classes of the related Certificate Group in proportion to the amount of such interest (as so reduced) that would otherwise be distributable thereon;

(iv) to the Group II Senior Certificates to the extent of the remaining related Available Distribution Amount, concurrently, as follows:

(A) to the Class 2-A1, Class 2-A2 and Class R-II Certificates, from the Available Distribution Amount for Pool 2, the Group II Senior Principal Distribution Amount for such Mortgage Pool, in reduction of their Class Principal Amounts, sequentially as follows:

(1)  first, to the Class R-II Certificate, until its Class Principal Amount has been reduced to zero;

(2) second, pro rata to the Class 2-A1 and Class 2-A2 Certificates, from the Available Distribution Amount for Pool 2, the Group II Senior Principal Distribution Amount, in reduction of their Class Principal Amounts, until their Class Principal Amounts have been reduced to zero;

(B) pro rata, to the Class 3-A1 and Class 3-A2 Certificates, from the Available Distribution Amount for Pool 3, the Group II Senior Principal Distribution Amount, in reduction of their Class Principal Amounts, until their Class Principal Amounts have been reduced to zero.

(v) from the remaining Available Distribution Amount for Pool 2 and Pool 3, subject to the prior distribution of amounts pursuant to Section 5.02(k) and Section 5.02(l) in the case of clauses (C), (F), (I), (L), (O) and (R), to the Group II Subordinate Certificates, in the following order of priority:

(A) to the Class B1-II Certificates, the Accrued Certificate Interest thereon for such Distribution Date, as reduced by such Class’s allocable share of any Net Prepayment Interest Shortfalls for such Distribution Date;

(B) to the Class B1-II Certificates, any Interest Shortfall for such Class on such Distribution Date;

(C) to the Class B1-II Certificates, in reduction of the Class Principal Amount thereof, such Class’s Subordinate Class Percentage of each Subordinate Principal Distribution Amount for such Distribution Date, except as provided in Section 5.02(i), until the Class Principal Amount thereof has been reduced to zero;

(D) to the Class B2-II Certificates, the Accrued Certificate Interest thereon for such Distribution Date, as reduced by such Class’s allocable share of any Net Prepayment Interest Shortfalls for such Distribution Date;

(E) to the Class B2-II Certificates, any Interest Shortfall for such Class on such Distribution Date;

(F) to the Class B2-II Certificates, in reduction of the Class Principal Amount thereof, such Class’s Subordinate Class Percentage of each Subordinate Principal Distribution Amount for such Distribution Date, except as provided in Section 5.02(i), until the Class Principal Amount thereof has been reduced to zero;

(G) to the Class B3-II Certificates, the Accrued Certificate Interest thereon for such Distribution Date, as reduced by such Class’s allocable share of any Net Prepayment Interest Shortfalls for such Distribution Date;

(H) to the Class B3-II Certificates, any Interest Shortfall for such Class on such Distribution Date;

(I)  to the Class B3-II Certificates, in reduction of the Class Principal Amount thereof, such Class’s Subordinate Class Percentage of each Subordinate Principal Distribution Amount for such Distribution Date, except as provided in Section 5.02(i), until the Class Principal Amount thereof has been reduced to zero;

(J) to the Class B4-II Certificates, the Accrued Certificate Interest thereon for such Distribution Date, as reduced by such Class’s allocable share of any Net Prepayment Interest Shortfalls for such Distribution Date;

(K) to the Class B4-II Certificates, any Interest Shortfall for such Class on such Distribution Date;

(L) to the Class B4-II Certificates, in reduction of the Class Principal Amount thereof, such Class’s Subordinate Class Percentage of each Subordinate Principal Distribution Amount for such Distribution Date, except as provided in Section 5.02(i), until the Class Principal Amount thereof has been reduced to zero;

(M) to the Class B5-II Certificates, the Accrued Certificate Interest thereon for such Distribution Date, as reduced by such Class’s allocable share of any Net Prepayment Interest Shortfalls for such Distribution Date;

(N) to the Class B5-II Certificates, any Interest Shortfall for such Class on such Distribution Date;

(O) to the Class B5-II Certificates, in reduction of the Class Principal Amount thereof, such Class’s Subordinate Class Percentage of each Subordinate Principal Distribution Amount for such Distribution Date, except as provided in Section 5.02(i), until the Class Principal Amount thereof has been reduced to zero;

(P) to the Class B6-II Certificates, the Accrued Certificate Interest thereon for such Distribution Date, as reduced by such Class’s allocable share of any Net Prepayment Interest Shortfalls for such Distribution Date;

(Q) to the Class B6-II Certificates, any Interest Shortfall for such Class on such Distribution Date; and

(R) to the Class B6-II Certificates, in reduction of the Class Principal Amount thereof, such Class’s Subordinate Class Percentage of each Subordinate Principal Distribution Amount for such Distribution Date, except as provided in Section 5.02(i), until the Class Principal Amount thereof has been reduced to zero.

(e) Any Pool 1 Monthly Excess Cashflow for each Distribution Date, together with any proceeds received under the Group I Interest Rate Cap Agreement in the case of Section 5.02(e)(iv) below, will on each Distribution Date be distributed in the following order of priority:

(i) For each Distribution Date, Pool 1 Monthly Excess Cashflow will be paid to the Group I Certificates in the following order of priority:

(A) concurrently, on a pro rata basis, based on amounts due, to the Group I Senior Certificates, Current Interest and any Carryforward Interest for such Classes for such Distribution Date due pursuant to Section 5.02(b)(iii) above, to the extent unpaid pursuant to such section;

(B) to the Group I Subordinate Certificates, in accordance with the Group I Subordinate Priority, Current Interest and any Carryforward Interest for each such class and such Distribution Date to the extent unpaid pursuant to Section 5.02(b)(iv) above;

(C) to the Trustee, previously unreimbursed extraordinary costs, liabilities and expenses, to the extent allocable to Pool 1;

(ii) For each Distribution Date occurring (a) before the Pool 1 Stepdown Date or (b) on or after the Pool 1 Stepdown Date but for which a Pool 1 Trigger Event is in effect, then until the aggregate Class Principal Amounts of the Group I Certificates equals the Pool 1 Target Amount for such Distribution Date, in reduction of the Class Principal Amounts of the Group I Certificates in the following order of priority:

(A) to each Class of Group I Senior Certificates, in accordance with the Group I Senior Priority, in reduction of their respective Class Principal Amounts, until the Class Principal Amount of each such Class has been reduced to zero; and

(B) to the Group I Subordinate Certificates, in accordance with the Group I Subordinate Priority in reduction of their respective Class Principal Amounts, until the Class Principal Amount of each such Class has been reduced to zero;

(iii) For each Distribution Date occurring on or after the Pool 1 Stepdown Date and for which a Pool 1 Trigger Event is not in effect in the following order of priority:

(A) to each Class of Group I Senior Certificates, in accordance with the Group I Senior Priority, in reduction of their respective Class Principal Amounts, until the aggregate Class Principal Amount of such Group I Senior Certificates, after giving effect to distributions on such Distribution Date, equals the Pool 1 Senior Target Amount;

(B) to the Class M-1 Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Group I Senior Certificates and the Class M-1 Certificates, after giving effect to distributions on such Distribution Date, equals the M-1 Target Amount;

(C) to the Class M-2 Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Group I Senior Certificates and the Class M-1 and Class M-2 Certificates, after giving effect to distributions on such Distribution Date, equals the M-2 Target Amount;

(D) to the Class M-3 Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Group I Senior Certificates and the Class M-1, Class M-2 and Class M-3 Certificates, after giving effect to distributions on such Distribution Date, equals the M-3 Target Amount;

(E) to the Class M-4 Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Group I Senior Certificates and the Class M-1, Class M-2, Class M-3 and Class M-4 Certificates, after giving effect to distributions on such Distribution Date, equals the M-4 Target Amount;

(F) to the Class M-5 Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Group I Senior Certificates and the Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates, after giving effect to distributions on such Distribution Date, equals the M-5 Target Amount;

(G) to the Class M-6 Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Group I Senior Certificates and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates, after giving effect to distributions on such Distribution Date, equals the M-6 Target Amount; and

(H) to the Class M-7 Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Group I Senior Certificates and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, after giving effect to distributions on such Distribution Date, equals the M-7 Target Amount;

(iv) to the Pool 1 Basis Risk Reserve Fund, the amount of any Basis Risk Payment with respect to the Group I Certificates and any payment received in respect of the Group I Interest Rate Cap Agreement, and then from the Pool 1 Basis Risk Reserve Fund, in the following order of priority:

(A) from any proceeds received under the Group I Interest Rate Cap Agreement, first to the Group I Senior Certificates, the amount of any Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls for each such Class and such Distribution Date, pro rata in proportion to the amount of such shortfalls, and second, to the Group I Subordinate Certificates, the amount of any Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls for each such Class and such Distribution Date, in accordance with the Group I Subordinate Priority (provided that any payments received from the Group I Interest Rate Cap Agreement which are in excess of amounts needed to pay Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls on the Group I Certificates shall be distributed to the Class C-X Certificates on such Distribution Date);

(B) to the Group I Senior Certificates, the amount of any Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls for each such Class and such Distribution Date, pro rata in proportion to the amount of such shortfalls, to the extent unpaid pursuant to Section 5.02(e)(iv)(A) above and Section 5.02(f)(vi);

(C) to the Group I Subordinate Certificates, in accordance with the Subordinate Priority, any applicable Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls for each such class and such Distribution Date, to the extent unpaid pursuant to Section 5.02(e)(iv)(A) above and Section 5.02(f)(vi);

(D) to the Class 1-X Certificates, any amounts remaining in the Pool 1 Basis Risk Reserve Fund in excess of amounts required to be on deposit therein after satisfying Section 5.02(e)(iv)(A) through 5.02(e)(iv)(C) above for that Distribution Date;

(v) pro rata in proportion to their respective Deferred Amounts (and any interest accrued on such Deferred Amounts at the related Certificate Interest Rate), to the Group I Senior Certificates, any applicable Deferred Amount and any interest accrued on such Deferred Amounts for each such Class and such Distribution Date;

(vi) to the Group I Subordinate Certificates, in accordance with the Group I Subordinate Priority, any Deferred Amount for each such Class and such Distribution Date;

(vii) to the Supplemental Interest Trust, for distribution pursuant to Section 5.02(f)(x); and

(viii) to the Class 1-X Certificates, the Class 1-X Distributable Amount for such Distribution Date;

(ix) to the Class R-I Certificate, any remaining amount.

(f) On each Distribution Date (or, with respect to clauses (i), (ii), (ix) and (x) below, the Swap Payment Date), the Trustee shall distribute the Supplemental Trust Amount from the Supplemental Interest Trust Account in the following order of priority:

(i) to the Swap Counterparty, any Net Swap Payment (not due to a Swap Counterparty Trigger Event) owed to the Swap Counterparty pursuant to the Swap Agreement for the related Distribution Date to the extent unpaid from the Interest Remittance Amount for Pool 1 and from the Principal Distribution Amount for Pool 1;

(ii) to the Swap Counterparty, any unpaid Swap Termination Payment not due to a Swap Counterparty Trigger Event owed to the Swap Counterparty pursuant to the Swap Agreement to the extent unpaid from the Interest Remittance Amount for Pool 1 and from the Principal Distribution Amount for Pool 1;

(iii) to the Group I Senior Certificates, Current Interest and any Carryforward Interest for each such Class for such Distribution Date, pro rata, based on amounts due, to the extent unpaid pursuant to Section 5.02(b)(iii) and Section 5.02(e)(i)(A);

(iv) to the Group I Subordinate Certificates, in accordance with the Group I Subordinate Priority, Current Interest and any Carryforward Interest for each such Class and such Distribution Date to the extent unpaid pursuant to Section 5.02(b)(iv) and pursuant to Section 5.02(e)(i)(B);

(v) to the Group I Senior Certificates and Group I Subordinate Certificates, any amount necessary to create and maintain the Pool 1 Targeted Overcollateralization Amount specified in Sections 5.02(e)(ii) and 5.02(e)(iii) above, as applicable, for such Distribution Date, for application pursuant to the priorities set forth in such sections, after giving effect to distributions pursuant to such sections; provided however, that the sum of all amounts distributed pursuant to this Section 5.02(f)(v) and Sections 5.02(f)(vii) and 5.02(f)(viii) shall not exceed the aggregate amount of cumulative Realized Losses on the Pool 1 Mortgage Loans incurred from the Cut-off Date through the last day of the related Collection Period;

(vi) concurrently to the Group I Senior Certificates, pro rata, based on the amount of any remaining Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls, and then to the Group I Subordinate Certificates, in accordance with the Group I Subordinate Priority, any remaining Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls to the extent unpaid pursuant to Section 5.02(e)(iv)(A) for each such Class and for such Distribution Date;

(vii) concurrently to the Group I Senior Certificates, any Deferred Amount (and any interest accrued on such Deferred Amounts at the related Certificate Interest Rate) for each such Class and such Distribution Date, for application pursuant to the priority set forth in Section 5.02(e)(v) above, to the extent unpaid pursuant to such section; provided however, that the sum of all amounts distributed pursuant to this Section 5.02(f)(vii) and Sections 5.02(f)(v) and 5.02(f)(viii) shall not exceed the aggregate amount of cumulative Realized Losses on the Pool 1 Mortgage Loans incurred from the Cut-off Date through the last day of the related Collection Period;

(viii) to the Group I Subordinate Certificates, any Deferred Amount for each such Class and such Distribution Date, for application pursuant to the priority set forth in Section 5.02(e)(vi) above, to the extent unpaid pursuant to such section; provided however, that the sum of all amounts distributed pursuant to this Section 5.02(f)(viii) and Sections 5.02(f)(v) and 5.02(f)(vii) shall not exceed the aggregate amount of cumulative Realized Losses on the Pool 1 Mortgage Loans incurred from the Cut-off Date through the last day of the related Collection Period;

(ix) if applicable, for application to the purchase of a replacement Interest Rate Swap Agreement;

(x) to the Swap Counterparty, any unpaid Swap Termination Payment triggered by a Swap Counterparty Trigger Event owed to the Swap Counterparty pursuant to the Swap Agreement; and

(xi) to the Class S-X Certificates any remaining Supplemental Interest Trust Amount.

(g) (i) On each Distribution Date on and prior to the Class 1-X Account Termination Date, the Trustee shall withdraw the Class C Distributable Amount for such Distribution Date from the Class 1-X Account, pursuant to Section 5.12 herein, and shall distribute such amount to the Class C Certificates.

(ii) On each Distribution Date on or prior to the Class 1-X Termination Date, the Trustee shall withdraw amounts on deposit in the Class 1-X Account and distribute such amounts to the Class 1-X Certificates, an amount equal to the excess, if any, of the sum of Realized Losses attributable to the Class C Mortgage Loans over the sum of all amounts distributed pursuant to this Section 5.02(g)(ii) on prior Distribution Dates to the Class 1-X Certificates.

(h) Net Prepayment Interest Shortfalls for each Mortgage Pool in Mortgage Group II shall be allocated among the Certificates of the related Certificate Group and the Subordinate Certificates related to the applicable Mortgage Group proportionately based on (i) in the case of the related Senior Certificates, the Accrued Certificate Interest otherwise distributable thereon (without regard to reductions for allocations of Deferred Interest), and (ii) in the case of the Group II Subordinate Certificates, interest accrued (at the Underlying Subordinate Rate for the relevant Mortgage Pool) on their related Apportioned Principal Balances.

(i) (i) if on any Distribution Date the Credit Support Percentage for the Class B1-II Certificates is less than the Original Credit Support Percentage for such Class, then, notwithstanding anything to the contrary in Section 5.02(d), no distribution of amounts described in clauses (ii) and (iii) of the definition of Subordinate Principal Distribution Amount will be made in respect of the Class B2-II, Class B3-II, Class B4-II, Class B5-II or Class B6-II Certificates on such Distribution Date; (ii) if on any Distribution Date the Credit Support Percentage for the Class B2-II Certificates is less than the Original Credit Support Percentage for such Class, then, notwithstanding anything to the contrary in Section 5.02(d), no distribution of amounts described in clauses (ii) and (iii) of the definition of Subordinate Principal Distribution Amount will be made in respect of the Class B3-II, Class B4-II, Class B5-II or Class B6-II Certificates on such Distribution Date; (iii) if on any Distribution Date the Credit Support Percentage for the Class B3-II Certificates is less than the Original Credit Support Percentage for such Class, then, notwithstanding anything to the contrary in Section 5.02(d), no distribution of amounts described in clauses (ii) and (iii) of the definition of Subordinate Principal Distribution Amount will be made in respect of the Class B4-II, Class B5-II or Class B6-II Certificates on such Distribution Date; (iv) if on any Distribution Date the Credit Support Percentage for the Class B4-II Certificates is less than the Original Credit Support Percentage for such Class, then, notwithstanding anything to the contrary in Section 5.02(d), no distribution of amounts described in clauses (ii) and (iii) of the definition of Subordinate Principal Distribution Amount will be made in respect of the Class B5-II or Class B6-II Certificates on such Distribution Date; and (v) if on any Distribution Date the Credit Support Percentage for the Class B5-II Certificates is less than the Original Credit Support Percentage for such Class, then, notwithstanding anything to the contrary in Section 5.02(d), no distribution of amounts described in clauses (ii) and (iii) of the definition of Subordinate Principal Distribution Amount will be made in respect of the Class B6-II Certificates on such Distribution Date.

Any amount not distributed in respect of any Class on any Distribution Date pursuant to the immediately preceding paragraph will be allocated among the remaining related Subordinate Classes in proportion to their respective Certificate Principal Amounts.

(j) On each Distribution Date, the Paying Agent shall distribute to the Holders of the Class P-I Certificates, any Prepayment Penalty Amounts paid by borrowers upon voluntary full or partial prepayment of the Mortgage Loans in Pool 1. On each Distribution Date, the Paying Agent shall distribute to the Holders of the Class P-II Certificates, any Prepayment Penalty Amounts paid by borrowers upon voluntary full or partial prepayment of the Mortgage Loans in Pool 2. On each Distribution Date, the Paying Agent shall distribute to the Holders of the Class P-III Certificates, any Prepayment Penalty Amounts paid by borrowers upon voluntary full or partial prepayment of the Mortgage Loans in Pool 3.

(k) On each Distribution Date, the Paying Agent shall distribute to the Holder of the Class R-II Certificate any Available Distribution Amount for each of the Mortgage Pools in Mortgage Group II remaining for such Distribution Date after application of all amounts described in paragraph (a) through (j) of this Section 5.02. Any distributions pursuant to this paragraph (k) shall not reduce the Class Principal Amount of the Class R-II Certificate.

(l) On each Distribution Date prior to the Credit Support Depletion Date but on or after the date on which the aggregate Certificate Principal Amount of the Senior Certificates of any Certificate Group (other than the Group 1 Certificates) has been reduced to zero, amounts otherwise distributable as principal on each Class of Group II Subordinate Certificates in accordance with the priorities set forth in Section 5.02(d)(v), in reverse order of priority, in respect of such Class’s Subordinate Class Percentage of the Subordinate Principal Distribution Amount for the Mortgage Pool relating to such retired Senior Certificates, shall be distributed as principal to the Senior Certificates (other than the Group 1 Certificates) remaining outstanding in accordance with the priorities set forth in Sections 5.02(d)(iv), until the Class Principal Amounts thereof have been reduced to zero, provided that on such Distribution Date (a) the Aggregate Subordinate Percentage for such Distribution Date is less than 200% of the Aggregate Subordinate Percentage as of the first Distribution Date or (b) the average outstanding principal balance of the Mortgage Loans in Pool 2 (if the aggregate Certificate Principal Amount of the Group 3 Certificates have been reduced to zero), the average outstanding principal balance of the Mortgage Loans in Pool 3 (if the aggregate Certificate Principal Amount of the Group 2 Certificates have been reduced to zero), that are delinquent 60 days or more for the last six months as a percentage of the related Group Subordinate Amount is greater than or equal to 50%. If the Senior Certificates of two or more Certificate Groups (other than the Group 1 Certificates) remain outstanding, the distributions described above will be made in proportion to the aggregate Certificate Principal Amount of such Senior Certificates of each such Certificate Group (other than the Group 1 Certificates).

(m) On any Distribution Date on which any Certificate Group (other than the Group 1 Certificates) constitutes an Undercollateralized Group, all amounts otherwise distributable as principal on the Group II Subordinate Certificates, in reverse order of priority (other than amounts necessary to pay unpaid Interest Shortfalls) (or, following the Credit Support Depletion Date, such other amounts described in the immediately following sentence), will be distributed as principal to the Senior Certificates of such Undercollateralized Group in accordance with the priorities set forth in Section 5.02(d)(iv), until the aggregate Certificate Principal Amount of such Senior Certificates equals the Pool Balance of the related Mortgage Pool (such distribution, an “Undercollateralization Distribution”). In the event that any Certificate Group (other than the Group 1 Certificates) constitutes an Undercollateralized Group on any Distribution Date following the Credit Support Depletion Date, Undercollateralization Distributions will be made from the excess of the Available Distribution Amount for the other such Mortgage Pools not related to an Undercollateralized Group (other than Pool 1) remaining after all required amounts have been distributed to the Senior Certificates of the other Certificate Groups (other than the Group 1 Certificates). In addition, the amount of any unpaid Interest Shortfalls with respect to an Undercollateralized Group (other than the Group 1 Certificates) on any Distribution Date (including any Interest Shortfalls for such Distribution Date) will be distributed to the Senior Certificates of such Undercollateralized Group prior to the payment of any Undercollateralization Distributions from amounts otherwise distributable as principal on the Group II Subordinate Certificates, in reverse order of priority (or, following the Credit Support Depletion Date, as provided in the preceding sentence). If more than one of the Certificate Groups (other than the Group 1 Certificates) is an Undercollateralized Group, the distributions described above will be made in proportion to the amount by which the aggregate Certificate Principal Amount of the Senior Certificates of each such Certificate Group exceeds the Pool Balance of the related Mortgage Pool.

(n) For federal income tax purposes, the Class C-X Certificates shall evidence ownership of the Group I Interest Cap Agreement. Any Amounts received by the Trustee in respect of the Group I Interest Rate Cap Agreement shall be promptly deposited by the Trustee into the Pool 1 Basis Risk Reserve Fund.

The Depositor hereby directs the Trustee, solely in its capacity as such, and the Trustee is hereby authorized to enter into and execute the Group I Interest Rate Cap Agreement on the Closing Date, on behalf of the Trust Fund (for the benefit of the Certificateholders). The Seller, Depositor, the Master Servicer, the Servicers and the Certificateholders (by their acceptance of such Certificates) acknowledge and agree that the Trustee is entering into, executing and delivering the Group I Interest Rate Cap Agreement solely in its capacity as Trustee of the Trust Fund and not in its individual capacity.

Section 5.03. Allocation of Realized Losses.

(a) (i) On each Distribution Date, the Class Principal Amounts of the Group I Certificates shall be reduced by the amount of any Pool 1 Applied Loss Amount for such Distribution Date in the following order of priority:

first, to the Class M-7 Certificates, until the Class Principal Amount thereof has been reduced to zero;

second, to the Class M-6 Certificates, until the Class Principal Amount thereof has been reduced to zero;

third, to the Class M-5 Certificates, until the Class Principal Amount thereof has been reduced to zero;

fourth, to the Class M-4 Certificates, until the Class Principal Amount thereof has been reduced to zero;

fifth, to the Class M-3 Certificates, until the Class Principal Amount thereof has been reduced to zero;

sixth, to the Class M-2 Certificates, until the Class Principal Amount thereof has been reduced to zero; and

seventh, to the Class M-1 Certificates, until the Class Principal Amount thereof has been reduced to zero;

eighth, to the Classes of Group I Senior Certificates, pro rata, in accordance with their Class Principal Amounts; provided, however, that any Pool 1 Applied Loss Amount otherwise allocable to the Class 1-A1 Certificates pursuant to this Section 5.03 shall be allocated to the Class 1-A2 Certificates until the Class Principal Amount of such Class has been reduced to zero.

(ii) On any Distribution Date, the principal portion of each Realized Loss (other than any Excess Loss) in respect of a Mortgage Loans in Pool 2 and Pool 3 shall be allocated in the following order of priority:

first, to the Class B6-II Certificates, until the Class Principal Amount thereof has been reduced to zero;

second, to the Class B5-II Certificates, until the Class Principal Amount thereof has been reduced to zero;

third, to the Class B4-II Certificates, until the Class Principal Amount thereof has been reduced to zero;

fourth, to the Class B3-II Certificates, until the Class Principal Amount thereof has been reduced to zero;

fifth, to the Class B2-II Certificates, until the Class Principal Amount thereof has been reduced to zero;

sixth, to the Class B1-II Certificates, until the Class Principal Amount thereof has been reduced to zero; and

seventh, to the Classes of Group II Senior Certificates of the related Certificate Group, pro rata, in accordance with their Class Principal Amount; provided, however, that any Realized Losses otherwise allocable to the Class 2-A1 Certificates pursuant to this Section 5.03 shall be allocated to the Class 2-A2 Certificates until the Class Principal Amount of such Class has been reduced to zero; and that any Realized Losses otherwise allocable to the Class 3-A1 Certificates pursuant to this Section 5.03 shall be allocated to the Class 3-A2 Certificates until the Class Principal Amount of such Class has been reduced to zero.

Notwithstanding the foregoing, the first $0.72 of principal portion of Realized Losses in Mortgage Group II shall not be allocated to any Class of Certificates.

(b) With respect to any Distribution Date, the principal portion of any Excess Loss in respect of a Mortgage Loan shall be allocated if such Mortgage Loan is in Mortgage Group II, pro rata, to the Senior Certificates of the related Certificate Group and the Group II Subordinate Certificates on the basis of their Apportioned Principal Balances; provided, that any such loss allocated to any Class of Accrual Certificates shall be allocated (subject to Section 5.03(c)) on the basis of the lesser of (x) the Class Principal Amount thereof immediately prior to the applicable Distribution Date and (y) the Class Principal Amount thereof on the Closing Date (as reduced by any Realized Losses previously allocated thereto).

(c) Any Pool 1 Applied Loss Amounts or Realized Losses allocated to a Class of Certificates pursuant to Section 5.03(a) or (b) shall be allocated among the Certificates of such Class in proportion to their respective Certificate Principal Amounts of such Certificates. Any allocation of Realized Losses pursuant to this paragraph (c) shall be accomplished by reducing the Certificate Principal Amount of the related Certificates on the related Distribution Date in accordance with Section 5.03(d).

(d) Pool 1 Applied Loss Amounts or Realized Losses allocated in accordance with this Section 5.03 shall be allocated on the Distribution Date in the month following the month in which such loss was incurred and, in the case of the principal portion thereof, after giving effect to distributions made on such Distribution Date.

(e) On each Distribution Date, amounts described in clauses (x) and (y) of the definition of Subordinate Certificate Writedown Amount for such date shall effect corresponding reductions in the Class Principal Amount of the lowest ranking Class of outstanding Group II Subordinate Certificates, which reductions shall occur on such Distribution Date after giving effect to distributions made on such Distribution Date.

Section 5.04. Advances by the Master Servicer and the Trustee.

(a) Advances shall be made in respect of each Deposit Date as provided herein. If, on any Determination Date, the Master Servicer determines that any Scheduled Payments due during the related Due Period (other than Balloon Payments) have not been received, the Master Servicer shall, or shall cause the applicable Servicer to, advance such amount on the Deposit Date immediately following such Determination Date, less an amount, if any, to be set forth in an Officer’s Certificate to be delivered to the Trustee on such Determination Date, which if advanced the Master Servicer or such Servicer has determined would not be recoverable from amounts received with respect to such Mortgage Loan, including late payments, Liquidation Proceeds, Insurance Proceeds or otherwise. The Trustee shall be able to rely conclusively on any non-recoverability determination made by the Master Servicer. If the Master Servicer determines that an Advance is required, it shall on the Deposit Date immediately following such Determination Date either (i) remit to the Trustee from its own funds (or funds advanced by the applicable Servicer) for deposit in the Certificate Account immediately available funds in an amount equal to such Advance, (ii) cause to be made an appropriate entry in the records of the Collection Account that funds in such account being held for future distribution or withdrawal have been, as permitted by this Section 5.04, used by the Master Servicer to make such Advance, and remit such immediately available funds to the Trustee for deposit in the Certificate Account or (iii) make Advances in the form of any combination of clauses (i) and (ii) aggregating the amount of such Advance. Any funds being held in the Collection Account for future distribution to Certificateholders and so used shall be replaced by the Master Servicer from its own funds by remittance to the Trustee for deposit in the Certificate Account on or before any future Deposit Date to the extent that funds in the Certificate Account on such Deposit Date shall be less than payments to Certificateholders required to be made on the related Distribution Date. The Trustee shall be entitled to conclusively rely upon any determination by the Master Servicer that an Advance, if made, would constitute a non-recoverable advance. The Master Servicer and each Servicer shall be entitled to be reimbursed from the Collection Account for all Advances made by it as provided in Section 4.02.

(b) In the event that the Master Servicer fails for any reason to make an Advance required to be made pursuant to Section 5.04(a) on or before the Deposit Date, the Trustee, solely in its capacity as successor master servicer pursuant to Section 6.14, shall, on or before the related Distribution Date, deposit in the Certificate Account an amount equal to the excess of (a) Advances required to be made by the Master Servicer or any Servicer that would have been deposited in such Certificate Account over (b) the amount of any Advance made by the Master Servicer or such Servicer with respect to such Distribution Date; provided, however, that the Trustee shall be required to make such Advance only if it is not prohibited by law from doing so and it has determined that such Advance would be recoverable from amounts to be received with respect to such Mortgage Loan, including late payments, Liquidation Proceeds, Insurance Proceeds, or otherwise. The Trustee shall be entitled to be reimbursed from the Certificate Account for Advances made by it pursuant to this Section 5.04 as if it were the Master Servicer.

Section 5.05. Compensating Interest Payments.

The Master Servicer shall not be responsible for making any Compensating Interest Payments not made by the Servicers. Any Compensating Interest Payments made by the Servicers shall be a component of the Available Distribution Amount.

Section 5.06. Funding Account.

(a) No later than the Closing Date, the Trustee shall establish and maintain a segregated trust account that is an Eligible Account, which shall be titled “Funding Account, U.S Bank National Association as trustee, in trust for the registered holders of Structured Adjustable Rate Mortgage Loan Trust Mortgage Pass-Through Certificates Series 2006-11” (the “Funding Account”). The Trustee shall, promptly upon receipt, deposit in the Funding Account and retain therein the Funding Amount remitted on the Closing Date to the Trustee by the Depositor. Funds deposited in the Funding Account shall be held in trust by the Trustee on behalf of the Certificateholders for the uses and purposes set forth herein. On the Distribution Date in December 2006, the Trustee will withdraw from the Funding Account an amount equal to the Funding Amount. The Trustee shall pay the Funding Amount with respect to Pool 1 to the Certificateholders in accordance with the priorities set forth in Section 5.02 as if the interest portion of such amounts were included in the Interest Remittance Amount for Pool 1 and as if the principal portion of such amounts were included in the Principal Remittance Amount for Pool 1, provided, however, that the Trustee shall not be entitled to any payment pursuant to Sections 5.02(b)(i) or 5.02(c)(i)(A) with respect to the Funding Amount.

(b) The Trustee will invest funds deposited in the Funding Account in Eligible Investments as directed in writing by the Depositor (provided that if the Trustee does not receive written direction from the Depositor, the amounts in the Funding Account shall not be invested) with a maturity date no later than the Business Day preceding the first Distribution Date. For federal income tax purposes, the Depositor shall be the owner of the Funding Account and shall report all items of income, deduction, gain or loss arising therefrom. At no time will the Funding Account be an asset of any of the REMICs provided for herein. All income and gain realized from investment of funds deposited in the Funding Account shall be for the sole and exclusive benefit of the Depositor and shall be remitted by the Trustee to the Depositor within eight (8) Business Days of the first Distribution Date. The Depositor shall deposit in the Funding Account the amount of any net loss incurred in respect of any such Eligible Investment immediately upon realization of such loss.

(c) On the Distribution Date in December 2006, any amounts remaining on deposit in the Funding Account after withdrawals pursuant to paragraph (a) above shall be withdrawn by the Trustee and paid to the Depositor or its designee and the Trustee shall terminate the Funding Account on such first Distribution Date.

(d) For purposes of computations throughout this Agreement (other than for purposes of computing any fee or the Net WAC of any Pool or portion thereof), Pool 1 shall be deemed to include certain Mortgage Loans with a Scheduled Principal Balance as of the Cut-off Date of $170,000.00 that are prepaid in full on the Closing Date such that their Scheduled Principal Balance for all Distribution Dates is $0.

Section 5.07. Basis Risk Reserve Funds.

(a) On the Closing Date, the Trustee shall establish and maintain in its name, and on behalf of the Trust Fund, in trust for the benefit of the holders of the Group I Certificates, the Pool 1 Basis Risk Reserve Fund. In addition, the Trustee shall hold on behalf of the Trust Fund, the Group I Interest Rate Cap Agreement as an asset in the Pool 1 Basis Risk Reserve Fund. The Pool 1 Basis Risk Reserve Fund shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Trustee held pursuant to this Agreement.

(b) On each Distribution Date on which there is a payment received under the Group I Interest Rate Cap Agreement that is based on a notional amount in excess of the aggregate Class Principal Amount of the Group I Certificates (such amount, the “Class C-X Excess Cap Amount”), the Trustee shall distribute such Class C-X Excess Cap Amount to the Class C-X Certificateholders pursuant to Section 5.02(e)(iv). On each Distribution Date the Trustee shall distribute in the order of priority and to the extent specified in Section 5.02(e)(iv) of this Agreement the sum of (without duplication) (a) any payments made by the Cap Counterparty to the Trust Fund for such Distribution Date with respect to the Group I Interest Rate Cap Agreement and (b) any amounts then on deposit in the Pool 1 Basis Risk Reserve Fund, including any earnings thereon. On any Distribution Date, any amounts that the Trustee is not required to distribute from the Pool 1 Basis Risk Reserve Fund pursuant to Section 5.02(e)(iv)of this Agreement shall remain on deposit in the Pool 1 Basis Risk Reserve Fund.

(c) Funds in the Pool 1 Basis Risk Reserve Fund shall be invested in Eligible Investments. The Class C-X Certificates shall evidence ownership of the portion of the Pool 1 Basis Risk Reserve Fund related to the Group I Interest Rate Cap Agreement for federal income tax purposes and LBH on behalf of the Holders thereof shall direct the Trustee, in writing, as to investment of amounts on deposit therein. LBH shall be liable for any losses incurred on such investments. In the absence of written instructions from LBH as to investment of funds on deposit in the Pool 1 Basis Risk Reserve Fund, such funds shall remain uninvested. The Pool 1 Basis Risk Reserve Fund will be terminated after the termination of the Trust Fund pursuant to Article VII.

Section 5.08. Supplemental Interest Trust.

(a) A separate trust is hereby established (the “Supplemental Interest Trust”), the corpus of which shall be held by the Trustee, on behalf of the Trust Fund, for the benefit of the holders of the Certificates and the Swap Counterparty. The Trustee, as trustee of the Supplemental Interest Trust, shall establish an account (the “Supplemental Interest Trust Account”). The Supplemental Interest Trust Account shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Trustee held pursuant to this Agreement.

(b) The Trustee shall deposit into the Supplemental Interest Trust Account any Net Swap Payment required pursuant to Sections 5.02(b)(ii), 5.02(c)(i)(B) and 5.02(c)(ii)(B), any Swap Termination Payment required pursuant to Sections 5.02(b)(ii), 5.02(c)(i)(B) and 5.02(c)(ii)(B), any amounts received from the Swap Counterparty under the Swap Agreement and any amounts required pursuant to Section 5.02(e)(vii), and shall distribute from the Supplemental Interest Trust Account any Net Swap Payment required pursuant to Section 5.02(f)(i) or Swap Termination Payment required pursuant to Sections 5.02(f)(ii) and (x).

(c) Funds in the Supplemental Interest Trust Account shall be invested in Eligible Investments. Any earnings on such amounts shall be distributed on each Distribution Date pursuant to Section 5.02(f). The Class S-X Certificates shall evidence ownership of the Supplemental Interest Trust Account for federal income tax purposes and the Holder thereof shall direct the Trustee, in writing, as to investment of amounts on deposit therein. The Class S-X Certificateholders shall be liable for any losses incurred on such investments. In the absence of written instructions from the Class S-X Certificateholders as to investment of funds on deposit in the Supplemental Interest Trust Account, such funds shall be invested in the First American Government Obligations Fund or comparable investment vehicle. Any amounts on deposit in the Supplemental Interest Trust Account in excess of the Supplemental Interest Trust Amount on any Distribution Date shall be held for distribution pursuant to Section 5.02(f) on the following Distribution Date.

(d) Upon termination of the Trust Fund, any amounts remaining in the Supplemental Interest Trust Account shall be distributed pursuant to the priorities set forth in Section 5.02(f).

(e) (Reserved).

(f) To the extent that the Supplemental Interest Trust is determined to be a separate legal entity from the Trustee, any obligation of the Trustee under the Swap Agreement shall be deemed to be an obligation of the Supplemental Interest Trust.

Section 5.09. Collateral Account.

In the event that the Swap Counterparty is required to post collateral pursuant to a downgrade event under the Swap Agreement, the Trustee, on behalf of the Trust Fund, is hereby authorized to establish a Collateral Account for such monies. Funds in the Collateral Account shall not be commingled with any other monies. Funds in the Collateral Account will be managed pursuant to the Credit Support Annex of the Swap Agreement. The Collateral Account shall not be an asset of any REMIC.

Section 5.10. Rights of Swap Counterparty.

The Swap Counterparty shall be deemed a third-party beneficiary of this Agreement to the same extent as if it were a party hereto and shall have the right, upon designation of an “Early Termination Date” (as defined in the Swap Agreement), to enforce its rights under this Agreement, which rights include but are not limited to the obligation of the Trustee (A) to deposit any Net Swap Payment required pursuant to Sections 5.02(b)(ii), 5.02(c)(i)(B) and 5.02(c)(ii)(B), and any Swap Termination Payment required pursuant to Sections 5.02(b)(ii), 5.02(c)(i)(B) and 5.02(c)(ii)(B), into the Supplemental Interest Trust Account, (B) to deposit any amounts required pursuant to Section 5.08(b) into the Supplemental Interest Trust Account, (C) to pay any Net Swap Payment required pursuant to Section 5.02(f)(i) or Swap Termination Payment required pursuant to Sections 5.02(f)(ii) and (x) to the Swap Counterparty and (D) to establish and maintain the Supplemental Interest Trust Account, to make such deposits thereto, investments therein and distributions therefrom as are required pursuant to Section 5.08. For the protection and enforcement of the provisions of this Section the Swap Counterparty shall be entitled to such relief as can be given either at law or in equity.

Section 5.11. Termination Receipts.

In the event of an “Early Termination Event” as defined under the Swap Agreement, (i) any Swap Termination Payment made by the Swap Counterparty to the Supplemental Interest Trust and paid pursuant to Section 5.02(f)(ix) (“Termination Receipts”) will be deposited in a segregated non-interest bearing account which shall be an Eligible Account established by the Trustee (the “Termination Receipts Account”) and (ii) any amounts received from a replacement Swap Counterparty (“Replacement Receipts”) will be deposited in a segregated non-interest bearing account which shall be an Eligible Account established by the Trustee (the “Replacement Receipts Account”). The Trustee shall invest, or cause to be invested, funds held in the Termination Receipts Account and the Replacement Receipts Account in time deposits of the Trustee as permitted by clause (ii) of the definition of Eligible Investments or as otherwise directed in writing by a majority of the Certificateholders. All such investments must be payable on demand or mature on a Swap Payment Date or such other date as directed by the Certificateholders. All such Eligible Investments will be made in the name of the Trustee of the Supplemental Interest Trust (in its capacity as such) or its nominee. All income and gain realized from any such investment shall be deposited in the Termination Receipts Account or the Replacement Receipts Account, as applicable, and all losses, if any, shall be borne by the related account. The Trustee shall have no liability for losses on investments in Eligible Investments made pursuant to this Section 5.11 (other than as obligor on any such investments).

Unless otherwise permitted by the Rating Agencies as evidenced in a written confirmation, the Depositor shall arrange for replacement Swap Agreement(s) and the Trustee shall promptly, with the assistance and cooperation of the Depositor, use amounts on deposit in the Termination Receipts Account, if necessary, to enter into replacement Swap Agreement(s) which shall be executed and delivered by the Trustee on behalf of the Supplemental Interest Trust upon receipt of written confirmation from each Rating Agency that such replacement Swap Agreement(s) will not result in the reduction or withdrawal of the rating of any outstanding Class of Certificates with respect to which it is a Rating Agency.

Amounts on deposit in the Replacement Receipts Account shall be held for the benefit of the related Swap Counterparty and paid to such Swap Counterparty if the Supplemental Interest Trust is required to make a payment to such Swap Counterparty following an event of default or termination event with respect to the Supplemental Interest Trust under the related Swap Agreement. Any amounts not so applied shall, following the termination or expiration of such Swap Agreement, be paid to the Class S-X Certificates. Neither the Termination Receipts Account nor the Replacement Receipts Account shall be the asset of any REMIC.

Section 5.12. Class 1-X Account.

(a) On the Closing Date, the Trustee shall establish and maintain in its name, on behalf of the Trust Fund, for the benefit of the holders of the Class 1-X Certificates, the Class 1-X Account. No later than the first date on which any NIM Securities are issued, the Depositor may deposit a dollar amount into the Class 1-X Account. The Class 1-X Account shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Trustee held pursuant to this Agreement.

(b) Funds in the Class 1-X Account may be invested in Eligible Investments having fixed maturities described in clauses (i), (iv), (v) or (vii) of the definition thereof by the Trustee at the written direction of the holders of the Class C Certificates maturing on pr prior to the next succeeding Distribution Date. No Eligible Investments shall be acquired or disposed of for the primary purpose of recognizing gains or decreasing losses from market value changes. Any funds held in the Class 1-X Account that are not invested shall be held in cash. In the absence of such written direction, all funds in the Class 1-X Account shall remain uninvested. Any investment earnings on such amounts shall be payable to the Class C Certificates. The Trustee shall account for the Class 1-X Account as an outside reserve fund within the meaning of Treasury regulation 1.860G-2(h) and not an asset of any REMIC created pursuant to this Agreement. The Class C Certificates shall evidence ownership of the Class 1-X Account for federal tax purposes and the Holders thereof shall direct the Trustee in writing as to the investment of amounts therein.Upon termination of the Class 1-X Account, any amounts remaining in the Class 1-X Account shall be distributed to the holders of the Class C Certificates in the same manner as if distributed pursuant to section 5.02(g)(i) hereof. The Trustee shall have no liability for losses on investments in Eligible Investments made pursuant to this Section 5.12(b) (other than as obligor on any such investments).

(c) On each Distribution Date on or prior to the Class 1-X Termination Date, amounts on deposit in the Class 1-X Account will be withdrawn and applied to make payments on the Class 1-X and Class C Certificates, as provided in Section 5.02(g)(i) of this Agreement. Any amounts that the Trustee is not required to distribute from the Class 1-X Account pursuant to section 5.02(g) of this Agreement shall remain on deposit in the Class 1-X Account.

(d) The Class 1-X Account shall terminate on the earlier of (i) the Class 1-X Account Termination Date or (ii) the Distribution Date on which the amount on deposit in the Class 1-X Account is reduced to zero.

ARTICLE VI

CONCERNING THE TRUSTEE; EVENTS OF DEFAULT

Section 6.01. Duties of Trustee.

(a) The Trustee, except during the continuance of an Event of Default (of which a Responsible Officer of the Trustee shall have actual knowledge), undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Any permissive right of the Trustee provided for in this Agreement shall not be construed as a duty of the Trustee. If an Event of Default (of which a Responsible Officer of the Trustee shall have actual knowledge) has occurred and has not otherwise been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by this Agreement and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs unless the Trustee is acting as Master Servicer, in which case it shall use the same degree of care and skill as the Master Servicer hereunder.

(b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are, on their face, in the form required by this Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Master Servicer, the Cap Counterparty, the Swap Counterparty, the NIMS Insurer or any Servicer to the Trustee, pursuant to this Agreement, and the Trustee shall not be required to recalculate or verify any numerical information furnished to the Trustee pursuant to this Agreement. Subject to the immediately preceding sentence, if any such resolution, certificate, statement, opinion, report, document, order or other instrument is found not to conform on its face to the form required by this Agreement in a material manner the Trustee shall notify the Person providing such resolutions, certificates, statements, opinions, reports or other documents of the non-conformity, and if the instrument is not corrected to the Trustee’s satisfaction, the Trustee will provide notice thereof to the Certificateholders and any NIMS Insurer and will, at the expense of the Trust Fund, which expense shall be reasonable given the scope and nature of the required action, take such further action as directed by the Certificateholders and any NIMS Insurer.

(c) The Trustee shall not have any liability arising out of or in connection with this Agreement, except for its negligence or willful misconduct. Notwithstanding anything in this Agreement to the contrary, the Trustee shall not be liable for special, indirect or consequential losses or damages of any kind whatsoever (including, but not limited to, lost profits). No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

(i) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the consent or direction of Holders of Certificates as provided in Section 6.18 hereof;

(ii) For all purposes under this Agreement, the Trustee shall not be deemed to have notice of any Event of Default (other than resulting from a failure by the Master Servicer to remit funds or to furnish information to the Trustee when required to do so) unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the address provided in Section 11.07, and such notice references the Holders of the Certificates and this Agreement; and

(iii) With respect to amounts that would be treated as “unanticipated expenses” within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii) if paid or reimbursed by the REMICs hereunder, no provision of this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer under this Agreement except, with respect to the Trustee, during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer in accordance with the terms of this Agreement.

(iv) The Trustee shall not be responsible for the acts or omissions of any Servicer, Custodian or the Master Servicer, it being understood that this Agreement shall not be construed to render any of them agents of one another.

(d) The Trustee shall have no duty hereunder with respect to any complaint, claim, demand, notice or other document it may receive or which may be alleged to have been delivered to or served upon it by the parties as a consequence of the assignment of any Mortgage Loan hereunder; provided, however, that the Trustee shall use its commercially reasonable efforts to remit to the Master Servicer upon receipt any such complaint, claim, demand, notice or other document (i) which is delivered to the Corporate Trust Office of the Trustee, (ii) of which a Responsible Officer has actual knowledge, and (iii) which contains information sufficient to permit the Trustee to make a determination that the real property to which such document relates is a Mortgaged Property.

(e) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of any NIMS Insurer or the Certificateholders of any Class holding Certificates which evidence, as to such Class, Percentage Interests aggregating not less than 25% as to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement.

(f) The Trustee shall not be required to perform services under this Agreement, or to expend or risk its own funds or otherwise incur financial liability for the performance of any of its duties hereunder or the exercise of any of its rights or powers if there is reasonable ground for believing that the timely payment of its fees and expenses or the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer or any Servicer under this Agreement or any Servicing Agreement except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of the Master Servicer in accordance with the terms of this Agreement.

(g) The Trustee shall not be held liable by reason of any insufficiency in any account (including without limitation the Collection Account and Certificate Account) held by or on behalf of the Trustee resulting from any investment loss on any Eligible Investment included therein (except to the extent that the Trustee is the obligor and has defaulted thereon).

(h) Except as otherwise provided herein, the Trustee shall not have any duty (A) to see to any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any re-recording, re-filing or re-depositing of any thereof, (B) to see to any insurance, (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund other than from funds available in the Collection Account or the Certificate Account, or (D) to confirm or verify the contents of any reports or certificates of the Master Servicer, any Servicer, the Swap Counterparty, the Cap Counterparty, the NIMS Insurer or the Depositor delivered to the Trustee pursuant to this Agreement believed by the Trustee, to be genuine and to have been signed or presented by the proper party or parties.

(i) The Trustee shall not be liable in its individual capacity for an error of judgment made in good faith by a Responsible Officer or other officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts.

(j) Notwithstanding anything in this Agreement to the contrary, the Trustee shall not be liable for special, indirect or consequential losses or damages of any kind whatsoever (including, but not limited to, lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(k) The Trustee shall not be responsible for the acts or omissions of any Servicer, Custodian or the Master Servicer, it being understood that this Agreement shall not be construed to render any of them agents of one another.

(l) For so long as the Depositor is subject to Exchange Act reporting requirements for the Structured Adjustable Rate Mortgage Loan Trust Mortgage Pass-Through Certificates, Series 2006-11, the Trustee shall give prior written notice to the Sponsor, the Master Servicer and the Depositor of the appointment of any Subcontractor by it and a written description (in form and substance satisfactory to the Sponsor and the Depositor) of the role and function of each Subcontractor utilized by the Trustee, specifying (A) the identity of each such Subcontractor and (B) which elements of the servicing criteria set forth under Item 1122(d) of Regulation AB will be addressed in assessments of compliance provided by each such Subcontractor.

(m) The Trustee shall notify the Sponsor, the Master Servicer and the Depositor within five (5) calendar days of knowledge thereof (i) of any legal proceedings pending against the Trustee of the type described in Item 1117 (§ 229.1117) of Regulation AB, and (ii) of any merger, consolidation or sale of substantially all of the assets of the Trustee, and (iii) if the Trustee shall become (but only to the extent not previously disclosed) at any time an affiliate of any of the parties listed on Exhibit R hereto. On or before March 1st of each year, the Depositor shall distribute the information on Exhibit R to the Trustee.

Section 6.02. Certain Matters Affecting the Trustee.

Except as otherwise provided in Section 6.01:

(a) The Trustee may request, and may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer’s Certificate, certificate of auditors, Opinion of Counsel or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) The Trustee may consult with counsel and any advice of its counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(c) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(d) Unless an Event of Default shall have occurred and be continuing, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document (provided the same appears regular on its face), unless requested in writing to do so by any NIMS Insurer or Holders of at least a majority in Class Principal Amount (or Class Notional Amount) of each Class of Certificates; provided, however, that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability or payment of such estimated expenses as a condition to proceeding. The reasonable expense thereof shall be paid by the Holders requesting such investigation and if not reimbursed by the requesting party shall be reimbursed to the Trustee by the Trust Fund;

(e) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, or attorneys, which agents, custodians or attorneys shall have any and all of the rights, powers, duties and obligations of the Trustee, conferred on them by such appointment provided that each of the Trustee shall continue to be responsible for its duties and obligations hereunder to the extent provided herein, and provided further that the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by the Trustee;

(f) The Trustee shall not be under any obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto, in each case at the request, order or direction of any of the Certificateholders or any NIMS Insurer pursuant to the provisions of this Agreement, unless such Certificateholders or any NIMS Insurer shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;

(g) The right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act; and

(h) The Trustee shall not be required to give any bond or surety in respect of the execution of the Trust Fund created hereby or the powers granted hereunder.

Section 6.03. Trustee Not Liable for Certificates.

The Trustee makes no representations as to the validity or sufficiency of this Agreement, the Swap Agreement, the Cap Agreement or any Custodial Agreement, of the Certificates (other than the certificate of authentication on the Certificates), or of any Mortgage Loan or Servicing Agreement, or related document save that the Trustee represents that, assuming due execution and delivery by the other parties hereto, this Agreement has been duly authorized, executed and delivered by it and constitutes its valid and binding obligation, enforceable against it in accordance with its terms except that such enforceability may be subject to (A) applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally, and (B) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law. The Trustee shall not be accountable for the use or application by the Depositor of funds paid to the Depositor in consideration of the assignment of the Mortgage Loans to the Trust Fund by the Depositor or for the use or application of any funds deposited into the Collection Account, the Certificate Account, any Escrow Account or any other fund or account maintained with respect to the Certificates. The Trustee shall not be responsible for the legality or validity of this Agreement, the Swap Agreement, the Cap Agreement, the Custodial Agreements or the Servicing Agreements or the validity, priority, perfection or sufficiency of the security for the Certificates issued or intended to be issued hereunder. Except as otherwise provided herein, the Trustee shall not have any responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Agreement.

Section 6.04. Trustee May Own Certificates.

The Trustee and any Affiliate or agent of the Trustee in its individual or any other capacity may become the owner or pledgee of Certificates and may transact banking and trust business with the other parties hereto with the same rights it would have if it were not Trustee or such agent.

Section 6.05. Eligibility Requirements for Trustee.

The Trustee hereunder shall at all times be (i) an institution whose accounts are insured by the FDIC and (ii) a corporation or national banking association, organized and doing business under the laws of any State or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and a rating of not less than “A-” by S&P, and subject to supervision or examination by federal or state authority. If such corporation or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for the purposes of this Section, the combined capital and surplus of such corporation or national banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 6.06.

Section 6.06. Resignation and Removal of Trustee.

(a) The Trustee may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Trustee, the Depositor, the Rating Agencies, any NIMS Insurer, the Swap Counterparty and the Master Servicer. Upon receiving such notice of resignation, the Depositor will promptly a successor trustee acceptable to any NIMS Insurer by written instrument, one copy of which instrument shall be delivered to the resigning Trustee, one copy to the successor trustee, one copy to each of the Rating Agencies and one copy to each of the Master Servicer, the Swap Counterparty and any NIMS Insurer. If no successor trustee shall have been so appointed and shall have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

(b) If at any time (i) the Trustee shall cease to be eligible in accordance with the provisions of Section 6.05 and shall fail to resign after written request therefor by the Depositor or any NIMS Insurer, (ii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, (iii) a tax is imposed or threatened with respect to the Trust Fund by any state in which the Trustee or the Trust Fund held by the Trustee is located, (iv) the Trustee shall fail to provide the information required pursuant to Subsection 6.01 (l), (v) the continued use of the Trustee would result in a downgrading of the rating by the Rating Agencies of any Class of Certificates with a rating or (vi) the Trustee shall fail to provide the information, reports or assessments or attestations required pursuant to Section 9.25 hereof, then the Depositor or any NIMS Insurer shall remove the Trustee and appoint a successor trustee by written instrument, one copy of which instrument shall be delivered to the Trustee so removed, one copy to the successor trustee, one copy to each of the Rating Agencies and one copy to the Master Servicer, the Swap Counterparty and any NIMS Insurer.

(c) The Holders of more than 50% of the Class Principal Amount (or Class Notional Amount) of each Class of Certificates (or any NIMS Insurer in the event of failure of the Trustee to perform its obligations hereunder) may at any time upon 30 days’ written notice to the Trustee and the Depositor remove the Trustee by such written instrument, signed by such Holders or their attorney-in-fact duly authorized (or by any NIMS Insurer), one copy of which instrument shall be delivered to the Depositor, one copy to the Trustee and one copy to the Master Servicer, the Swap Counterparty and any NIMS Insurer; the Depositor shall thereupon appoint a successor trustee in accordance with this Section mutually acceptable to the Depositor and the Master Servicer and any NIMS Insurer..

(d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in Section 6.07.

Section 6.07. Successor Trustee.

(a) Any successor trustee appointed as provided in Section 6.06 shall execute, acknowledge and deliver to the Depositor, the Master Servicer, any NIMS Insurer, the Swap Counterparty and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee (or assign to the successor trustee its interest under each Custodial Agreement, to the extent permitted thereunder) all Mortgage Files and documents and statements related to each Mortgage File held by it hereunder, and shall duly assign, transfer, deliver and pay over to the successor trustee the entire Trust Fund, together with all necessary instruments of transfer and assignment or other documents properly executed necessary to effect such transfer and such of the record or copies thereof maintained by the predecessor trustee in the administration hereof as may be requested by the successor trustee and shall thereupon be discharged from all duties and responsibilities under this Agreement. In addition, the Master Servicer and the predecessor trustee shall execute and deliver such other instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee all such rights, powers, duties and obligations.

(b) No successor trustee shall accept appointment as provided in this Section unless at the time of such appointment such successor trustee shall be eligible under the provisions of Section 6.05.

(c) Upon acceptance of appointment by a successor trustee as provided in this Section, the Master Servicer shall mail notice of the succession of such trustee and to all Holders of Certificates at their addresses as shown in the Certificate Register and to the Rating Agencies. The expenses of such mailing shall be borne by the predecessor trustee.

Section 6.08. Merger or Consolidation of Trustee.

Any Person into which the Trustee may be merged or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Persons succeeding to the corporate trust business of the Trustee, shall be the successor to the Trustee hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided that such Person shall be eligible under the provisions of Section 6.05. As a condition to the succession to the Trustee under this Agreement by any Person (i) into which the Trustee may be merged or consolidated, or (ii) which may be appointed as a successor to the Trustee the Trustee shall notify the Depositor and the Master Servicer, at least 15 calendar days prior to the effective date of such succession or appointment, of such succession or appointment and shall furnish to the Depositor in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably necessary for the Trustee to accurately and timely report, pursuant to Section 6.20, the event under Item 6.02 of Form 8-K pursuant to the Exchange Act (if such reports under the Exchange Act are required to be filed under the Exchange Act).

Section 6.09. Appointment of Co-Trustee, Separate Trustee or Custodian.

(a) Notwithstanding any other provisions hereof, at any time, the Trustee, the Depositor or the Certificateholders evidencing more than 50% of the Class Principal Amount (or Class Notional Amount) of each Class of Certificates shall each have the power from time to time to appoint one or more Persons approved by the Trustee and any NIMS Insurer to act either as co-trustees jointly with the Trustee, or as separate trustees, or as custodians, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any Mortgage Loan outside the state where the Trustee has its principal place of business where such separate trustee or co-trustee is necessary or advisable (or the Trustee has been advised by the Master Servicer that such separate trustee or co-trustee is necessary or advisable) under the laws of any state in which a property securing a Mortgage Loan is located or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any state in which a property securing a Mortgage Loan is located or in any state in which any portion of the Trust Fund is located. The separate trustees, co-trustees, or custodians so appointed shall be trustees or custodians for the benefit of all the Certificateholders and shall have such powers, rights and remedies as shall be specified in the instrument of appointment; provided, however, that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee. The obligation of the Trustee to make Advances pursuant to Section 5.04 and 6.14 hereof shall not be affected or assigned by the appointment of a co-trustee, provided, however, that prior to the appointment hereunder of any such co-trustee, separate trustee, or custodian pursuant to this Section 6.09, such Person shall enter into an agreement, in form and substance satisfactory to the Depositor, the Master Servicer and the Trustee, relating to the satisfaction of such Person of its reporting obligations under Regulation AB with respect to any Servicing performed by it in connection with the Trust Fund. The Trustee shall not be responsible for any action or omission of any separate trustee, co-trustee or custodian. Notwithstanding the foregoing, if such co-custodian or co-trustee is determined to be a Servicing Function Participant, no such co-custodian or co-trustee shall be vested with any powers, rights and remedies under this Agreement unless such party has agreed to comply with all Regulation AB requirements set forth under this Agreement or each Custodial Agreement, as applicable.

(b) Every separate trustee, co-trustee, and custodian shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i) all powers, duties, obligations and rights conferred upon the Trustee in respect of the receipt, custody and payment of moneys shall be exercised solely by the Trustee;

(ii) all other rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee, co-trustee, or custodian jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations, including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction, shall be exercised and performed by such separate trustee, co-trustee, or custodian;

(iii) no trustee or custodian hereunder shall be personally liable by reason of any act or omission of any other trustee or custodian hereunder; and

(iv) the Trustee or the Certificateholders evidencing more than 50% of the Aggregate Voting Interests of the Certificates may at any time accept the resignation of or remove any separate trustee, co-trustee or custodian, so appointed by it or them, if such resignation or removal does not violate the other terms of this Agreement.

(c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee, co-trustee or custodian shall refer to this Agreement and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy given to any NIMS Insurer.

(d) Any separate trustee, co-trustee or custodian may, at any time, constitute the Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee, co-trustee or custodian shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

(e) No separate trustee, co-trustee or custodian hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.05 hereunder and no notice to Certificateholders of the appointment shall be required under Section 6.07 hereof.

(f) The Trustee agrees to instruct the co-trustees, if any, to the extent necessary to fulfill the Trustee’s obligations hereunder.

(g) The Trust Fund shall pay the reasonable compensation of the co-trustees to the extent, and in accordance with the standards, specified in Section 6.12 hereof (which compensation shall not reduce any compensation payable to the Trustee under such Section).

(h) Notwithstanding the foregoing, for so long as reports are required to be filed with the Commission under the Exchange Act with respect to the Trust, the Trustee shall not utilize any Subcontractor for the performance of its duties hereunder if such Subcontractor would be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB without (a) giving notice to the Seller, the Master Servicer and the Depositor and (b) requiring any such Subcontractor to provide to the Trustee an assessment report as provided in Section 9.25(a) and an attestation report as provided in Section 9.25(b), which reports the Trustee shall include in its assessment and attestation reports. The Trustee shall indemnify the Depositor, the Master Servicer and any director, officer, employee or agent of each of the Depositor and the Master Servicer, and hold them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based on the failure by the Trustee (i) to give notice of the engagement of any Subcontractor or (ii) to require any Subcontractor to provide the Trustee an assessment of compliance as provided in Section 9.25(a) and an attestation report as provided in Section 9.25(b). This indemnity shall survive the termination of this Agreement or the earlier resignation or removal of the Trustee.

Section 6.10. Authenticating Agents.

(a) The Trustee may appoint one or more Authenticating Agents which shall be authorized to act on behalf of the Trustee in authenticating Certificates. Wherever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent must be a corporation organized and doing business under the laws of the United States of America or of any state, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities and acceptable to any NIMS Insurer, such consent shall not be unreasonably withheld.

(b) Any Person into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any Person succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

(c) (c) Any Authenticating Agent may at any time resign by giving at least 30 days’ advance written notice of resignation to the Trustee, any NIMS Insurer and the Depositor. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent, any NIMS Insurer and the Depositor. Upon receiving a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.10, the Trustee may appoint a successor Authenticating Agent, shall give written notice of such appointment to the Depositor and any NIMS Insurer and shall mail notice of such appointment to all Holders of Certificates. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 6.10. No Authenticating Agent shall have responsibility or liability for any action taken by it as such at the direction of the Trustee, provided that such action was undertaken without negligence or willful misconduct. Any Authenticating Agent shall be entitled to reasonable compensation for its services and, if paid by the Trustee, it shall be a reimbursable expense pursuant to Section 6.12.

Section 6.11. Indemnification of Trustee.

The Trustee and its respective directors, officers, employees and agents shall be entitled to indemnification from the Trust Fund for any loss, liability or expense incurred in connection with any legal proceeding or incurred without negligence or willful misconduct on their part, (it being understood that the negligence or willful misconduct of any Custodian shall not constitute negligence or willful misconduct on the part of the Trustee or its directors, officers, employees or agents for such purpose), arising out of, or in connection with, the acceptance or administration of the trusts created hereunder or in connection with the performance of their duties hereunder or under the Certificates, the Mortgage Loan Sale Agreement, the Cap Agreement, the Swap Agreement, any Custodial Agreement or any Servicing Agreement, including any applicable fees and expenses payable pursuant to Section 6.12 and the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder, provided that:

(a) with respect to any such claim, the Trustee shall have given the Depositor, the Master Servicer and the Holders written notice thereof promptly after a Responsible Officer of the Trustee shall have knowledge thereof; provided that failure to so notify shall not relieve the Trust Fund of the obligation to indemnify the Trustee, however, any reasonable delay by the Trustee to provide written notice to the Depositor, the Master Servicer and the Holders promptly after the Trustee shall have obtained knowledge of a claim shall not relieve the Trust Fund of the obligation to indemnify the Trustee under this Section 6.11;

(b) while maintaining control over its own defense, the Trustee shall cooperate and consult fully with the Depositor in preparing such defense;

(c) notwithstanding anything to the contrary in this Section 6.11, the Trust Fund shall not be liable for settlement of any such claim by the Trustee entered into without the prior consent of the Depositor, which consent shall not be unreasonably withheld; and

(d) any such loss, liability or expense identified by the Trust Fund must constitute an “unanticipated expense” within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii).

The provisions of this Section 6.11 shall survive any termination of this Agreement and the resignation or removal of the Trustee and shall be construed to include, but not be limited to any loss, liability or expense under any environmental law.

Section 6.12. Fees and Expenses of Trustee and Custodian.

The Trustee shall be entitled to (a) receive, and is authorized to pay itself, the amount of income or gain earned from investment of funds in the Certificate Account and (b) reimbursement of all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with this Agreement (including fees and expenses of its counsel and all persons not regularly in its employment and any amounts described in Section 10.01 to which the Trustee is entitled as provided therein), except any such expenses, disbursements and advances that either (i) arise from its negligence, bad faith or willful misconduct or (ii) do not constitute “unanticipated expenses” within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii). Each Custodian shall receive compensation and reimbursement or payment of its expenses under the Custodial Agreement as provided therein; provided that, to the extent required under Section 6, Section 7 or Section 20 of the Custodial Agreement, the Trustee is hereby authorized to pay such compensation or reimbursement from amounts on deposit in the Certificate Account prior to any distributions to Certificateholders pursuant to Section 5.02 hereof.

Section 6.13. Collection of Monies.

Except as otherwise expressly provided in this Agreement, the Trustee may demand payment or delivery of, and shall receive and collect, all money and other property payable to or receivable by it pursuant to this Agreement. The Trustee shall hold all such money and property received by it as part of the Trust Fund and shall distribute it as provided in this Agreement. If the Trustee shall not have timely received amounts to be remitted with respect to the Mortgage Loans from the Master Servicer, the Trustee shall request the Master Servicer to make such distribution as promptly as practicable or legally permitted. If the Trustee shall subsequently receive any such amount, it may withdraw such request.

Section 6.14. Events of Default; Trustee To Act; Appointment of Successor.

(a) The occurrence of any one or more of the following events shall constitute an “Event of Default”:

(i) Any failure by the Master Servicer to furnish to the Trustee the Mortgage Loan data sufficient to prepare the reports described in Section 4.03(a) which continues unremedied for a period of two (2) Business Days after the date upon which written notice of such failure shall have been given to such Master Servicer by the Trustee or to such Master Servicer and the Trustee by any NIMS Insurer or Holders of not less than 25% of the Class Principal Amount (or Class Notional Amount) of each Class of Certificates affected thereby; or

(ii) Any failure by the Master Servicer to duly perform, within the required time period and without notice, its obligations to provide any certifications required pursuant to Sections 9.25 or 9.26; or

(iii) Except with respect to those items listed in clause (ii) above, any failure by the Master Servicer to duly perform, within the required time period, without notice or grace period, its obligations to provide any information, data or materials required to be provided hereunder pursuant to Sections 9.23 and 9.29(b), including any items required to be included in any Exchange Act report; or

(iv) Any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of such Master Servicer contained in this Agreement which continues unremedied for a period of 30 days (or 15 days, in the case of a failure to maintain any Insurance Policy required to be maintained pursuant to this Agreement, or 10 days, in the case of a failure to comply with the requirements of Sections 9.03) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to such Master Servicer by the Trustee or to such Master Servicer and the Trustee by any NIMS Insurer or the Holders of not less than 25% of the Class Principal Amount (or Class Notional Amount) of each Class of Certificates affected thereby or by any NIMS Insurer; or

(v) A decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days or any Rating Agency reduces or withdraws or threatens to reduce or withdraw the rating of the Certificates because of the financial condition or loan servicing capability of such Master Servicer; or

(vi) The Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to such Master Servicer or of or relating to all or substantially all of its property; or

(vii) The Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or

(viii)  The Master Servicer shall be dissolved, or shall dispose of all or substantially all of its assets, or consolidate with or merge into another entity or shall permit another entity to consolidate or merge into it, such that the resulting entity does not meet the criteria for a successor servicer as specified in Section 9.27 hereof; or

(ix) If a representation or warranty set forth in Section 9.14 hereof shall prove to be incorrect as of the time made in any respect that materially and adversely affects the interests of the Certificateholders, and the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or cured within 60 days after the date on which written notice of such incorrect representation or warranty shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the Holders of not less than 25% of the Aggregate Certificate Principal Amount of each Class of Certificates or by any NIMS Insurer; or

(x) A sale or pledge of any of the rights of the Master Servicer hereunder or an assignment of this Agreement by the Master Servicer or a delegation of the rights or duties of the Master Servicer hereunder shall have occurred in any manner not otherwise permitted hereunder and without the prior written consent of the Trustee, any NIMS Insurer and Certificateholders holding more than 50% of the Class Principal Amount (or Class Notional Amount) of each Class of Certificates; or

(xi) The Master Servicer has notice or actual knowledge that any Servicer at any time is not either an FNMA- or FHLMC-approved Seller/Servicer, and the Master Servicer has not terminated the rights and obligations of such Servicer under the applicable Servicing Agreement and replaced such Servicer with an FNMA- or FHLMC-approved servicer within 60 days of the date the Master Servicer receives such notice or actual knowledge; or

(xii) After any receipt of notice from any NIMS Insurer, any failure of the Master Servicer to remit to the Trustee any payment required to be made to the Trustee for the benefit of Certificateholders under the terms of this Agreement, including any Advance, on any Deposit Date, which such failure continues unremedied after 1:00 p.m. Eastern Standard Time one Business Day after the date upon which notice of such failure shall have been given to the Master Servicer by the Trustee.

If an Event of Default described in clauses (i) through (xi) of this Section 6.14 shall occur, then, in each and every case, subject to applicable law, so long as any such Event of Default shall not have been remedied within any period of time prescribed by this Section 6.14, the Trustee, by notice in writing to the Master Servicer may, and shall, if so directed by Certificateholders evidencing more than 50% of the Class Principal Amount (or Class Notional Amount) of each Class of Certificates or any NIMS Insurer, terminate all of the rights and obligations of the Master Servicer hereunder and in and to the Mortgage Loans and the proceeds thereof. If an Event of Default described in clause (xii) of this Section 6.14(a) shall occur, then, in each and every case, subject to applicable law, so long as such Event of Default shall not have been remedied within the time period prescribed by clause (xii) of this Section 6.14(a), the Trustee, by notice in writing to the Master Servicer and the NIMS Insurer, shall promptly terminate all of the rights and obligations of the Master Servicer hereunder and in and to the Mortgage Loans and the proceeds thereof. On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer, and only in its capacity as Master Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee and pursuant to and under the terms of this Agreement; provided, however, the parties acknowledge that notwithstanding the preceding sentence, there may be a transition period, not to exceed 90 days, in order to effect the transfer of the Master Servicer’s obligations to the Trustee, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the defaulting Master Servicer as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents or otherwise. The defaulting Master Servicer agrees to cooperate with the Trustee in effecting the termination of the defaulting Master Servicer’s responsibilities and rights hereunder as Master Servicer including, without limitation, notifying Servicers of the assignment of the master servicing function and providing the Trustee or its designee all documents and records in electronic or other form reasonably requested by it to enable the Trustee or its designee to assume the defaulting Master Servicer’s functions hereunder and the transfer to the Trustee for administration by it of all amounts which shall at the time be or should have been deposited by the defaulting Master Servicer in the Collection Account maintained by such defaulting Master Servicer and any other account or fund maintained with respect to the Certificates or thereafter received with respect to the Mortgage Loans. The Master Servicer being terminated (or the Trust Fund, if the Master Servicer is unable to fulfill its obligations hereunder) as a result of the Event of Default shall bear all costs of a master servicing transfer, including but not limited to those of the Trustee reasonably allocable to specific employees and overhead, legal fees and expenses, accounting and financial consulting fees and expenses, and costs of amending the Agreement, if necessary.

The Trustee shall be entitled to be reimbursed from the Master Servicer (or by the Trust Fund, if the Master Servicer is unable to fulfill its obligations hereunder) for all costs associated with the transfer of servicing from the predecessor Master Servicer, including, without limitation, any costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the Trustee to master service the Mortgage Loans properly and effectively. If the terminated Master Servicer does not pay such reimbursement within thirty (30) days of its receipt of an invoice therefor, such reimbursement shall be an expense of the Trust Fund and the Trustee shall be entitled to withdraw such reimbursement from amounts on deposit in the Certificate Account pursuant to Section 4.04; provided that the terminated Master Servicer shall reimburse the Trust Fund for any such expense incurred by the Trust Fund; and provided, further, that the Trustee shall decide whether and to what extent it is in the best interest of the Certificateholders to pursue any remedy against any party obligated to make such reimbursement.

Notwithstanding the termination of its activities as Master Servicer, each terminated Master Servicer shall continue to be entitled to reimbursement to the extent provided in Section 4.02(i), (ii), (iii), (iv), (v), (vi), (vii) and (x) to the extent such reimbursement relates to the period prior to such Master Servicer’s termination.

If any Event of Default shall occur of which a Responsible Officer of the Trustee has actual knowledge, the Trustee shall promptly notify any NIMS Insurer, the Swap Counterparty and the Rating Agencies of the nature and extent of such Event of Default. The Trustee shall immediately give written notice to the Master Servicer upon such Master Servicer’s failure to remit funds on the Deposit Date.

(b) On and after the time the Master Servicer (and the Trustee, if notice is sent by any NIMS Insurer) receives a notice of termination from the Trustee pursuant to Section 6.14(a) or the Trustee receives the resignation of the Master Servicer evidenced by an Opinion of Counsel pursuant to Section 9.28 and within 90 days of such notice, the Trustee, unless another master servicer acceptable to the NIMS Insurer, such consent shall not be unreasonably withheld, shall have been appointed, shall be the successor in all respects to the Master Servicer in its capacity as such under this Agreement and the transactions set forth or provided for herein and shall have all the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Master Servicer hereunder, including the obligation to make Advances; provided, however, that any failure to perform such duties or responsibilities caused by the Master Servicer’s failure to provide information required by this Agreement shall not be considered a default by the Trustee hereunder. In addition, the Trustee shall have no responsibility for any act or omission of the Master Servicer prior to the issuance of any notice of termination. The Trustee shall have no liability relating to the representations and warranties of the Master Servicer set forth in Section 9.14. In the Trustee’s capacity as such successor, the Trustee shall have the same limitations on liability herein granted to the Master Servicer. As compensation therefor, the Trustee shall be entitled to receive all compensation payable to the Master Servicer under this Agreement, including the Master Servicing Fee and the compensation described in Section 9.21. The Trustee shall be entitled to be reimbursed from the Master Servicer (or by the Trust Fund if the Master Servicer is unable to fulfill its obligations hereunder) for all costs associated with the transfer of master servicing from the predecessor master servicer, including, without limitation, any costs or expenses associated with the complete transfer of all master servicing data and the completion, correction or manipulation of such master servicing data as may be required by the Trustee to correct any errors or insufficiencies in the master servicing data or otherwise to enable the Trustee to master service the Mortgage Loans properly and effectively.

(c) Notwithstanding the above, the Trustee may, if it shall be unwilling to continue to so act or if any NIMS Insurer so requests in writing to the Trustee, or shall, if it is unable to so act, request the Depositor to appoint, petition a court of competent jurisdiction to appoint, or appoint on its own behalf any established housing and home finance institution servicer, master servicer, servicing or mortgage servicing institution acceptable to the NIMS Insurer having a net worth of not less than $15,000,000 and meeting such other standards for a successor master servicer as are set forth in this Agreement, as the successor to such Master Servicer in the assumption of all of the responsibilities, duties or liabilities of a master servicer, like the Master Servicer. Any entity designated by the Trustee as a successor master servicer may be an Affiliate of the Trustee; provided, however, that, unless such Affiliate meets the net worth requirements and other standards set forth herein for a successor master servicer, the Trustee in its individual capacity shall agree, at the time of such designation, to be and remain liable to the Trust Fund for such Affiliate’s actions and omissions in performing its duties hereunder. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted to the Master Servicer hereunder. The Trustee and such successor shall take such actions, consistent with this Agreement, as shall be necessary to effectuate any such succession and may make other arrangements with respect to the servicing to be conducted hereunder which are not inconsistent herewith. The Master Servicer shall cooperate with the Trustee and any successor master servicer in effecting the termination of the Master Servicer’s responsibilities and rights hereunder including, without limitation, notifying Mortgagors of the assignment of the master servicing functions and providing the Trustee and successor master servicer, as applicable, all documents and records in electronic or other form reasonably requested by it to enable it to assume the Master Servicer’s functions hereunder and the transfer to the Trustee or such successor master servicer, as applicable, all amounts which shall at the time be or should have been deposited by the Master Servicer in the Collection Account and any other account or fund maintained with respect to the Certificates or thereafter be received with respect to the Mortgage Loans. Neither the Trustee, nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, (ii) the failure of the Master Servicer to cooperate as required by this Agreement, (iii) the failure of the Master Servicer to deliver the Mortgage Loan data to the Trustee or such successor master servicer as required by this Agreement or (iv) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer.

Section 6.15. Additional Remedies of Trustee Upon Event of Default.

During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 6.14, shall have the right, in its own name and as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of any NIMS Insurer and the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

Section 6.16. Waiver of Defaults.

35% or more of the Aggregate Voting Interests of Certificateholders (with the consent of any NIMS Insurer) may waive any default or Event of Default by the Master Servicer in the performance of its obligations hereunder, except that a default in the making of any required deposit to the Certificate Account that would result in a failure of the Trustee to make any required payment of principal of or interest on the Certificates may only be waived with the consent of 100% of the affected Certificateholders and with the consent of any NIMS Insurer. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

Section 6.17. Notification to Holders.

Upon termination of the Master Servicer or appointment of a successor to the Master Servicer, in each case as provided herein, the Trustee shall promptly mail notice thereof by first class mail to the Certificateholders at their respective addresses appearing on the Certificate Register and to the Swap Counterparty and any NIMS Insurer. The Trustee shall also, within 45 days after the occurrence of any Event of Default, of which a Responsible Officer of the Trustee has actual knowledge, give written notice thereof to any NIMS Insurer and the Certificateholders, unless such Event of Default shall have been cured or waived prior to the issuance of such notice and within such 45-day period.

Section 6.18. Directions by Certificateholders and Duties of Trustee During Event of Default.

Subject to the provisions of Section 8.01 hereof, during the continuance of any Event of Default, Holders of Certificates evidencing not less than 25% of the Class Principal Amount (or Class Notional Amount) of each Class of Certificates may, with the consent of any NIMS Insurer, direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; provided, however, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the trusts or powers vested in it by this Agreement (including, without limitation, (i) the conducting or defending of any administrative action or litigation hereunder or in relation hereto and (ii) the terminating of the Master Servicer or any successor master servicer from its rights and duties as master servicer hereunder) at the request, order or direction of any of the Certificateholders, or any NIMS Insurer, unless such Certificateholders, or any NIMS Insurer, shall have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby; and, provided further, that, subject to the provisions of Section 8.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, in accordance with an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability for which it is not indemnified to its satisfaction or be unjustly prejudicial to the non-assenting Certificateholders.

Section 6.19. Action Upon Certain Failures of the Master Servicer and Upon Event of Default.

In the event that a Responsible Officer of the Trustee shall have actual knowledge of any action or inaction of the Master Servicer that would become an Event of Default upon the Master Servicer’s failure to remedy the same after notice, the Trustee shall give notice thereof to the Master Servicer and the Swap Counterparty. Notwithstanding anything to the contrary provided herein, and for all purposes of this Agreement, in the absence of actual knowledge by a Responsible Officer of the Trustee, the Trustee shall not be deemed to have knowledge of any failure of the Master Servicer or any other Event of Default unless notified in writing by the Depositor, the Master Servicer or a Certificateholder.

Section 6.20. Preparation of Tax Returns and Other Reports.

(a) [Reserved].

(b) [Reserved].

(c) The Depositor shall prepare or cause to be prepared the initial current report on Form 8-K. Thereafter, the Trustee shall, in accordance with industry standards and the rules of the Commission as in effect from time to time (the “Rules”), prepare and file with the Commission via the Electronic Data Gathering and Retrieval System (“EDGAR”), the reports listed in subsections (d) through (g) of this Section 6.20 in respect of the Trust Fund as and to the extent required under the Exchange Act.

(d) Reports Filed on Form 10-D.

(i) Within 15 days after each Distribution Date (subject to permitted extensions under the Exchange Act reporting requirements), the Trustee shall prepare and file on behalf of the Trust Fund any Form 10-D required by the Exchange Act, in form and substance as required by the Exchange Act. The Trustee shall file each Form 10-D with a copy of the related Distribution Date Statement attached thereto. Any disclosure in addition to the Distribution Date Statement that is required to be included on Form 10-D (“Additional Form 10-D Disclosure”) shall be determined and prepared by and at the direction of the Depositor pursuant to the following paragraph and the Trustee will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure, except as set forth in the next paragraph.

(ii) As set forth on Exhibit P-1 hereto, within five calendar days after the related Distribution Date, (A) certain parties to the Structured Adjustable Rate Mortgage Loan Trust 2006-11 transaction shall be required to provide to the Trustee and the Depositor, to the extent known by a Responsible Officer thereof, in EDGAR-compatible form (which may be Word or Excel documents easily convertible to EDGAR format), or in such other form as otherwise agreed upon by the Trustee and such party, the form and substance of any Additional Form 10-D Disclosure, if applicable, and include with such Additional Form 10-D Disclosure, an Additional Disclosure Notification in the form attached hereto as Exhibit P-4, and (B) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Disclosure on Form 10-D. The Sponsor will be responsible for any reasonable fees and expenses assessed or incurred by the Trustee in connection with including any Additional Form 10-D Disclosure on Form 10-D pursuant to this paragraph.

(iii) After preparing the Form 10-D, the Trustee shall forward electronically a draft copy of the Form 10-D to the Exchange Act Signing Party for review and approval. If the Master Servicer is the Exchange Act Signing Party and the Form 10-D includes Additional Form 10-D Disclosure, then the Form 10-D shall also be electronically distributed to the Depositor for review and approval. No later than two Business Days prior to the 15th calendar day after the related Distribution Date, a duly authorized officer of the Exchange Act Signing Party shall sign the Form 10-D and return an electronic or fax copy of such signed Form 10-D (with an original executed hard copy to follow by overnight mail) to the Trustee. If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Trustee will follow the procedures set forth in subsection (g)(ii) of this Section 6.20. Promptly (but no later than one Business Day) after the deadline for filing such report with the Commission, the Trustee will make available on its internet website a final executed copy of each Form 10-D. Each party to this Agreement acknowledges that the performance by the Trustee of its duties under this Section 6.20(d) related to the timely preparation and filing of Form 10-D is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Section 6.20(d). The Trustee shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 10-D, where such failure results from the Trustee’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 10-D, not resulting from its own negligence, bad faith or willful misconduct.

(e) Reports Filed on Form 10-K.

(i) Unless and until a Form 15 suspension notice shall have been filed, on or prior to March 31, after the end of each fiscal year of the Trust Fund or such earlier date as may be required by the Exchange Act (the “10-K Filing Deadline”) (it being understood that the fiscal year for the Trust Fund ends on December 31st of each year), commencing in March 2007, the Trustee shall prepare and file on behalf of the Trust Fund a Form 10-K, in form and substance as required by the Exchange Act. To facilitate the Trustee’s preparation of the Form 10-K, the Depositor shall provide to the Trustee, no later than 30 days prior to the 10-K Filing Deadline, a template of the Form 10-K in an Edgar-compatible format. Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Trustee within the applicable time frames set forth in this Agreement and in the related Servicing Agreements and Custodial Agreements, (A) an annual compliance statement for each Servicer, each Additional Servicer and the Master Servicer, as described under Section 9.26 hereof and in each Servicing Agreement, (B)(I) the annual reports on assessment of compliance with servicing criteria for each Servicer, each Custodian, each Additional Servicer, the Master Servicer, each Subservicer, each Subcontractor, any Servicing Function Participant and the Trustee (each, a “Reporting Servicer”), as described under Section 9.25(a) hereof and in each Servicing Agreement and Custodial Agreement, and (II) if any Reporting Servicer’s report on assessment of compliance with servicing criteria described under Section 9.25(a) hereof or in any Servicing Agreement or Custodial Agreement identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any Reporting Servicer’s report on assessment of compliance with servicing criteria described under Section 9.25(a) hereof or in the any Servicing Agreement or Custodial Agreement is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, (C)(I) the registered public accounting firm attestation report for each Reporting Servicer, as described under Section 9.25(b) hereof and in each Servicing Agreement and Custodial Agreement and (II) if any registered public accounting firm attestation report described under Section 9.25(b) hereof or in any Servicing Agreement or Custodial Agreement identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such registered public accounting firm attestation report is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, and (D) a Sarbanes-Oxley Certification. Any disclosure or information in addition to (A) through (D) above that is required to be included on Form 10-K (“Additional Form 10-K Disclosure”) shall be determined and prepared by and at the direction of the Depositor pursuant to the following paragraph and the Trustee will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure, except as set forth in the next paragraph.

(ii) As set forth on Exhibit P-2 hereto, no later than March 15 of each year that the Trust Fund is subject to the Exchange Act reporting requirements, commencing in 2007, (A) the parties to the Structured Adjustable Rate Mortgage Loan Trust 2006-11 transaction shall be required to provide to the Trustee and the Depositor, to the extent known by a Responsible Officer thereof, in EDGAR-compatible form (which may be Word or Excel documents easily convertible to EDGAR format), or in such other form as otherwise agreed upon by the Trustee and such party, the form and substance of any Additional Form 10-K Disclosure, if applicable and include with such Additional Form 10-K Disclosure, an Additional Disclosure Notification in the form attached hereto as Exhibit P-4, (B) the Trustee shall forward to Depositor, the form and substance of the Additional Form 10-K Disclosure, and (C) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Disclosure on Form 10-K. The Trustee has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit P-2 of their duties under this paragraph or proactively solicit or procure from such parties any Form 10-K Disclosure Information. The Sponsor will be responsible for any reasonable fees and expenses assessed or incurred by the Trustee in connection with including any Additional Form 10-K Disclosure on Form 10-K pursuant to this paragraph.

(iii) After preparing the Form 10-K, the Trustee shall forward electronically a draft copy of the Form 10-K to the Exchange Act Signing Party for review and approval. If the Master Servicer is the Exchange Act Signing Party and the Form 10-K includes Additional Form 10-K Disclosure, then the Form 10-K shall also be electronically distributed to the Depositor for review and approval. No later than the close of business New York City time on the 4th Business Day prior to the 10-K Filing Deadline, a senior officer of the Exchange Act Signing Party shall sign the Form 10-K and return an electronic or fax copy of such signed Form 10-K (with an original executed hard copy to follow by overnight mail) to the Trustee. If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Trustee will follow the procedures set forth in subsection (g)(ii) of this Section 6.20. Promptly (but no later than one Business Day) after the deadline for filing such report with the Commission, the Trustee will make available on its internet website a final executed copy of each Form 10-K. The parties to this Agreement acknowledge that the performance by the Trustee of its duties under this Section 6.20(e) related to the timely preparation and filing of Form 10-K is contingent upon such parties (and any Additional Servicer or Servicing Function Participant) strictly observing all applicable deadlines in the performance of their duties under this Section 6.20(e), Section 9.25(a), Section 9.25(b) and Section 9.26. The Trustee shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 10-K, where such failure results from the Trustee’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

(iv) Each Form 10-K shall include the Sarbanes-Oxley Certification. The Trustee, the Paying Agent and, if the Depositor is the Exchange Act Signing Party, the Master Servicer, shall, and the Trustee, the Paying Agent and the Master Servicer (if applicable) shall cause any Servicing Function Participant engaged by it to, provide to the Person who signs the Sarbanes-Oxley Certification (the “Certifying Person”), by March 15 of each year in which the Trust Fund is subject to the reporting requirements of the Exchange Act, a certification (each, a “Back-Up Certification”), in the form attached hereto as Exhibit Q-1 or, in the case of (x) the Paying Agent (if other than the Trustee), such other form as agreed to between the Paying Agent and the Exchange Act Signing Party, and (y) the Trustee, the form attached hereto as Exhibit Q-2), upon which the Certifying Person, the entity for which the Certifying Person acts as an officer, and such entity’s officers, directors and Affiliates (collectively with the Certifying Person, “Certification Parties”) can reasonably rely. The senior officer of the Exchange Act Signing Party shall serve as the Certifying Person on behalf of the Trust Fund. In the event the Master Servicer, the Paying Agent, the Trustee or any Servicing Function Participant engaged by such parties is terminated or resigns pursuant to the terms of this Agreement, such party or Servicing Function Participant shall provide a Back-Up Certification to the Certifying Person pursuant to this Section 6.20(e)(iv) with respect to the period of time it was subject to this Agreement.

(v) Each person (including their officers or directors) that signs any Form 10-K Certification shall be entitled to indemnification from the Trust Fund for any liability or expense incurred by it in connection with such certification, other than any liability or expense attributable to such Person’s own bad faith, negligence or willful misconduct. The provisions of this subsection shall survive any termination of this Agreement and the resignation or removal of such Person.

(f) Reports Filed on Form 8-K.

(i) During any year in which the Trust Fund is subject to Exchange Act Reports, within four Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a “Reportable Event”), or such later date as may be required by the Commission, and if requested by the Depositor, the Trustee shall prepare and file on behalf of the Trust Fund any Form 8-K, as required by the Exchange Act, provided that the Depositor shall file the initial Form 8-K in connection with the issuance of the Certificates. Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K (“Form 8-K Disclosure Information”) shall be determined and prepared by and at the direction of the Depositor pursuant to the following paragraph and the Trustee will have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure Information or any Form 8-K, except as set forth in the next paragraph.

(ii) As set forth on Exhibit P-3 hereto, for so long as the Trust Fund is subject to the Exchange Act reporting requirements, no later than Noon New York City time on the 2nd Business Day after the occurrence of a Reportable Event (A) the parties to the Structured Adjustable Rate Mortgage Loan Trust 2006-11 transaction shall be required to provide to the Trustee and the Depositor, to the extent known by a Responsible Officer thereof, in EDGAR-compatible form (which may be Word or Excel documents easily convertible to EDGAR format), or in such other form as otherwise agreed upon by the Trustee and such party, the form and substance of any Form 8-K Disclosure Information, if applicable, and include with such Form 8-K Disclosure Information, an Additional Disclosure Notification in the form attached hereto as Exhibit P-4, (B) the Trustee shall forward the Depositor the form and substance of the Form 8-K Disclosure Information, and (C) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Form 8-K Disclosure Information. The Trustee has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit P-3 of their duties under this paragraph or proactively solicit or procure from such parties any Form 8-K Disclosure Information. The Sponsor will be responsible for any reasonable fees and expenses assessed or incurred by the Trustee in connection with including any Form 8-K Disclosure Information on Form 8-K pursuant to this paragraph.

(iii) After preparing the Form 8-K, the Trustee shall forward electronically, no later than Noon New York city time on the 3rd Business Day after the Reportable Event, a draft copy of the Form 8-K to the Exchange Act Signing Party for review and approval. If the Master Servicer is the Exchange Act Signing Party, then the Form 8-K shall also be electronically distributed to the Depositor for review and approval. No later than Noon New York City time on the 4th Business Day after the Reportable Event, a duly authorized officer of the Exchange Act Signing Party shall sign the Form 8-K and return an electronic or fax copy of such signed Form 8-K (with an original executed hard copy to follow by overnight mail) to the Trustee. If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Trustee will follow the procedures set forth in subsection (g)(ii) of this Section 6.20. Promptly (but no later than one Business Day) after the deadline for filing such form with the Commission, the Trustee will make available on its internet website a final executed copy of each Form 8-K prepared and filed by it pursuant to this Section 6.20(f). The parties to this Agreement acknowledge that the performance by the Trustee of its duties under this Section 6.20(f) related to the timely preparation and filing of Form 8-K is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Section 6.20(f). The Trustee shall have no liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 8-K, where such failure results from the Trustee’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 8-K, not resulting from its own negligence, bad faith or willful misconduct.

(g) Delisting; Amendments; Late Filings.

(i) Prior to January 30 of the first year in which the Trustee is able to do so under applicable law, unless otherwise directed by the Depositor, the Trustee shall prepare and file a Form 15 relating to the automatic suspension of reporting in respect of the Trust Fund under the Exchange Act.

(ii) In the event that the Trustee becomes aware that it will be unable to timely file with the Commission all or any required portion of any Form 8-K, 10-D or 10-K required to be filed by this Agreement because required disclosure information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement or for any other reason, the Trustee will promptly notify the Depositor. In the case of Form 10-D and 10-K, the parties to this Agreement and each Servicer will cooperate to prepare and file a Form 12b-25 and a 10-D/A and 10-K/A as applicable, pursuant to Rule 12b-25 of the Exchange Act. In the case of Form 8-K, the Trustee will, upon receipt of all required Form 8-K Disclosure Information and upon the approval and direction of the Depositor, include such disclosure information on the next Form 10-D. In the event that any previously filed Form 8-K, 10-D or 10-K needs to be amended due to a change to an additional reporting item, the Trustee will notify the Depositor and any applicable party and such parties will cooperate to prepare any necessary 8-K/A, 10-D/A or 10-K/A. Any Form 15, Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K shall be signed by a duly authorized officer or a senior officer of the Exchange Act Signing Party, as applicable. The parties to this Agreement acknowledge that the performance by the Trustee of its duties under this Section 6.20(g) related to the timely preparation and filing of Form 15, a Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K is contingent upon each such party performing its duties under this Section. The Trustee shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file any such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, where such failure results from the Trustee’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, not resulting from its own negligence, bad faith or willful misconduct.

(h) Any party that signs any Exchange Act report that the Trustee is required to file shall provide to the Trustee prompt notice of the execution of such Exchange Act report along with the name and contact information for the person signing such report and shall promptly deliver to the Trustee the original executed signature page for such report. In addition, each of the parties agrees to provide to the Trustee such additional information related to such party as the Trustee may reasonably request, including evidence of the authorization of the person signing any certification or statement, financial information and reports, and such other information related to such party or its performance hereunder.

(i) The Depositor and the Master Servicer, by mutual agreement, shall determine which of the Depositor or the Master Servicer shall be the initial Exchange Act Signing Party. Upon such determination, the Depositor shall timely notify the Trustee, and such notice shall provide contact information for the Exchange Act Signing Party. If the Depositor and Master Servicer, at any time, mutually agree to change the identity of the Exchange Act Signing Party, the Depositor shall provide timely notice to the Trustee of any such change.

(j) The Trustee shall promptly send copies of each periodic report filed on Form 8-K, Form 10-D or other applicable form, each annual report on Form 10-K, and each Form 15 Suspension Notification, together in each case with the acceptance confirmation receipt from EDGAR, to McKee Nelson LLP and to the Depositor (i) by e-mail to the e-mail addresses provided in writing by each of McKee Nelson LLP and the Depositor, respectively and (ii) to McKee Nelson LLP at 1919 M Street, N.W., Washington, D.C. 20036, and to the Depositor at the address specified in Section 11.07, in each case to the attention of a designated contact specified by each of McKee Nelson LLP and the Depositor, respectively.

Section 6.21. Reporting Requirements of the Commission.

Each of the parties hereto acknowledges and agrees that the purpose of Sections 6.01, 6.20, 9.25 and 9.26 of this Agreement is to facilitate compliance by the Sponsor, the Master Servicer, the Trustee and the Depositor with the provisions of Regulation AB, as such may be amended or clarified from time to time. Therefore, each of the parties agrees that (a) the obligations of the parties hereunder shall be interpreted in such a manner as to accomplish compliance with Regulation AB, (b) the parties’ obligations hereunder will be supplemented and modified as necessary to be consistent with any such amendments, interpretive advice or guidance, convention or consensus among active participants in the asset-backed securities markets, advice of counsel, or otherwise in respect of the requirements of Regulation AB and (c) the parties shall comply with reasonable requests made by the Sponsor, the Master Servicer, the Trustee or the Depositor for delivery of additional or different information as the Sponsor, the Master Servicer, the Trustee or the Depositor may determine in good faith is necessary to comply with the provisions of Regulation AB, provided that such information is available without unreasonable effort or expense and within such timeframe as may be reasonably requested.

Section 6.22. No Merger.

The Trustee shall not cause or otherwise knowingly permit the assets of the Trust Fund to be merged or consolidated with any other entity, except as a result of a final judicial determination.

Section 6.23. Indemnification by the Trustee.

The Trustee (including in its capacity as Paying Agent) agrees to indemnify the Depositor and the Master Servicer, and each of their respective directors, officers, employees and agents and the Trust Fund and hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon the engagement of any Subcontractor in violation of Section 6.01 or any failure by the Trustee to deliver any assessment of compliance pursuant to Section 9.25(a). This indemnification shall survive the termination of this Agreement or the termination of the Trustee hereunder.

ARTICLE VII

PURCHASE AND TERMINATION
OF THE TRUST FUND

Section 7.01. Termination of Trust Fund Upon Repurchase or Liquidation of All Mortgage Loans.

(a) The respective obligations and responsibilities of the Trustee and the Master Servicer created hereby (other than the obligation of the Trustee to make payments to Certificateholders and the Swap Counterparty as set forth in Section 7.02, the obligation of the Master Servicer to make a final remittance to the Trustee for deposit into the Certificate Account pursuant to Section 4.01 and the obligations of the Master Servicer to the Trustee pursuant to Sections 9.10 and 9.14), shall terminate on the earlier of (i) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the sale of all remaining property held by the Trust Fund in accordance with Section 7.01(b); provided, however, that in no event shall the Trust Fund created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James’s, living on the date hereof. Any termination of the Trust Fund shall be carried out in such a manner so that the termination of each REMIC included therein shall qualify as a “qualified liquidation” under the REMIC Provisions.

(b) On any Distribution Date occurring after the date on which (x) the total Scheduled Principal Balance of the Mortgage Loans in Pool 1 is less than 10% of the Scheduled Principal Balance of the Mortgage Loans in Pool 1 as of the Cut-off Date or (y) the total Scheduled Principal Balance of the Mortgage Loans in Pool 2 and Pool 3 (in the aggregate) is less than 10% of the Scheduled Principal Balance of the Mortgage Loans in Pool 2 and Pool 3 (in the aggregate) as of the Cut-off Date, the Master Servicer, with the prior written consent of any NIMS Insurer and the Seller (which consent will not be unreasonably withheld), may, upon written direction to the Trustee, cause the Trustee to sell (or arrange for the sale of) the assets of (x) Pool 1 or (y) Pool 2 and Pool 3 (in the aggregate) and thereby effect the retirement of the related Certificates. Upon the repurchase of such Mortgage Loans, the Master Servicer shall, upon written direction to the Trustee, cause each of the SWAP REMIC, REMIC I-1 and REMIC I-2 (in the case of a sale of the assets described in clause (x) above) or each of REMIC II-1 and REMIC II-2 (in the case of a sale of the assets described in clause (y) above) to adopt a plan of complete liquidation pursuant to Section 7.03 hereof to sell all of its property. The property of the applicable Pool or Pools shall be sold at a price (the “Repurchase Price”) equal to: (i) 100% of the unpaid principal balance of each Mortgage Loan in such Pool or Pools on the day of such purchase plus interest accrued thereon at the applicable Mortgage Rate with respect to any such Mortgage Loan to the Due Date in the Due Period immediately preceding such Distribution Date, (ii) the fair market value of any applicable REO Property and any other applicable property (reduced, in the case of REO Property, by (x) reasonably anticipated disposition costs and (y) any amount by which the fair market value as so reduced exceeds the outstanding principal balance of the related Mortgage Loan), such fair market value to be determined by an appraiser or appraisers appointed by the Master Servicer with the consent of the Trustee and any NIMS Insurer, (iii) any unreimbursed Servicing Advances with respect to each applicable Mortgage Loan and (iv) any Swap Termination Payment payable to the Swap Counterparty as a result of a termination pursuant to Section 7.01; provided, however, if there are any NIM Securities outstanding, the Master Servicer may only exercise its option after receiving the prior written consent of the holders of such NIM Securities and, if such consent is given, the Purchase Price shall also include an amount equal to the sum of (1) any accrued interest on the NIM Securities related to the Mortgage Loans, (2) the unpaid principal balance of any such NIM Securities and (3) any other reimbursable expenses owed by the issuer of the NIM Securities (the “NIM Redemption Amount”). If the Master Servicer fails to exercise such right, the NIMS Insurer will have the option to direct the Master Servicer to exercise such option so long as it is insuring the NIMS Securities or it is owed any amounts in connection with its guaranty of the NIM Securities. Following receipt of such notice from the NIMS Insurer, the Master Servicer shall advise the NIMS Insurer whether it will exercise the option under this Section 7.01(b) for its own account and using its own funds, or whether it will exercise such option in its own name but for the NIMS Insurer's account and utilizing the NIMS Insurer's funds. If the Master Servicer exercises such option for the NIMS Insurer's account, the NIMS Insurer will remit the Purchase Price to the Master Servicer one Business Day prior to the day the Master Servicer is required to remit the Purchase Price to the Trustee. Following its receipt from the NIMS Insurer of the entire Purchase Price and its subsequent remittance to the Trustee of the entire Purchase Price, the Master Servicer will convey to the NIMS Insurer all of the rights it receives from the Trustee with respect to the related Mortgage Loans as a result of such remittance. The Master Servicer and each Servicer (or the Trustee, if applicable) shall be reimbursed from the Repurchase Price for any Mortgage Loan or related REO Property for any Advances or Servicing Advances made with respect to the Mortgage Loans that are reimbursable to the Master Servicer under this Agreement or to each Servicer under the related Servicing Agreement (or to the Trustee hereunder), together with any accrued and unpaid compensation and any other amounts due to the Master Servicer and the Trustee hereunder or the Custodians or the Servicers under their respective Custodial or Servicing Agreements, provided that any such compensation or other amount to be paid to the Custodians and any such other amounts to be paid to the Servicers are “unanticipated expenses” within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii). The Trustee shall distribute the assets of the applicable Pool or Pools on the Distribution Date on which the repurchase occurred. If the NIMS Insurer directs the Master Servicer to exercise such right as described above, then (i) the Master Servicer shall cause each REMIC to adopt a plan of complete liquidation as described above and (ii) the NIMS Insurer shall remit the Purchase Price in immediately available funds to the Master Servicer at least three Business Days prior to the applicable Distribution Date and, upon receipt of such funds from the NIMS Insurer, the Master Servicer shall promptly deposit such funds in the Collection Account. The NIMS Insurer shall be obligated to reimburse the Master Servicer and the Trustee for their reasonable out-of-pocket expenses incurred in connection with the purchase of the Mortgage Loans and REO Property related to the Mortgage Pool at the direction of the NIMS Insurer and shall indemnify and hold harmless the Master Servicer and the Trustee for any losses, liabilities or expenses resulting from any claims directly resulting from or relating to the Master Servicer’s or Trustee’s sale or purchase of the Pool Assets at the direction of the NIMS Insurer at the direction of the NIMS Insurer, except to the extent such losses, liabilities or expenses arise out of or result from the Master Servicer’s or Trustee’s, as the case may be, negligence, bad faith or willful misconduct. Notwithstanding anything herein to the contrary, only an amount equal to the Purchase Price, reduced by the portion thereof consisting of any Swap Termination Payment (such portion, the “Swap Optional Termination Payment”), shall be made available for distribution to the Certificates. The Swap Optional Termination Payment shall be withdrawn by the Trustee from the Collection Account and remitted to the Supplemental Interest Trust for payment to the Swap Counterparty. The Swap Optional Termination Payment shall not be part of any REMIC and shall not be paid into any account which is part of any REMIC.

Section 7.02. Procedure Upon Termination of Trust Fund.

(a) Notice of any termination of the Trust Fund (or the retirement of the Certificates related to Mortgage Group I or Mortgage Group II, as applicable) pursuant to the provisions of Section 7.01, specifying the Distribution Date upon which the final distribution shall be made, shall be given promptly by the Trustee by first class mail to the applicable Certificateholders and any NIMS Insurer mailed (x) no later than five Business Days after the Trustee has received notice from the Master Servicer of its intent to exercise its right to cause the termination of the Trust Fund pursuant to Section 7.01(b) (or the retirement of the Certificates related to Mortgage Group I or Mortgage Group II, as applicable, to the extent the other such Mortgage Group is not terminated pursuant to such Section 7.01(b)) or (y) upon the final payment or other liquidation of the last Mortgage Loan or REO Property in the Trust Fund. Such notice shall specify (A) the Distribution Date upon which final distribution on the Certificates of all amounts required to be distributed to Certificateholders pursuant to Section 5.02 will be made upon presentation and surrender of the Certificates at the Corporate Trust Office, and (B) that the Record Date otherwise applicable to such Distribution Date is not applicable, distribution being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified. The Trustee shall give such notice to the Trustee, the Master Servicer, the Depositor, the NIMS Insurer, the Swap Counterparty and the Certificate Registrar at the time such notice is given to Holders of the Certificates. The Master Servicer shall give notice to the Swap Counterparty on the date the Master Servicer elects its option pursuant to Section 7.01(b). Upon any such termination of the entire Trust Fund, the duties of the Certificate Registrar with respect to the applicable Certificates shall terminate and the Trustee shall terminate, or request the Master Servicer to terminate, the Collection Account it maintains, and the Trustee shall terminate the Certificate Account and any other account or fund maintained with respect to the related Certificates, subject to the Trustee’s obligation hereunder to hold all amounts payable to Certificateholders in trust without interest pending such payment.

(b) In the event that all of the Holders do not surrender their Certificates for cancellation within three months after the time specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice any Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps to contact the remaining Certificateholders concerning surrender of such Certificates, and the cost thereof shall be paid out of the amounts distributable to such Holders. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Trustee shall, subject to applicable state law relating to escheatment, hold all amounts distributable to such Holders for the benefit of such Holders. No interest shall accrue on any amount held by the Trustee and not distributed to a Certificateholder due to such Certificateholder’s failure to surrender its Certificate(s) for payment of the final distribution thereon in accordance with this Section.

(c) Any reasonable expenses incurred by the Trustee in connection with any termination or liquidation of the Trust Fund (or a Mortgage Group thereof) shall be paid from proceeds received from the liquidation of the Trust Fund, but only to the extent that such expenses constitute “unanticipated expenses” within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii).

Section 7.03. Additional Requirements under the REMIC Provisions.

(a) Any sale pursuant to Section 7.01(b) shall be effected in accordance with the following additional requirements, unless the Trustee seeks (at the request of the party exercising the option to repurchase all of the Mortgage Loans, pursuant to Section 7.01(b)), and subsequently receives, an Opinion of Counsel (at the expense of such requesting party), addressed to the Trustee and any NIMS Insurer to the effect that the failure of the Trust Fund to comply with the requirements of this Section 7.03 will not (i) result in the imposition of taxes on any REMIC under the REMIC Provisions or (ii) cause any REMIC established hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding:

(i) On the date specified for final payment of the Certificates, the Trustee shall make final distributions of principal and interest on the Certificates and shall pay any Swap Termination Payment owed to the Swap Counterparty on the related Swap Payment Date (to the extent not paid on previous Swap Payment Dates) in accordance with Section 5.02 and, after payment of, or provision for any outstanding expenses, distribute or credit, or cause to be distributed or credited, to the Holders of the Residual Certificates all cash on hand after such final payment (other than cash retained to meet claims), and the Trust Fund (and each REMIC) shall terminate at that time;

(ii) in the case of a sale of the assets of Mortgage Group I:

(A) The Trustee shall sell all of the assets of Mortgage Group I for cash and, within 90 days of such sale, shall distribute the proceeds of such sale to the Group I Certificateholders in complete liquidation of the SWAP REMIC, REMIC I-1 and REMIC I-2; and

(B) The Trustee shall attach a statement to the final Federal income tax return for each of the SWAP REMIC, REMIC I-1 and REMIC I-2 stating that pursuant to Treasury Regulation § 1.860F-1, the first day of the 90-day liquidation period for each such REMIC was the date on which the Trustee sold such assets; and

(iii) in the case of a sale of the assets of Mortgage Group II:

(A) The Trustee shall sell all of the assets of Mortgage Group II for cash and, within 90 days of such sale, shall distribute the proceeds of such sale to the Group II Certificateholders in complete liquidation of REMIC II-1 and REMIC II-2; and

(B) The Trustee shall attach a statement to the final Federal income tax return for each of REMIC II-1 and REMIC II-2 stating that pursuant to Treasury Regulation § 1.860F-1, the first day of the 90-day liquidation period for each such REMIC was the date on which the Trustee sold such assets.

(b) By its acceptance of a Residual Certificate, each Holder thereof hereby (i) authorizes the Trustee to take the action described in paragraph (a) above and (ii) agrees to take such other action as may be necessary to facilitate liquidation of any REMIC created under this Agreement, which authorization shall be binding upon all successor Residual Certificateholders.

Section 7.04. Optional Purchase Right of NIMS Insurer.

The NIMS Insurer may purchase any Distressed Mortgage Loan for a purchase price equal to the outstanding principal balance of such Mortgage Loan, plus accrued interest thereon to the date of repurchase plus any unreimbursed Advances, Servicing Advances, Servicing Fees, General Servicing Fees or Trustee Fees and any unreimbursed expenses of the Trustee allocable to such Distressed Mortgage Loan. Any such purchase shall be accomplished by the NIM Insurer’s remittance of the purchase price for the Distressed Mortgage Loan to the Master Servicer for deposit into the Collection Account.

ARTICLE VIII

RIGHTS OF CERTIFICATEHOLDERS

Section 8.01. Limitation on Rights of Holders.

(a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or this Trust Fund, nor entitle such Certificateholder’s legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of this Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them. Except as otherwise expressly provided herein, no Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the Master Servicer or the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

(b) No Certificateholder, solely by virtue of its status as Certificateholder, shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates evidencing not less than 25% of the Class Principal Amount (or Class Notional Amount or Percentage Interest) of Certificates of each Class affected thereby shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Trustee, for sixty days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request has been given such Trustee during such sixty-day period by such Certificateholders; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 8.02. Access to List of Holders.

(a) If the Trustee is not acting as Certificate Registrar, the Certificate Registrar will furnish or cause to be furnished to the Trustee, within fifteen days after receipt by the Certificate Registrar of a request by the Trustee in writing, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Certificateholders of each Class as of the most recent Record Date.

(b) If three or more Holders or Certificate Owners (hereinafter referred to as “Applicants”) apply in writing to the Trustee, and such application states that the Applicants desire to communicate with other Holders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, afford such Applicants reasonable access during the normal business hours of the Trustee to the most recent list of Certificateholders held by the Trustee or shall, as an alternative, send, at the Applicants’ expense, the written communication proffered by the Applicants to all Certificateholders at their addresses as they appear in the Certificate Register.

(c) Every Holder or Certificate Owner, if the Holder is a Clearing Agency, by receiving and holding a Certificate, agrees with the Depositor, the Trustee, the Master Servicer, the Certificate Registrar and the Trustee that neither the Depositor, the Trustee, the Master Servicer, the Certificate Registrar nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

Section 8.03. Acts of Holders of Certificates.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders or Certificate Owner, if the Holder is a Clearing Agency, may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, the Certificate Registrar, the Paying Agent and, where expressly required herein, to the Master Servicer. Such instrument or instruments (as the action embodies therein and evidenced thereby) are herein sometimes referred to as an “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agents shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, the Trustee and Master Servicer, if made in the manner provided in this Section. The Trustee and Master Servicer shall promptly notify the other of receipt of any such instrument by it, and shall promptly forward a copy of such instrument to the other.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments or deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Whenever such execution is by an officer of a corporation or a member of a partnership on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c) The ownership of Certificates (whether or not such Certificates shall be overdue and notwithstanding any notation of ownership or other writing thereon made by anyone other than the Trustee) shall be proved by the Certificate Register, and none of the Trustee, the Paying Agent, the Master Servicer or the Depositor shall be affected by any notice to the contrary.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Master Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

ARTICLE IX

ADMINISTRATION AND SERVICING OF MORTGAGE LOANS
BY THE MASTER SERVICER

Section 9.01. Duties of the Master Servicer.

The Certificateholders, by their purchase and acceptance of the Certificates, appoint Aurora Loan Services LLC, as Master Servicer. For and on behalf of the Depositor, the Trustee and the Certificateholders, the Master Servicer shall master service the Mortgage Loans in accordance with the provisions of this Agreement and the provisions of the applicable Servicing Agreement.

Section 9.02. Master Servicer Fidelity Bond and Master Servicer Errors and Omissions Insurance Policy.

(a) The Master Servicer, at its expense, shall maintain in effect a Fidelity Bond and an Errors and Omissions Insurance Policy, affording coverage with respect to all directors, officers, employees and other Persons acting on such Master Servicer’s behalf, and covering errors and omissions in the performance of the Master Servicer’s obligations hereunder. The Master Servicer Errors and Omissions Insurance Policy and the Master Servicer Fidelity Bond shall be in such form and amount that would meet the requirements of FNMA or FHLMC if it were the purchaser of the Mortgage Loans, and if the Master Servicer receives notice that such policy is or shall be cancelled, it shall immediately notify the NIMs Insurer. The Master Servicer shall provide the Trustee and any NIMS Insurer upon request, with a copy of such policy and fidelity bond. The Master Servicer shall (i) require each Servicer to maintain an Errors and Omissions Insurance Policy and a Fidelity Bond in accordance with the provisions of the applicable Servicing Agreement, (ii) cause each Servicer to provide to the Master Servicer certificates evidencing that such policy and bond is in effect and to furnish to the Master Servicer any notice of cancellation, non-renewal or modification of the policy or bond received by it, as and to the extent provided in the applicable Servicing Agreement, and (iii) furnish copies of the certificates and notices referred to in clause (ii) to the Trustee upon its request. The Fidelity Bond and Errors and Omissions Insurance Policy may be obtained and maintained in blanket form.

(b) The Master Servicer shall promptly report to the Trustee any material changes that may occur in the Master Servicer Fidelity Bond or the Master Servicer Errors and Omissions Insurance Policy and shall furnish to the Trustee, on request, certificates evidencing that such bond and insurance policy are in full force and effect. The Master Servicer shall promptly report to the Trustee all cases of embezzlement or fraud, if such events involve funds relating to the Mortgage Loans. The total losses, regardless of whether claims are filed with the applicable insurer or surety, shall be disclosed in such reports together with the amount of such losses covered by insurance. If a bond or insurance claim report is filed with any of such bonding companies or insurers, the Master Servicer shall promptly furnish a copy of such report to the Trustee. Any amounts relating to the Mortgage Loans collected by the Master Servicer under any such bond or policy shall be promptly remitted by the Master Servicer to the Trustee for deposit into the Certificate Account. Any amounts relating to the Mortgage Loans collected by any Servicer under any such bond or policy shall be remitted to the Master Servicer to the extent provided in the applicable Servicing Agreement.

Section 9.03. Master Servicer’s Financial Statements and Related Information.

For each year this Agreement is in effect, the Master Servicer shall submit to the Trustee, each Rating Agency, any NIMS Insurer, and the Depositor a copy of the annual audited financial statements on or prior to March 31st of each year commencing on March 31, 2007.  Such financial statements shall include comparative balance sheets, income statements, statement of changes in shareholder's equity, statements of cash flows, a consolidating schedule showing consolidated subsidiaries and any related notes required pursuant to generally accepted accounting principles, certified by a nationally recognized firm of Independent Accountants to the effect that such financial statements were examined and prepared in accordance with generally accepted accounting principles applied on a basis consistent with that of the preceding year.

Section 9.04. Power to Act; Procedures.

(a) The Master Servicer shall master service the Mortgage Loans and shall have full power and authority, subject to the REMIC Provisions and the provisions of Article X hereof, and each Servicer shall have full power and authority (to the extent provided in the applicable Servicing Agreement) to do any and all things that it may deem necessary or desirable in connection with the servicing and administration of the Mortgage Loans, including but not limited to the power and authority (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages, (iii) to collect any Insurance Proceeds and Liquidation Proceeds, and (iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan, in each case, in accordance with the provisions of this Agreement and the applicable Servicing Agreement, as applicable; provided that the Master Servicer shall not take, or knowingly permit any Servicer to take, any action that is inconsistent with or prejudices the interests of the Trust Fund or the Certificateholders in any Mortgage Loan or the rights and interests of the Depositor, the Trustee and the Certificateholders under this Agreement. The Master Servicer further is authorized and empowered by the Trustee, on behalf of the Certificateholders and the Trustee, in its own name or in the name of any Servicer (to the extent permitted in the applicable Servicing Agreement), when the Master Servicer or a Servicer, as the case may be, believes it is appropriate in its best judgment to register any Mortgage Loan with MERS, or cause the removal from the registration of any Mortgage Loan on the MERS system, to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Trustee and its successors and assigns. The Master Servicer shall represent and protect the interests of the Trust Fund in the same manner as it protects its own interests in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan and shall not make or knowingly permit any Servicer to make any modification, waiver or amendment of any term of any Mortgage Loan that would cause any REMIC included in the Trust Fund to fail to qualify as a REMIC or result in the imposition of any tax under Section 860F(a) or Section 860G(d) of the Code. Without limiting the generality of the foregoing, the Master Servicer in its own name or in the name of a Servicer, and each Servicer, to the extent such authority is delegated to such Servicer by the Master Servicer under the applicable Servicing Agreement, is hereby authorized and empowered by the Trustee when the Master Servicer or a Servicer, as the case may be, believes it appropriate in its best judgment and in accordance with Accepted Servicing Practices and the applicable Servicing Agreement, to execute and deliver, on behalf of itself and the Certificateholders, the Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. The Trustee shall furnish the Master Servicer or a Servicer, upon request, with any powers of attorney prepared by the Master Servicer or such Servicer empowering the Master Servicer or such Servicer to execute and deliver instruments of satisfaction or cancellation, or of partial or full release or discharge, and to foreclose upon or otherwise liquidate Mortgaged Property, and to appeal, prosecute or defend in any court action relating to the Mortgage Loans or the Mortgaged Property, in accordance with the applicable Servicing Agreement and this Agreement, and the Trustee shall execute and deliver such other documents, as the Master Servicer may request, necessary or appropriate to enable the Master Servicer to master service the Mortgage Loans and carry out its duties hereunder and to allow each Servicer to service the Mortgage Loans, in each case in accordance with Accepted Servicing Practices (and the Trustee shall have no liability for misuse of any such powers of attorney by the Master Servicer or the applicable Servicer). If the Master Servicer or the Trustee has been advised that it is likely that the laws of the state in which action is to be taken prohibit such action if taken in the name of the Trustee or that the Trustee would be adversely affected under the “doing business” or tax laws of such state if such action is taken in its name, then upon request of the Trustee, the Master Servicer shall join with the Trustee in the appointment of a co-trustee pursuant to Section 6.09 hereof. In the performance of its duties hereunder, the Master Servicer shall be an independent contractor and shall not, except in those instances where it is taking action in the name of the Trustee, be deemed to be the agent of the Trustee. Notwithstanding anything to the contrary, the Master Servicer shall not without Trustee’s written consent: (i) initiate any action, suit or proceeding solely under the Trustee’s name without indicating the Master Servicer’s representative capacity or (ii) take any action with the intent to cause, and which actually does cause, the Trustee to be registered to do business in any state.

(b) In master servicing and administering the Mortgage Loans, the Master Servicer shall employ procedures and exercise the same care that it customarily employs and exercises in master servicing and administering loans for its own account, giving due consideration to Accepted Servicing Practices where such practices do not conflict with this Agreement. Consistent with the foregoing, the Master Servicer may, and may permit any Servicer to, in its discretion (i) waive any late payment charge (but not any Prepayment Penalty Amount, except as set forth below) and (ii) extend the due dates for payments due on a Mortgage Note for a period not greater than 120 days; provided, however, that the maturity of any Mortgage Loan shall not be extended past the date on which the final payment is due on the latest maturing Mortgage Loan as of the Cut-off Date. In the event of any extension described in clause (ii) above, the Master Servicer shall make or cause to be made Advances on the related Mortgage Loan in accordance with the provisions of Section 5.04 on the basis of the amortization schedule of such Mortgage Loan without modification thereof by reason of such extension. Notwithstanding anything to the contrary in this Agreement, the Master Servicer shall not make or knowingly permit any modification, waiver or amendment of any material term of any Mortgage Loan unless: (1) such Mortgage Loan is in default or default by the related Mortgagor is, in the reasonable judgment of the Master Servicer or the applicable Servicer, reasonably foreseeable, (2) in the case of a waiver of a Prepayment Penalty Amount if (a) such Mortgage Loan is in default or default by the related Mortgagor is reasonably foreseeable, and such waiver would maximize recovery of total proceeds taking into account the value of such Prepayment Penalty Amount and the related Mortgage Loan or (b) the prepayment is not the result of a refinance by the Servicer or any of its affiliates and (i) such Mortgage Loan is in default or default by the related Mortgagor is, in the reasonable judgment of the Master Servicer or the applicable Servicer, reasonably foreseeable, and such waiver would maximize recovery of total proceeds taking into account the value of such Prepayment Penalty Amount and the related Mortgage Loan or (ii) the collection of the Prepayment Penalty Amount would be in violation of applicable laws or (iii) the collection of such Prepayment Penalty Amount would be considered “predatory” pursuant to written guidance published or issued by any applicable federal, state or local regulatory authority acting in its official capacity and having jurisdiction over such matters, and (3) the Master Servicer shall have provided or caused to be provided to the Trustee an Opinion of Counsel (which opinion shall, if provided by the Master Servicer, be an expense reimbursed, to the extent it is an unanticipated expense within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii) from the Collection Account pursuant to Section 4.02(v)) in writing to the effect that such modification, waiver or amendment would not cause an Adverse REMIC Event; provided, in no event shall an Opinion of Counsel be required for the waiver of a Prepayment Penalty Amount under clause (2) above.

Section 9.05. Servicing Agreements Between the Master Servicer and Servicers; Enforcement of Servicers’ Obligations.

(a) Each Servicing Agreement requires the applicable Servicer to service the Mortgage Loans in accordance with the provisions thereof. References in this Agreement to actions taken or to be taken by the Master Servicer include such actions taken or to be taken by a Servicer pursuant to a Servicing Agreement. Any fees, costs and expenses and other amounts payable to such Servicers shall be deducted from amounts remitted to the Master Servicer by the applicable Servicer (to the extent permitted by the applicable Servicing Agreement) and shall not be an obligation of the Trust, the Trustee or the Master Servicer.

(b) The Master Servicer shall not be required to (i) take any action with respect to the servicing of any Mortgage Loan that the related Servicer is not required to take under the related Servicing Agreement and (ii) cause a Servicer to take any action or refrain from taking any action if the related Servicing Agreement does not require the Servicer to take such action or refrain from taking such action; in both cases notwithstanding any provision of this Agreement that requires the Master Servicer to take such action or cause the Servicer to take such action.

(c) The Master Servicer, for the benefit of the Trustee and the Certificateholders, shall enforce the obligations of each Servicer under the related Servicing Agreement, and shall use its reasonable best efforts to enforce the obligations of each Servicer under the related Servicing Agreement and shall, upon its obtaining actual knowledge of the failure of a Servicer to perform its obligations in accordance with the related Servicing Agreement, to the extent that the non-performance of any such obligations would have a material adverse effect on a Mortgage Loan, the Trust Fund or Certificateholders, terminate the rights and obligations of such Servicer thereunder to the extent and in the manner permitted by the related Servicing Agreement and either act as servicer of the related Mortgage Loans or enter into a Servicing Agreement with a successor Servicer. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Servicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Master Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor initially only (i) from a general recovery resulting from such enforcement only to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans, (ii) from a specific recovery of costs, expenses or attorneys’ fees against the party against whom such enforcement is directed, and then, to the extent that such amounts are insufficient to reimburse the Master Servicer for the costs of such enforcement or (iii) from the Collection Account.

(d) The Master Servicer shall be entitled to conclusively rely on any certifications or other information provided by the Servicers under the terms of the applicable Servicing Agreement, in its preparation of any certifications, filings or reports, in accordance with the terms hereof or as may be required by applicable law or regulation.

Section 9.06. Collection of Taxes, Assessments and Similar Items.

(a) To the extent provided in the applicable Servicing Agreement, the Master Servicer shall cause each Servicer to establish and maintain one or more custodial accounts at a depository institution (which may be a depository institution with which the Master Servicer or any Servicer establishes accounts in the ordinary course of its servicing activities), the accounts of which are insured to the maximum extent permitted by the FDIC (each, an “Escrow Account”) and shall deposit therein any collections of amounts received with respect to amounts due for taxes, assessments, water rates, Standard Hazard Insurance Policy premiums or any comparable items for the account of the Mortgagors. Withdrawals from any Escrow Account may be made (to the extent amounts have been escrowed for such purpose) only in accordance with the applicable Servicing Agreement. Each Servicer shall be entitled to all investment income not required to be paid to Mortgagors on any Escrow Account maintained by such Servicer. The Master Servicer shall make (or cause to be made) to the extent provided in the applicable Servicing Agreement advances to the extent necessary in order to effect timely payment of taxes, water rates, assessments, Standard Hazard Insurance Policy premiums or comparable items in connection with the related Mortgage Loan (to the extent that the Mortgagor is required, but fails, to pay such items), provided that it has determined that the funds so advanced are recoverable from escrow payments, reimbursement pursuant to Section 4.02(v) or otherwise.

(b) Costs incurred by the Master Servicer or by Servicers in effecting the timely payment of taxes and assessments on the properties subject to the Mortgage Loans may be added to the amount owing under the related Mortgage Note where the terms of the Mortgage Note so permit; provided, however, that the addition of any such cost shall not be taken into account for purposes of calculating the distributions to be made to Certificateholders. Such costs, to the extent that they are unanticipated expenses within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii) shall be recoverable by the Master Servicer pursuant to Section 4.02(v).

Section 9.07. Termination of Servicing Agreements; Successor Servicers.

(a) The Master Servicer shall be entitled to terminate the rights and obligations of any Servicer under the applicable Servicing Agreement in accordance with the terms and conditions of such Servicing Agreement and without any limitation by virtue of this Agreement; provided, however, that in the event of termination of any Servicing Agreement by the Master Servicer or the related Servicer, the Master Servicer shall either act as Servicer of the related Mortgage Loans, or enter into a Servicing Agreement with a successor Servicer.

The parties acknowledge that notwithstanding the preceding sentence, there may be a transition period, not to exceed 90 days, in order to effect the transfer of servicing to a successor Servicer. The Master Servicer shall be entitled to be reimbursed from each Servicer (or by the Trust Fund, if such Servicer is unable to fulfill its obligations hereunder) for all costs associated with the transfer of servicing from the predecessor servicer, including without limitation, any costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data, as may be required by the Master Servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the Master Servicer to service the Mortgage Loans properly and effectively.

(b) If the Master Servicer acts as Servicer, it will not assume liability for the representations and warranties of the Servicer, if any, that it replaces. The Master Servicer shall use reasonable efforts to have the successor Servicer assume liability for the representations and warranties made by the terminated Servicer in respect of the related Mortgage Loans, and in the event of any such assumption by the successor Servicer, the Trustee or the Master Servicer, as applicable, may, in the exercise of its business judgment, release the terminated Servicer from liability for such representations and warranties.

Section 9.08. Master Servicer Liable for Enforcement.

Notwithstanding any Servicing Agreement, the Master Servicer shall remain obligated and liable to the Trustee and the Certificateholders in accordance with the provisions of this Agreement, to the extent of its obligations hereunder, without diminution of such obligation or liability by virtue of such Servicing Agreements or arrangements. The Master Servicer shall use commercially reasonable efforts to ensure that the Mortgage Loans are serviced in accordance with the provisions of this Agreement and shall use commercially reasonable efforts to enforce the provisions of each Servicing Agreement for the benefit of the Certificateholders. The Master Servicer shall be entitled to enter into any agreement with the Servicers for indemnification of the Master Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification. Except as expressly set forth herein, the Master Servicer shall have no liability for the acts or omissions of any Servicer in the performance by such Servicer of its obligations under the related Servicing Agreement.

Section 9.09. No Contractual Relationship Between the Servicers, any NIMS Insurer and Trustee or Depositor.

Any Servicing Agreement that may be entered into and any other transactions or services relating to the Mortgage Loans involving a Servicer in its capacity as such and not as an originator shall be deemed to be between such Servicer, the Seller and the Master Servicer, and the Trustee and the Depositor shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to such Servicer except as set forth in Section 9.10 hereof.

Section 9.10. Assumption of Servicing Agreement by Trustee.

(a) In the event the Master Servicer shall for any reason no longer be the Master Servicer (including by reason of any Event of Default under this Agreement), after a period not to exceed ninety days after issuance of any notice of termination pursuant to Section 6.14 or Section 9.28, as applicable, the Trustee, or a successor master servicer as appointed by Trustee in accordance with Section 6.14, shall assume all of the rights and obligations of such Master Servicer hereunder and under each Servicing Agreement entered into with respect to the Mortgage Loans. The Trustee, its designee or any successor master servicer appointed by the Trustee shall be deemed to have assumed all of the Master Servicer’s interest herein and therein to the same extent as if such Servicing Agreement had been assigned to the assuming party, except that the Master Servicer shall not thereby be relieved of any liability or obligations of the Master Servicer under such Servicing Agreement accruing prior to its replacement as Master Servicer, and shall be liable to the Trustee, and hereby agrees to indemnify and hold harmless the Trustee from and against all costs, damages, expenses and liabilities (including reasonable attorneys’ fees) incurred by the Trustee as a result of such liability or obligations of the Master Servicer and in connection with the Trustee’s assumption (but not its performance, except to the extent that costs or liability of the Trustee are created or increased as a result of negligent or wrongful acts or omissions of the Master Servicer prior to its replacement as Master Servicer) of the Master Servicer’s obligations, duties or responsibilities thereunder; provided that the Master Servicer shall not indemnify or hold harmless the Trustee against negligent or willful misconduct of the Trustee.

(b) The Master Servicer that has been terminated shall, upon request of the Trustee but at the expense of such Master Servicer or at the expense of the Trust Fund, deliver to the assuming party all documents and records relating to each Servicing Agreement and the related Mortgage Loans and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of each Servicing Agreement to the assuming party.

Section 9.11. “Due-on-Sale” Clauses; Assumption Agreements.

(a) To the extent provided in the applicable Servicing Agreement, to the extent Mortgage Loans contain enforceable due-on-sale clauses, and to the extent that the Master Servicer has knowledge of the conveyance of a Mortgaged Property, the Master Servicer shall use its reasonable best efforts to cause the Servicers to enforce such clauses in accordance with the applicable Servicing Agreement. If applicable law prohibits the enforcement of a due-on-sale clause or such clause is otherwise not enforced in accordance with the applicable Servicing Agreement, and, as a consequence, a Mortgage Loan is assumed, the original Mortgagor may be released from liability in accordance with the applicable Servicing Agreement.

(b) The Master Servicer or the related Servicer, as the case may be, shall be entitled to approve a request from a Mortgagor for the granting of an easement thereon in favor of another Person or any alteration or demolition of the related Mortgaged Property if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related Mortgage Loan, that the security for, and the timely and full collectability of, such Mortgage Loan would not be materially adversely affected thereby. Any fee collected by the Master Servicer or the related Servicer for processing such a request will be retained by the Master Servicer or such Servicer as additional servicing compensation.

Section 9.12. Release of Mortgage Files.

(a) Upon (i) becoming aware of the payment in full of any Mortgage Loan, (ii) the receipt by the Master Servicer of a notification that payment in full has been or will be escrowed in a manner customary for such purposes, or (iii) in the case of a Mortgage Loan as to which the related Mortgaged Property is located in California, receipt by the Master Servicer of notification from the applicable Servicer that the Servicer reasonably expects that payment in full will be received promptly, the Master Servicer will, or will cause the applicable Servicer to, promptly notify the Trustee (or the applicable Custodian) by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment that are required to be deposited in the Collection Account maintained by the Master Servicer pursuant to Section 4.01 have been or will be so deposited) of a Servicing Officer and shall request the Trustee or the applicable Custodian, to deliver to the applicable Servicer the related Mortgage File. In lieu of sending a hard copy certification of a Servicing Officer, the Master Servicer may, or may cause the Servicer to, deliver the request for release in a mutually agreeable electronic format. To the extent that such a request, on its face, originates from a Servicing Officer, no signature shall be required. Upon receipt of such certification and request, the Trustee or the applicable Custodian, shall promptly release the related Mortgage File to the applicable Servicer and neither the Trustee nor the Custodian shall have any further responsibility with regard to such Mortgage File. The Master Servicer is authorized, and each Servicer, to the extent such authority is delegated to such Servicer by the Master Servicer under the applicable Servicing Agreement, is authorized, to give, as agent for the Trustee, as the mortgagee under the Mortgage that secured the Mortgage Loan, an instrument of satisfaction (or assignment of mortgage without recourse) regarding the Mortgaged Property subject to the Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of such payment, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Collection Account.

(b) From time to time and as appropriate for the servicing or foreclosure of, or other legal proceedings relating to, any Mortgage Loan and in accordance with Accepted Servicing Practices and the applicable Servicing Agreement, the Trustee shall execute such pleadings, request for trustee’s sale or other documents as shall be prepared and furnished to the Trustee by the Master Servicer, or by a Servicer (in form reasonably acceptable to the Trustee) and as are necessary to the prosecution of any such proceedings. The Trustee or the Custodian, shall, upon request of the Master Servicer, or of a Servicer, and delivery to the Trustee or the applicable Custodian, of a trust receipt signed by a Servicing Officer substantially in the form annexed hereto as Exhibit C or in the form annexed to the applicable Custodial Agreement as Exhibit C, release the related Mortgage File held in its possession or control to the Master Servicer (or the applicable Servicer). Such trust receipt shall obligate the Master Servicer or applicable Servicer to return the Mortgage File to the Trustee or Custodian, as applicable, when the need therefor by the Master Servicer or applicable Servicer no longer exists unless (i) the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that herein above specified, the trust receipt shall be released by the Trustee or the Custodian, as applicable, to the Master Servicer (or the applicable Servicer) or (ii) the Mortgage File has been delivered directly or through a Servicer to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered directly or through a Servicer to the Trustee a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery.

Section 9.13. Documents, Records and Funds in Possession of Master Servicer To Be Held for Trustee.

(a) The Master Servicer shall transmit, or cause the applicable Servicer to transmit, to the Trustee such documents and instruments coming into the possession of the Master Servicer or such Servicer from time to time as are required by the terms hereof to be delivered to the Trustee or the applicable Custodian. Any funds received by the Master Servicer or by a Servicer in respect of any Mortgage Loan or which otherwise are collected by the Master Servicer or by a Servicer as a Subsequent Recovery, Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan shall be held for the benefit of the Trustee and the Certificateholders subject to the Master Servicer’s right to retain or withdraw from the Collection Account the Master Servicing Fee and other amounts provided in this Agreement, and to the right of each Servicer to retain its Servicing Fee and other amounts as provided in the applicable Servicing Agreement. The Master Servicer shall, and shall (to the extent provided in the applicable Servicing Agreement) cause each Servicer to, provide access to information and documentation regarding the Mortgage Loans to the Trustee, its agents and accountants and to any NIMS Insurer at any time upon reasonable request and during normal business hours, and to Certificateholders that are savings and loan associations, banks or insurance companies, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners of such Office and Corporation or examiners of any other federal or state banking or insurance regulatory authority if so required by applicable regulations of the Office of Thrift Supervision or other regulatory authority, such access to be afforded without charge but only upon reasonable request in writing and during normal business hours at the offices of the Master Servicer designated by it. In fulfilling such a request the Master Servicer shall not be responsible for determining the sufficiency of such information. The Master Servicer shall afford the NIMS Insurer, and shall (to the extent provided in the Servicing Agreement) cause the Servicer to afford the NIMS Insurer, upon reasonable advance notice, during normal business hours access to all records related to their respective rights and obligations hereunder and access to officers of the Master Servicer and the Servicer responsible for such obligations.

(b) All Mortgage Files and funds collected or held by, or under the control of, the Master Servicer, or any Servicer, in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from a Subsequent Recovery, Liquidation Proceeds or Insurance Proceeds, shall be held by the Master Servicer, or by such Servicer, for and on behalf of the Trustee and the Certificateholders and shall be and remain the sole and exclusive property of the Trustee; provided, however, that the Master Servicer and each Servicer shall be entitled to setoff against, and deduct from, any such funds any amounts that are properly due and payable to the Master Servicer or such Servicer under this Agreement or the applicable Servicing Agreement and shall be authorized to remit such funds to the Trustee in accordance with this Agreement.

(c) The Master Servicer hereby acknowledges that concurrently with the execution of this Agreement, the Trustee shall own or, to the extent that a court of competent jurisdiction shall deem the conveyance of the Mortgage Loans from the Seller to the Depositor not to constitute a sale, the Trustee shall have a security interest in the Mortgage Loans and in all Mortgage Files representing such Mortgage Loans and in all funds and investment property now or hereafter held by, or under the control of, a Servicer or the Master Servicer that are collected by such Servicer or the Master Servicer in connection with the Mortgage Loans, whether as scheduled installments of principal and interest or as full or partial prepayments of principal or interest or as a Subsequent Recovery, Liquidation Proceeds or Insurance Proceeds or otherwise, and in all proceeds of the foregoing and proceeds of proceeds (but excluding any fee or other amounts to which such Servicer is entitled under the applicable Servicing Agreement, or the Master Servicer or the Depositor is entitled to hereunder); and the Master Servicer agrees that so long as the Mortgage Loans are assigned to and held by the Trustee or any Custodian, all documents or instruments constituting part of the Mortgage Files, and such funds relating to the Mortgage Loans which come into the possession or custody of, or which are subject to the control of, the Master Servicer or any Servicer shall be held by the Master Servicer or such Servicer for and on behalf of the Trustee as the Trustee’s agent and bailee for purposes of perfecting the Trustee’s security interest therein as provided by the applicable Uniform Commercial Code or other laws.

(d) The Master Servicer agrees that it shall not, and shall not authorize any Servicer to, create, incur or subject any Mortgage Loans, or any funds that are deposited in any custodial account, Escrow Account or the Collection Account, or any funds that otherwise are or may become due or payable to the Trustee, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, nor assert by legal action or otherwise any claim or right of setoff against any Mortgage Loan or any funds collected on, or in connection with, a Mortgage Loan.

Section 9.14. Representations and Warranties of the Master Servicer.

(a) The Master Servicer hereby represents and warrants to the Depositor and the Trustee, for the benefit of the Certificateholders, as of the Closing Date that:

(i) it is validly existing and in good standing under the jurisdiction of its formation, and as Master Servicer has full power and authority to transact any and all business contemplated by this Agreement and to execute, deliver and comply with its obligations under the terms of this Agreement, the execution, delivery and performance of which have been duly authorized by all necessary corporate action on the part of the Master Servicer;

(ii) the execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not (A) violate the Master Servicer’s charter or bylaws, (B) violate any law or regulation or any administrative decree or order to which it is subject or (C) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or by which it is bound or to which any of its assets are subject, which violation, default or breach would materially and adversely affect the Master Servicer’s ability to perform its obligations under this Agreement;

(iii) this Agreement constitutes, assuming due authorization, execution and delivery hereof by the other respective parties hereto, a legal, valid and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights in general, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(iv) the Master Servicer is not in default with respect to any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency to the extent that any such default would materially and adversely affect its performance hereunder;

(v) the Master Servicer is not a party to or bound by any agreement or instrument or subject to any charter provision, bylaw or any other corporate restriction or any judgment, order, writ, injunction, decree, law or regulation that may materially and adversely affect its ability as Master Servicer to perform its obligations under this Agreement or that requires the consent of any third person to the execution of this Agreement or the performance by the Master Servicer of its obligations under this Agreement;

(vi) no litigation is pending or, to the best of the Master Servicer’s knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement;

(vii) the Master Servicer, or an Affiliate thereof the primary business of which is the servicing of conventional residential mortgage loans, is an FNMA- and FHLMC- approved seller/servicer;

(viii) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of or compliance by the Master Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations and orders (if any) as have been obtained;

(ix) the consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Master Servicer; and

(x) the Master Servicer has obtained an Errors and Omissions Insurance Policy and a Fidelity Bond in accordance with Section 9.02, each of which is in full force and effect, and each of which provides at least such coverage as is required hereunder.

(b) It is understood and agreed that the representations and warranties set forth in this Section 9.14 shall survive the execution and delivery of this Agreement. The Master Servicer shall indemnify the Depositor and the Trustee and hold them harmless against any loss, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and other costs and expenses arising out of or related to any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Master Servicer’s representations and warranties contained in Section 9.14(a). Notwithstanding anything in this Agreement to the contrary, the Master Servicer shall not be liable for special, indirect or consequential losses or damages of any kind whatsoever (including, but not limited to, lost profits). It is understood and agreed that the enforcement of the obligation of the Master Servicer set forth in this Section to indemnify the Depositor and the Trustee as provided in this Section constitutes the sole remedy (other than as set forth in Section 6.14) of the Depositor and the Trustee, respecting a breach of the foregoing representations and warranties. Such indemnification shall survive any termination of the Master Servicer as Master Servicer hereunder, and any termination of this Agreement.

Any cause of action against the Master Servicer relating to or arising out of the breach of any representations and warranties made in this Section shall accrue upon discovery of such breach by any of the Depositor, Master Servicer, any NIMS Insurer or the Trustee or notice thereof by any one of such parties to the other parties.

(c) It is understood and agreed that the representations and warranties of the Depositor set forth in Sections 2.03(a)(i) through (vi) shall survive the execution and delivery of this Agreement. The Depositor shall indemnify the Master Servicer and hold it harmless against any loss, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Depositor’s representations and warranties contained in Sections 2.03(a)(i) through (vi). It is understood and agreed that the enforcement of the obligation of the Depositor set forth in this Section to indemnify the Master Servicer as provided in this Section constitutes the sole remedy of the Master Servicer respecting a breach by the Depositor of the representations and warranties in Sections 2.03(a)(i) through (vi).

Any cause of action against the Depositor relating to or arising out of the breach of the representations and warranties made in Sections 2.03(a)(i) through (vi) shall accrue upon discovery of such breach by either the Depositor or the Master Servicer or notice thereof by any one of such parties to the other parties.

Section 9.15. Closing Certificate and Opinion.

On or before the Closing Date, the Master Servicer shall cause to be delivered to the Depositor, the Trustee and Lehman Brothers Inc. an Opinion of Counsel, dated the Closing Date, in form and substance reasonably satisfactory to the Depositor and Lehman Brothers Inc., as to the due authorization, execution and delivery of this Agreement by the Master Servicer and the enforceability thereof.

Section 9.16. Standard Hazard and Flood Insurance Policies.

For each Mortgage Loan (other than a Cooperative Loan), the Master Servicer shall maintain, or cause to be maintained by each Servicer, standard fire and casualty insurance and, where applicable, flood insurance, all in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable. It is understood and agreed that such insurance shall be with insurers meeting the eligibility requirements set forth in the applicable Servicing Agreement and that no earthquake or other additional insurance is to be required of any Mortgagor or to be maintained on property acquired in respect of a defaulted loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

Pursuant to Section 4.01, any amounts collected by the Master Servicer, or by any Servicer, under any insurance policies maintained pursuant to this Section 9.16 (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or released to the Mortgagor in accordance with the Master Servicer’s or the Servicer’s normal servicing procedures and Accepted Servicing Practices) shall be deposited into the Collection Account, subject to withdrawal pursuant to Section 4.02. Any cost incurred by the Master Servicer or any Servicer in maintaining any such insurance if the Mortgagor defaults in its obligation to do so shall be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of any such cost shall not be taken into account for purposes of calculating the distributions to be made to Certificateholders and shall be recoverable by the Master Servicer or such Servicer pursuant to Section 4.02.

Section 9.17. Presentment of Claims and Collection of Proceeds.

The Master Servicer shall, or shall cause each Servicer (to the extent provided in the applicable Servicing Agreement) to, prepare and present on behalf of the Trustee and the Certificateholders all claims under the Insurance Policies with respect to the Mortgage Loans, and take such actions (including the negotiation, settlement, compromise or enforcement of the insured’s claim) as shall be necessary to realize recovery under such policies. Any proceeds disbursed to the Master Servicer (or disbursed to a Servicer and remitted to the Master Servicer) in respect of such policies or bonds shall be promptly deposited in the Collection Account upon receipt, except that any amounts realized that are to be applied to the repair or restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the Master Servicer’s or the Servicer’s normal servicing procedures need not be so deposited (or remitted).

Section 9.18. Maintenance of the Primary Mortgage Insurance Policies.

(a) The Master Servicer shall not take, or knowingly permit any Servicer (consistent with the applicable Servicing Agreement) to take, any action that would result in non-coverage under any applicable Primary Mortgage Insurance Policy of any loss which, but for the actions of such Master Servicer or Servicer, would have been covered thereunder. To the extent that coverage is available, the Master Servicer shall use its best reasonable efforts to keep in force and effect, or to cause each Servicer to keep in force and effect (to the extent that the Mortgage Loan requires the Mortgagor to maintain such insurance), primary mortgage insurance applicable to each Mortgage Loan in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable. The Master Servicer shall not, and shall not permit any Servicer to, cancel or refuse to renew any such Primary Mortgage Insurance Policy that is in effect at the date of the initial issuance of the Certificates and is required to be kept in force hereunder except as required by a applicable law or in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable.

(b) The Master Servicer agrees to present, or to cause each Servicer to present, on behalf of the Trustee and the Certificateholders, claims to the insurer under any Primary Mortgage Insurance Policies and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policies respecting defaulted Mortgage Loans. Pursuant to Section 4.01, any amounts collected by the Master Servicer or any Servicer under any Primary Mortgage Insurance Policies shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 4.02.

Section 9.19. Trustee To Retain Possession of Certain Insurance Policies and Documents.

The Trustee (or the applicable Custodian, as directed by the Trustee), shall retain possession and custody of the originals of the Primary Mortgage Insurance Policies or certificate of insurance if applicable and any certificates of renewal as to the foregoing as may be issued from time to time as contemplated by this Agreement. Until all amounts distributable in respect of the Certificates have been distributed in full and the Master Servicer otherwise has fulfilled its obligations under this Agreement, the Trustee (or the applicable Custodian, as directed by the Trustee) shall also retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions of this Agreement. The Master Servicer shall promptly deliver or cause to be delivered to the Trustee (or the applicable Custodian), upon the execution or receipt thereof the originals of the Primary Mortgage Insurance Policies and any certificates of renewal thereof, and such other documents or instruments that constitute portions of the Mortgage File that come into the possession of the Master Servicer from time to time.

Section 9.20. Realization Upon Defaulted Mortgage Loans.

(a) The Master Servicer shall use its reasonable best efforts to, or to cause each Servicer to, foreclose upon, repossess or otherwise comparably convert the ownership of Mortgaged Properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, all in accordance with the applicable Servicing Agreement. Alternatively, the Master Servicer may take, or authorize any Servicer to take, other actions in respect of a defaulted Mortgage Loan, which may include (i) accepting a short sale (a payoff of the Mortgage Loan for an amount less than the total amount contractually owed in order to facilitate a sale of the Mortgaged Property by the Mortgagor) or permitting a short refinancing (a payoff of the Mortgage Loan for an amount less than the total amount contractually owed in order to facilitate refinancing transactions by the Mortgagor not involving a sale of the Mortgaged Property), (ii) arranging for a repayment plan or (iii) agreeing to a modification in accordance with Section 9.04. In connection with such foreclosure or other conversion or action, the Master Servicer shall, consistent with Section 9.18, follow such practices and procedures as it shall reasonably determine to be in the best interests of the Trust Fund and the Certificateholders and which shall be consistent with its customary practices in performing its general mortgage servicing activities; provided that the Master Servicer shall not be liable in any respect hereunder if the Master Servicer is acting in connection with any such foreclosure or other conversion or action in a manner that is consistent with the provisions of this Agreement. Neither the Master Servicer, nor any Servicer, shall be required to expend its own funds or incur other reimbursable charges in connection with any foreclosure, or attempted foreclosure which is not completed, or toward the correction of any default on a related senior mortgage loan, or towards the restoration of any property unless it shall determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan to the Certificateholders after reimbursement to itself for such expenses or charges and (ii) that such expenses and charges will be recoverable to it through Liquidation Proceeds or Insurance Proceeds (as provided in Section 4.02).

(b) Notwithstanding the foregoing provisions of this Section 9.20 or any other provision of this Agreement, with respect to any Mortgage Loan as to which the Master Servicer has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property, the Master Servicer shall not, on behalf of the Trustee, either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise, or (ii) otherwise acquire possession of, or take any other action with respect to, such Mortgaged Property, if, as a result of any such action, the Trustee, the Trust Fund or the Certificateholders would be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or “operator” of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Master Servicer has obtained the prior written consent of the NIMS Insurer.

Section 9.21. Compensation to the Master Servicer.

The Master Servicer shall (i) be entitled, at its election, either (a) to pay itself the Master Servicing Fee, in respect of the Mortgage Loans out of any Mortgagor payment on account of interest prior to the deposit of such payment in the Collection Account it maintains or (b) to withdraw from the Collection Account the Master Servicing Fee to the extent permitted by Section 4.02(iv). The Master Servicer shall also be entitled, at its election, either (a) to pay itself the Master Servicing Fee in respect of each delinquent Mortgage Loan master serviced by it out of Liquidation Proceeds in respect of such Mortgage Loan or other recoveries with respect thereto to the extent permitted in Section 4.02 or (b) to withdraw from the Collection Account it maintains the Master Servicing Fee in respect of each Liquidated Mortgage Loan to the extent of such Liquidation Proceeds or other recoveries, to the extent permitted by Section 4.02. Servicing compensation in the form of assumption fees, if any, late payment charges, as collected, if any, or otherwise (but not including any Prepayment Penalty Amount) shall be retained by the Master Servicer (or the applicable Servicer) and shall not be deposited in the Collection Account. If the Master Servicer does not retain or withdraw the Master Servicing Fee from the Collection Account as provided herein, the Master Servicer shall be entitled to direct the Paying Agent to pay the Master Servicing Fee to such Master Servicer by withdrawal from the Certificate Account to the extent that payments have been received with respect to the applicable Mortgage Loan. The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement. Pursuant to Section 4.01(e), all income and gain realized from any investment of funds in the Collection Account shall be for the benefit of the Master Servicer as additional compensation. The provisions of this Section 9.21 are subject to the provisions of Section 6.14(b).

Section 9.22. REO Property.

(a) In the event the Trust Fund acquires ownership of any REO Property in respect of any Mortgage Loan, the deed or certificate of sale shall be issued to the Trustee, or to its nominee, on behalf of the Certificateholders. The Master Servicer shall use its reasonable best efforts to sell, or, to the extent provided in the applicable Servicing Agreement, cause the applicable Servicer to sell, any REO Property as expeditiously as possible and in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable, but in all events within the time period, and subject to the conditions set forth in Article X hereof. Pursuant to its efforts to sell such REO Property, the Master Servicer shall protect and conserve, or cause the applicable Servicer to protect and conserve, such REO Property in the manner and to such extent required by the applicable Servicing Agreement, subject to Article X hereof.

(b) The Master Servicer shall deposit or cause to be deposited all funds collected and received by it, or recovered from any Servicer, in connection with the operation of any REO Property in the Collection Account.

(c) The Master Servicer and the applicable Servicer, upon the final disposition of any REO Property, shall be entitled to reimbursement for any related unreimbursed Advances as well as any unpaid Master Servicing Fees or Servicing Fees from Liquidation Proceeds received in connection with the final disposition of such REO Property; provided, that (without limitation of any other right of reimbursement that the Master Servicer or any Servicer shall have hereunder) any such unreimbursed Advances as well as any unpaid Master Servicing Fees or Servicing Fees may be reimbursed or paid, as the case may be, prior to final disposition, out of any net rental income or other net amounts derived from such REO Property.

(d) The Liquidation Proceeds from the final disposition of the REO Property, net of any payment to the Master Servicer and the applicable Servicer as provided above, shall be deposited in the Collection Account on or prior to the Determination Date in the month following receipt thereof (and the Master Servicer shall provide written notice to the Trustee upon such deposit) and be remitted by wire transfer in immediately available funds to the Trustee for deposit into the Certificate Account on the next succeeding Deposit Date.

Section 9.23. Notices to the Depositor and the Trustee

(a) The Master Servicer shall promptly notify the Trustee, the Sponsor and the Depositor (i) of any legal proceedings pending against the Master Servicer of the type described in Item 1117 (§ 229.1117) of Regulation AB and (ii) if the Master Servicer shall become (but only to the extent not previously disclosed to the Master Servicer and the Depositor) at any time an affiliate of any of the parties listed on Exhibit R to this Agreement. On or before March 1st of each year, the Depositor shall distribute the information in Exhibit R to the Master Servicer.

(b) Not later than four Business Days prior to the Distribution Date of each month, the Master Servicer shall provide to the Trustee, the Sponsor and the Depositor notice of the occurrence of any material modifications, extensions or waivers of terms, fees, penalties or payments relating to the Mortgage Loans during the related Collection Period or that have cumulatively become material over time (Item 1121(a)(11) of Regulation AB) along with all information, data, and materials related thereto as may be required to be included in the related Distribution Report on Form 10-D. The parties to this Agreement acknowledge that the performance by the Master Servicer of its duties under this Section 9.23(b) related to the timely preparation and delivery of such information is contingent upon each applicable Servicer strictly observing all requirements and deadlines in the performance of their duties under their related Servicing Agreements. The Master Servicer shall have no liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare and/or timely deliver all such information where such failure results from the Master Servicer’s inability or failure to obtain or receive, on a timely basis, any information from any Servicer needed to prepare or deliver such information, which failure does not result from the Master Servicer’s own negligence, bad faith or willful misconduct.

Section 9.24. Reports to the Trustee.

(a) Not later than 30 days after each Distribution Date, the Master Servicer shall forward to the Trustee and any NIMS Insurer a statement, deemed to have been certified by a Servicing Officer, setting forth the status of the Collection Account maintained by the Master Servicer as of the close of business on the related Distribution Date, indicating that all distributions required by this Agreement to be made by the Master Servicer have been made (or if any required distribution has not been made by the Master Servicer, specifying the nature and status thereof) and showing, for the period covered by such statement, the aggregate of deposits into and withdrawals from the Collection Account maintained by the Master Servicer. Copies of such statement shall be provided by the Master Servicer, upon request, to the Depositor, Attention: Contract Finance, and, upon request, any Certificateholders (or by the Trustee at the Master Servicer’s expense if the Master Servicer shall fail to provide such copies (unless (i) the Master Servicer shall have failed to provide the Trustee with such statement or (ii) the Trustee shall be unaware of the Master Servicer’s failure to provide such statement)).

(b) Not later than two Business Days following each Distribution Date, the Master Servicer shall deliver to the Person designated by the Depositor, in a format consistent with other electronic loan level reporting supplied by the Master Servicer in connection with similar transactions, “loan level” information with respect to the Mortgage Loans as of the related Determination Date, to the extent that such information has been provided to the Master Servicer by the Servicers or by the Depositor.

(c) All information, reports and statements prepared by the Master Servicer under this Agreement shall be based on information supplied to the Master Servicer by the Servicers without independent verification thereof and the Master Servicer shall be entitled to rely on such information.

(d) The Master Servicer shall provide the Trustee with such information as the Trustee may reasonably request in connection with its responsibilities under Section 10.01 hereof provided that such information is in the possession of the Master Servicer.

(e) Each of Form 10-D and Form 10-K requires the registrant to indicate (by checking “yes” or “no”) that it “(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.” The Depositor shall notify the Trustee in writing, no later than the fifth calendar day after the related Distribution Date with respect to the filing of a report on Form 10- D and no later than March 15th with respect to the filing of a report on Form 10-K, whether the Trustee should indicate “[Yes ____] or [No____]” on Form 10-D or Form 10-K, as applicable; provided, that if the Trustee does not receive such written notification from the Depositor, then the Trustee shall be entitled to affirmatively conclude that the Depositor (1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period if applicable), and (2) has been subject to such filing requirements for the past 90 days. The Trustee shall be entitled to rely on such written notification or an affirmative indication in the absence of such notification in timely preparing, executing and/or filing any such report in accordance with this Section 9.24(e).

Section 9.25. Assessment of Compliance and Attestation Reports..

(a) Assessment of Compliance

(i) On or before March 15th of each calendar year in which the Depositor is required to file reports with respect to the Trust Fund in accordance with the Exchange Act and the rules and regulations of the Commission, beginning with March 15, 2007, the Master Servicer, the Paying Agent (if other than the Trustee) and the Trustee, each at its own expense, shall furnish, and each such party shall cause any Servicing Function Participant engaged by it to furnish, each at its own expense, to the Sponsor, the Depositor, the Master Servicer and the Trustee, a report on an assessment of compliance with the Relevant Servicing Criteria that contains (A) a statement by such party of its responsibility for assessing compliance with the Relevant Servicing Criteria, (B) a statement that such party used the Servicing Criteria to assess compliance with the Relevant Servicing Criteria, (C) such party’s assessment of compliance with the Relevant Servicing Criteria as of and for the fiscal year covered by the Form 10-K required to be filed pursuant to Section 6.20(e), including, if there has been any material instance of noncompliance with the Relevant Servicing Criteria, a discussion of each such failure and the nature and status thereof, and (D) a statement that a registered public accounting firm has issued an attestation report on such party’s assessment of compliance with the Relevant Servicing Criteria as of and for such period. Each such assessment, pursuant to clause (C) above, shall cover, at a minimum, the matters indicated as obligations with respect to such Person on Exhibit O attached hereto. If the Trustee and the Paying Agent are the same party, the Relevant Servicing Criteria of the Paying Agent shall be included in the Trustee's report. The Master Servicer shall furnish to the Trustee a copy of each assessment of compliance provided to it by each Custodian pursuant to the related Custodial Agreement and by each Servicer pursuant to the related Servicing Agreement, to the extent that the Trustee is not entitled to receive such assessments pursuant to each such applicable agreement.

(ii) When the Master Servicer, the Paying Agent (if other than the Trustee) and the Trustee (or any Servicing Function Participant engaged by it) submit their assessments to the Trustee and the Master Servicer, such parties will also at such time include the assessment (and attestation pursuant to subsection (b) of this Section 9.25) of each Servicing Function Participant engaged by it and shall indicate to the Trustee what Relevant Servicing Criteria will be addressed in any such reports prepared by any such Servicing Function Participant.

(iii) Promptly after receipt of each report on assessment of compliance, the Trustee shall confirm that the assessments, taken as a whole, address all applicable Servicing Criteria and taken individually address the Relevant Servicing Criteria (and disclose the inapplicability of the Servicing Criteria not determined to be Relevant Criteria) for each party as set forth on Exhibit O and on any similar exhibit set forth in each Servicing Agreement in respect of each Servicer, and each Custodial Agreement in respect of each Custodian, and shall notify the Depositor of any exceptions. By way of clarification and for the avoidance of doubt, it is acknowledged that the Trustee shall rely exclusively on Exhibit O and any similar exhibit set forth in each Servicing Agreement in respect of each Servicer and each Custodial Agreement in respect of each Custodian, to determine such applicable Servicing Criteria and Relevant Servicing Criteria, as the case may be, and shall not otherwise be reporting on the content of or sufficiency of such assessments.

(b) Attestation Reports

(i) On or before March 15th of each calendar year in which the Depositor is required to file reports with respect to the Trust Fund in accordance with the Exchange Act and the rules and regulations of the Commission, beginning with March 15, 2007, the Master Servicer, the Paying Agent (if other than the Trustee) and the Trustee, each at its own expense, shall cause, and each such party shall cause any Servicing Function Participant engaged by it to cause, each at its own expense, a registered public accounting firm (which may also render other services to the Master Servicer, Paying Agent or Trustee, as the case may be) that is a member of the American Institute of Certified Public Accountants to furnish a report to the Sponsor, the Depositor, the Master Servicer and the Trustee, as applicable, to the effect that (A) it has obtained a representation regarding certain matters from the management of such party, which includes an assertion that such party has complied with the Relevant Servicing Criteria, and (B) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the PCAOB, it is expressing an opinion as to whether such party’s compliance with the Relevant Servicing Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding such party’s assessment of compliance with the Relevant Servicing Criteria. If the Trustee and the Paying Agent are the same party, the attestation report caused to be furnished by the Trustee shall also address the Relevant Servicing Criteria of the Paying Agent. In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Such report must be available for general use and not contain restricted use language.

(ii) Promptly after receipt of such report from the Master Servicer, the Paying Agent, the Trustee or any Servicing Function Participant engaged by such parties, the Trustee shall confirm that each assessment submitted pursuant subsection (a) of this Section 9.25 is coupled with an attestation meeting the requirements of this Section and notify the Depositor of any exceptions.

(c) The Trustee’s, the Paying Agent’s and the Master Servicer’s obligation to provide assessments of compliance and attestations under this Section 9.25 shall terminate upon the filing of a Form 15 suspension notice on behalf of the Trust Fund.

Section 9.26. Annual Statement of Compliance with Applicable Servicing Criteria .

The Master Servicer shall deliver (and the Master Servicer shall cause any Additional Servicer engaged by it to deliver) to the Sponsor, the Depositor and the Trustee on or before March 15 of each year, commencing in March 2007, an Officer’s Certificate stating, as to the signer thereof, that (A) a review of such party’s activities during the preceding calendar year or portion thereof and of such party’s performance under this Agreement, or such other applicable agreement in the case of an Additional Servicer, has been made under such officer’s supervision and (B) to the best of such officer’s knowledge, based on such review, such party has fulfilled all its obligations under this Agreement, or such other applicable agreement in the case of an Additional Servicer, in all material respects throughout such year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

Section 9.27. Merger or Consolidation.

Any Person into which the Master Servicer may be merged or consolidated, or any Person resulting from any merger, conversion, other change in form or consolidation to which the Master Servicer shall be a party, or any Person succeeding to the business of the Master Servicer, shall be the successor to the Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or resulting Person to the Master Servicer shall be a Person that shall be qualified and approved to service mortgage loans for FNMA or FHLMC and shall have a net worth of not less than $15,000,000. Notwithstanding the foregoing, as a condition to the succession to the Master Servicer under this Agreement by any Person (i) into which the Master Servicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Master Servicer, the Master Servicer shall notify the Depositor, at least 15 calendar days prior to the effective date of such succession or appointment, of such succession or appointment and shall furnish to the Depositor in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably necessary for the Trustee to accurately and timely report, pursuant to Section 6.20, the event under Item 6.02 of Form 8-K pursuant to the Exchange Act (if such reports under the Exchange Act are required to be filed under the Exchange Act).

Section 9.28. Resignation of Master Servicer.

Except as otherwise provided in Sections 9.27 and 9.29 hereof, the Master Servicer shall not resign from the obligations and duties hereby imposed on it unless it or the Trustee determines that the Master Servicer’s duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it and cannot be cured. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel that shall be Independent to such effect delivered to the Trustee and the NIMS Insurer. No such resignation shall become effective until a period of time not to exceed 90 days after the Trustee and the NIMS Insurer receives written notice thereof from the Master Servicer and until the Trustee shall have assumed, or a successor master servicer shall have been appointed by the Trustee, such successor master servicer being acceptable to the NIMS Insurer, such consent shall not be unreasonably withheld, and until such successor shall have assumed, the Master Servicer’s responsibilities and obligations under this Agreement. Notice of such resignation shall be given promptly by the Master Servicer to the Depositor.

Section 9.29. Assignment or Delegation of Duties by the Master Servicer.

(a) Except as expressly provided herein, the Master Servicer shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer hereunder; provided, however, that the Master Servicer shall have the right without the prior written consent of the Trustee, the Depositor or the Rating Agencies to delegate or assign to or subcontract with or authorize or appoint an Affiliate of the Master Servicer to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer hereunder. In no case, however, shall any such delegation, subcontracting or assignment to an Affiliate of the Master Servicer relieve the Master Servicer of any liability hereunder. Notice of such permitted assignment shall be given promptly by the Master Servicer to the Depositor and the Trustee. If, pursuant to any provision hereof, the duties of the Master Servicer are transferred to a successor master servicer, the entire amount of the Master Servicing Fees and other compensation payable to the Master Servicer pursuant hereto, including amounts payable to or permitted to be retained or withdrawn by the Master Servicer pursuant to Section 9.21 hereof, shall thereafter be payable to such successor master servicer.

(b) Notwithstanding the foregoing, for so long as reports are required to be filed with the Commission under the Exchange Act with respect to the Trust, the Master Servicer shall not utilize any Subcontractor for the performance of its duties hereunder if such Subcontractor would be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB without (a) giving notice to the Trustee and the Depositor and (b) requiring any such Subcontractor to provide to the Master Servicer an attestation report as provided for in Section 9.25(b) and an assessment report as provided in Section 9.25(a), which reports the Master Servicer shall include in its attestation and assessment reports.

Section 9.30. Limitation on Liability of the Master Servicer and Others.

(a) The Master Servicer undertakes to perform such duties and only such duties as are specifically set forth in this Agreement.

(b) No provision of this Agreement shall be construed to relieve the Master Servicer from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that the duties and obligations of the Master Servicer shall be determined solely by the express provisions of this Agreement, the Master Servicer shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement; no implied covenants or obligations shall be read into this Agreement against the Master Servicer and, in absence of bad faith on the part of the Master Servicer, the Master Servicer may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Master Servicer and conforming to the requirements of this Agreement.

(c) None of the Master Servicer, the Seller, any NIMS Insurer or the Depositor or any of the directors, officers, employees or agents of any of them shall be under any liability to the Trustee or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Master Servicer, the Seller, any NIMS Insurer or the Depositor or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in its performance of its duties or by reason of reckless disregard for its obligations and duties under this Agreement. The Master Servicer, the Seller, any NIMS Insurer and the Depositor and any director, officer, employee or agent of the Master Servicer shall be entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of his or its duties hereunder or by reason of reckless disregard of his or its obligations and duties hereunder. The Master Servicer, the Seller and the Depositor and any director, officer, employee or agent of any of them may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Master Servicer shall be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to master service the Mortgage Loans in accordance with this Agreement and that in its opinion may involve it in any expenses or liability; provided, however, that the Master Servicer may in its sole discretion undertake any such action that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund and the Master Servicer shall be entitled to be reimbursed therefor out of the Collection Account it maintains as provided by Section 4.02. Notwithstanding anything herein to the contrary, neither the Master Servicer nor the Trustee shall have any liability for the servicing of the Additional Collateral, including, without limitation, the perfection, continuation, partial release, release, termination, realization upon, substitution, foreclosure, sale, or any other matter with respect to the Additional Collateral, or the enforcement of the Additional Collateral Servicing Agreement.

Section 9.31. Indemnification; Third-Party Claims.

The Master Servicer agrees to indemnify the Depositor, the Sponsor, the Trustee (including in its capacity as the Certificate Registrar and the Paying Agent), and their respective officers, directors, agents and affiliates, hold each of them harmless against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liability, fees and expenses that the Depositor, the Sponsor or the Trustee (including in its capacity as the Certificate Registrar and the Paying Agent) may sustain arising out of or based upon (a) any material breach by the Master Servicer of any of its obligations hereunder, including particularly its obligations to provide any report under Section 9.25(a), Section 9.25(b) or Section 9.26 or any information, data or materials required to be included in any Exchange Act report, provided, however, that in no event shall the Master Servicer be liable for any special, consequential, indirect or punitive damages pursuant to this Section 9.31, even if advised of the possibility of such damages, (b) any material misstatement or omission on any information, data, or materials provided by the Master Servicer, or (c) the negligence, bad faith or willful misconduct of the Master Servicer in connection with its performance hereunder. The Depositor, the Sponsor and the Trustee shall immediately notify the Master Servicer if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling the Depositor, the Sponsor or the Trustee to indemnification hereunder, whereupon the Master Servicer shall assume the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. This indemnification shall survive the termination of this Agreement or the termination of the Master Servicer as a party to this Agreement.

Section 9.32. Allocation to Related Mortgage Pool.

Payments described in this Article IX made from the Trust Fund shall be allocated and limited to collections or other recoveries on the related Mortgage Pool or Mortgage Pools and shall be accounted for in such manner.

ARTICLE X

REMIC ADMINISTRATION

Section 10.01. REMIC and Grantor Trust Administration.

(a) REMIC elections for each REMIC created hereunder as set forth in the Preliminary Statement and this Section 10.01 shall be made on Forms 1066 or other appropriate federal tax or information return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. For purposes of such elections, (i) each of the SWAP REMIC Regular Interests is hereby designated as a regular interest in the SWAP REMIC; (ii) each of the REMIC I-1 Regular Interests is hereby designated as a regular interest in REMIC I-1; (iii) each of the REMIC I-2 Regular Interests is hereby designated as a regular interest in REMIC I-2; (iv) each of the REMIC II-1 Regular Interests is hereby designated as a regular interest in REMIC II-1; and (v) each of the REMIC II-2 Regular Interests is hereby designated as a regular interest in REMIC II-2. The Class SW-R Interest is hereby designated as the sole residual interest in the SWAP REMIC. The Class LTI1-R Interest is hereby designated as the sole residual interest in REMIC I-1. The Residual I Interest is hereby designated as the sole residual interest in REMIC I-2. The Class LTII1-R Interest is hereby designated as the sole residual interest in REMIC II-1. The Class LTII2-R Interest is hereby designated as the sole residual interest in REMIC II-2. The Class R-I Certificate evidences ownership of the Class SW-R Interest, the Class LTI1-R Interest and the Residual I Interest. The Class R-II Certificate evidences ownership of the Class LTII1-R Interest and the Class LTII2-R Interest. The Class P-I, Class P-II and Class P-III Certificates shall be neither regular interests nor residual interests in any REMIC created hereunder. It is the intention of the parties hereto that the segregated pool of assets consisting of any collections of Prepayment Penalty Amounts (i) related to the Mortgage Loans in Pool 1, (ii) related to the Mortgage Loans in Pool 2 and (iii) related to the Mortgage Loans in Pool 3, each constitute a grantor trust for federal income tax purposes. The Trustee, by its execution and delivery hereof, acknowledges the assignment to it of the Grantor Trust Assets and declares that it holds and will hold such assets in trust for the exclusive use and benefit of all present and future Holders of the Class P-I (in the case of collections of Prepayment Penalty Amounts related to Pool 1), Class P-II (in the case of collections of Prepayment Penalty Amounts related to Pool 2) and Class P-III (in the case of collections of Prepayment Penalty Amounts related to Pool 3) Certificates. The rights of Holders of the Class P-I, Class P-II and Class P-III Certificates to receive distributions from the proceeds of the Grantor Trust Assets, and all ownership interests of such Holders in and to such distributions, shall be as set forth in this Agreement.

(b) The Closing Date is hereby designated as the “Startup Day” of each REMIC within the meaning of section 860G(a)(9) of the Code. The latest possible maturity date for purposes of Treasury Regulation Section 1.860G-1(a)(4) is the “Latest Possible Maturity Date”.

(c) The Trustee shall represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The Trustee shall pay any and all tax related expenses (not including taxes) of each REMIC and each Grantor Trust, including but not limited to any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to such REMIC or such Grantor Trust that involve the Internal Revenue Service or state tax authorities, but only to the extent that (i) such expenses are ordinary or routine expenses, including expenses of a routine audit but not expenses of litigation (except as described in (ii)); or (ii) such expenses or liabilities (including taxes and penalties) are attributable to the negligence or willful misconduct of the Trustee in fulfilling its duties hereunder (including its duties as tax return preparer). The Trustee shall be entitled to reimbursement from the Certificate Account of the expenses to the extent (x) provided in clause (i) above and (y) in the case of expenses relating to a REMIC provided for hereunder, such expenses are “unanticipated expenses” within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii). Any reimbursement described in the preceding sentence shall be allocated and limited to collections or other recoveries on the related Mortgage Pool and shall be accounted for in such manner.

(d) The Trustee shall prepare, sign and file all of each REMIC’s federal and state tax and information returns as such REMIC’s direct representative. The Trustee shall prepare, file and sign, all of the tax returns in respect of each Grantor Trust. The Trustee shall comply with such requirement by filing Form 1041. The expenses of preparing and filing such returns shall be borne by the Trustee. If any Disqualified Organization acquires any Ownership Interest in a Residual Certificate, then the Trustee will upon request provide to the Internal Revenue Service, and to the persons specified in Sections 860E(e)(3) and (6) of the Code, such information as required in Section 860D(a)(6)(B) of the Code needed to compute the tax imposed under Section 860E(e) of the Code on transfers of residual interests to disqualified organizations and the Trustee will be reimbursed by the Trust for all expenses incurred therewith solely from amounts received for the provision of such information from persons specified in Sections 860E(e)(3) and (6) of the Code.

(e) The Trustee or its designee shall perform on behalf of each REMIC and each Grantor Trust all reporting and other tax compliance duties that are the responsibility of such REMIC or Grantor Trust under the Code, the REMIC Provisions, or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, if required by the Code, the REMIC Provisions, or other such guidance, the Trustee shall provide (i) to the Treasury or other governmental authority such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any disqualified person or organization and (ii) to the Certificateholders such information or reports as are required by the Code or REMIC Provisions.

(f) The Trustee, the Master Servicer and the Holders of Certificates shall take any action, within their respective control and scope of their duties, or cause any REMIC hereunder to take any action necessary to create or maintain the status of such REMIC as a REMIC under the REMIC Provisions and shall assist each other as necessary to create or maintain such status. Neither the Trustee, the Master Servicer nor the Holder of any Residual Certificate shall take any action, cause any REMIC to take any action or fail to take (or fail to cause to be taken) any action within their respective control and scope of their duties, that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of any such REMIC as a REMIC or (ii) result in the imposition of a tax upon any such REMIC (including but not limited to the tax on prohibited transactions as defined in Code Section 860F(a)(2) and the tax on prohibited contributions set forth on Section 860G(d) of the Code) (either such event, an “Adverse REMIC Event”) unless the Trustee, the NIMS Insurer and the Master Servicer have received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such a tax. In addition, prior to taking any action with respect to any such REMIC or the assets therein, or causing any such REMIC to take any action, which is not expressly permitted under the terms of this Agreement, any Holder of a Residual Certificate will consult with the Trustee, the NIMS Insurer, the Master Servicer, or their respective designees, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to such REMIC, and no such Person shall take any such action or cause such REMIC to take any such action as to which the Trustee, the NIMS Insurer or the Master Servicer has advised it in writing that an Adverse REMIC Event could occur.

(g) The Trustee shall prepare or cause to be prepared on behalf of the Trust Fund, based upon information calculated in accordance with this Agreement pursuant to instructions given by the Depositor, and further, the Trustee shall sign and shall file, federal tax returns (including but not limited to appropriate REMIC elections on Form 1066) and appropriate state income tax returns and such other returns as may be required by applicable law relating to the Trust Fund, and shall file any other documents to the extent required by applicable state tax law (to the extent such documents are in the Trustee’s possession). The Trustee shall forward copies to the Depositor of all such returns and Form 1099 supplemental tax information and such other information within the control of the Trustee as the Depositor may reasonably request in writing, and shall distribute to each Certificateholder such forms and furnish such information within the control of the Trustee as are required by the Code and the REMIC Provisions to be furnished to them, and will prepare and distribute to Certificateholders Form 1099 (supplemental tax information) (or otherwise furnish information within the control of the Trustee) to the extent required by applicable law. The Master Servicer shall indemnify the Trustee for any liability of or assessment against the Trustee, arising out of or based on any error in any of such tax or information returns directly resulting from errors in the information provided by such Master Servicer.

(h) The Trustee shall prepare and file with the Internal Revenue Service (“IRS”), on behalf of each REMIC, an application on IRS Form SS-4. The Trustee, upon receipt from the IRS of the Notice of Taxpayer Identification Number Assigned for each REMIC, shall promptly forward copies of such notices to the Trustee, the Master Servicer and the Depositor. The Trustee will file an IRS Form 8811 for the REMICs created hereunder. The Trustee shall sign such forms referred to in this Section 10.01(h) as may be required under applicable law.

(i) Each Holder of a Residual Certificate shall pay when due any and all taxes imposed on the related REMIC by federal or state governmental authorities. To the extent that such Trust taxes are not paid by a Residual Certificateholder, the Trustee shall pay any remaining REMIC taxes out of current or future amounts otherwise distributable to the Holder of the Residual Certificate in such REMIC or, if no such amounts are available, out of other amounts held in the Collection Account, and shall reduce amounts otherwise payable to holders of regular interests in such REMIC, as the case may be.

(j) The Trustee shall, for federal income tax purposes, maintain books and records with respect to each REMIC on a calendar year and on an accrual basis.

(k) No additional contributions of assets shall be made to any REMIC, except as expressly provided in this Agreement with respect to Qualified Substitute Mortgage Loans and any contributions from the Funding Account as provided for in Section 5.06 hereof.

(l) Neither the Trustee nor the Master Servicer shall enter into any arrangement by which any REMIC will receive a fee or other compensation for services.

(m) Upon the request of any Rating Agency or any NIMS Insurer, the Trustee shall deliver to such Rating Agency and to the NIMS Insurer an Officer’s Certificate stating the Trustee’s compliance with the provisions of this Section 10.01.

(n) The SWAP REMIC shall consist of all of the assets of the Trust Fund related to Mortgage Group I (other than (i) the Swap Agreement, (ii) the Supplemental Interest Trust, (iii) the Group I Interest Rate Cap Agreement, (iv) the Pool 1 Basis Risk Reserve Fund, (v) the rights to receive Prepayment Penalty Amounts distributable to the Class P Certificates, (vi) the Funding Account and Class 1-X Account, (vii) the Lower Tier Interests and (viii) any of the grantor trusts described in Section 10.01 hereof. The SWAP REMIC Regular Interests shall be designated as the regular interests in the SWAP REMIC, and the Class SW-R Interest shall be designated as the sole class of residual interest in the SWAP REMIC. Each of the SWAP REMIC Regular Interests shall have the characteristics set forth in the Preliminary Statement.

REMIC I-1 shall consist of the SWAP REMIC Regular Interests. The REMIC I-1 Regular Interests shall be designated as the regular interests in REMIC I-1, and the Class LTI1-R Interest shall be designated as the sole class of residual interest in REMIC I-1. Each of the REMIC I-1 Regular Interests shall have the characteristics set forth in the Preliminary Statement.

The assets of REMIC I-2 shall be the REMIC I-1 Regular Interests. The REMIC I-2 Regular Interests shall be designated as the regular interests in REMIC I-2 and the Residual I Interest shall be designated as the sole class of residual interest in REMIC I-2. For federal income tax purposes, the interest rate on each REMIC I-2 Regular Interest (other than the Uncertificated Class 1-X Interest and other than the Class LTI2-IO Interest) shall be subject to a cap equal to the REMIC Pass-Through Rate.

The beneficial ownership of the Class SW-R Interest, the Class LTI1-R Interest and the Residual I Interest shall be represented by the Class R-I Certificate. None of the Class SW-R Interest, the Class LTI1-R Interest and the Residual I Interest shall have a principal balance or bear interest.

REMIC II-1 shall consist of all of the assets of the Trust Fund related to Mortgage Group II (other than the rights to receive Prepayment Penalty Amounts distributable to the Class P Certificates). The REMIC II-1 Regular Interests shall be designated as the regular interests in REMIC II-1, and the Class LTII1-R Interest shall be designated as the sole class of residual interest in REMIC II-1. Each of the REMIC II-1 Regular Interests shall have the characteristics set forth in the Preliminary Statement.

The assets of REMIC II-2 shall be the REMIC II-1 Regular Interests. The REMIC II-2 Regular Interests shall be designated as the regular interests in REMIC II-2 and the Class LTII2-R Interest shall be designated as the sole class of residual interest in REMIC II-2.

The beneficial ownership of the Class LTII1-R Interest and the Class LTII2-R Interest shall be represented by the Class R-II Certificate. The entitlement of the Class R-II Certificate to payments of principal and interest shall be attributable to its representation of the Class LTII2-R Interest.

(o)  (i) It is intended that the rights of each Class of Group I Certificates to receive payments in respect of Excess Interest shall be treated as a right in interest rate cap contracts written by the holders of the Class 1-X Certificates in favor of the holders of each Class of the Group I Certificates and such shall be accounted for as property held separate and apart from the regular interests in REMIC I-2 held by the holders of the Group I Certificates. It is intended that the rights of each Class of Group I Certificates to receive payments out of proceeds of the Group I Interest Rate Cap Agreement shall be treated as a right in interest rate cap contracts written by the holders of the Class C-X Certificates in favor of the holders of each Class of the Group I Certificates and such shall be accounted for as property held separate and apart from the regular interests in REMIC I-2 held by the holders of the Group I Certificates. This provision is intended to satisfy the requirements of Treasury Regulations Section 1.860G-2(i) for the treatment of property rights coupled with REMIC interests to be separately respected and shall be interpreted consistently with such regulation. On each Distribution Date, to the extent that any of the Group I Certificates receive payments in respect of Excess Interest, such amounts will be treated as distributed by REMIC I-2 to the Class 1-X Certificates in respect of the Uncertificated Class 1-X Interest pro rata and then paid to the relevant Class of Group I Certificates pursuant to the related interest cap agreement. The Trustee is hereby directed to perform its duties and obligations in accordance with this Section 10.01(o).

(ii) It is intended that the rights of each Class of Group I Certificates to receive payments in respect of Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls out of proceeds of the Swap Agreement shall be treated as a right in notional principal contracts between the holders of the Class S-X Certificates and the holders of each Class of the Group I Certificates and Class 1-X Certificates and such shall be accounted for as property held separate and apart from the regular interests in REMIC I-2 held by the holders of the Group I Certificates and Class 1-X Certificates. This provision is intended to satisfy the requirements of Treasury Regulations Section 1.860G-2(i) for the treatment of property rights coupled with REMIC interests to be separately respected and shall be interpreted consistently with such regulation. Pursuant to each such notional principal contract, all beneficial owners of the Group I Certificates and Class 1-X Certificates shall be treated as having agreed to pay, on each Distribution Date, to the beneficial owners of the Class S-X Certificates an aggregate amount equal to (A) in the case of any Class of Group I Certificates, the excess, if any, of (i) the amount payable on such Distribution Date on the Related REMIC I-2 Interest corresponding to such Class of Group I Certificates over (ii) the amount payable on such Class of Group I Certificates on such Distribution Date (disregarding any amount payable from the Group I Interest Rate Cap Agreement or from Pool 1 Monthly Excess Cashflow) or (B) in the case of the Class 1-X Certificates, the excess, if any, of (i) the amount that would be available (assuming no losses) on such Distribution Date for distribution in respect of the Class 1-X Distributable Amount had the aggregate amounts owed to the Swap Counterparty for such Distribution Date been limited to the interest accrued on the Class LTI2-IO Interest for such Distribution Date over (ii) the amount that would be available (assuming no losses) on such Distribution Date for distribution in respect of the Class 1-X Distributable Amount (based on the actual aggregate amounts owed to the Swap Counterparty for such Distribution Date) (either such excess, a “Class I Shortfall”). A Class I Shortfall shall be allocated to each Class of Group I Certificates to the extent that interest accrued on such Class for the related Accrual Period at the Certificate Interest Rate for a Class, computed by substituting “REMIC Pass-Through Rate” for the Pool 1 Net Funds Cap set forth in the definition thereof, exceeds the amount of interest payable on such Certificate for the related Accrual Period (disregarding any amount payable from the Group I Interest Rate Cap Agreement or from Pool 1 Monthly Excess Cashflow). A Class I Shortfall shall be allocated to the Class 1-X Certificates to the extent of the Class I Shortfall with respect to such Class. A Class I Shortfall payable from principal collections shall be allocated to the most subordinate Class of Group I Certificates or Class 1-X Certificates with an outstanding principal balance to the extent of such balance. Any payments to the Group I Certificates in light of the foregoing shall not be payments with respect to a “regular interest” in a REMIC within the meaning of Code Section 860G(a)(1). However, any payment by beneficial owners of Group I Certificates or Class 1-X Certificates of a Class I Shortfall shall be treated for tax purposes as having been received by the beneficial owners of such Certificates in respect of their interests in the REMIC I-2 and as having been paid by such beneficial owners to the Class S-X Certificates pursuant to the notional principal contract. Thus, each Group I Certificate, each Class 1-X Certificate and each Class S-X Certificate shall be treated as representing not only ownership of regular interests in REMIC I-2, but also ownership of an interest in (and obligations with respect to) a notional principal contract.

(p) The parties hereto intend that the Uncertificated Class 1-X Interest, the Pool 1 Basis Risk Reserve Fund (other than any portion thereof representing proceeds of the Group I Interest Rate Cap Agreement), the obligation of the holders of the Class 1-X Certificates to pay amounts of Class I Shortfalls to the holders of the Class S-X Certificates, and the obligation of the holders of the Class 1-X Certificates to pay amounts of Excess Interest to the holders of the Group I Certificates shall be treated as a “grantor trust” under the Code, and the provisions hereof shall be interpreted consistently with this intention. In furtherance of such intention, the Trustee shall (i) furnish or cause to be furnished to the holders of the Class 1-X Certificates information regarding their allocable share, if any, of the income with respect to such grantor trust, (ii) file or cause to be filed with the Internal Revenue Service Form 1041 (together with any necessary attachments) and such other forms as may be applicable and (iii) comply with such information reporting obligations with respect to payments from such grantor trust to the holders of Group I Certificates, Class S-X Certificates and Class 1-X as may be applicable under the Code. The Trustee is hereby directed to perform its duties and obligations in accordance with this Section 10.01(p).

The parties intend that all amounts paid to the Swap Counterparty under the Swap Agreement shall be deemed for federal income tax purposes to be paid by the Class S-X Certificates first, out of funds deemed received in respect of the Class LTI2-IO Interest, second, out of funds deemed received in respect of Class I Shortfalls with respect to the Class 1-X Certificates and third, out of funds deemed received in respect of Class I Shortfalls with respect to the Group I Certificates described in Section 10.01(o)(ii), and the provisions hereof shall be interpreted consistently with this intention.

The Supplemental Interest Trust shall be an “outside reserve fund” for federal income tax purposes and not an asset of any REMIC. Furthermore, the Holders of the Class S-X Certificates shall be the beneficial owners of the Supplemental Interest Trust for all federal income tax purposes, and shall be taxable on all income earned thereon. The parties hereto intend that the Class LTI2-IO Interest, the Supplemental Interest Trust, the Swap Agreement and the rights and obligations of the Class S-X Certificates under the notional principal contracts described in Section 10.01(o)(ii) shall be treated as a “grantor trust” under the Code, and the provisions hereof shall be interpreted consistently with this intention. In furtherance of such intention, the Trustee shall (i) furnish or cause to be furnished to the holders of the Class S-X Certificates information regarding their allocable share, if any, of the income with respect to such grantor trust, (ii) file or cause to be filed with the Internal Revenue Service Form 1041 (together with any necessary attachments) and such other forms as may be applicable and (iii) comply with such information reporting obligations with respect to payments from such grantor trust to the holders of Group I Certificates, Class 1-X Certificates and Class S-X Certificates as may be applicable under the Code. The Trustee is hereby directed to perform its duties and obligations in accordance with this Section 10.01(p).

The parties hereto intend that the Group I Interest Rate Cap Agreement, the portion of the Pool 1 Basis Risk Reserve Fund representing proceeds of the Group I Interest Rate Cap Agreement, and the obligation to pay amounts in respect of Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls out of proceeds of the Group I Interest Rate Cap Agreement to the holders of the Group I Certificates shall be treated as a “grantor trust” under the Code, and the provisions hereof shall be interpreted consistently with this intention. In furtherance of such intention, the Trustee shall (i) furnish or cause to be furnished to the holders of the Class C-X Certificates information regarding their allocable share, if any, of the income with respect to such grantor trust, (ii) file or cause to be filed with the Internal Revenue Service Form 1041 (together with any necessary attachments) and such other forms as may be applicable and (iii) comply with such information reporting obligations with respect to payments from such grantor trust to the holders of Group I Certificates and Class C-X Certificates as may be applicable under the Code. The Trustee is hereby directed to perform its duties and obligations in accordance with this Section 10.01(p).

(q) [Reserved.]

(r) Payments in the nature of expenses, reimbursements and indemnifications made from the Trust Fund shall be allocated and limited to collections or other recoveries on the related Mortgage Pool or Mortgage Pools (if applicable) and shall be accounted for in such manner.

(s) The Trustee shall treat the Class 1-X Account as an outside reserve fund within the meaning of Treasury Regulation 1.860G-2(h) that is owned by the Holder of the Class C Certificates and that is not an asset of any REMIC.

(t) The SWAP REMIC: On each Distribution Date, the Trustee shall first pay or charge as an expense of the SWAP REMIC all expenses of the Trust Fund related to Mortgage Group I for such Distribution Date, other than any Net Swap Payment or Swap Termination Payment required to be made from the Trust Fund.

On each Distribution Date the Trustee shall distribute the aggregate Interest Remittance Amount for Pool 1 (net of expenses described in the preceding paragraph) with respect to each of the SWAP REMIC Regular Interests based on the interest rates for such interests set forth in the Preliminary Statement hereto.

On each Distribution Date, the Trustee shall distribute the aggregate Principal Remittance Amount for Pool 1 with respect to the SWAP REMIC Regular Interests, first to the Class SW-Z Interest until its principal balance is reduced to zero, and then sequentially, to the other SWAP REMIC Regular Interests in ascending order of their numerical class designation, and, with respect to each pair of classes having the same numerical designation, in equal amounts to each such class, until the principal balance of each such class is reduced to zero. All losses on the Mortgage Loans in Mortgage Group I shall be allocated among the SWAP REMIC Regular Interests in the same manner that principal distributions are allocated. Increases in principal amount as a result of Subsequent Recoveries with respect to the Mortgage Loans in Mortgage Group I shall be allocated among the SWAP REMIC Regular Interests in the reverse fashion from the manner in which losses are allocated. Any amounts remaining in the SWAP REMIC after the aforementioned distributions shall be distributed to the Class SW-R Interest.

REMIC I-1: All payments received by REMIC I-1 with respect to the SWAP REMIC Regular Interests shall be paid to the REMIC I-1 Regular Interests until the principal balance of all such interests have been reduced to zero and any losses allocated to such interests have been reimbursed. Any excess amounts shall be distributed to the Class LTI1-R Interest.

On each Distribution Date,

(i) interest shortfalls with respect to the Mortgage Loans shall be allocated to the REMIC I-1 Regular Interests (other than the Class LTI1-IO Interest) pro rata based on interest otherwise accrued thereon;

(ii) the principal balance of each REMIC I-1 Regular Interest shall be increased by the amount of interest accrued thereon (net of interest shortfalls allocated thereto pursuant to the immediately preceding clause (i));

(iii) cash received by REMIC I-1 with respect to the SWAP REMIC Regular Interests shall be distributed first to the Class LTI1-IO Interest in reduction of its principal balance so that its principal balance is as close as possible to zero. Any remaining cash shall be distributed to, and losses with respect to the Mortgage Loans in Mortgage Group I shall be allocated, first, to each of the REMIC I-1 Marker Classes, in reduction of its principal balance so that its principal balance is a close as possible to 50% of the principal balance of its Corresponding Class, and second, to the Class LTI1-X Interest in reduction of its principal balance so that its principal balance is as close as possible to the sum of (x) 50% of the aggregate Scheduled Principal Balance of the Mortgage Loans in Mortgage Group I and (y) 50% of the Pool 1 Overcollateralization Amount.

If on any Distribution Date there is an increase in the Certificate Principal Amount of any Group I Certificate as a result of the proviso in the definition of Certificate Principal Amount, then there shall be a corresponding increase in the principal amount of the REMIC I-1 Regular Interests allocated as follows:

first, to each of the REMIC I-1 Regular Interests (other than the Class LTI1-X Interest and other than the Class LTI1-IO Interest) so that the principal balance of each such interest is as close as possible to 50% of the principal balances of its Corresponding Class; and

second, to the Class LTI1-X Interest so that the principal balance of such interest is as close as possible to the sum of (x) 50% of the aggregate Scheduled Principal Balance of the Mortgage Loans in Mortgage Group I and (y) 50% of the Pool 1 Overcollateralization Amount.

(u) Notwithstanding the priority and sources of payments set forth in Article 5 hereof or otherwise, the Trustee shall account for all distributions with respect to a Class of Group I Certificates in amounts that differ from those payable pursuant to the regular interest in REMIC I-2 corresponding to such Class as amounts paid or received (as appropriate) pursuant to the interest rate cap contracts or notional principal contracts provided for in this Section. In no event shall any such amounts be treated as payments with respect to a “regular interest” in a REMIC within the meaning of Code Section 860G(a)(1).

Section 10.02. Prohibited Transactions and Activities.

Neither the Depositor, the Master Servicer nor the Trustee shall sell, dispose of, or substitute for any of the Mortgage Loans, except in a disposition pursuant to (i) the foreclosure of a Mortgage Loan, (ii) the bankruptcy of the Trust Fund, (iii) the termination of the REMIC holding such Mortgage Loan pursuant to Article VII of this Agreement, (iv) a substitution pursuant to Article II of this Agreement, or (v) a repurchase of Mortgage Loans pursuant to Article II of this Agreement, nor acquire any assets for any REMIC, nor sell or dispose of any investments in the Certificate Account for gain, nor accept any contributions to any REMIC after the Closing Date (other than, if applicable, any contributions from the Funding Account as provided in Section 5.06 hereof), unless it has received an Opinion of Counsel (at the expense of the party causing such sale, disposition, or substitution), a copy of which shall be provided to any NIMS Insurer, that such disposition, acquisition, substitution, or acceptance will not (a) affect adversely the status of such REMIC as a REMIC or of the Certificates other than the Residual Certificates as the regular interests therein, (b) affect the distribution of interest or principal on the Certificates, (c) result in the encumbrance of the assets transferred or assigned to the Trust Fund (except pursuant to the provisions of this Agreement) or (d) cause such REMIC to be subject to a tax on prohibited transactions or prohibited contributions pursuant to the REMIC Provisions.

Section 10.03. Indemnification with Respect to Certain Taxes and Loss of REMIC Status.

In the event that a REMIC fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by the Trustee of its duties and obligations set forth herein, the Trustee shall indemnify the NIMS Insurer and the Holder of the related Residual Certificate against any and all losses, claims, damages, liabilities or expenses (“Losses”) resulting from such negligence; provided, however, that the Trustee shall not be liable for any such Losses attributable to the action or inaction of the Master Servicer, the Depositor, the NIMS Insurer or the Holder of such Residual Certificate, as applicable, nor for any such Losses resulting from misinformation provided by the Master Servicer, the Holder of such Residual Certificate or any other party on which the Trustee has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of such Residual Certificate now or hereafter existing at law or in equity. Notwithstanding the foregoing, however, in no event shall the Trustee have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, (2) for any Losses other than arising out of a negligent performance by the Trustee of its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates).

Section 10.04. REO Property.

(a) Notwithstanding any other provision of this Agreement, the Master Servicer, acting on behalf of the Trustee hereunder, shall not (except to the extent provided in the applicable Servicing Agreement), knowingly permit any Servicer to, rent, lease, or otherwise earn income or otherwise take or fail to take any action on behalf of any REMIC with respect to any REO Property which might cause such REO Property to fail to qualify as “foreclosure” property within the meaning of section 860G(a)(8) of the Code or result in the receipt by any REMIC of any “income from non-permitted assets” within the meaning of section 860F(a)(2) of the Code or any “net income from foreclosure property” which is subject to tax under the REMIC Provisions unless the Master Servicer has advised, or has caused the applicable Servicer to advise, the Trustee in writing to the effect that, under the REMIC Provisions, such action would not adversely affect the status of any REMIC as a REMIC and any income generated for such REMIC by the REO Property would not result in the imposition of a tax upon such REMIC.

(b) The Master Servicer shall make, or shall cause the applicable Servicer to make, reasonable efforts to sell any REO Property for its fair market value. In any event, however, the Master Servicer shall, or shall cause the applicable Servicer to, dispose of any REO Property within three years from the end of the calendar year of its acquisition by the Trust Fund unless the Master Servicer has received a grant of extension from the Internal Revenue Service to the effect that, under the REMIC Provisions and any relevant proposed legislation and under applicable state law, the applicable REMIC may hold REO Property for a longer period without adversely affecting the REMIC status of such REMIC or causing the imposition of a Federal or state tax upon such REMIC. If such an extension has been received, then (a) the Master Servicer shall provide a copy of such extension to the Trustee and (b) the Master Servicer, acting on behalf of the Trustee hereunder, shall, or shall cause the applicable Servicer to, continue to attempt to sell the REO Property for its fair market value for such period longer than three years as such extension permits (the “Extended Period”). If the Master Servicer has not received such an extension, or the Master Servicer is acting on behalf of the Trustee hereunder, or the applicable Servicer is unable to sell the REO Property within 33 months after its acquisition by the Trust Fund or if the Trustee has received such an extension, and the Trustee, or the Master Servicer acting on behalf of the Trustee hereunder, is unable to sell the REO Property within the period ending three months before the close of the Extended Period, the Master Servicer shall, or shall cause the applicable Servicer to, before the end of the three year period or the Extended Period, as applicable, (i) purchase such REO Property at a price equal to the REO Property’s fair market value or (ii) auction the REO Property to the highest bidder (which may be the Master Servicer) in an auction reasonably designed to produce a fair price prior to the expiration of the three-year period or the Extended Period, as the case may be.

ARTICLE XI

MISCELLANEOUS PROVISIONS

Section 11.01. Binding Nature of Agreement; Assignment.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 11.02. Entire Agreement.

This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

Section 11.03. Amendment.

(a) This Agreement may be amended from time to time by the Depositor, the Master Servicer and the Trustee, with the consent of the NIMS Insurer, but without the consent of any Holders or the Swap Counterparty (except to the extent that the rights or obligations of (1) the Swap Counterparty hereunder or (2) the Swap Counterparty under the Swap Agreement (or the ability of the Trustee on behalf of the Supplemental Interest Trust to perform fully and timely its obligations under the Swap Agreement are affected thereby, in which case the prior written consent of the Swap Counterparty is required), (i) to cure any ambiguity, (ii) to cause the provisions herein to conform to or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust Fund or this Agreement in any Offering Document; or to correct or supplement any provision herein which may be inconsistent with any other provisions herein or with the provisions of any Servicing Agreement, (iii) to make any other provisions with respect to matters or questions arising under this Agreement or (iv) to add, delete, or amend any provisions to the extent necessary or desirable to comply with any requirements imposed by the Code and the REMIC Provisions as evidenced by an Opinion of Counsel. No such amendment effected pursuant to the preceding sentence shall, as evidenced by an Opinion of Counsel, result in an Adverse REMIC Event, nor shall such amendment effected pursuant to clause (iii) of such sentence adversely affect in any material respect the interests of any Holder. Prior to entering into any amendment without the consent of Holders pursuant to this paragraph, the Trustee, the Swap Counterparty and the NIMS Insurer may require an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that such amendment is permitted under this Section. Any such amendment shall be deemed not to adversely affect in any material respect any Holder, if the Trustee and the NIMS Insurer receive written confirmation from each Rating Agency that such amendment will not cause such Rating Agency to reduce, qualify or withdraw the then current rating assigned to the Certificates (and any Opinion of Counsel requested by the Trustee in connection with any such amendment may rely expressly on such confirmation as the basis therefor).

(b) This Agreement may also be amended from time to time by the Depositor, the Master Servicer, the NIMS Insurer and the Trustee, but without the consent of the Swap Counterparty (except to the extent that the rights or obligations of (1) the Swap Counterparty hereunder or (2) the Swap Counterparty under the Swap Agreement (or the ability of the Trustee on behalf of the Supplemental Interest Trust to perform fully and timely its obligations under the Swap Agreement are affected thereby, in which case the prior written consent of the Swap Counterparty is required) with the consent of the Holders of not less than 66 2/3% of the Class Principal Amount (or Percentage Interest) of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment shall be made unless the Trustee receives an Opinion of Counsel addressed to the Trustee and the NIMS Insurer, at the expense of the party requesting the change, that such change will not cause an Adverse REMIC Event; and provided further, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentages of Class Principal Amount (or Percentage Interest) of Certificates of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the Class Principal Amount (or Class Notional Amount or Percentage Interest) of each Class of Certificates affected thereby. For purposes of this paragraph, references to “Holder” or “Holders” shall be deemed to include, in the case of any Class of Book-Entry Certificates, the related Certificate Owners.

(c) Promptly after the execution of any such amendment, the Trustee shall furnish written notification of the substance of such amendment to each Holder, the NIMS Insurer, the Depositor, the Swap Counterparty and to the Rating Agencies.

(d) It shall not be necessary for the consent of Holders under this Section 11.03 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Holders shall be subject to such reasonable regulations as the Trustee may prescribe.

(e) Notwithstanding anything to the contrary in any Servicing Agreement, the Trustee shall not consent to any amendment of any Servicing Agreement unless (i) such amendment is effected pursuant to the standards provided in this Section with respect to amendment of this Agreement and (ii) except for a Permitted Servicing Amendment, any such amendment pursuant to Section 11.03(a)(iii) shall not be materially inconsistent with the provisions of such Servicing Agreement.

(f) Notwithstanding anything to the contrary in this Section 11.03, this Agreement may be amended from time to time by the Depositor, the Master Servicer and the Trustee to the extent necessary, in the judgment of the Depositor and its counsel, to comply with the Securities Exchange Act of 1934, Regulation AB and any related rules and regulations.

Section 11.04. Voting Rights.

Except to the extent that the consent of all affected Certificateholders is required pursuant to this Agreement, with respect to any provision of this Agreement requiring the consent of Certificateholders representing specified percentages of aggregate outstanding Certificate Principal Amount (or Notional Amount or Percentage Interest), Certificates owned by the Depositor, the Master Servicer, the Trustee or any Servicer or Affiliates thereof are not to be counted so long as such Certificates are owned by the Depositor, the Master Servicer, the Trustee or any Servicer or Affiliates thereof.

Section 11.05. Provision of Information.

(a) For so long as any of the Certificates of any Series or Class are “restricted securities” within the meaning of Rule 144(a)(3) under the Act, each of the Depositor, the Master Servicer and the Trustee agree to cooperate with each other to provide to any Certificateholders and to any prospective purchaser of Certificates designated by such Certificateholder, upon the request of such Certificateholder or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Act. Any reasonable, out-of-pocket expenses incurred by the Trustee in providing such information shall be reimbursed by the Depositor.

(b) The Trustee will make available to any person to whom a Prospectus was delivered, upon the request of such person specifying the document or documents requested, (i) a copy (excluding exhibits) of any report on Form 8-K, Form 10-D or Form 10-K filed with the Securities and Exchange Commission pursuant to Section 6.20(c) and (ii) a copy of any other document incorporated by reference in the Prospectus to the extent that the Trustee has such documents in its possession or such documents are reasonably attainable by Trustee. Any reasonable out-of-pocket expenses incurred by the Trustee in providing copies of such documents shall be reimbursed by the Depositor.

Section 11.06. Governing Law.

THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW).

Section 11.07. Notices.

All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given when delivered to such party at the relevant address, facsimile number or electronic mail address set forth below (or at such other address, facsimile number or electronic mail address as such party may designate from time to time by written notice in accordance with this Section 11.07): received by (a) in the case of the Depositor, Structured Asset Securities Corporation, 745 Seventh Avenue, 7th Floor, New York, New York 10019, Attention: Mark Zusy, (b) in the case of the Certificate Registrar, its Corporate Trust Office, (c) in the case of the Trustee, Corporate Trust Services, One Federal Street, Third Floor, Boston, Massachusetts 02110, Attention: SARM 2006-11, (d) in the case of the NIMS Insurer, if any, as set forth in the Indenture, (e) in the case of the Swap Counterparty, at the address therefore set forth in the Swap Agreement and (f) in the case of the Master Servicer, Aurora Loan Services LLC, 10350 Park Meadows Drive, Littleton, Colorado 80124; Attention: Master Servicing or as to each party such other address as may hereafter be furnished by such party to the other parties in writing. Any notice required or permitted to be mailed to a Holder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

Section 11.08. Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 11.09. Indulgences; No Waivers.

Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

Section 11.10. Headings Not To Affect Interpretation.

The headings contained in this Agreement are for convenience of reference only, and they shall not be used in the interpretation hereof.

Section 11.11. Benefits of Agreement.

Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder, the Swap Counterparty and its successors and assigns under the Swap Agreement, the Holders of the Certificates, any benefit or any legal or equitable right, power, remedy or claim under this Agreement, except to the extent specified in Section 11.14.

Section 11.12. Special Notices to the Rating Agencies, the Swap Counterparty and NIMS Insurer.

(a) The Depositor shall give prompt notice to the Rating Agencies and the Swap Counterparty of the occurrence of any of the following events of which it has notice:

(i) any amendment to this Agreement pursuant to Section 11.03;

(ii) any Assignment by the Master Servicer of its rights hereunder or delegation of its duties hereunder;

(iii) the occurrence of any Event of Default described in Section 6.14;

(iv) any notice of termination given to the Master Servicer pursuant to Section 6.14 and any resignation of the Master Servicer hereunder;

(v) the appointment of any successor to any Master Servicer pursuant to Section 6.14; and

(vi) the making of a final payment pursuant to Section 7.02.

(b) All notices to the Rating Agencies provided for this Section shall be in writing and sent by first class mail, telecopy or overnight courier, as follows:

If to Fitch, to:

Fitch, Inc.
1 State Street Plaza
New York, New York 10041

If to S&P, to:

Standard & Poor’s
55 Water Street
New York, New York 10041

(c) The Trustee shall provide or make available to the Rating Agencies reports prepared pursuant to Section 4.03. In addition, the Trustee shall, at the expense of the Trust Fund, make available to each Rating Agency such information as such Rating Agency may reasonably request regarding the Certificates or the Trust Fund, to the extent that such information is reasonably available to the Trustee.

Section 11.13. Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

Section 11.14. Transfer of Servicing.

The Seller agrees that it shall provide written notice to the Master Servicer, the NIMS Insurer and the Trustee thirty days prior to any transfer or assignment by the Seller of its rights under any Servicing Agreement or of the servicing thereunder or delegation of its rights or duties thereunder or any portion thereof to any Person other than the initial Servicer under such Servicing Agreement; provided that the Seller shall not be required to provide prior notice of any transfer of servicing that occurs within three months following the Closing Date to an entity that is a Servicer on the Closing Date. In addition, the ability of the Seller to transfer or assign its rights and delegate its duties under a Servicing Agreement or to transfer the servicing thereunder to a successor servicer shall be subject to the following conditions:

(i) Satisfaction of the conditions to such transfer as set forth in the Servicing Agreement including, without limitation, receipt of written consent of the Master Servicer to such transfer;

(ii) Receipt of the written consent of the NIMS Insurer, such consent not to be unreasonably withheld;

(iii) Such successor servicer must be qualified to service loans for FNMA or FHLMC;

(iv) Such successor servicer must satisfy the seller/servicer eligibility standards in the applicable Servicing Agreement, exclusive of any experience in mortgage loan origination, and must be reasonably acceptable to the Master Servicer, whose approval shall not be unreasonably withheld;

(v) Such successor servicer must execute and deliver to the Trustee and the Master Servicer an agreement, in form and substance reasonably satisfactory to the Trustee and the Master Servicer, that contains an assumption by such successor servicer of the due and punctual performance and observance of each covenant and condition to be performed and observed by the applicable Servicer under the applicable Servicing Agreement or, in the case of a transfer of servicing to a party that is already a Servicer pursuant to this Agreement, an agreement to add the related Mortgage Loans to the Servicing Agreement already in effect with such Servicer;

(vi) If the successor servicer is not a Servicer of Mortgage Loans at the time of such transfer, there must be delivered to the Trustee a letter from each Rating Agency to the effect that such transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Certificates;

(vii) The Seller shall, at its cost and expense, take such steps, or cause the terminated Servicer to take such steps, as may be necessary or appropriate to effectuate and evidence the transfer of the servicing of the Mortgage Loans to such successor servicer, including, but not limited to, the following: (A) to the extent required by the terms of the Mortgage Loans and by applicable federal and state laws and regulations, the Seller shall cause the prior Servicer to timely mail to each obligor under a Mortgage Loan any required notices or disclosures describing the transfer of servicing of the Mortgage Loans to the successor servicer; (B) prior to the effective date of such transfer of servicing, the Seller shall cause the prior Servicer to transmit to any related insurer notification of such transfer of servicing; (C) on or prior to the effective date of such transfer of servicing, the Seller shall cause the prior Servicer to deliver to the successor servicer all Mortgage Loan Documents and any related records or materials; (D) on or prior to the effective date of such transfer of servicing, the Seller shall cause the prior Servicer to transfer to the successor servicer, or, if such transfer occurs after a Remittance Date but before the next succeeding Deposit Date, to the Master Servicer, all funds held by the applicable Servicer in respect of the Mortgage Loans; (E) on or prior to the effective date of such transfer of servicing, the Seller shall cause the prior Servicer to, after the effective date of the transfer of servicing to the successor servicer, continue to forward to such successor servicer, within one Business Day of receipt, the amount of any payments or other recoveries received by the prior Servicer, and to notify the successor servicer of the source and proper application of each such payment or recovery; and (F) the Seller shall cause the prior Servicer to, after the effective date of transfer of servicing to the successor servicer, continue to cooperate with the successor servicer to facilitate such transfer in such manner and to such extent as the successor servicer may reasonably request.

Section 11.15. Conflicts.

To the extent that the terms of this Agreement conflict with the terms of any Servicing Agreement, the related Servicing Agreement shall govern, unless such provisions shall adversely affect the Trustee or the Trust Fund or the status of any REMIC created hereunder as a REMIC, provided that nothing in this Section 11.15 shall be construed to limit the rights or obligations of the Master Servicer under Section 9.05 of this Agreement.

Section 11.16. Third Party Rights.

The NIMS Insurer shall be deemed a third-party beneficiary of this Agreement to the same extent as if it were a party hereto, and shall have the right to enforce the provisions of this Agreement.

[SIGNATURE PAGE IMMEDIATELY FOLLOWS]

IN WITNESS WHEREOF, the Depositor, the Trustee and the Master Servicer have caused their names to be signed hereto by their respective officers hereunto duly authorized as of the day and year first above written.

STRUCTURED ASSET SECURITIES CORPORATION, as Depositor

By:
Name: Michael C. Hitzmann Title: Senior Vice President

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity, but solely as Trustee

By:
Name: Title:

AURORA LOAN SERVICES LLC, as Master Servicer

By:
Name: Jerald W. Dreyer Title: Vice President

Solely for purposes of Sections 2.05 and 11.14,
accepted and agreed to by:

LEHMAN BROTHERS HOLDINGS INC.

By:
Name: Ellen Kiernan Title: Authorized Signatory

EXHIBIT A

FORMS OF CERTIFICATES

[INTENTIONALLY OMITTED]

A-1

EXHIBIT B-1

FORM OF INITIAL CERTIFICATION

________________
Date

U.S. Bank National Association
Corporate Trust Services (SARM 2006-11)
1 Federal Street
Boston, M.A. 02110

Structured Asset Securities Corporation
745 Seventh Avenue, 7th Floor
New York, New York 10019

Aurora Loan Services LLC
10350 Park Meadows Drive,
Littleton, Colorado 80124

[NIMS Insurer, if applicable]

Re:
Trust Agreement (the “Trust Agreement”), dated as of November 1, 2006 among Structured Asset Securities Corporation, as Depositor, Aurora Loan Services LLC, as Master Servicer and U.S. Bank National Association, as Trustee, with respect to Structured Adjustable Rate Mortgage Loan Trust Mortgage Pass-Through Certificates, Series 2006-11

Ladies and Gentlemen:

In accordance with Section 2.02(a) of the Trust Agreement, subject to review of the contents thereof, the undersigned, as Custodian on behalf of the Trustee, hereby certifies that it (or its custodian) has received the documents listed in Section 2.01(b) of the Trust Agreement for each Mortgage File pertaining to each Mortgage Loan listed on Schedule A, to the Trust Agreement, subject to any exceptions noted on Schedule I hereto.

Capitalized words and phrases used herein and not otherwise defined herein shall have the respective meanings assigned to them in the Trust Agreement. This Certificate is subject in all respects to the terms of Section 2.02 of the Trust Agreement and the Trust Agreement sections cross-referenced therein.

[Custodian], on behalf of U.S. Bank National Association, as Trustee

By:
Name: Title:

B-1-1

EXHIBIT B-2

FORM OF INTERIM CERTIFICATION

________________
Date

U.S. Bank National Association
Corporate Trust Services (SARM 2006-11)
1 Federal Street
Boston, M.A. 02110

Structured Asset Securities Corporation
745 Seventh Avenue, 7th Floor
New York, New York 10019

Aurora Loan Services LLC
10350 Park Meadows Drive
Littleton, Colorado 80124

[NIMS Insurer, if applicable]

Re:
Trust Agreement (the “Trust Agreement”), dated as of November 1, 2006 among Structured Asset Securities Corporation, as Depositor, Aurora Loan Services LLC, as Master Servicer and U.S. Bank National Association, as Trustee, with respect to Structured Adjustable Rate Mortgage Loan Trust Mortgage Pass-Through Certificates, Series 2006-11

Ladies and Gentlemen:

In accordance with Section 2.02(b) of the Trust Agreement, the undersigned, as Custodian on behalf of the Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on Schedule I hereto) it (or its custodian) has received the applicable documents listed in Section 2.01(b) of the Trust Agreement.

The undersigned hereby certifies that as to each Mortgage Loan identified on the Mortgage Loan Schedule, other than any Mortgage Loan listed on Schedule I hereto, it has reviewed the documents identified above and has determined that each such document appears regular on its face and appears to relate to the Mortgage Loan identified in such document.

B-2-1

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Trust Agreement. This Certificate is qualified in all respects by the terms of said Trust Agreement including, but not limited to, Section 2.02(b).

[Custodian], on behalf of U.S. Bank National Association, as Trustee

By:
Name: Title:

B-2-2

EXHIBIT B-3

FORM OF FINAL CERTIFICATION

________________
Date

U.S. Bank National Association
Corporate Trust Services (SARM 2006-11)
1 Federal Street
Boston, M.A. 02110

Structured Asset Securities Corporation
745 Seventh Avenue, 7th Floor
New York, New York 10019

Aurora Loan Services LLC
10350 Park Meadows Drive
Littleton, Colorado 80124

[NIMS Insurer, if applicable]

Re:
Trust Agreement (the “Trust Agreement”), dated as of November 1, 2006 among Structured Asset Securities Corporation, as Depositor, Aurora Loan Services LLC, as Master Servicer and U.S. Bank National Association, as Trustee, with respect to Structured Adjustable Rate Mortgage Loan Trust Mortgage Pass-Through Certificates, Series 2006-11

Ladies and Gentlemen:

In accordance with Section 2.02(d) of the Trust Agreement, the undersigned, as Custodian on behalf of the Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on Schedule I hereto) it (or its custodian) has received the applicable documents listed in Section 2.01(b) of the Trust Agreement.

The undersigned hereby certifies that as to each Mortgage Loan identified on the Mortgage Loan Schedule, other than any Mortgage Loan listed on Schedule I hereto, it has reviewed the documents listed above and has determined that each such document appears to be complete and, based on an examination of such documents, the information set forth in the Mortgage Loan Schedule is correct.

B-3-1

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Trust Agreement. This Certificate is qualified in all respects by the terms of said Trust Agreement.

[Custodian], on behalf of U.S. Bank National Association, as Trustee

By:
Name: Title:

B-3-2

EXHIBIT B-4

FORM OF ENDORSEMENT

Pay to the order of U.S. Bank National Association, as trustee (the “Trustee”) under the Trust Agreement dated as of November 1, 2006, among Structured Asset Securities Corporation, as Depositor, Aurora Loan Services LLC, as Master Servicer and the Trustee relating to Structured Adjustable Rate Mortgage Loan Trust Mortgage Pass-Through Certificates, Series 2006-11, without recourse.

[current signatory on note]

By:
Name: Title:

B-4-1

EXHIBIT C

REQUEST FOR RELEASE OF DOCUMENTS AND RECEIPT

________________
Date

[Addressed to Trustee
or, if applicable, custodian]

In connection with the administration of the mortgages held by you as Trustee under a certain Trust Agreement dated as of November 1, 2006 among Structured Asset Securities Corporation, as Depositor, Aurora Loan Services LLC, as Master Servicer and you, as Trustee (the “Trust Agreement”), the undersigned Master Servicer hereby requests a release of the Mortgage File held by you as Trustee with respect to the following described Mortgage Loan for the reason indicated below.

Mortgagor’s Name:

Address:

Loan No.:

Reason for requesting file:

1.
Mortgage Loan paid in full. (The Master Servicer hereby certifies that all amounts received in connection with the loan have been or will be credited to the Collection Account or the Certificate Account (whichever is applicable) pursuant to the Trust Agreement.)

2.	The Mortgage Loan is being foreclosed.

3.
Mortgage Loan substituted. (The Master Servicer hereby certifies that a Qualifying Substitute Mortgage Loan has been assigned and delivered to you along with the related Mortgage File pursuant to the Trust Agreement.)

4.
Mortgage Loan repurchased. (The Master Servicer hereby certifies that the Purchase Price has been credited to the Collection Account or the Certificate Account (whichever is applicable) pursuant to the Trust Agreement.)

5.	Other. (Describe)

The undersigned acknowledges that the above Mortgage File will be held by the undersigned in accordance with the provisions of the Trust Agreement and will be returned to you within ten (10) days of our receipt of the Mortgage File, except if the Mortgage Loan has been paid in full, or repurchased or substituted for a Qualifying Substitute Mortgage Loan (in which case the Mortgage File will be retained by us permanently) and except if the Mortgage Loan is being foreclosed (in which case the Mortgage File will be returned when no longer required by us for such purpose).

C-1

Capitalized terms used herein shall have the meanings ascribed to them in the Trust Agreement.

[Name of Master Servicer]

By:
Name: Title: Servicing Officer

C-2

EXHIBIT D-1

FORM OF RESIDUAL CERTIFICATE TRANSFER AFFIDAVIT (TRANSFEREE)

STATE OF	)
) ss.:
COUNTY OF	)

[NAME OF OFFICER], _________________ being first duly sworn, deposes and says:

That he [she] is [title of officer] ________________________ of [name of Purchaser] _________________________________________ (the “Purchaser”), a _______________________ [description of type of entity] duly organized and existing under the laws of the [State of __________] [United States], on behalf of which he [she] makes this affidavit.

1.	That the Purchaser’s Taxpayer Identification Number is ______________.

2.
That the Purchaser is not a “disqualified organization” within the meaning of Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the “Code”) and will not be a “disqualified organization” as of __________________ [date of transfer], and that the Purchaser is not acquiring a Residual Certificate (as defined in the Agreement) for the account of, or as agent (including a broker, nominee, or other middleman) for, any person or entity from which it has not received an affidavit substantially in the form of this affidavit. For these purposes, a “disqualified organization” means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), any “electing large partnership” within the meaning of Section 775 of the Code, or any organization (other than a farmers’ cooperative described in Code Section 521) that is exempt from federal income tax unless such organization is subject to the tax on unrelated business income imposed by Code Section 511.

3.
That the Purchaser is not, and on _______________ [date of transfer] will not be, an employee benefit plan or arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) or a plan subject to any provisions under any federal, state, local, non-U.S. or other laws or regulations that are substantively similar to the foregoing provisions of ERISA or the Code (collectively, a “Plan”), and is not directly or indirectly acquiring the Residual Certificate for, on behalf of or with any assets of any such Plan.

D-1-1

4.
That the Purchaser hereby acknowledges that under the terms of the Trust Agreement (the “Agreement”) among Structured Asset Securities Corporation, U.S. Bank National Association, as Trustee and Aurora Loan Services LLC, as Master Servicer, dated as of November 1, 2006, no transfer of a Residual Certificate shall be permitted to be made to any person unless the Depositor and the Trustee have received a certificate from such transferee containing the representations in paragraphs 2, 3 and 4 hereof.

5.
That the Purchaser does not hold REMIC residual securities as nominee to facilitate the clearance and settlement of such securities through electronic book-entry changes in accounts of participating organizations (such entity, a “Book-Entry Nominee”).

6.
That the Purchaser does not have the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to such Residual Certificate, and that the Purchaser has provided financial statements or other financial information requested by the transferor in connection with the transfer of the Residual Certificate in order to permit the transferor to assess the financial capability of the Purchaser to pay such taxes.

7.
That the Purchaser will not transfer a Residual Certificate to any person or entity (i) as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 2, paragraph 5 or paragraph 9 hereof are not satisfied or that the Purchaser has reason to believe does not satisfy the requirements set forth in paragraph 6 hereof, and (ii) without obtaining from the prospective Purchaser an affidavit substantially in this form and providing to the Trustee a written statement substantially in the form of Exhibit D-2 to the Agreement.

8.
That the Purchaser understands that, as the holder of a Residual Certificate, the Purchaser may incur tax liabilities in excess of any cash flows generated by the interest and that it intends to pay taxes associated with holding such Residual Certificate as they become due.

9.
That the Purchaser (i) is a U.S. Person or (ii) is a Non-U.S. Person that holds a Residual Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form W-8 ECI (Certificate of Foreign Person’s Claim for Exemption From Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States) or successor form at the time and in the manner required by the Code. “Non-U.S. Person” means any person other than (i) a citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust or; (vi) and, to the extent provided in Treasury regulations, certain trusts in existence prior to August 20, 1996 that are treated as United States persons prior to such date and elect to continue to be treated as United States persons.

D-1-2

10.
That the Purchaser agrees to such amendments of the Trust Agreement as may be required to further effectuate the restrictions on transfer of any Residual Certificate to such a “disqualified organization,” an agent thereof, a Book-Entry Nominee, or a person that does not satisfy the requirements of paragraph 6 and paragraph 9 hereof.

11.	That the Purchaser consents to the designation of the Trustee as its agent to act as “tax matters person” of the Trust Fund pursuant to the Trust Agreement.

Terms used in this transfer affidavit which are not otherwise defined herein have the respective meanings assigned thereto in the Trust Agreement.

D-1-3

IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [title of officer] this _____ day of __________, 20__.

[name of Purchaser]

By:
Name: Title:

Personally appeared before me the above-named [name of officer] ________________, known or proved to me to be the same person who executed the foregoing instrument and to be the [title of officer] _________________ of the Purchaser, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Purchaser.

Subscribed and sworn before me this _____ day of __________, 20__.

NOTARY PUBLIC

_________________________________

COUNTY OF_____________________

STATE OF_______________________

My commission expires the _____ day of __________, 20__.

D-1-4

EXHIBIT D-2

FORM OF RESIDUAL CERTIFICATE TRANSFER AFFIDAVIT (TRANSFEROR)

________________
Date

Re:	Structured Adjustable Rate Mortgage Loan Trust Mortgage Pass-Through Certificates, Series 2006-11

_______________________ (the “Transferor”) has reviewed the attached affidavit of _____________________________ (the “Transferee”), and has no actual knowledge that such affidavit is not true and has no reason to believe that the information contained in paragraph 6 thereof is not true, and has no reason to believe that the Transferee has the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to a Residual Certificate. In addition, the Transferor has conducted a reasonable investigation at the time of the transfer and found that the Transferee had historically paid its debts as they came due and found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due.

Very truly yours,

Name: Title:

D-2-1

EXHIBIT E

SERVICING AGREEMENTS

E-1

EXHIBIT F

FORM OF RULE 144A TRANSFER CERTIFICATE

Re: Structured Adjustable Rate Mortgage Loan Trust Mortgage Pass-Through Certificates, Series 2006-11

Reference is hereby made to the Trust Agreement (the “Trust Agreement”), dated as of November 1, 2006 among Structured Asset Securities Corporation, as Depositor, Aurora Loan Services LLC, as Master Servicer and U.S. Bank National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Trust Agreement.

This letter relates to $_________ initial Certificate Principal Amount of Class      Certificates which are held in the form of Definitive Certificates registered in the name of                                  (the “Transferor”). The Transferor has requested a transfer of such Definitive Certificates for Definitive Certificates of such Class registered in the name of [insert name of transferee].

In connection with such request, and in respect of such Certificates, the Transferor hereby certifies that such Certificates are being transferred in accordance with (i) the transfer restrictions set forth in the Trust Agreement and the Certificates and (ii) Rule 144A under the Act to a purchaser that the Transferor reasonably believes is a “qualified institutional buyer” within the meaning of Rule 144A purchasing for its own account or for the account of a “qualified institutional buyer”, which purchaser is aware that the sale to it is being made in reliance upon Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction.

This certificate and the statements contained herein are made for the benefit of the Trustee, the Placement Agent and the Depositor.

[Name of Transferor]

By:
Name: Title:
Dated: __________________, ________

F-1

EXHIBIT G

FORM OF PURCHASER’S LETTER FOR

INSTITUTIONAL ACCREDITED INVESTOR

________________
Date

Dear Sirs:

In connection with our proposed purchase of $______________ principal amount of Structured Adjustable Rate Mortgage Loan Trust Mortgage Pass-Through Certificates, Series 2006-11 (the “Privately Offered Certificates”) of Structured Asset Securities Corporation (the “Depositor”) which are held in the form of Definitive Certificates, we confirm that:

1. We understand that the Privately Offered Certificates have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Privately Offered Certificates within two years of the later of the date of original issuance of the Privately Offered Certificates or the last day on which such Privately Offered Certificates are owned by the Depositor or any affiliate of the Depositor (which includes the Placement Agent) we will do so only (A) to the Depositor, (B) to “qualified institutional buyers” (within the meaning of Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act (“QIBs”), (C) pursuant to the exemption from registration provided by Rule 144 under the Securities Act, or (D) to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act that is not a QIB (an “Institutional Accredited Investor”) which, prior to such transfer, delivers to the Trustee under the Trust Agreement (the “Trust Agreement”), dated as of November 1, 2006 among Structured Asset Securities Corporation, as Depositor, Aurora Loan Services LLC, as Master Servicer and U.S. Bank National Association, as Trustee, a signed letter in the form of this letter; and we further agree, in the capacities stated above, to provide to any person purchasing any of the Privately Offered Certificates from us a notice advising such purchaser that resales of the Privately Offered Certificates are restricted as stated herein.

2. We understand that, in connection with any proposed resale of any Privately Offered Certificates to an Institutional Accredited Investor, we will be required to furnish to the Trustee, the Certificate Registrar and the Depositor a certification from such transferee in the form hereof to confirm that the proposed sale is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. We further understand that the Privately Offered Certificates purchased by us will bear a legend to the foregoing effect.

3. We are acquiring the Privately Offered Certificates for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Privately Offered Certificates, and we and any account for which we are acting are each able to bear the economic risk of such investment.

G-1

4. We are an Institutional Accredited Investor and we are acquiring the Privately Offered Certificates purchased by us for our own account or for one or more accounts (each of which is an Institutional Accredited Investor) as to each of which we exercise sole investment discretion.

5. We have received such information as we deem necessary in order to make our investment decision.

6. If we are acquiring an ERISA-Restricted Certificate, we are not a Plan and we are not acquiring the ERISA-Restricted Certificate for, on behalf of or with any assets of a Plan, except as may be permitted pursuant to Section 3.03(d) of the Trust Agreement.

Terms used in this letter which are not otherwise defined herein have the respective meanings assigned thereto in the Trust Agreement.

You and the Depositor and the Trustee are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[Purchaser]

By:
Name: Title:

G-2

EXHIBIT H

[FORM OF ERISA TRANSFER AFFIDAVIT]

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

The undersigned, being first duly sworn, deposes and says as follows:

1. The undersigned is the ______________________ of (the “Investor”), a [corporation duly organized] and existing under the laws of __________, on behalf of which he makes this affidavit.

2. The Investor in an ERISA-Restricted Swap Certificate (A) is not, and on _______________ [date of transfer] will not be, an employee benefit plan or arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) or a plan subject to any provisions under any federal, state, local, non-U.S. or other laws or regulations that are substantively similar to the foregoing provisions of ERISA or the Code (“Similar Law”) (collectively, a “Plan”), and is not directly or indirectly acquiring the Certificate for, on behalf of or with any assets of any such Plan, (B) if the Certificate has been the subject of an ERISA-Qualifying Underwriting, is an insurance company that is acquiring the Certificate with assets of an “insurance company general account” as defined in Section V(E) of Prohibited Transaction Class Exemption (“PTCE”) 95-60 and the acquisition and holding of the Certificate are covered and exempt under Sections I and III of PTCE 95-60, or (C) solely in the case of a Definitive Certificate, shall herewith deliver an Opinion of Counsel satisfactory to the Certificate Registrar, the Trustee and the Depositor, and upon which the Trustee, the Certificate Registrar and the Depositor shall be entitled to rely, to the effect that the acquisition and holding of such Certificate by the Investor will not result in a nonexempt prohibited transaction under Title I of ERISA or Section 4975 of the Code, or a violation of Similar Law, and will not subject the Trustee, the Master Servicer, the Certificate Registrar, any Servicer or the Depositor to any obligation in addition to those undertaken by such entities in the Trust Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Master Servicer, the Certificate Registrar, any Servicer or the Depositor.

3. Either (i) the Investor in a ERISA-Restricted Swap Certificate is not, and is not acting for, on behalf of or with any assets of, an employee benefit plan or other arrangement subject to Title I of ERISA or plan subject to Section 4975 of the Code, or (ii) until the termination of the Swap Agreement, the acquisition and holding of such Certificate are eligible for exemptive relief under any of Section 408(b)(17) of ERISA or Section 4975(d)(20) of the Code, PTCE 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 or PTCE 96-23, each as it may be amended from time to time.

4. The Investor hereby acknowledges that under the terms of the Trust Agreement (the “Agreement”) among Structured Asset Securities Corporation, as Depositor, Aurora Loan Services LLC, as Master Servicer and U.S. Bank National Association, as Trustee, dated as of November 1, 2006, no transfer of the ERISA-Restricted Certificates shall be permitted to be made to any person unless the Depositor, the Certificate Registrar and the Trustee have received an affidavit from such transferee in the form hereof or an opinion of counsel as provided herein.

H-1

5. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Trust Agreement.

IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to proper authority, by its duly authorized officer, duly attested, this ____ day of _______________, 20__.

[Investor]

By:
Name: Title:
ATTEST:

___________________________

STATE OF	)
) ss.:
COUNTY OF	)

Personally appeared before me the above-named ___________________, known or proved to me to be the same person who executed the foregoing instrument and to be the _________________ of the Investor, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Investor.

Subscribed and sworn before me this _____ day of ___________ 20___.

NOTARY PUBLIC My commission expires the ____ day of __________, 20__.

H-2

EXHIBIT I

MONTHLY REMITTANCE ADVICE

[INTENTIONALLY OMITTED]

I-1

EXHIBIT J

MONTHLY ELECTRONIC DATA TRANSMISSION

[INTENTIONALLY OMITTED]

J-1

EXHIBIT K

CUSTODIAL AGREEMENTS

K-1

EXHIBIT L-1

FORM OF TRANSFER CERTIFICATE
FOR TRANSFER FROM RESTRICTED GLOBAL SECURITY
TO REGULATION S GLOBAL SECURITY
(Transfers pursuant to § 3.03(h)(ii)
of the Agreement)

Re:	Structured Adjustable Rate Mortgage Loan Trust Mortgage Loan Trust Mortgage Pass-Through Certificates, Series 2006-11

Reference is hereby made to the Trust Agreement (the “Agreement”) among Structured Asset Securities Corporation, as Depositor, Aurora Loan Services LLC, as Master Servicer, and U.S. Bank National Association, as Trustee, dated as of November 1, 2006. Capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

This letter relates to U.S. $                             aggregate principal amount of Securities which are held in the form of a Restricted Global Security with DTC in the name of [name of transferor]                                    (the “Transferor”) to effect the transfer of the Securities in exchange for an equivalent beneficial interest in a Regulation S Global Security.

In connection with such request, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Agreement and the Securities and in accordance with Rule 904 of Regulation S, and that:

a. the offer of the Securities was not made to a person in the United States;

b. at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States;

c. no directed selling efforts have been made in contravention of the requirements of Rule 903 or 904 of Regulation S, as applicable;

d. the transaction is not part of a plan or scheme to evade the registration requirements of the United States Securities Act of 1933, as amended; and

e. the transferee is not a U.S. person (as defined in Regulation S).

The Depositor and the Trustee are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

[Name of Transferor]

By:
Name: Title:

Date:                , ____

L-1-1

EXHIBIT L-2

FORM OF TRANSFER CERTIFICATE FOR TRANSFER
FROM REGULATION S GLOBAL SECURITY
TO RESTRICTED GLOBAL SECURITY
(Transfers pursuant to § 3.03(h)(iii)
of the Agreement)

Re:	Structured Adjustable Rate Mortgage Loan Trust Mortgage Pass-Through Certificates, Series 2006-11

Reference is hereby made to the Trust Agreement (the “Agreement”) among Structured Asset Securities Corporation, as Depositor, Aurora Loan Services LLC, as Master Servicer and U.S. Bank National Association, as Trustee, dated as of November 1, 2006. Capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

This letter relates to U.S. $                             aggregate principal amount of Securities which are held in the form of a Regulations S Global Security in the name of [name of transferor]                                                        (the “Transferor”) to effect the transfer of the Securities in exchange for an equivalent beneficial interest in a Restricted Global Security.

In connection with such request, and in respect of such Securities, the Transferor does hereby certify that such Securities are being transferred in accordance with (i) the transfer restrictions set forth in the Agreement and the Securities and (ii) Rule 144A under the United States Securities Act of 1933, as amended, to a transferee that the Transferor reasonably believes is purchasing the Securities for its own account or an account with respect to which the transferee exercises sole investment discretion, the transferee and any such account is a qualified institutional buyer within the meaning of Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.

[Name of Transferor]

By:
Name: Title:

Date:                , ___

L-2-1

EXHIBIT M

[RESERVED]

M-1

EXHIBIT N

[RESERVED]

N-1

EXHIBIT O

SERVICING CRITERIA TO BE ADDRESSED
IN ASSESSMENT OF COMPLIANCE

Key: X - obligation

Where there are multiple checks for criteria the attesting party will identify in their management assertion that they are attesting only to the portion of the distribution chain they are responsible for in the related transaction agreements. Capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Trust Agreement dated as of November 1, 2006 (the “Trust Agreement”), by and among U.S. Bank National Association, (the “Trustee”), Aurora Loan Services LLC, as master servicer (the “Master Servicer”), and Structured Asset Securities Corporation, as depositor (the “Depositor”).

Reg AB Reference	Servicing Criteria	Master Servicer	Paying Agent	Trustee
General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X

1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.	X

1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
X

Cash Collection and Administration

1122(d)(2)(i)
Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
		X	X

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X	X

1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
X

1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of over collateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
		X	X	X

Reg AB Reference	Servicing Criteria	Master Servicer	Paying Agent	Trustee
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
X

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X	X

1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
		X	X

Investor Remittances and Reporting

1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of Pool Assets serviced by the Servicer.
		X		X

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X		X

1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X	X

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X	X

Pool Asset Administration

1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.

Reg AB Reference	Servicing Criteria	Master Servicer	Paying Agent	Trustee
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements

1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.		X

1122(d)(4)(iv)
Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.

1122(d)(4)(v)	The Servicer’s records regarding the pool assets agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.

1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor’s pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
X

1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
X

1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.

1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.

Reg AB Reference	Servicing Criteria	Master Servicer	Paying Agent	Trustee
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
X

1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.
X

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X

1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.		X

EXHIBIT P-1

ADDITIONAL FORM 10-D DISCLOSURE

Item on Form 10-D	Party Responsible
Item 1: Distribution and Pool Performance Information Information included in the Distribution Date Statement Any information required by 1121 which is NOT included on the Distribution Date Statement

Master Servicer (as to any Servicer, to the extent provided by such Servicer),
Trustee (if Paying Agent) and Paying Agent

Depositor (to the extent of any additional information that has not already been provided by the Master Servicer)

Item 2: Legal Proceedings per Item 1117 of Reg AB
(i) All parties to the Trust Agreement (as to themselves), (ii) the Trustee as to the issuing entity, (iii) the Depositor as to the sponsor, any 1110(b) originator, any 1100(d)(1) party and (iv) the Master Servicer, as to any Servicer, to the extent provided by such Servicer

Item 3: Sale of Securities and Use of Proceeds	Depositor

Item 4: Defaults Upon Senior Securities	Trustee

Item 5: Submission of Matters to a Vote of Security Holders	Trustee

Item 6: Significant Obligors of Pool Assets	Depositor

Item 7: Significant Enhancement Provider Information	Depositor

Item 8: Other Information	Any party responsible for disclosure items on Form 8-K

Item 9: Exhibits	Depositor and Master Servicer (on behalf of any Servicer or on its own behalf if acting as a Servicer)

P-1-1

EXHIBIT P-2

ADDITIONAL FORM 10-K DISCLOSURE

Item on Form 10-K	Party Responsible
Item 1B: Unresolved Staff Comments	Depositor

Item 9B: Other Information	Any party responsible for disclosure items on Form 8-K

Item 15: Exhibits, Financial Statement Schedules	Depositor, Servicer, Master Servicer, Subservicer

Additional Item: Disclosure per Item 1117 of Reg AB
(i) All parties to the Trust Agreement (as to themselves), (ii) the Trustee and Depositor as to the issuing entity, (iii) the Depositor as to the sponsor, any 1110(b) originator, any 1100(d)(1) party and (iv) the Master Servicer, as to any Servicer, to the extent provided by such Servicer

Additional Item: Disclosure per Item 1119 of Reg AB
(i) All parties to the Trust Agreement as to themselves, (ii) the Depositor as to the sponsor, originator, significant obligor, enhancement or support provider and (iii) the Master Servicer, as to any Servicer, to the extent provided by such Servicer

Additional Item: Disclosure per Item 1112(b) of Reg AB	Depositor

Additional Item: Disclosure per Items 1114(b) and 1115(b) of Reg AB	Depositor

P-2-1

EXHIBIT P-3

ADDITIONAL FORM 8-K DISCLOSURE

Item on Form 8-K	Party Responsible
Item 1.01- Entry into a Material Definitive Agreement	Any party to the Trust Agreement which is a party to such agreement

Item 1.02- Termination of a Material Definitive Agreement	Any party to the Trust Agreement which is a party to such agreement

Item 1.03- Bankruptcy or Receivership	Depositor

Item 2.04- Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement	Depositor

Item 3.03- Material Modification to Rights of Security Holders	Trustee and Depositor

Item 5.03- Amendments of Articles of Incorporation or Bylaws; Change of Fiscal Year	Depositor

Item 6.01- ABS Informational and Computational Material	Depositor

Item 6.02- Change of Servicer or Trustee	Master Servicer (as to itself and as to any Servicer, to the extent provided by such Servicer), Trustee (as to itself), Seller

Item 6.03- Change in Credit Enhancement or External Support	Depositor

Item 6.04- Failure to Make a Required Distribution	Trustee

Item 6.05- Securities Act Updating Disclosure	Depositor

Item 7.01- Reg FD Disclosure	Depositor

Item 8.01	Depositor

Item 9.01	Depositor

P-3-1

EXHIBIT P-4

ADDITIONAL DISCLOSURE NOTIFICATION

Structured Asset Securities Corporation, as Depositor
745 Seventh Avenue, 7th Floor
New York, New York 10019
Attention: Mortgage Finance, SARM 2006-11

U.S. Bank National Association, as Trustee
One Federal Street
3rd Floor
Boston, Massachusetts 02110
Attn: Corporate Trust Services - SARM 2006-11 - SEC Report Processing

RE: **Additional Form [10-D][10-K][8-K] Disclosure** Required

Ladies and Gentlemen:

In accordance with Section [ ] of the Trust Agreement, dated as of November 1, 2006, by and among Structured Asset Securities Corporation, as Depositor, Aurora Loan Services LLC, as Master Servicer and U.S. Bank National Association, as Trustee, the undersigned, as [ ], hereby notifies you that certain events have come to our attention that [will] [may] need to be disclosed on Form [10-D][10-K][8-K].

Description of Additional Form [10-D][10-K][8-K] Disclosure:

P-4-1

List of any Attachments hereto to be included in the Additional Form [10-D][10-K][8-K] Disclosure:

Any inquiries related to this notification should be directed to [                  ], phone number: [                ]; email address: [                   ].

[NAME OF PARTY], as [role]

By:
Name: Title:

P-4-2

EXHIBIT Q-1

FORM OF BACK-UP SARBANES-OXLEY CERTIFICATION

[  ]
[  ]
[  ]

Re:	SARM 2006-11

[_______], the [_______] of [_______] (the “Company”) hereby certifies to the Depositor, the Master Servicer and the Trustee, and each of their officers, directors and affiliates that:

(1) I have reviewed [the servicer compliance statement of the Company provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”),] the report on assessment of the Company’s compliance with the Servicing Criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans by the Company during 200[ ] that were delivered by the Company to any of the Depositor, the Master Servicer and the Trustee pursuant to the Agreement (collectively, the “Company Servicing Information”);

(2) Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

(3) Based on my knowledge, all of the Company Servicing Information required to be provided by the Company under the Agreement has been provided to the Depositor, the Master Servicer and the Trustee;

(4) I am responsible for reviewing the activities performed by [_______] as [_______] under the [_______] (the “Agreement”), and based on my knowledge[and the compliance review conducted in preparing the Compliance Statement] and except as disclosed in [the Compliance Statement,] the Servicing Assessment or the Attestation Report, the Company has fulfilled its obligations under the Agreement in all material respects; and

(5) [The Compliance Statement required to be delivered by the Company pursuant to the Agreement, and] [The] [the] Servicing Assessment and Attestation Report required to be provided by the Company and [by any Subservicer or Subcontractor] pursuant to the Agreement, have been provided to the Depositor, the Master Servicer and the Trustee. Any material instances of noncompliance described in such reports have been disclosed to the Depositor, the Master Servicer and the Trustee. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

Q-1-1

Capitalized terms used but not defined herein have the meanings ascribed to them in the Trust Agreement, dated as of November 1, 2006 (the “Trust Agreement”) by and among Structured Asset Securities Corporation, as Depositor, U.S. Bank National Association, as Trustee and Aurora Loan Services LLC, as Master Servicer. Capitalized terms used but not defined herein shall have the meanings given to them in the Trust Agreement.

[_______] as [_______]

By:
Name: Title: Date:

Q-1-2

EXHIBIT Q-2

FORM OF CERTIFICATION TO BE
PROVIDED BY THE TRUSTEE

Re:
Structured Adjustable Rate Mortgage Loan Trust (the “Trust”), Mortgage Pass-Through Certificates, Series 2006-11, issued pursuant to the Trust Agreement, dated as of November 1, 2006, among Structured Asset Securities Corporation, as Depositor, Aurora Loan Services, LLC, as Master Servicer, and U.S. Bank National Association, as Trustee

The Trustee hereby certifies to the Depositor and the Master Servicer, and their respective officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

(1) I have reviewed the annual report on Form 10-K for the fiscal year [____] (the “Annual Report”), and all reports on Form 10-D required to be filed in respect of period covered by the Annual Report (collectively with the Annual Report, the “Reports”), of the Trust;

(2) To my knowledge, (a) the Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Annual Report, and (b) the Trustee’s assessment of compliance and related attestation report referred to below, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by such assessment of compliance and attestation report;

(3) To my knowledge, the distribution information required to be provided by the Trustee under the Trust Agreement for inclusion in the Reports is included in the Reports;

(4) I am responsible for reviewing the activities performed by the Trustee under the Trust Agreement, and based on my knowledge and the compliance review conducted in preparing the assessment of compliance of the Trustee required by the Trust Agreement, and except as disclosed in the Reports, the Trustee has fulfilled its obligations under the Trust Agreement in all material respects; and

(5) The report on assessment of compliance with servicing criteria applicable to the Trustee for asset-backed securities of the Trustee and each Subcontractor utilized by the Trustee and related attestation report on assessment of compliance with servicing criteria applicable to it required to be included in the Annual Report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 has been included as an exhibit to the Annual Report. Any material instances of non-compliance are described in such report and have been disclosed in the Annual Report.

Q-2-1

In giving the certifications above, the Trustee has reasonably relied on information provided to it by the following unaffiliated parties: [names of servicer(s), master servicer, subservicer(s), depositor, trustee, custodian(s)]

Date: _____________________________________________

U.S. Bank National Association, as Trustee

[Signature] [Title]

Q-2-2

EXHIBIT R

TRANSACTION PARTIES

Trustee: U.S. Bank National Association

Securities Administrator: N/A

Master Servicer: Aurora Loan Services LLC

Credit Risk Manager: N/A

PMI Insurer: N/A

Interest Rate Swap Counterparty: Swiss RE Financial Products Corporation

Interest Rate Cap Counterparty: Lehman Brothers Special Financing, Inc.

Servicers: ABN AMRO Mortgage Group, Inc., Aurora Loan Services LLC, Colonial Savings, F.A. and Countrywide Home Loans Servicing LP

Originators: ABN AMRO Mortgage Group, Inc., American Home Mortgage, BancMortgage, a Division of National Bank of Commerce, Countrywide Home Loans, Inc., Greenpoint Mortgage Funding, Inc., Impac Funding Corporation, Lehman Brothers Bank, FSB, Loancity, Ohio Savings Bank and Option One Mortgage Corporation

Custodian(s): Deutsche Bank National Trust Company, LaSalle Bank National Association, U.S. Bank National Association and Wells Fargo Bank, N.A.

Company: Lehman Brothers Holdings Inc.

R-1

SCHEDULE A

MORTGAGE LOAN SCHEDULE

On file at the offices of:
Dechert LLP
2929 Arch Street
Philadelphia, Pennsylvania 19104
Attn: Steven J. Molitor
Telephone: (215) 994-2777
Telecopier: (215) 994-2222

Sch. A-1